    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2004
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                INDYMAC ABS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 95-4685267
   (State or Other Jurisdiction          (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)
                              --------------------
                               S. BLAIR ABERNATHY
                                INDYMAC MBS, INC.
                              155 NORTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (800) 669-2300
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                 With a copy to:
                              Edward J. Fine, Esq.
                         Sidley Austin Brown & Wood LLP
                               787 Seventh Avenue
                            New York, New York 10019

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of the registration statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                                      PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE            PROPOSED MAXIMUM          AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED(1)      AGGREGATE PRICE PER UNIT(2)          PRICE(2)          REGISTRATION FEE(3)
--------------------------------------------------------------------------------------------------------------------------------

Mortgage Pass-Through
 Securities                       $3,045,217,445                 100%                   $3,045,217,445          $392,033.42
================================================================================================================================

(1)   This Registration Statement relates to the offering from time to time of
      $3,045,217,445 aggregate principal amount of Mortgage Pass-Through
      Securities.

(2)   Estimated for the purpose of calculating the registratrion fee.

(3)   $45,217,445 in securities are being carried forward and $11,933.42 of the filing fee is associated with the securities being carried forward and was previously paid with the Registrant's registration statement No.
      333-47158. The remaining $380,100 is being paid with the filing of this registration statement.

     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS
INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS AND RELATES TO
THE REGISTRATION STATEMENT NO. 333-47158 AS PREVIOUSLY FILED BY THE REGISTRANT.
THAT REGISTRATION STATEMENT WAS DECLARED EFFECTIVE ON NOVEMBER 6, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE
CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS
SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING
OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT
PERMITTED.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 10, 2004

Prospectus Supplement
(To Prospectus dated [          ], 200[ ])

                               $[                ]
                                  (APPROXIMATE)
                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                     ISSUER

          HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 200[ ]-[ ]
                             CLASS [ ] CERTIFICATES
                                INDYMAC ABS, INC.
                                    DEPOSITOR

                         [LOGO OF INDYMAC BANK, F.S.B.]

                           SELLER AND MASTER SERVICER

THE CERTIFICATES
      The Class [  ] certificates have an original principal balance of
$[         ] subject to a permitted variance of plus or minus [10]%.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [S-12] IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE [3] IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., [IndyMac Bank Home Loans, Inc.] or any
of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                                        PER $1,000 OF
                                        CERTIFICATES           TOTAL
                                        --------------   -----------------
Price to Public...............          $[          ]      $[          ]
Underwriting Discount.........          $[          ]      $[          ]
Proceeds, before expenses, to the
  Depositor...................
                                        $[          ]      $[          ]

THE TRUST FUND

      The trust fund will own a pool consisting of primarily [two] loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust fund will also initially include funds from the sale of the certificates in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [ ] Certificates will represent an interest in loan group [ ] only.

THE POLICY
     [Certificate Insurer] will issue an irrevocable and unconditional certificate guaranty insurance policy that will guarantee certain payments to certificateholders.

                           [CERTIFICATE INSURER LOGO]

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         [Underwriter] will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be issued in [book-entry form] on or about [ ], 200[ ] and will be offered in the United States [and Europe].

                                  [UNDERWRITER]

[         ], 200[ ]

                              PROSPECTUS SUPPLEMENT

                                                                          PAGE
                                                                          ----

Annex I..................................................................A-I-1

                                   PROSPECTUS
                                                                          PAGE
                                                                          ----

Important Notice About Information in This
    Prospectus and Each Accompanying

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series [ ] Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series [ ]
Certificates will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

         You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                       S-2

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, CAREFULLY READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS.

TRUST FUND

IndyMac Home Equity Loan Trust 200[o]-[o]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the certificates will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

[We will be dividing the mortgage loans in the trust fund into [two] groups.
Each will be referred to as a loan group. The ownership interest of each loan group will be allocated between the Class [o] Certificates and the Class [o]
Certificates, as applicable, and a single transferor interest. The Class [o]
Certificates will initially represent approximately a 100% interest in loan group [o] and the Class [o] Certificates will initially represent approximately a 100% interest in loan group [o]. The percentage interests in each loan group represented by the certificates will vary over time. The percentage interests in the trust fund not represented by the certificates will be represented by the transferor interest, which will also vary over time.

THE OFFERED CERTIFICATES

IndyMac Home Equity Loan Trust 200[o]-[o] will issue [o] classes of Home Equity
Loan Asset Backed Certificates and a transferor interest. Only the Class [o]
Certificates are offered by this prospectus supplement and the accompanying prospectus and are listed on the cover page of this prospectus supplement.

OTHER CERTIFICATES

IndyMac Home Equity Loan Trust 200[o]-[o] is also issuing the Class [o]
Certificates and the transferor interest. As described in this prospectus supplement, except for limited cross-collateralization, the Class [o]
Certificates are not supported by the mortgage loans in loan group [o], the group that supports the offered certificates. As described in this prospectus supplement, a portion of the transferor interest is subordinated in right of payment to the Class [ ] and Class [ ] Certificates. Information regarding the
Cut-off Date Class [ ] Certificates and the transferor interest is included in this prospectus supplement chiefly to provide you with a better understanding of the Class [ ] Certificates.

DEPOSITOR

IndyMac ABS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B.. Its address is 155

                                       S-3

North Lake Avenue, Pasadena, California 91101, and its telephone number is (800)
669-2300.

See "The Depositor" in the prospectus.

SELLER AND MASTER SERVICER

[IndyMac Bank, F.S.B.]

See "The Master Servicer" in this prospectus supplement.

TRUSTEE

[Name of Trustee].

CERTIFICATE INSURER

[Certificate Insurer], will insure the Class [ ] Certificates as described in this prospectus supplement.

See "Description of the Certificates--The Certificate Insurer" in this prospectus supplement.

POOLING AND SERVICING AGREEMENT

The certificates will be issued pursuant to the pooling and servicing agreement among the seller and master servicer, the depositor, [Fannie Mae] and the trustee under which the trust fund will be formed.

CUT-OFF DATE
[                 ], 200[ ].

CLOSING DATE
On or about [       ], 200[ ].

DISTRIBUTION DATES

The trustee will make distributions on the [ ] day of each calendar month beginning in [ ] 200[ ]. If the [ ] day of a month is not a business day, then distributions will be made on the next business day after the [ ] day of the month.

RECORD DATE

The [last] day preceding a distribution date or, if the certificates are no longer book-entry certificates, the last day of the month preceding a distribution date.

DENOMINATIONS

The Class [ ] Certificates will be issued in minimum denominations of $[25,000]
and multiples of $[1,000] in excess thereof.

REGISTRATION OF CERTIFICATES

The Class [ ] Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Class [ ] Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the
United States[, or Clearstream, Luxembourg or the Euroclear System, in Europe].

See "Description of Certificates--Book-Entry Certificates" in this prospectus supplement.

THE MORTGAGE LOANS

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed during the applicable draw period.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the

                                      S-4

principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

o    its cut-off date principal balance, plus

o    any additional balances in respect of that mortgage loan, minus

o    all collections credited against the principal balance of that mortgage loan prior to that day.

Once a mortgage loan is liquidated, its principal balance will be zero.

Loan Rate

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of

o    the highest prime rate published in the Money Rates table of The Wall
     Street Journal as of the first business day of each calendar month

     and

o    a margin.

The loan rate is subject to applicable usury limits and certain maximum rates.
Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. As to each mortgage loan, the due date is the fifteenth day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn upon, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [ ]-year repayment periods. These [ ]-year draw periods are generally extendible for an additional [ ] years with the approval of the master servicer.

Statistics

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans that will be included in the pool on the closing date. Instead, such statistical information relates to statistical calculation loan groups which include the number and principal balances of only mortgage loans originated by the seller through the statistical calculation date and included in the applicable loan group. The aggregate principal balance of each statistical calculation loan group as of the statistical calculation date is the statistical calculation loan group balance. The statistical calculation date is [ ], 200[ ].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the applicable statistical calculation loan group on the statistical calculation date.

See "Description of the Mortgage Loans" in this prospectus supplement for additional information concerning the statistical calculation pool and the mortgage loans in general.

SUMMARY OF LOANS IN STATISTICAL CALCULATION LOAN GROUP [ ] (AS OF STATISTICAL
CALCULATION DATE)

Loan Group [ ] Statistical Calculation Date Balance ..............   $
Weighted Average Combined Loan-to-Value Ratio ....................                          %

                                      S-5

Weighted Average Margin ..........................................                          %
Range of Principal Balances.......................................   $             0.00 to $
Average Principal Balance ........................................   $
Range of Credit Limits ...........................................   $                  to $
Average Credit Limit .............................................   $
Origination Period ...............................................                    through
Range of Loan Rates ..............................................                    % to  %
Weighted Average Loan Rate .......................................                          %
Weighted Average Maximum Loan Rate ...............................                          %
Weighted Average Minimum Loan Rate ...............................                          %
Maximum Credit Utilization Rate...................................                          %
Average Credit Utilization Rate ..................................                          %
Weighted Average Credit Utilization Rate .........................                          %
Percentage of Pool Secured by 1st Liens ..........................                          %
Percentage of Pool Secured by 2nd Liens ..........................                          %
Weighted Average Second Mortgage Ratio ...........................                          %
Percentage with Mortgaged Properties in:
     [California] ................................................                          %
     [Michigan] ..................................................                          %
     [Colorado]...................................................                          %
     [Illinois]...................................................                          %
     [Florida] ...................................................                          %
Range of Remaining Term to Scheduled Maturity.....................         months to   months
Weighted Average Remaining Term to Scheduled Maturity.............                     months
Percentage Single Family Residences...............................                          %
Percent Owner Occupied............................................                          %

                                      S-6

THE CLASS [ ] CERTIFICATES

Certificate Rate

The certificate rate on the Class [ ] Certificates may change from distribution date to distribution date. On any distribution date the certificate rate for the
Class [ ] Certificates will equal the least of:

o    LIBOR plus [ ]% per annum,

o    the weighted average of the loan rates on the mortgage loans in loan group
     [ ] minus certain fees, expenses and minimum spread requirements, and

o    [ ] % per annum.

However, on any payment date for which the certificate rate for the Class [ ]
Certificates has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in loan group [ ], the excess, if any, of the lesser of

A. [ ]% per annum and

B. LIBOR + [ ]% per annum over the certificate rate will be paid (with interest at the rate of LIBOR + [ ]% per annum, but not at a rate in excess of [ ] % per annum) to the Class [ ] Certificates on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

See "Description of the Certificates--Interest" in this prospectus supplement.

Interest Period

For each distribution date and class of certificates, the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

CERTIFICATE PRINCIPAL BALANCE

The original principal balance of either class of certificates may be reduced or increased by not more than [ 10] % depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal distributed on a class of certificates on a distribution date will depend on whether the distribution date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

o    the distribution date in [    ] and

o    the existence of a rapid amortization event.

The rapid amortization period begins on the first distribution date after the end of the managed amortization period.

See "Description of Certificates--Principal" in this prospectus supplement.

[ADDITIONAL LOAN ACCOUNT

On the closing date approximately $[ ] will be deposited into an additional loan account held as a part of the trust fund. These funds represent the excess of the original principal balance of the Class [ ] Certificates over the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund. These funds are expected to be used through [ ]
to acquire additional home equity loans that are not included in the cut-off date pool. Any additional home equity loans acquired by the

                                      S-7

trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the additional loan account on [ ] will be used to prepay the Class [ ] Certificates on the first distribution date.]

TERMINATION

The trust fund will terminate on the distribution date following the later of

A. payment in full of all amounts owing to the certificate insurer [and any third party credit enhancer] and

B. the earliest of

o    the distribution date on which the principal balance of both classes of certificates have been reduced to zero,

o    the final payment or other liquidation of the last mortgage loan in the trust fund,

o    the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

o    the distribution date in [ ].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any distribution date on or after which

o    the principal balance of the mortgage loans is reduced to any amount less than or equal to [10]% of the sum of the aggregate original principal balance of the initial mortgage loans and the aggregate original principal balance of any additional home equity loans, and

o    all amounts due and owing to the certificate insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on such amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

See "Description of the Certificates--Termination; Retirement of the
Certificates" in this prospectus supplement and "The Agreements--Termination;
Optional Termination" in the prospectus.

CREDIT ENHANCEMENT

General

The trust fund includes various mechanisms that are intended to protect certificateholders against losses on the mortgage loans.

Excess Interest

The trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses which would otherwise be allocated to the certificates related to that loan group, and to the extent described in this prospectus supplement, to the certificates related to the other loan group.

Limited Subordination of Transferor Interest

The portion of each loan group in the trust fund that is not represented by the certificates is the transferor interest. [Initially, the transferor interest will be $0. The transferor interest is expected to grow

                                      S-8

as interest collections in excess of trustee fees, amounts due the certificate insurer, interest accrued on the certificates and certain loss amounts due on the certificates are applied as principal distributions on the certificates, thereby creating overcollateralization of the certificates. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related Class of Class [ ] Certificates will cease, unless it is necessary to maintain the required level of overcollateralization.] The transferor interest also is the mechanism that absorbs changes in the amount of the mortgage loans in the related loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the certificates. IndyMac
Bank, F.S.B. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See "Description of the Certificates--Limited Subordination of Transferor
Interest" in this prospectus supplement.

Policy

The policy will irrevocably and unconditionally guarantee on each distribution date to the trustee for the benefit of the certificateholders the full and complete payment of the guaranteed distributions consisting of

o    the guaranteed principal distribution amount with respect to the certificates for such distribution date, and

o    accrued and unpaid interest due on the certificates.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the certificates. [The policy does not cover payment of basis risk carryforward.]

In addition, the policy will guarantee the payment of the outstanding certificate principal balance on the distribution date in [ ] (after giving effect to all other amounts distributable and allocable to principal on that distribution date).

In the absence of payments under the policy, certificateholders will directly bear the credit and other risks associated with their percentage interest in the trust fund.

See "Description of the Certificates--The Policy" in this prospectus supplement.

[Limited Crosscollateralization

The pooling and servicing agreement will allow for some limited cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal with respect to the certificates related to the other loan group.]

[Reserve Fund

On the closing date, an account will be set up in the name of the trustee on behalf of the certificateholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future distribution dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Certificates or to cover losses on the mortgage loans in either loan group.]

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Subject to the qualifications described under "Material Federal Income Tax
Consequences" in this prospectus

                                      S-9

supplement, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a certificate will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and
"Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Generally, the notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986 as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to
ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The Class [ ] Certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Class [
] Certificates.

See "Legal Investment" in the prospectus.

CERTIFICATE RATING

The certificates will not be offered unless they are each rated [ ] by [Rating
Agency] and [ ] by [Rating Agency] A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors--Rating of
Securities Does Not Assure Their Payment" and "Rating" in the prospectus.

                                      S-10

SOME STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS
RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS
SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES,"
"ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT
TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO
DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG
OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND
COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER
MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE
FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR
FORWARD-LOOKING STATEMENTS.

                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under
"Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES..............................     The underwriter intends to make a secondary market in the certificates purchased by it, but has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                               The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                               Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CASH FLOW DISRUPTIONS COULD CAUSE PAYMENT
DELAYS AND LOSSES.........................     Substantial delays and shortfalls could result from liquidating delinquent mortgage loans. Resulting shortfalls in distributions to certificateholders could occur if the certificate insurer were unable to perform its obligations under the policy.
                                               Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the

                                                               S-11

                                               related mortgage loans and in turn reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the certificate insurer were unable to perform its obligations under the policy.

YIELD AND REINVESTMENT MAY BE
ADVERSELY AFFECTED BY
UNPREDICTABILITY OF PREPAYMENTS ..........     During the period that a borrower may borrow money under the borrower's line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit.
                                               As a result, the amount each loan group receives in any month (and in turn the amount distributed to the holders of the related class of certificates) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. However, prepayments on loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan.
                                               Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The trust fund's prepayment experience may be affected by a wide variety of factors, including:

                                                   o    general economic conditions,

                                                   o    interest rates, o the availability of alternative financing and

                                                   o    homeowner mobility.

                                               In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the mortgage loan. See "Description of the Certificates" in this prospectus supplement and "Certain Legal Aspects of the Loans-Due-on-Sale Clauses"
                                               in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                                               S-12

                                               The yield to maturity and weighted average life of your certificates will be affected primarily by

                                               o   the rate and timing of
                                                   repayments and prepayments on
                                                   the mortgage loans in your
                                                   loan group as compared with
                                                   the creation and amount, if
                                                   any, of additional balances
                                                   and,

                                               o the realization of liquidation loss amounts.

                                               You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected. [You also bear the reinvestment risk if by [ ] all of the funds in the additional loan account have not been used to acquire additional home equity loans, which would result in a prepayment of the Class [ ] Certificates in an amount equal to the amount remaining in the additional loan account on that date.] See "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

WITHDRAWAL OR DOWNGRADING OF
INITIAL RATINGS WILL AFFECT THE
VALUE OF THE CERTIFICATES.................     The rating of the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the certificate insurer. Any reduction in a rating assigned to the financial strength of the certificate insurer may result in a reduction in the rating of the certificates. A reduction in the rating assigned to the certificates probably would reduce the market value of the certificates and may affect your ability to sell them.

                                               The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD
RESULT IN PAYMENT
DELAY OR LOSS.............................     The mortgage loans are secured by mortgages which generally are second mortgages.
                                               The master servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan in the trust fund. Mortgage loans

                                                               S-13

                                               secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and, the certificate insurer is unable to perform its obligations under the policy, you will bear

                                               o   the risk of delay in distributions while any deficiency judgment against the borrower is sought and

                                               o   the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

                                               See "Certain Legal Aspects of the Loans" in the prospectus.

DISTRIBUTIONS TO AND RIGHTS OF
INVESTORS COULD BE ADVERSELY
AFFECTED BY THE BANKRUPTCY OR
INSOLVENCY OF CERTAIN PARTIES ............     [The seller] will treat its sale of the mortgage loans to the depositor as a sale of the mortgage loans. [However, in the event of insolvency of [IndyMac Bank,
                                               F.S.B.], the Federal Deposit Insurance Corporation (referred to as the FDIC) as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payments on the notes and liquidate the mortgage loans with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes together with interest thereon at the applicable note rate. In the event of the acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of the appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payment in the notes and possible reductions in the amount of such payments could occur]. [In the event of [the seller's]
                                               bankruptcy, the trustee in bankruptcy of [the seller] may argue that the mortgage loans were not sold but were only pledged to secure a loan to [the seller]. If that argument is

                                                               S-14

                                               made you could experience delays or reductions in payments on the notes.] The depositor will warrant in the sale and servicing agreement that the transfer of the mortgage loans by it to the trust fund is either a valid transfer and assignment of the mortgage loans to the trust fund or the grant to the trust fund of a security interest in the mortgage loans.

                                               If certain events relating to the bankruptcy or insolvency of the transferor were to occur, [no further additional home equity loans would be acquired with any funds remaining in the additional loan account,] additional balances would not be sold to the trust fund, and the rapid amortization period would commence.

                                               If the master servicer becomes bankrupt, [the bankruptcy trustee or receiver][FDIC]
                                               may have the power to prevent the appointment of a successor master servicer.

DEVELOPMENTS IN [CALIFORNIA] COULD HAVE
DISPROPORTIONATE EFFECT ON THE POOL OF
MORTGAGE LOANS DUE TO GEOGRAPHIC
CONCENTRATION OF MORTGAGED
PROPERTIES................................     Approximately [ ]% of the mortgage loans in statistical calculation loan group [ ]
                                               and approximately [ ]% of the mortgage loans in statistical calculation loan group
                                               [ ] are secured by mortgaged properties which are located in the State of
                                               [California]. After the statistical calculation date, the geographic concentration could change as a result of the addition or removal of mortgage loans, prepayments and/or the creation of additional balances. Property in [California] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                                               o    economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                               o    declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the loan-to-value ratios; and

                                                               S-15

                                               o    any increase in the market value of properties located in [California] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

MASTER SERVICER HAS ABILITY TO CHANGE THE
TERMS OF THE MORTGAGE LOANS...............
                                               The master servicer may agree to
                                               changes in the terms of a credit
                                               line agreement, provided that
                                               such changes

                                               o    do not materially and adversely affect the interest of the related certificateholders [, any third party credit enhancer or] the certificate insurer, and

                                               o    are consistent with prudent business practice.

                                               In addition, the master servicer, within certain limitations, may increase the credit limit of the related mortgage loan or reduce the loan rate for that mortgage loan. Any such increase in the credit limit of a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the related loan group's excess cash flow available to absorb losses.

YOUR RETURN COULD BE ADVERSELY AFFECTED BY
DELINQUENT MORTGAGE
LOANS.....................................     The trust fund may include mortgage loans that are [59] or fewer days
                                               delinquent as of [     ] (the cut-off date for the pool of mortgage
                                               loans). We expect that the principal balance of mortgage loans that are between [30] days and [59] days delinquent as of the cut-off date
                                               will not exceed approximately $[      ]. Mortgage loans that are
                                               already delinquent may increase the risk that the trust fund will experience a loss if

                                               o     there are not sufficient funds from the investor interest collections to cover the investor loss amounts for any distribution date,

                                               o     amounts intended to provide protection for the certificates that are otherwise payable to the owner of

                                                               S-16

                                                     the transferor interest have been exhausted and

                                               o     the certificate insurer fails to perform its obligations under the policy.

EFFECT OF LOAN RATES ON THE
CERTIFICATES..............................     The certificates accrue interest at a rate based on the one-month LIBOR index plus a specified margin, but are subject to a cap [based, in part, on the interest rates on the mortgage loans].

                                               The mortgage loans have interest rates that are based on the prime rate, and have periodic and maximum limitations on adjustments to the loan rate. As a result, the certificates may accrue less interest than they would accrue if the certificate rate were based solely on the LIBOR index plus the specified margin.

                                               A variety of factors could limit the certificate rate. Some of these factors are described below:

                                               o     Each certificate rate adjusts [monthly] while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in one or both certificate rates for extended periods in a rising interest rate environment.

                                               o     The prime rate may respond to different economic and market factors than
                                                     LIBOR and thus may increase or decrease at different times. As a result, it is possible that the loan rates may decline while LIBOR is stable or rising.
                                                     It is also possible that both the loan rates and LIBOR may either decline or increase during the same period, but that the loan rates may decline more rapidly or increase more slowly than LIBOR.

                                               These factors may adversely affect the yield to maturity on the certificates. Any basis risk carryforward will be paid on the notes only to the extent of available funds as described in this prospectus supplement. We cannot assure you that all basis risk carryforward will be paid. [In addition, the policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.

                                               For a discussion of additional risks pertaining to the certificates, see "Risk
                                               Factors" in the prospectus.

                                                               S-17

[CERTAIN RIGHTS MAY BE AFFECTED BY THE
ISSUANCE OF [TWO] CLASSES OF CERTIFICATES
FROM A SINGLE TRUST FUND..................     The ability to declare an event of master servicing termination or to amend the pooling and servicing agreement rests with the certificate insurer and the holders of specified percentages of the certificates in both groups. In addition, under certain circumstances the third party credit enhancer will have such rights as they relate to the Class [ ] Certificates. As a result you may have less ability to control certain actions than you would have had if only a single class of certificates had been issued from the trust fund.]

                                                               S-18

                               THE MASTER SERVICER

GENERAL

         [IndyMac Bank, F.S.B. ("IndyMac Bank") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement.
The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family properties, individual units in planned unit developments and condominium units.

         IndyMac Bank may perform any of its obligations under the pooling and servicing agreement dated as of [ ], 200[ ] among IndyMac ABS, Inc., as depositor, IndyMac Bank, as seller and master servicer, [Name of third party enhancer, if any] and [Name of trustee], as trustee, through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the closing date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

         [IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena,
California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac
Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac
Bancorp, Inc.

         Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings")
acquired SGV Bancorp, the holding company of First Federal Savings and Loan
Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of
Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac,
Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac
Bancorp, Inc.; SGV Bancorp changed its name to IndyMac Intermediate Holdings,
Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

         The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs n servicing the mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services,

                                      S-19

Inc. in order to provide IndyMac, Inc. with direct servicing capabilities for mortgage loans, including home equity revolving credit line loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac
Bank. As of the closing date, it is expected that IndyMac Bank will directly service substantially all of the initial mortgage loans (by cut-off date pool principal balance). With respect to the other mortgage loans in the mortgage pool, as of the closing date, it is expected that IndyMac Bank will perform its servicing obligations under the sale and servicing agreement through one or more subservicers.

         If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise.
Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

         As of ___, 200_, IndyMac Bank provided servicing for approximately $___
billion in conventional mortgage loans, of which approximately $[ ] comprised home equity loans.]

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

 [Description of Specific Underwriting Procedures Relating to Home Equity Loans
     to be Included in the Prospectus Supplement for an Actual Transaction]

SERVICING OF THE MORTGAGE LOANS

         The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, the collection and aggregation of payments relating to the mortgage loans;
the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and the preparation of tax related information in connection with the mortgage loans.

 [Description of Specific Servicing Procedures Relating to Home Equity Loans to
      be Included in the Prospectus Supplement for an Actual Transaction]

                                      S-20

         Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         [IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during
August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.]

         [The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the mortgage loans:

         For the purposes of the following table,

o    The period of delinquency is based on the number of days payments are contractually past due.

o    Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

o    "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

o    "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                              AS OF [        ]          AS OF [        ]          AS OF [        ]
                                         ------------------------  ------------------------  ------------------------
                                          PRINCIPAL                 PRINCIPAL                 PRINCIPAL
                                           BALANCE     PERCENTAGE    BALANCE     PERCENTAGE    BALANCE     PERCENTAGE
                                         -----------   ----------  -----------   ----------  -----------   ----------

Portfolio..........................      $[       ]       --        $[       ]       --       $[       ]       --
Delinquency percentage
       30-59 Days..................      $[       ]      [  ]%      $[       ]      [  ]%     $[       ]      [  ]%
       60-89 Days..................      $[       ]      [  ]%      $[       ]      [  ]%     $[       ]      [  ]%
       90+ Days....................      $[       ]      [  ]%      $[       ]      [  ]%     $[       ]      [  ]%
                                         -----------   ----------  -----------   ----------  -----------   ----------
           Total...................      $[       ]      [  ]%      $[       ]      [  ]%     $[       ]      [  ]%
                                         ===========   ==========  ===========   ==========  ===========   ==========
Foreclosure Rate...................      $[       ]      [  ]%      $[       ]      [  ]%     $[       ]      [  ]%
                                         -----------   ----------  -----------   ----------  -----------   ----------
Bankruptcy Rate....................      $[       ]      [  ]%      $[       ]      [  ]%     $[       ]      [  ]%
                                         -----------   ----------  -----------   ----------  -----------   ----------

                                      S-21

         Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans its services and higher net losses on liquidated loans.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         [Certain statistical information concerning the pool of mortgage loans
(such pool is referred to as the "Statistical Calculation Pool" and each such mortgage loan is referred to as a "Statistical Calculation Pool Mortgage Loan")
is set forth below. The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group)--loan group [ ] and loan group [ ]. The Class [ ] Certificates will represent an interest in loan group
[ ] only. Loan group [ ] information is included chiefly to provide a better understanding about the trust fund. A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the
Securities and Exchange Commission within fifteen days after, delivery of the
Certificates. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date (the "cut-off date pool balance") and will also include, among other things, the following information regarding such mortgage loans:

o    the outstanding principal balances of such mortgage loans as of [     ],
     200[ ] (referred to as the "cut-off date") [or the related transfer date],

o    the lien priorities of such mortgage loans,

o    the loan rates borne by such mortgage loans as of the cut-off date,

o    the combined loan-to-value ratios of such mortgage loans,

o    the remaining term to scheduled maturity of such mortgage loans,

o    the type of properties securing such mortgage loans,

                                      S-22

o    the geographical distribution of such mortgage loans by state and

o    the credit limits and credit limit utilization rates of such mortgage loans as of the cut-off date.

[The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments or condominium units. See
"--Mortgage Loan Terms" below.

         Information regarding the Statistical Calculation Pool Mortgage Loans
as of [     ], 200[ ] (the "Statistical Calculation Date") can be found on the tables on pages S-__ through S-__.]

MORTGAGE LOAN TERMS

         [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[ ]. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistical Calculation Pool Mortgage Loans are
subject to a maximum per annum interest rate ranging from [ ]% to [ ]% per annum, subject to applicable usury limitations. See "Certain Legal Aspects of the Loans, Applicability of Usury Laws" in the prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the Index Rate plus the applicable margin, divided by 365 days. The margin generally ranges between [ ]% and [ ]%. The "Index Rate" is based on the highest "prime rate"
(the "Index") published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

         The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan in a second lien position divided by the sum of such credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan
Group [ ] Statistical Calculation Pool Mortgage Loans was approximately [ ]%.
The weighted average second mortgage ratio for the Loan Group [ ] Statistical
Calculation Pool Mortgage Loans was approximately [ ]%.

         IndyMac Bank [generally offers][may offer] introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months] after origination. After such introductory period, the loan rate will adjust to the Index Rate plus the applicable margin.

         In general, the home equity loans may be drawn upon during a draw period of [either five years of three years]. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional
[five] years, upon IndyMac Bank's approval) constitute approximately [ ]% of the
Loan Group [ ] Statistical Calculation Pool Mortgage Loans and

                                      S-23

approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage
Loans, each by Statistical Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the draw period. Home equity loans with a draw period of [three] years constitute approximately [ ]% of the
Loan Group [ ] Statistical Calculation Pool Mortgage Loans and approximately [
]% of the Loan Group [ ] Statistical Calculation Pool Mortgage Loans, each by
Statistical Calculation Date Principal Balance. These loans are generally subject to a [ten] year repayment period following the end of the draw period.
During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/120] of the outstanding principal balance as of the end of the draw period.

         The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any such amounts past due and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

         The "principal balance" of a mortgage loan (other than a Liquidated
Mortgage Loan) on any day is equal to

o    its principal balance as of the cut-off date for the mortgage loans purchased on the closing date [and as of the relevant date for the additional home equity loan] plus

o    any Additional Balances in respect of such mortgage loan, minus

o    all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Difference between Statistical Calculation Pool and Cut-off Date Pool.
The statistical information presented in this prospectus supplement for each loan group reflects the mortgage loans originated by the seller through the
Statistical Calculation Date, and is based on the number and the principal balances of such mortgage loans in each loan group as of the Statistical
Calculation Date. The depositor expects that the actual pool as of the closing date will represent approximately $[ ] aggregate principal balance of mortgage loans. Loan group [ ], which has a Statistical Calculation Date Principal
Balance of approximately $[     ], is expected to have a cut-off date principal
balance of approximately $[     ]. Loan group [ ], which has a Statistical
Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of $[ ]. [The trust also will include approximately $[ ] for loan group [ ] and $[ ] for loan group [ ] in the relevant additional loan accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated or to be originated by

                                      S-24

the seller on or prior to the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the closing date. In addition, with respect to the Statistical Calculation Pool Mortgage Loans, as to
which statistical information is presented in this prospectus supplement, some amortization will occur and some Additional Balances may be created prior to the cut-off date. Moreover, certain Statistical Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of such characteristics of each
Statistical Calculation Loan Group as presented in this prospectus supplement, although such variance will not be material. In the event that the seller does not, as of the cut-off date, have the full amount of mortgage loans which the depositor expects to purchase from the seller and sell to the trust fund on such date (i.e. approximately $[ ] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either Class of Certificates may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related certificates over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the "Additional Loan Account"). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the "Additional Home Equity Loans").
Consequently, the statistical distribution characteristics of loan group [ ]
after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ]
Statistical Calculation Pool Mortgage Loans. Any funds remaining in the
Additional Loan Account on [ ] will be used to prepay the Class [ ] Certificates on the first distribution date].

         The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistical
Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistical Calculation Pool or the
Loan Group [ ] Statistical Calculation Pool, as applicable, as of the close of business on the Statistical Calculation Date:]

                                      S-25

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                                              PERCENTAGE OF
                                                                                              LOAN GROUP [ ]
                                                                             AGGREGATE         STATISTICAL
                                                             NUMBER OF        UNPAID           CALCULATION
                                                              MORTGAGE       PRINCIPAL        DATE AGGREGATE
                        RANGE OF PRINCIPAL BALANCES            LOANS          BALANCE       PRINCIPAL BALANCE
                        ---------------------------          ---------   ----------------   -----------------

$            -$      ......................................              $                                %
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$      ......................................
$            -$
                                                             ---------   ----------------   -----------------
   Total................................................                 $                          100.00%
                                                             =========   ================   =================

                                      S-26

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                                     PERCENTAGE OF
                                                                                                     LOAN GROUP [ ]
                                                                                   AGGREGATE          STATISTICAL
                                                                    NUMBER OF        UNPAID           CALCULATION
                                                                    MORTGAGE       PRINCIPAL        DATE AGGREGATE
                      RANGE OF COMBINED LOAN-TO-VALUE RATIOS          LOANS         BALANCE        PRINCIPAL BALANCE
                      --------------------------------------       ---------    ----------------   -----------------

  Less Than     %................................................               $                               %
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
                                                                   ---------    ----------------   -----------------
   Total.........................................................               $                          100.00%
                                                                   =========    ================   =================

---------------
(1)  [The ratio (expressed as a percentage) of (A) the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans
     (calculated generally at the date of origination of the mortgage loans) to
     (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.]

                                  LOAN RATES(1)

                                                                                                     PERCENTAGE OF
                                                                                                     LOAN GROUP [ ]
                                                                                   AGGREGATE          STATISTICAL
                                                                    NUMBER OF        UNPAID           CALCULATION
                                                                    MORTGAGE       PRINCIPAL        DATE AGGREGATE
                             RANGE OF LOAN RATES                      LOANS         BALANCE        PRINCIPAL BALANCE
                             -------------------                   ---------    ----------------   -----------------

      -         %................................................               $                               %
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
      -         .................................................
                                                                   ---------    ----------------   -----------------
   Total.........................................................               $                          100.00%
                                                                   =========    ================   =================

---------------
(1)  Approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool
     Mortgage Loans by Statistical Calculation Date Principal Balance are
     currently subject to an introductory rate of [ ]% per annum and [ ]% of the
     Loan Group [ ] Statistical Calculation Pool Mortgage Loans by Statistical
     Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                                      S-27

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
STATE                                                                 LOANS         BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------        ---------    ---------------  -----------------

.............................................................                     $                             %
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
.............................................................
                                                                    ---------    ---------------  -----------------
     Total..................................................                     $                       100.00%
                                                                    =========    ===============  =================

------------------
(1) [Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.]

                                      S-28

                                  PROPERTY TYPE

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                          PROPERTY TYPE                               LOANS         BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------       ------------  --------------   -----------------

Single Family...............................................                     $                             %
PUD.........................................................
Lo Condo....................................................
2-4 Units...................................................
                                                                   ------------  --------------   -----------------
     Total..................................................                     $                       100.00%
                                                                   ============  ==============   =================

                                  LIEN PRIORITY

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                          LIEN PRIORITY                               LOANS         BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------       ------------  --------------   -----------------

1st Liens...................................................                     $                             %
2nd Liens...................................................
                                                                   ------------  --------------   -----------------
     Total..................................................                     $                       100.00%
                                                                   ============  ==============   =================

                                     MARGINS

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                        RANGE OF MARGINS                              LOANS         BALANCE       PRINCIPAL BALANCE
--------------------------------------------------------------     ------------  --------------   -----------------

%.............................................................                   $                             %
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
                                                                   ------------  --------------   -----------------
Total.........................................................                   $                       100.00%
                                                                   ============  ==============   =================

                                      S-29

                        CREDIT LIMIT UTILIZATION RATES(1)

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                         RANGE OF CREDIT                             MORTGAGE      PRINCIPAL        DATE AGGREGATE
                     LIMIT UTILIZATION RATES                          LOANS         BALANCE       PRINCIPAL BALANCE
--------------------------------------------------------------     ------------  --------------   -----------------

%.............................................................                   $                             %
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
-        .....................................................
                                                                   ------------  --------------   -----------------
Total.........................................................                   $                       100.00%
                                                                   ============  ==============   =================

---------------
(1)  [The "Credit Limit Utilization Rate" is determined by dividing the Loan
     Group [ ] Statistical Calculation Date Balance by the aggregate of the credit limits of the related credit line agreements.]

                                  MAXIMUM RATES

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                          MAXIMUM RATES                               LOANS         BALANCE       PRINCIPAL BALANCE
--------------------------------------------------------------     ------------  --------------   -----------------

%...........................................................                     $                             %
......................................................
......................................................
......................................................
......................................................
                                                                   ------------  --------------   -----------------
Total.........................................................                   $                       100.00%
                                                                   ============  ==============   =================

                    MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
         RANGE OF MONTHS REMAINING TO SCHEDULED MATURITY              LOANS         BALANCE       PRINCIPAL BALANCE
--------------------------------------------------------------     ------------  --------------   -----------------

-        .....................................................                   $                             %
-        .....................................................
-        .....................................................
-        .....................................................
                                                                   ------------  --------------   -----------------
Total.........................................................                   $                       100.00%
                                                                   ============  ==============   =================

---------------
(1)  [Assumes that the Draw Period for Loan Group [ ] Statistical Calculation
     Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b)
     five year draw periods and ten year repayment periods will not be extended.]

                                      S-30

                                ORIGINATION YEAR

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                        ORIGINATION YEAR                              LOANS         BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------       ------------  --------------   -----------------

.............................................................                     $                             %
.............................................................
                                                                   ------------  --------------   -----------------
    Total...................................................                     $                       100.00%
                                                                   ============  ==============   =================

                               DELINQUENCY STATUS

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                    NUMBER OF DAYS DELINQUENT                         LOANS         BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------       ------------  --------------   -----------------

Current.....................................................                     $                             %
                                                                   ------------  --------------   -----------------
    Total...................................................                     $                       100.00%
                                                                   ============  ==============   =================

                                  CREDIT LIMITS

                                                                                                    PERCENTAGE OF
                                                                                                    LOAN GROUP [ ]
                                                                                   AGGREGATE         STATISTICAL
                                                                    NUMBER OF        UNPAID          CALCULATION
                                                                     MORTGAGE      PRINCIPAL        DATE AGGREGATE
                     RANGE OF CREDIT LIMITS                           LOANS         BALANCE       PRINCIPAL BALANCE
------------------------------------------------------------       ------------  --------------   -----------------

$                 -$        ..............................                       $                           %
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
$                 -$        ..............................
                                                                   ------------  --------------   -----------------
    Total...................................................                     $                     100.00%
                                                                   ============  ==============   =================

                                      S-31

CONVEYANCE OF MORTGAGE LOANS

         The obligation of the trust fund to purchase mortgage loans for loan group [ ] on the closing date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate
Insurer:

         o    such mortgage loan may not be 60 or more days delinquent as of the closing date;

         o    the remaining term to stated maturity of such mortgage loan will not exceed [ ] months;

         o    such mortgage loan will be secured by a mortgage in a first or second lien position;

         o    such mortgage loan will not have, a loan rate less than [ ]%;

         o    such mortgage loan will be otherwise acceptable to the Certificate
              Insurer;

         o    following the purchase of such mortgage loan by the trust fund, the mortgage loans as of the closing date

              (a) will have a weighted average loan rate of at least [ ]%;

              (b) will have a weighted average remaining term to stated maturity of not more than [ ] months;

              (c) will have a weighted average Combined Loan-to-Value Ratio of not more than [ ]%;

              (d) will have no mortgage loan with a principal balance in excess of $[ ];

              (e) will have a concentration in any one state not in excess [ ]%;
                  and will have a concentration in any one zip code not in
                  excess of [ ]%;

              (f) will have not more than [ ]% in aggregate principal balance of mortgage loans relating to non-owner occupied properties; and

              (g) will not have more than [ ]% in aggregate principal balance of mortgage loans that were appraised electronically;

         o    such mortgage loan shall have a Combined Loan-to-Value Ratio not in excess of [ ];

         o    such mortgage loan will have a credit limit between $[ ] and $[ ];

         o    such mortgage loan will have a margin between [ ]% and [ ]%; and

         o    such mortgage loan will comply with the representations and warranties in the pooling and servicing agreement.

                                      S-32

         The trust fund may acquire Additional Home Equity Loans through [ ]
that will be included in loan group [ ] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity
Loan Program--Underwriting Procedures Relating to Home Equity Loans." Additional
Home Equity Loans will be purchased using amounts on deposit in the Additional
Loan Account at a cash purchase price of [100]% of their principal balance on a designated cut-off date before [ ]. The amount paid from the Additional Loan
Account for Additional Home Equity Loans will not include accrued interest.
Following each purchase of Additional Home Equity Loans, the aggregate principal balance of loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional Loan Account will decrease accordingly.

         Any conveyance of Additional Home Equity Loans is subject to various conditions including:

         o    that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

         o    that they were identified by means of a selection process
              reasonably believed not to be adverse to the interests of the holders of the certificates and the Certificate Insurer;

         o    that the trust fund receive opinions of counsel acceptable to the
              Certificate Insurer and the trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

         o    that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

[THE ADDITIONAL LOAN ACCOUNT

         The assets of the trust fund will include the Additional Loan Account
that will contain approximately $[    ] on the closing date representing the
excess of the original principal balance of the Class [ ] Certificates over the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund on the closing date. Monies in the Additional Loan
Account are expected to be used to purchase Additional Home Equity Loans through
[     ]. The Additional Loan Account will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on
deposit in the Additional Loan Account on [     ] will be used to prepay the
Class [ ] Certificates on the first distribution date. Net income on investment of funds in the Additional Loan Account will be paid to the master servicer, and will not be available for payment on the Certificates.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The pooling and servicing agreement, except as otherwise described in this prospectus supplement, provides that the Certificateholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under "Description of the Certificates--Distributions on the
Certificates" in this prospectus supplement, until the certificate principal

                                      S-33

balance is reduced to zero. During the Managed Amortization Period,
Certificateholders will receive amounts from principal collections based upon the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in the Additional Loan Account on [ ] after the purchase of any Additional Home
Equity Loans on that date will be used to prepay the Class [ ] Certificates on the first distribution date.] With respect to any date of calculation on or prior to the first distribution date on which the balance of the Transferor
Interest with respect to such loan group is equal to the applicable Required
Transferor Subordinated Amount, the "Investor Fixed Allocation Percentage" will equal the greater of (i) [ ]% and (ii) 100% minus the percentage obtained by
dividing the      amount of the Transferor Interest allocable to a loan group at the beginning of such Collection Period by the loan group balance at the beginning of such Collection Period. Thereafter, the Investor Fixed Allocation
Percentage will equal [ ]%. During the related Rapid Amortization Period,
Certificateholders will receive amounts from principal collections based solely upon the Investor Fixed Allocation Percentage for the related loan group.
Because prior distributions of principal collections to Certificateholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive their respective Investor Principal Collections and not a lesser amount. In addition, respective Investor Interest Collections may be distributed as principal to Certificateholders of Certificates in a particular loan group in connection with the applicable Accelerated Principal Distribution
Amount, if any. Moreover, to the extent of losses allocable to the
Certificateholders of Certificates related to a particular loan group, those
Certificateholders may also receive as payment of principal the amount of such losses from the related Investor Interest Collections, Investor Interest
Collections from the other loan group, the Subordinated Transferor Collections,
[the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Certificates.

         [As of the closing date, the Transferor Interest with respect to each loan group will be $0. The Transferor Interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated
Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the
Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the
Certificateholders' share of principal collections on the mortgage loans in a loan group is based upon the applicable Investor Fixed Allocation Percentage
(without reduction). The pooling and servicing agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the pooling and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group at any time during the life of the trust fund, so long as the portion of the Transferor Interest related to the applicable loan group (after giving effect to such removal) is

                                      S-34

not less than the related Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall loan group balance and thus the related amount of principal collections.
See "Description of the Certificates--Optional Transfers of Mortgage Loans to
the Transferor" in this prospectus supplement.

         All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in [ ] are subject to an account termination fee equal to the lesser of $[ ] or [ ] months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its [ ] year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $[ ]
and do not apply to accounts terminated subsequent to a date designated in the related mortgage note which, depending on the jurisdiction, ranges between [ ]
months and [ ] years following origination. The prepayment experience with respect to the mortgage loans in a loan group will affect the weighted average life of the related Certificates.

         The rate of prepayment on the mortgage loans cannot be predicted.
Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under
"Description of the Mortgage Loans--Mortgage Loan Terms" in this prospectus supplement, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain
"due-on-sale" provisions, and the master servicer intends to enforce such provisions, unless

         o    such enforcement is not permitted by applicable law or

         o    the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related
              mortgaged property to assume the mortgage loan.

The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the
Loans--Due-on-Sale Clauses" in the prospectus.

         The seller is not required to deliver certain documents relating to the mortgage loans to the trustee until [30] days after the closing date [(or in the case of the Additional Home Equity Loans, until 20 days after they are acquired by the trust fund)]. See "Description of the Certificates--Assignment of
Mortgage Loans" in this prospectus supplement. If the seller fails to deliver all or a portion of such documents with respect to any such mortgage loan to the depositor, or, at the depositor's direction, to the trustee within such period, the seller will be

                                      S-35

obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the related loan group balance, thus reducing the amount of the Transferor
Interest related to such loan group. If the deduction would cause such portion of the Transferor Interest to become less than the related Minimum Transferor
Interest at such time, the seller will be obligated to either substitute an
Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in an amount equal to the amount by which such portion of the Transferor
Interest would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan.

         The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by such investor at the time such
Certificates were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         No assurance can be given as to the level of prepayments that will be experienced by the trust fund and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and
Prepayment Considerations" in the prospectus.

                       POOL FACTOR AND TRADING INFORMATION

         The "Pool Factor" is a seven-digit decimal that the master servicer will compute monthly expressing the Certificate Principal Balance of each Class of Certificates as of each distribution date (after giving effect to any distribution of principal to that Class of Certificates on such distribution date) as a proportion of the Original Certificate Principal Balance. On the
closing date, the Pool Factor for each Class of Certificates will be 1.0000000.
See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. Thereafter, the Pool Factor for each Class of
Certificates will decline to reflect reductions in the related certificate principal balance resulting from distributions of principal to that Class of
Certificates and the related Invested Amount of any unreimbursed Liquidation
Loss Amounts from mortgage loans in the related loan group.

         Pursuant to the pooling and servicing agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information for each Class of Certificates will be made available to the
Certificateholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ] calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders"
in this prospectus supplement.

                                      S-36

                         DESCRIPTION OF THE CERTIFICATES

         The Home Equity Loan Asset Backed Certificates Class [ ] and Class [ ]
(each is sometimes referred to as a "Class"), Series 200[ ]-[ ] (the
"Certificates") will be issued pursuant to the pooling and servicing agreement.
The form of the pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part. The following is a description of the material provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated in this prospectus supplement by reference.

GENERAL

         The Class [ ] Certificates will be issued in denominations of $[25,000]
and multiples of $[1,000] in excess thereof and will evidence specified undivided interests in loan group [ ]. Together with the Transferor Interest and the Class [ ] Certificates (which are not offered by this prospectus supplement), they comprise IndyMac Home Equity Loan Trust 200[ ]-[ ] (referred to as the trust fund). The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

         o    the principal balance of each mortgage loan as of the cut-off date
              (referred to as the cut-off date principal balance), plus any new advances made in respect thereof under the applicable credit line agreement during the life of the trust fund ("Additional
              Balances");

         o    collections on the mortgage loans received after the cut-off date
              (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

         o    mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o    the Collection Account for the Certificates (excluding net earnings thereon);

         o    [the Additional Loan Account and the similar account for loan group 1 and any additional loans purchased with their proceeds;]

         o    [the Reserve Fund (excluding net earnings thereon);]

         o    the Policy and any further credit enhancement for the Class [ ]
              Certificates only; and

         o    an assignment of the depositor's rights under the Purchase
              Agreement.

Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially maintain the Security Register for the Certificates. See "--Book-Entry
Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

                                      S-37

         The aggregate undivided interest in the trust fund represented by the
Certificates as of the closing date is expected to equal approximately $[ ] (the
"Original Invested Amount"), which represents approximately [100]% of the sum of the cut-off date pool balance [and the additional loan accounts]. As of the closing date, the Class [ ] Certificates are expected to equal approximately $[
] (the "Class [ ] Original Invested Amount"), which represents approximately
[100]% of the sum of the cut-off date loan group [ ] principal balance [and approximately $[ ] deposited in the related additional loan account]. The "Class
[ ] Original Certificate Principal Balance" is expected to equal approximately
$[ ]. As of the closing date, the Class [ ] Certificates are expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"), which represents approximately [100]% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Additional Loan Account]. The "Class [
] Original Certificate Principal Balance" is expected to equal approximately $[
]. [Of the Class [ ] Original Invested Amount approximately $[ ] represents the proceeds deposited into the Additional Loan Account which may be used through [
] to purchase additional home equity loans for addition to loan group [ ].
Following the closing date, the "Invested Amount" for each Class of Certificates with respect to any distribution date will be an amount equal to the Original
Invested Amount for such Class of Certificates minus

         o    the amount of the related Investor Principal Collections
              previously distributed on such Class of Certificates [and any return of the related additional loan account funds], minus

         o    an amount equal to the product of the related Investor Floating
              Allocation Percentage and the Liquidation Loss Amounts on the
              mortgage loans in the related loan group (each as defined in this prospectus supplement) for such distribution date.

For each Class of Certificates, the principal amount of the outstanding
Certificates in that Class (the "Certificate Principal Balance") on any distribution date is equal to the applicable Original Certificate Principal
Balance minus the aggregate of amounts actually distributed as principal to the certificates in that Class. See "--Distributions on the Certificates" below.
Each Certificate represents the right to receive payments of interest at the related Certificate Rate and payments of principal as described below.

         The remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest (the "Transferor Interest") that will be owned by the transferor. In each loan group, the portion of the
Transferor Interest in that loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding such date of determination, less the Invested Amount for such loan group as of the close of business on the preceding distribution date. The
Required Transferor Subordinated Amount initially is approximately $[ ], which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related additional loan account plus approximately [ ]% of the cut-off date loan group [ ] balance and the amount originally deposited in the Additional Loan Account], but the pooling and servicing agreement requires the Transferor Interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest (as defined in this prospectus supplement). The owner of the Transferor Interest
(the "Transferor") will initially be the seller (or one of its

                                      S-38

affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

         [The Certificate Insurer will require, based upon the terms and conditions of the Insurance Agreement, that the portion of the Transferor
Interest with respect to each Class of certificates be maintained at the related
Required Transferor Subordinated Amount with respect to such Class.

         The portion of the Transferor Interest related to each Class of
Certificates as of the closing date will be zero, which is less than the initial
Required Transferor Subordinated Amount, thus requiring an increase in the
Transferor Interest on future distribution dates until it equals the Required
Transferor Subordinated Amount.

         With respect to each Class of Certificates, certain excess cashflow will be applied as a payment of principal of that Class of Certificates on each distribution date to increase or maintain the portion of the Transferor Interest related to that Class to or at the Required Transferor Subordinated Amount for
such Class for such distribution date. The amount of such excess cashflow with respect to a Class of Certificates so applied as a payment of principal on a distribution date is an "Accelerated Principal Distribution Amount" for the
related Class of Certificates. The requirement to maintain the Transferor
Interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the trustee, the Certificate Insurer or any other person.

         The pooling and servicing agreement requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related Class of Certificates to be applied to the funding of a reserve fund, which has been required by the Certificate Insurer to be established and maintained with respect to the certificates (the "Reserve Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the
Required Transferor Subordinated Amounts with respect to each Class of
Certificates over (y) the sum of the portion of the Transferor Interest with respect to each Class of Certificates. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.

         The Certificate Insurer may permit the Required Transferor Subordinated
Amount for a Class of Certificates to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required
Transferor Subordinated Amount is an "Overcollateralization Reduction Amount,"
which, with respect to each Class of Certificates, may result in a release of cash from the trust fund in an amount up to such Overcollateralization Reduction
Amounts (net of any Reimbursement Amounts due to the Certificate Insurer),
and/or result in the removal of cash or mortgage loans from the trust fund on distribution dates occurring after such step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a Class will first be released from the Reserve Fund, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Fund with respect to a
Class is not sufficient to fund the full amount of such Overcollateralization

                                      S-39

Reduction Amount with respect to such Class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released from the monthly cashflow with respect to such Class, thus reducing the portion of the Transferor Interest for such Class.]

         The Transferor has the right to sell or pledge the Transferor Interest at any time, provided

         o    the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy [or any other third party credit
              enhancements], and

         o    certain other conditions specified in the pooling and servicing agreement are satisfied.

BOOK-ENTRY CERTIFICATES

         The Class [ ] Certificates will initially be book-entry certificates.
Persons acquiring beneficial ownership interests in the Class [ ] Certificates
("Certificate Owners") may elect to hold their Class [ ] Certificates through
The Depository Trust Company ("DTC") in the United States, or Clearstream,
Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream,
Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing
Certificate Principal Balances of $[25,000] and in multiples of $[1,000] in excess thereof. One investor in the book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $[1,000]. Except as described below, no person acquiring a book-entry certificate (each, a
"beneficial owner") will be entitled to receive a definitive certificate representing such Certificate. Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be
Certificateholders as that term is used in the pooling and servicing agreement.
Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary,

                                      S-40

whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of
Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the trustee through DTC and DTC Participants.
While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which
Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal
Income Tax Consequences--Foreign Investors" and "--Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation
Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex
1 in this prospectus supplement.

                                      S-41

         Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg Participants and Euroclear
Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Cedel S.A.," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On 10 January
2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI")
merged its clearing, settlement and custody business with that of Deutsche Borse
Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.
Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel
International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream."
With effect from 14 January 2000 New CI has been renamed "Clearstream
International, societe anonyme." On 18 January 2000, Cedelbank was renamed
"Clearstream Banking, societe anonyme," and Cedel Global Services was renamed
"Clearstream Services, societe anonyme."

         On 17 January 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream
International which

                                      S-42

share the name "Clearstream Banking," the entity previously named "Cedelbank"
and the entity previously named "Deutsche Brse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream,
Luxembourg in any of 36 currencies, including United States dollars.
Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the
Commission de Surveillance du Secteur Financier, "CSSF," which supervises
Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S.
customers are limited to securities brokers and dealers, and banks. Currently,
Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United
States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has
established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         Euroclear was created in 1968 to hold securities for participants of
Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United
States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan
Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the
"Cooperative"). All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System
and the New York State Banking Department, as well as the Belgian Banking
Commission.

                                      S-43

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Consequences--Foreign Investors" and "--Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain definitive certificates.

         Monthly and annual reports on the trust fund provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial
Intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

         DTC has advised the transferor and the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more Financial
Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such book-entry certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case

                                      S-44

may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

         o    DTC or the transferor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry certificates and the transferor or the trustee is unable to locate a qualified successor,

         o    the transferor, at its sole option, elects to terminate a
              book-entry system through DTC or

         o    after the occurrence of an Event of Servicing Termination (as defined in this prospectus supplement), beneficial owners having
              Percentage Interests aggregating not less than 51% of the
              Certificate Principal Balance of the book-entry certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as
Certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Certificates, the depositor will transfer to the trust fund [the amounts to be deposited into the additional loan accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future),

                                      S-45

related credit line agreements, mortgages and certain other related documents
(collectively, the "Related Documents"), including all collections received on each such mortgage loan after the cut-off date (exclusive of payments in respect of accrued interest due on or before the cut-off date). The trustee, concurrently with such transfer, will deliver the Certificates to the depositor and the Transferor Certificate (as defined in the pooling and servicing agreement) to the transferor. [Subsequent closings may occur for the purchase of
Additional Home Equity Loans on dates specified by the depositor through [ ],
200[ ]. On those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the
Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. Such schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

The pooling and servicing agreement will require that

         o    on the [initial] closing date, with respect to not less than [50]%
              of the mortgage loans transferred to the trust fund on that date;

         o    not later than [30] days after the initial closing date, with respect to the [remaining] mortgage loans; [and]

         o    [not later than [20] days after the relevant closing date, with respect to the Additional Home Equity Loans,]

[IndyMac Bank] deliver to the depositor for delivery to the trustee or, at the depositor's direction, directly to the trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents.

         In lieu of delivery of original documentation, [IndyMac Bank] may deliver documents that have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of such documents in such format will not result in a reduction in the then current rating of the Certificates, without regard to the Policy [or any other third party credit enhancements].

         [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related
Documents, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the
MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R)
System, the mortgage is recorded in the name of the Mortgage Electronic
Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the
MERS(R) System. For each of these mortgage loans, MERS serves as a mortgagee of record on the

                                      S-46

mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in that mortgage loan.]

         Within 90 days of the closing date with respect to the mortgage loans acquired on the closing date [and within 90 days of the relevant closing date with respect to Additional Home Equity Loans], the trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related
Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the depositor by the trustee, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the applicable loan group balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the portion of the Transferor Interest related to that loan group to become less than the related Minimum Transferor Interest at such time (a
"Transfer Deficiency"), the seller will be obligated to either substitute an
Eligible Substitute mortgage loan and/or make a deposit into the Collection
Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the portion of the Transferor Interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan. Any Transfer
Deposit Amount will be treated as a principal collection on the related loan group. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the
Collection Account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the mortgage loans and Related Documents available to the trustee or the Certificateholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of such substitution,

         o    have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Defective
              Mortgage Loan, an aggregate principal balance) that is not [10]%
              more or less than the Transfer Deficiency relating to such
              Defective Mortgage Loan;

         o    have a loan rate not less than the loan rate of the Defective
              Mortgage Loan and not more than [1]% in excess of the loan rate of such Defective Mortgage Loan;

         o    have a loan rate based on the same Index with adjustments to such loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

         o    have a margin that is not less than the margin of the Defective
              Mortgage Loan and not more than [100] basis points higher than the margin for the Defective Mortgage Loan;

         o    have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

                                      S-47

         o    have a remaining term to maturity not more than [six] months earlier and not more than [60] months later than the remaining term to maturity of the Defective Mortgage Loan;

         o    comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution);

         o    in general, have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

         o    satisfy certain other conditions specified in the pooling and servicing agreement.

To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the principal balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum
Transferor Interest, the seller will be required to make a deposit to the
Collection Account equal to such difference.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the closing date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the
Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan] (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the
Certificateholders, the Certificate Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that is required to be transferred because of such breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the
Certificateholders.

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

         Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law and to certain limitations described in the pooling and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that such changes

                                      S-48

         o    do not adversely affect the interest of the Certificateholders, the Certificate Insurer [or any other third party credit
              enhancer], and

         o    are consistent with prudent business practice.

In addition, the pooling and servicing agreement permits the master servicer, within certain limitations described therein, to increase the credit limit of the related mortgage loan or reduce the margin for such mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         In order to permit the transferor to remove mortgage loans from
[either] loan group at such times, if any, as the portion of the Transferor
Interest related to that loan group exceeds the level required by the
Certificate Insurer[, any other third party credit enhancer] and the Rating
Agencies, on any distribution date the transferor may, but shall not be obligated to, remove on such distribution date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the Certificateholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

         o    no Rapid Amortization Event (as defined in this prospectus supplement) has occurred;

         o    the portion of the Transferor Interest allocable to that loan group as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;

         o    the transfer of any mortgage loans from [either] loan group on any
              Transfer Date during the Managed Amortization Period (as defined in this prospectus supplement) shall not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event which with notice or lapse of time or both would constitute a
              Rapid Amortization Event to occur;

         o    the transferor shall have delivered to the trustee a "Mortgage
              Loan Schedule" containing a list of all mortgage loans remaining in the related loan group after such removal;

         o    the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the Certificateholders, the Certificate Insurer
              [or any other third party credit enhancer] were used by the transferor in selecting such mortgage loans;

         o    in connection with each such retransfer of mortgage loans, the
              Rating Agencies and the Certificate Insurer shall have been notified of the proposed transfer and prior to the Transfer Date no Rating Agency has notified the transferor or the Certificate
              Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to either Class of
              Certificates without regard to the Policy [or any other third party credit enhancement]; and

                                      S-49

         o    the Transferor shall have delivered to the Trustee and the
              Certificate Insurer an officer's certificate confirming the [six]
              conditions preceding this one.

As of any date of determination within any Collection Period, the "Minimum
Transferor Interest" for either loan group is an amount equal to [the lesser of
(a) [5]% of the related loan group balance at the end of the immediately preceding Collection Period and (b) the Transferor Interest as of the closing date].

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The trustee shall establish and maintain on behalf of the master servicer an account (the "Collection Account") in trust for the
Certificateholders, the Transferor, the Certificate Insurer [and any other third party credit enhancer], as their interests may appear. The Collection Account will be an Eligible Account (as defined in this prospectus supplement). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the master servicer will deposit such amounts in the Collection Account.

         Amounts so deposited may be invested in Eligible Investments (as described in this prospectus supplement) maturing no later than one business day prior to the next distribution date or on such distribution date if approved by the Rating Agencies, the Certificate Insurer [and any other third party credit enhancer]. Not later than the [third] business day prior to each distribution date (the "Determination Date"), the master servicer will notify the trustee of the amount of such deposit to be included in funds available for the related distribution date.

         An "Eligible Account" is

         o    an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies,

         o    a segregated trust account maintained with the trustee or an affiliate of the trustee in its fiduciary capacity or

         o    otherwise acceptable to each Rating Agency and the Certificate
              Insurer as evidenced by a letter from each Rating Agency and the
              Certificate Insurer to the trustee, without reduction or
              withdrawal of each Rating Agency's then current ratings of the
              Certificates without regard to the Policy [or any other third party credit enhancement).

         Eligible Investments are specified in the pooling and servicing agreement and are limited to

         o    obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States;

                                      S-50

         o    general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such tower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o    commercial paper issued by [IndyMac Bank, F.S.B.] or any of its affiliates; provided that such commercial paper is rated no tower than ["A-I" by Standard & Poor's and "P-2" by Moody's] and the
              long-term debt of [IndyMac Bank, F.S.B.] is rated at least [A3 by
              Moody's], or such lower ratings as will not result in the
              downgrading or withdrawal of the rating then assigned to the
              Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o    commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating
              Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o    certificates of deposit, demand or time deposits, or bankers'
              acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such
              depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any
              Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o    demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

         o    guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o    repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as
              principal) described in the fifth bullet point;

                                      S-51

         o    securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any
              Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency;

         o    interests in any money market fund which at the date of
              acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o    short term investment funds sellered by any trust company or national banking association incorporated under the laws of the
              United States or any state thereof which on the date of
              acquisition has been rated by each Rating Agency in their
              respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit
              enhancement]; and

         o    such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating
              Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each
              Rating Agency;

         provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive

         o    interest only payments with respect to the obligations underlying such instrument or

         o    both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the
              underlying obligations;

and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

                                      S-52

ALLOCATIONS AND COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, "Interest Collections" will be determined on a loan group basis and will be equal to the amounts collected during the related Collection
Period (as defined in this prospectus supplement), including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the credit line agreements less

         o    servicing fees for the related Collection Period and

         o    amounts payable to the master servicer pursuant to the pooling and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

         As to any distribution date, "Principal Collections" will be determined on a loan group basis and will be equal to the sum of

         o    the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation
              Proceeds, allocated to principal pursuant to the terms of the credit line agreements and

         o    any Transfer Deposit Amounts.

         "Net Liquidation Proceeds" with respect to a mortgage loan are equal to the liquidation proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the
Collection Period during which such mortgage loan became a Liquidated Mortgage
Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

         With respect to any distribution date and loan group, the portion of interest collections allocable to the related Class of Certificates ("Investor
Interest Collections") will equal the product of (a) Interest Collections for such distribution date and loan group and (b) the Investor Floating Allocation
Percentage for such loan group. With respect to any distribution date and loan group, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding distribution date (or the closing date in the case of the first distribution date) by the loan group balance for such loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the Transferor Interest related to that loan group.

         With respect to the mortgage loans in each loan group, principal collections will be allocated between the Certificateholders and the transferor
("Investor Principal Collections" and "Transferor Principal Collections,"
respectively) as described in this prospectus supplement.

                                      S-53

         The trustee will apply any amounts drawn under the Policy as provided in the pooling and servicing agreement.

         With respect to any date and loan group, the "loan group balance" will be equal to the aggregate of the principal balances of all mortgage loans in that loan group as of such date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances in respect of such mortgage loan minus (2) all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

         Beginning with the first distribution date (which will occur on [ ]), distributions on the Certificates will be made by the trustee or the Paying
Agent on each distribution date to the persons in whose names such Certificates are registered at the close of business on the day prior to each distribution date or, if the Certificates are no longer book-entry certificates, at the close of business on the record date (which is the [last] day of the month preceding such distribution date). The term "distribution date" means the [fifteenth] day of each month or, if such day is not a business day, then the first business day thereafter. Distributions on the Class [ ] Certificates will be made by check or money order mailed (or upon the request of a Certificateholder owning
Certificates having denominations aggregating at least $[1,000,000], by wire transfer or as otherwise agreed by such Certificateholder and the trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the certificate register in amounts calculated as described in this prospectus supplement on the
Determination Date. However, the final distribution in respect of the
Certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to
Certificateholders of such final distribution. For purposes of the pooling and servicing agreement, a "business day" is any day other than (1) a Saturday or
Sunday or (2) a day on which banking institutions in the states of New York or
California are required or authorized by law to be closed.

         Application of Interest Collections. On each distribution date, the trustee or the Paying Agent will apply the Investor Interest Collections for loan group [ ] in the following manner and order of priority:

         (1)  as payment to the trustee for the related fee for services rendered pursuant to the pooling and servicing agreement;

         (2)  as payment to the Certificate Insurer for the portion of the premium for the Policy related to loan group [ ];

         (3)  as payment to Certificateholders for the interest accrued at the related certificate rate and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the
              Certificate Principal Balance of the Certificates;

         (4)  to pay to Certificateholders the related Investor Loss Amount for such distribution date;

                                      S-54

         (5)  as payment to Certificateholders for any related Investor Loss
              Amount for a previous distribution date that was not previously
              (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the Transferor Interest,
              (c) funded by related Subordinated Transferor Collections as described below[, (d) previously funded by the Reserve Fund, (e)
              previously funded pursuant to clause (9) below] or (f) funded by draws on the Policy;

         (6)  to reimburse the Certificate Insurer for prior draws made from the
              Policy (with interest thereon);

         (7)  to pay to Certificateholders principal on the Certificates until the related portion of the Transferor Interest equals the related
              Required Transferor Subordinated Amount (such amount so paid, the
              "Accelerated Principal Distribution Amount");

         (8)  in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

         (9)  [to pay to the other Class of Certificates any deficiency in items
              (3), (4) and (5) above, after taking into account the allocation of 100% of such other Class' Investor Interest Collections relating to such other Class on such distribution date (the amount of one Class' remaining Investor Interest Collections which is allocated with respect to the other Class on such distribution date is a "Crossover Amount");]

         (10) [to the Reserve Fund for application in accordance with the pooling and servicing agreement, to the extent that the sum of the portion of the Transferor Interest for [both] loan groups as of such distribution date is less than the sum of the Required
              Transferor Subordinated Amounts for [both] loan groups as of such distribution date;]

         (11) as payment to the master servicer for certain amounts that may be required to be paid to the master servicer pursuant to the pooling and servicing agreement;

         (12) [to pay to the Certificateholders any Basis Risk Carryforward with respect to such Certificates;] and

         (13) to pay to the transferor to the extent permitted as described in this prospectus supplement.

         Payments to Certificateholders pursuant to clause (3) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(4), (5) and (7) will be principal payments on the Certificates and will therefore reduce the related Certificate Principal Balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The
Accelerated Principal Distribution Amount for a Class is not guaranteed by the
Policy.

         [On each distribution date, if Investor Interest Collections with respect to a Class of Certificates, plus any Crossover Amount available from the other Class of Certificates, are insufficient to pay the amounts specified in items (3), (4) and (5) above with respect to a Class of Certificates, the amount of such insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit therein.]

                                      S-55

         [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts with respect to
[both] loan groups over (y) the sum of the portion of the Transferor Interest with respect to each loan group. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.]

         To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related Class of Certificates, Investor
Interest Collections for that loan group may be insufficient to cover related
Investor Loss Amounts. If such insufficiency exists after the related Available
Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund]
[have each been] [has] reduced to zero and results in the related Certificate
Principal Balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

         The "Investor Loss Amount" for a loan group is the product of the
Investor Floating Allocation Percentage for that loan group and the Liquidation
Loss Amount for that loan group for such distribution date.

         "Liquidation Loss Amount" means with respect to any Liquidated Mortgage
Loan, the unrecovered principal balance thereof at the end of the Collection
Period in which such mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith.

         A "Liquidated Mortgage Loan" means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the mortgage loan or the related mortgaged property have been recovered. The Investor Loss Amount for a loan group will be allocated to the Certificates related to that loan group.

         As to any distribution date, the "Collection Period" is the calendar month preceding each distribution date (or, in the case of the first Collection
Period, the period beginning after the cut-off date and ending on the last day of [ ], 200[ ]).

         Interest will be distributed on each distribution date at the applicable certificate rate for the related Interest Period (as defined below).
The "certificate rate" for the Class [ ] Certificates for a distribution date will generally equal a per annum rate equal to [the least of:]

         (a) the sum of

              o    the London Interbank offered rate for one-month [Eurodollar]
                   deposits ("LIBOR"), calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding distribution date (or as of two LIBOR Business Days prior to the closing date, in the case of the first distribution date)
                   plus

              o    [ ]%

                                      S-56

         (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] (weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle prior to the Collection Period relating to such distribution date)
net of

              o    the Servicing Fee Rate,

              o    the rate at which the fee payable to the trustee is
                   calculated,

              o    the rate at which the premium payable to the Certificate
                   Insurer is calculated [and,

         (c) [      ]%.]

[However, on any distribution date for which the certificate rate for a Class of
Certificates has been determined pursuant to clause (b) of the preceding sentence, the excess of

              o    the amount of interest that would have accrued on those
                   certificates during the related Interest Period had such
                   amount been determined pursuant to clause (a) of the
                   definition of the preceding sentence (but not at a rate in excess of [ ]% per annum) over

              o    the interest actually accrued on those certificates during such Interest Period (such excess is referred to as "Basis
                   Risk Carryforward")

will accrue interest at the certificate rate calculated pursuant to clause (a),
[but not to exceed clause (c)] (as adjusted from time to time) and will be paid on subsequent distribution dates to the extent funds are available therefor.]

         Interest on the Certificates in respect of any distribution date will accrue on the Certificate Principal Balance from the preceding distribution date
(or in the case of the first distribution date, from the closing date) through the day preceding such distribution date (each such period, an "Interest
Period") on the basis of the actual number of days in the Interest Period and a
360-day year. Interest payments on the Certificates will be funded from Investor
Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,]
and, if necessary, from draws on the Policy.

         Calculation of the LIBOR Rate. On the second LIBOR business day immediately preceding each distribution date, the trustee shall determine LIBOR for the Interest Period commencing on such distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day preceding the closing date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of
11:00 A.M., London time, on the second LIBOR business day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Moneyline Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may

                                      S-57

be selected by the depositor after consultation with the trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the depositor after consultation with the trustee) as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations.
If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in
New York City, selected by the depositor after consultation with the trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. "LIBOR business day" means any day other than (a)
a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Transferor Collections. Collections allocable to the Transferor
Interest in respect of a loan group will be distributed to the transferor only to the extent that such distribution will not reduce the amount of the portion of the Transferor Interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of such limitations will be retained in the Collection Account until the portion of the Transferor Interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time such excess shall be released to the transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid
Amortization Period, such amounts will be paid to the Certificateholders of the related Class of Certificates as a reduction of the related Certificate
Principal Balance.

         Distributions of Principal Collections. For each loan group, the period beginning on the closing date and, unless a Rapid Amortization Event shall have
earlier occurred, through and including the distribution date in [     ] (the
"Managed Amortization Period"), the amount of principal collections payable to
Certificateholders as of each distribution date during the Managed Amortization
Period will equal, to the extent funds are available therefor, the Scheduled
Principal Collections Distribution Amount for such loan group and distribution date. On any distribution date during the Managed Amortization Period, the
"Scheduled Principal Collections Distribution Amount" for a loan group shall equal the lesser of the applicable Maximum Principal Payment and the applicable
Alternative Principal Payment. With respect to any loan group and distribution date, the "Maximum Principal Payment" will equal the product of the Investor
Fixed Allocation Percentage for that loan group and principal collections for such loan group and distribution date. With respect to any loan group and distribution date, the "Alternative Principal Payment" for that loan group will equal the greater of

                                      S-58

         o    the amount (not less than zero) of Principal Collections for such loan group and distribution date less the aggregate of Additional
              Balances created on the mortgage loans in that loan group during the related Collection Period; and

         o    [ ]% of the Certificate Principal Balance immediately prior to such distribution date.

         Beginning with the first distribution date following the end of the
Managed Amortization Period (such period, the "Rapid Amortization Period"), the amount of principal collections payable to Certificateholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

         If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor
Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to Certificateholders on such distribution date will be correspondingly reduced by the amount of such reduction.

         The amount of Principal Collections for a loan group to be distributed to Certificateholders on the first distribution date will reflect Principal
Collections and Additional Balances from the mortgage loans in that loan group during the first Collection Period which is the period beginning on the cut-off
date and ending on the last day of [       ].

         Distributions of Principal Collections from the mortgage loans in a loan group based upon the related Investor Fixed Allocation Percentage may result in distributions of principal to the related Certificateholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal Collections from the mortgage loans in a loan group not allocated to the Certificateholders will be allocated to the portion of the Transferor Interest related to that loan group. The aggregate distributions of principal to the Certificateholders will not exceed the
Original Certificate Principal Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the distribution date in [ ], Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

         The Paying Agent. The Paying Agent shall initially be the trustee, together with any successor thereto in such capacity (the "Paying Agent"). The
Paying Agent shall have the revocable power to withdraw funds from the
Collection Account for the purpose of making distributions to the
Certificateholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

         If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay
(i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the related Certificates and (ii)
the applicable Investor Loss Amount on such distribution date (such

                                      S-59

insufficiency being the "Required Amount"), a portion of the Interest
Collections from the mortgage loans in that loan group and principal collections allocable to the portion of the Transferor Interest related to that loan group
(but not in excess of the applicable Available Transferor Subordinated Amount)
(the "Subordinated Transferor Collections") will be applied to cover the
Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by such Subordinated
Transferor Collections will be reallocated to the portion of the Transferor
Interest related to that loan group, thereby reducing the Transferor Interest
(up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the
Required Amount not covered by the application of funds pursuant to the provisions of the preceding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If such Investor Interest Collections for a loan group[, Crossover
Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated
Transferor Collections which have been so applied to cover the applicable
Required Amount are together insufficient to pay the amounts set forth in item
(i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Certificate Principal Balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such distribution date), a draw will be made on the Policy in the amount of such excess for such distribution date. See "--The Policy."

         With respect to any distribution date and loan group, the "Available
Transferor Subordinated Amount" shall equal the lesser of the portion of the
Transferor Interest for that loan group and the related Required Transferor
Subordinated Amount for such distribution date.

RAPID AMORTIZATION EVENTS

         As described above, the Managed Amortization Period will continue through and including the distribution date in [ ], unless a Rapid Amortization
Event occurs prior to such date. "Rapid Amortization Event" refers to any of the following events:

         (a) the failure on the part of the seller

              o    to make a payment or deposit required under the pooling and servicing agreement within three business days after the date such payment or deposit is required to be made,

              o    to observe or perform in any material respect any other
                   covenants or agreements of the seller set forth in the
                   pooling and servicing agreement, which failure continues
                   unremedied for a period of 60 days after written notice;

         (b) any representation or warranty made by the seller in the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of
60 days after written notice and as a result of which the interests of the
Certificateholders, the Certificate Insurer [or any other third party

                                      S-60

credit enhancer] are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during such period (or within an additional 60 days with the consent of the trustee) in accordance with the provisions of the pooling and servicing agreement;

         (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

         (d) the trust fund becomes subject to regulation by the Securities and
Exchange Commission as an investment company within the meaning of the
Investment Company Act of 1940, as amended; or

         (e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed Amortization Period exceeds [1]% of the Original Invested Amount.

         In the case of any event described in clause (a) or (b), a Rapid
Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the trustee or
Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates, the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the depositor and the master servicer (and to the trustee, if given by the Certificate Insurer, [any other third party credit enhancer] or the
Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d)
or (e) a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

         In addition to the consequences of a Rapid Amortization Event discussed above, if the transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the transferor, on the day of any such filing or appointment no further Additional
Balances will be transferred to the trust fund, the transferor will immediately cease to transfer Additional Balances to the trust fund and the transferor will promptly give notice to the trustee of any such filing or appointment. Within 15 days, the trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the mortgage loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by
Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the trustee will sell, dispose of or otherwise liquidate the mortgage loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor
Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received . If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.

                                      S-61

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization
Event exists other than such conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

THE POLICY

         [On or before the closing date, the Policy will be issued by the
Certificate Insurer pursuant to the provisions of the pooling and servicing agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement")
to be dated as of the closing date, among the seller, the depositor, the master servicer, the trustee and the Certificate Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the trustee for the benefit of the Certificateholders of each Class Of Certificates the full and complete payment of Insured Amounts with respect to the related Certificates for such distribution date. An "Insured
Amount" shall equal with respect to each Class of Certificates as of any distribution date any shortfall in amounts available in the Collection Account to pay [(a)] (i) the Guaranteed Principal Distribution Amount (as defined in this prospectus supplement) with respect to the related Certificates for such distribution date and (ii) accrued and unpaid interest due on the related
Certificates (together, the "Guaranteed Distributions"), with such Guaranteed
Distributions having been calculated in accordance with the original terms of the Certificates or the pooling and servicing agreement after giving effect to amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) any Preference Amount (as defined in this prospectus supplement) which occurs prior to the related Determination Date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates. [The Policy does not cover any Basis Risk Carryforward.]

         The "Guaranteed Principal Distribution Amount" for any Class of
Certificates and distribution date (other than the distribution date in [ ] on which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, shall be the amount, if any, by which the Certificate Principal Balance of such Class of
Certificates (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the related Invested Amount as of such distribution date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such distribution date) and on the distribution date in [ ] (after giving effect to all other amounts distributable and allocable to principal on such distribution date) any amount necessary to pay the outstanding Certificate Principal Balance.

         A "Preference Amount" means any amount previously distributed to a
Certificateholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction. If the Certificate Insurer is required to pay any Preference Amount, the Certificate Insurer will pay such amount on the later of

                                      S-62

         (a) the date when due to be paid pursuant to the order referred to below or

         (b) the first to occur of

              o    the fourth Business Day following Receipt by the Certificate
                   Insurer from the trustee of (A) a certified copy of the order of the court or other governmental body which exercised
                   jurisdiction to the effect that the Certificateholder is
                   required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were
                   avoidable preferences under applicable bankruptcy law, (B) a certificate of the Certificateholder that the order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer,
                   irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder arising under the
                   Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment,
                   or

              o    the date of Receipt by the Certificate Insurer from the
                   trustee of the items referred to in clauses (A), (B) and (C)
                   above if, at least four Business Days prior to Receipt, the
                   Certificate Insurer shall have received written notice from the trustee that such items were to be delivered on such date and such date was specified in such notice

         Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i)
12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant distribution date.

         The terms "Receipt" and "Received," with respect to the Policy, mean actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate
Insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

         Under the Policy, "business day" means any day other than (i) a
Saturday or Sunday or (ii) a day on which banking institutions in the states of
New York, [California or Illinois or the city in which the corporate trust office of the trustee or the Certificate Insurer is located], are authorized or obligated by law or executive order to be closed.

         The Certificate Insurer's obligations under the Policy in respect of
Insured Amounts shall be discharged to the extent funds are transferred to the trustee as provided in the Policy, whether or not such funds are properly applied by the trustee.

                                      S-63

         The Certificate Insurer shall be subrogated to the rights of each
Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate
Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Insured Amounts and shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment.

         The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of [New York].

         Insured Amounts shall be paid only at the time set forth in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the
Certificate Insurer. The Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the trustee for withholding taxes, if any
(including interest and penalties in respect of any such liability).

         Capitalized terms used in the Policy and not otherwise defined in the
Policy shall have the respective meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the
Certificate Insurer.

         Pursuant to the terms of the pooling and servicing agreement, unless a
Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the
Certificateholders thereunder without the consent of such Holders, and the
Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary to the pooling and servicing agreement.]

THE CERTIFICATE INSURER

         The following information set forth in this section has been provided by [Certificate Insurer] (the "Certificate Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit. enhancer] or the underwriter makes any representation as to the accuracy and completeness of such information.

         [Description of Certificate Insurer, including Financial Information]

REPORTS TO CERTIFICATEHOLDERS

         Concurrently with each distribution to the Certificateholders, the master servicer will forward to the trustee for mailing to such
Certificateholder a statement setting forth among other items:

                                      S-64

         (i)    the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

         (ii)   the amount being distributed to each Class of Certificates;

         (iii)  the amount of interest included in such distribution and the related certificate rate for each Class of Certificates;

         (iv)   the amount, if any, of overdue accrued interest for a Class of
                Certificates included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

         (v)    the amount, if any, of the remaining overdue accrued interest for a Class of Certificates after giving effect to such
                distribution;

         (vi)   the amount, if any, of principal included in such distribution;

         (vii)  the amount, if any, of the reimbursement of previous [Investor
                Loss Amounts][Liquidation Loss Amounts] for a Class of
                Certificates included in such distribution,

         (viii) [the amount, if any, of Basis Risk Carryforward for a Class of
                Certificates paid and the amount, if any, of Basis Risk
                Carryforward accrued;]

         (ix)   the amount, if any, of the aggregate unreimbursed [Investor Loss
                Amounts][Liquidation Loss Amounts] for a Class of Certificates
                after giving effect to such distribution;

         (x)    the Servicing Fee for such distribution date;

         (xi)   [for each Class of Certificates:] the Invested Amount, [and] the
                Certificate Principal Balance [and the Pool Factor], each after giving effect to such distribution;

         (xii)  the loan group balance of each loan group as of the end of the preceding Collection Period;

         (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

         (xiv)  the book value of any real estate in each loan group which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

         (xv)   the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

                                      S-65

         (xvi)  [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

         (xvii) [with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either]
                loan group not delivered to the trustee within 30 days after the closing date.]

         In the case of information furnished pursuant to clauses (iii), (iv),
(v), (vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per $[1,000] increment of Certificates.

         Within 60 days after the end of each calendar year commencing in
200[ ], the master servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the pooling and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

HAZARD INSURANCE

         The pooling and servicing agreement provides that the master servicer maintain certain hazard insurance on the mortgaged properties relating to the mortgage loans. While the terms of the related credit line agreements generally require borrowers to maintain certain hazard insurance, the master servicer will not monitor the maintenance of such insurance.

         The pooling and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired upon foreclosure of a mortgage loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

         o    the maximum insurable value of such mortgaged property or

         o    the outstanding balance of such mortgage loan plus the outstanding balance on any mortgage loan senior to such mortgage loan at the time of foreclosure or deed in lieu

                                      S-66

              of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such mortgaged properties. If such blanket policy contains a deductible clause, the master servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The master servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds [and, if necessary, from other collections on or in respect of the mortgage loans,] for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to Certificateholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

         The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the principal balance of such mortgage loan plus accrued interest thereon at the

                                      S-67

applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         With respect to each Collection Period, the master servicer will receive from interest received on the mortgage loans a portion of such interest collections as a monthly servicing fee in the amount equal to [ ]% per annum
("Servicing Fee Rate") on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of
Certificateholders to receive any related net liquidation proceeds and, if necessary, other collections on or in respect of the mortgage loans.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery on or before
[March 1] in each year, beginning [March 1, 200[ ]], to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before [March 1] of each year, beginning [March 1, 200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the trustee, the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for
(a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless

         (a)  such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

                                      S-68

         (b)  upon the satisfaction of the following conditions:

              o    the master servicer has proposed a successor servicer to the trustee in writing and such proposed successor servicer is reasonably acceptable to the trustee;

              o    the Rating Agencies have confirmed to the trustee that the appointment of such proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates without regard to the Policy [or any other third party credit enhancement]; and

              o    such proposed successor servicer is reasonably acceptable to the Certificate Insurer.

         No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

         The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the Certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

         The pooling and servicing agreement provides that the master servicer will indemnify the trust fund and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the pooling and servicing agreement. Under the pooling and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement to the extent described therein
(other than losses resulting from defaults under the mortgage loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the successor master servicer's actions or omissions. The pooling and servicing agreement provides that neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust fund, the trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability.
The master servicer may, in its sole

                                      S-69

discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

         "Events of Servicing Termination" will consist of:

         (i)  any failure by the master servicer to deposit in the Collection
              Account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for five business days [(or, if the master servicer is permitted to remit collections in respect of the mortgage loans to the Collection
              Account on a monthly basis as described under "--Payments on
              Mortgage Loans; Deposits to Collection Account," three business days)] after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer or Certificateholders
              evidencing an aggregate undivided interest in the Trust Fund of at least 25% of the aggregate Certificate Principal Balance;

        (ii)  any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the
              Certificateholders[, any other third party credit enhancer] or the
              Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the
              Certificate Insurer[, any other third party credit enhancer] or
              Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Certificate
              Principal Balance; or

       (iii)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate
              Insurer or the holders of Certificates evidencing an aggregate, undivided interest in the trust fund of at least 66 2/3% of the aggregate Certificate Principal Balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten or more business days or referred to under clause (ii) above

                                      S-70

for a period of 60 or more business days, shall not constitute an Event of
Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor, the transferor, the
Certificate Insurer[, any other third party credit enhancer] and the
Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the trustee, or Certificateholders evidencing an aggregate undivided interest in the trust fund of at least 66 2/3% of the aggregate Certificate Principal
Balance [(with the consent of the Certificate Insurer)] or the Certificate
Insurer, may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement and having a net worth of at least $[ ] and acceptable to the Certificate Insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree upon). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the seller, the master servicer, the depositor and the trustee and with the consent of the Certificate Insurer, but without the consent of the
Certificateholders,

         o    to cure any ambiguity,

         o    to correct any defective provision or to correct or supplement any provisions therein that may be inconsistent with any other provisions of the pooling and servicing agreement,

         o    to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates,

                                      S-71

         o    to add to the duties of the depositor, the seller, [the
              transferor] or the master servicer,

         o    [to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the closing date, neither the transferor, the seller, the depositor, the trustee nor the master servicer is obligated to obtain, maintain, or improve any such rating),]

         o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement [or the Policy which shall not be inconsistent with the provisions of the pooling and servicing agreement [or any other third party credit
              enhancement],]

         o    [to comply with any requirement imposed by the Code (as defined in this prospectus supplement)] or

         o    [to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement][to increase the limits set forth in the pooling and servicing agreement as to the amount of senior liens which the master servicer may consent to,] provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder, the Certificate
              Insurer [or any other third party credit enhancer];

provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the
Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy [or any other third party credit enhancement.

         The pooling and servicing agreement may also be amended from time to time by [the seller,] the master servicer, the depositor, and the trustee [and the master servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy,] with the consent of the Certificateholders with certificates evidencing at least 51% of the Certificate Principal Balance of the affected Class and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will

         o    reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate,

         o    [adversely affect in any material respect the interests of the
              Certificate Insurer [or any other third party credit enhancer]]

         o    reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or

                                      S-72

         o    adversely affect in any material respect the interests of the holders of any Class of Certificates in a manner other than described next to the first bullet point above, without the consent of the olders of certificates of such Class evidencing, as to such Class, percentage interests aggregating 66 2/3%.

TERMINATION; RETIREMENT OF THE CERTIFICATES

         The trust fund will terminate on the distribution date following the later of

         (A)  payment in full of all amounts owing to the Certificate Insurer
              [and any other third party credit enhancer] and

         (B)  the earliest of

              o    the distribution date on which the Certificate Principal
                   Balance of each Class of Certificates has been reduced to
                   zero,

              o    the final payment or other liquidation of the last mortgage loan in the trust fund,

              o    the optional transfer to the transferor of the certificates, as described below; and

              o    the distribution date in [ ].

         The certificates will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate principal balance of the mortgage loans as of the last day of the related Collection Period is reduced to an amount less than or equal to [10]% of the sum of the aggregate principal balance of the mortgage loans as of [ ] and the aggregate principal balance of any Additional Home Equity Loans transferred to the trust fund as of the respective cut-off date and all amounts due and owing to the Certificate
Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance
Agreement, have been paid. The transfer price will be equal to the sum of

              o    the outstanding Certificate Principal Balance of each Class of Certificates plus accrued and unpaid interest thereon at the applicable certificate rate through the day preceding the final distribution date [and

              o    an amount equal to any Basis Risk Carryforward for each Class of Certificates plus accrued and unpaid interest thereon.]

In no event, however, will the trust fund created by the pooling and servicing agreement continue for more than 21 years after the death of certain individuals named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

                                      S-73

         [In addition, Certificates must be prepaid and redeemed in part with
any funds remaining in the relevant additional loan account on [     ] after the
purchase of any Additional Home Equity Loans on that day.]

THE TRUSTEE

         [Name of trustee], a [national] banking association with its principal place of business in [State], has been named trustee pursuant to the pooling and servicing agreement.

         The commercial bank or trust company serving as trustee may own
Certificates and have normal banking relationships with the depositor, the master servicer, the seller and the Certificate Insurer and/or their affiliates.

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the Certificate
Insurer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the
Certificate Insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         No holder of a Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless such holder previously has given to the trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate
Certificate Principal Balance have made written requests upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the
Certificateholders, unless such Certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

         The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, (except as provided in the pooling and servicing agreement) engage in the purchase and sale
(or turnover) of investments, offer securities in exchange for property (except the Certificates for the mortgage loans), or repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the pooling and servicing agreement

                                      S-74

DEFAULT MANAGEMENT SERVICES

         In connection with the servicing of defaulted mortgage loans for which the master servicer does not service directly, the master servicer may perform certain default management and other similar services (including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The master servicer will be entitled to reasonable compensation for providing those services.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller pursuant to a purchase agreement (the "Purchase Agreement") to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the Purchase Agreement, the seller will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the pooling and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights in, to and under the Purchase Agreement to the trust fund. The following is a description of the material provisions of the Purchase Agreement.

TRANSFERS OF MORTGAGE LOANS

         Pursuant to the Purchase Agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any
Additional Home Equity Loans)] and all of the Additional Balances thereafter created. The purchase price of the mortgage loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES

         The seller will represent and warrant to the depositor that, among other things, as of the closing date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the
Purchase Agreement. The seller will also represent and warrant to the depositor that, among other things, immediately prior to the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests. The seller will make similar representations and warranties in the pooling and servicing agreement.
The seller will also represent and warrant to the depositor that, among other things, as of the closing date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the seller and (b) the Purchase Agreement constitutes a valid sale to the depositor of all right, title and interest of the seller in and to the mortgage loans and the proceeds thereof.

ASSIGNMENT TO TRUST FUND

         The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the pooling and servicing agreement to the trust fund. The seller also will agree to perform its obligations under the Purchase Agreement for the benefit of the trust fund.

                                      S-75

TERMINATION

         The Purchase Agreement will terminate upon the termination of the trust fund.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Class [ ]
Certificates will be applied by the depositor towards the purchase of the initial loan group [ ] mortgage loans [and the deposit to the Additional Loan
Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the
Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to
Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S.
federal income tax laws (for example, banks and life insurance companies).
Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the
Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

         Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents and assuming compliance with the terms of the pooling and servicing agreement as in effect on the date of issuance of the Certificates, Sidley Austin Brown & Wood LLP,
special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the
Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as
"Debt Securities" as described in the prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See
"Federal Income Tax Consequences" in the prospectus.

         The transferor and the Certificateholders express in the pooling and servicing agreement their intent that, for applicable tax purposes, the
Certificates will be indebtedness secured by the mortgage loans. The transferor, the depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a
Certificate, have agreed to treat the Certificates as indebtedness for U.S.
federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the
Transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

                                      S-76

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the Certificate Owners.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

         Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the prospectus.

         While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID
Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences--Taxation of Debt Securities;
Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the
OID Regulations. For purposes of calculating OID, it is likely that the
Certificates will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION
TAXABLE AS A CORPORATION

         The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the Certificates constitutes a sale of the mortgage loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the transferor and the
Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a

                                      S-77

corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the Certificate
Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the transaction were treated as creating a partnership between the
Certificate Owners and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the
Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity
(or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S.
federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide)
that the arrangement created by the pooling and servicing agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans.
Such a tax might reduce amounts available for distributions to Certificate
Owners. The amount of such a tax would depend upon whether distributions to
Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

                                      S-78

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID)
paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Federal
Income Tax Consequences--Tax Treatment of Foreign Investors" in the prospectus.

         Interest paid (or accrued) to a Certificateholder who is a non-U.S.
Person will be considered "portfolio interest," and generally will not be subject to U.S. federal income and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person
provides the trust fund or other person who is otherwise required to withhold
U.S. tax with respect to the Certificate with an appropriate statement (on Form
W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing that non-U.S. person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

         If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

         In addition, the interest paid on Certificates could be subject to a
30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as
"portfolio interest" under the Code, or because, even if such mortgage loan interest were to be treated as portfolio interest, interest payments on the
Certificates could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

         If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

                                      S-79

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owner, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the
Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The trustee will be required to report annually to the IRS, and to each
Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders
(generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from
Participants and Indirect Participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable
Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate
Owner fail to provide the required certification, the Participants or Indirect
Participants (or the Paying Agent) will be required to withhold interest and principal otherwise payable to the holder, and remit the withheld amount to the
IRS as a credit against the holder's federal income tax liability.

                                   STATE TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE
FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE,
OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

                              ERISA CONSIDERATIONS

         [The fiduciary of any pension or other employee benefit plan (a "Plan")
which proposes to cause such Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the
Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA
Considerations" in the prospectus.

         Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets

                                      S-80

unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (together with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any such plan that is qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including

         o    the requirement of investment prudence and diversification and

         o    the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

A fiduciary that decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

         [In Prohibited Transaction Exemption 83-1 (the "Exemption"), the
Department of Labor ("DOL") exempted from ERISA's prohibited transaction rules

         o    certain transactions relating to the operation of residential mortgage pool investment trusts and

         o    the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.

The Exemption permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and "parties in interest" with respect to those Plans related to

         o    the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and

                                      S-81

         o    the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by
              Plans.

If the general conditions of the Exemption are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ("Single Family
Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and
407 (relating generally to transactions with "parties in interest" who are not fiduciaries) if

         o    the Plan purchases the Single Family Certificates at no more than fair market value and

         o    the Certificates are not subordinated to the other Certificates issued by the same pool,

and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2)
(relating generally to transactions with fiduciaries) if, in addition,

         o    the purchase is approved by an independent fiduciary,

         o    no sales commission is paid to the pool seller,

         o    a Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and

         o    at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool seller or pool trustee.

It is believed that the Exemption will apply to the acquisition and holding of the Class [ ] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

         Any Plan fiduciary considering whether to purchase any Class [ ]
Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class [ ] Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the
Exemption, and also consider the availability of any other prohibited transaction exemptions.]

         [The U.S. Department of Labor has granted to [Underwriter] an administrative exemption (Prohibited Transaction Exemption[ ]; Exemption
Application No.[ ], Fed. Reg.] ([ ]) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-backed pass-through trusts; provided that the conditions and

                                      S-82

requirements of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met. For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA
Considerations" in the prospectus.

         It is believed that the Exemption will apply to the acquisition and holding of the Class [ ] Certificates by Plans and that all conditions of the
Exemption other than those within the control of the investors will be met.]

         Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any
Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the Class [ ] Certificates will be rated in the highest rating category of each of the Rating Agencies, the
Class [ ] Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"),
because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class [ ] Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated [ ], 200[ ], between the depositor and [ ] ("[ ]"), which is an affiliate of the depositor, the seller and the master servicer), the depositor has agreed to sell to [ ], and [ ] has agreed to purchase from the depositor, the Class [ ] Certificates.

         In the underwriting agreement, [ ] has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

         The depositor has been advised by [ ] that it proposes initially to offer the Class [ ] Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of [ ]% of the Certificate denominations. [ ] may allow and such dealers may reallow a discount not in excess of [ ]% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

                                      S-83

         Until the distribution of the Class [ ] Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of [ ] and certain selling group members to bid for and purchase the Class [ ]
Certificates. As an exception to these rules, [ ] is permitted to engage in certain transactions that stabilize the price of the Class [ ] Certificates.
Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Class [ ] Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the depositor nor [ ] makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the depositor nor [ ] makes any representation that [ ] will engage in such transactions or that such transactions, once commenced, will not be discontinued
without notice. .

         The underwriting agreement provides that the depositor will indemnify [
] against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP, New York, New York. [
], will pass upon certain legal matters on behalf of the underwriters.

                                     EXPERTS

         [The consolidated financial statements of the [Certificate Insurer] and its subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [ ], independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.]

                                     RATINGS

         It is a condition to the issuance of the Class [ ] Certificates that they be rated [ ] by [Rating Agency] and [ ] by [Rating Agency] (each a "Rating
Agency").

         A securities rating addresses the likelihood of the receipt by
Certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that Certificateholders might realize a lower than anticipated yield. [The ratings on the Certificates do not address the likelihood of the receipt by Certificateholders of Basis Risk
Carryforward.]

                                      S-84

         The ratings assigned to the Class [ ] Certificates will depend primarily upon the financial strength of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                      S-85

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----

Accelerated Principal Distribution Amount ........................... S-39, S-55
Additional Balances ....................................................... S-37
Additional Home Equity Loans .............................................. S-25
Additional Loan Account ................................................... S-25
Alternative Principal Payment ............................................. S-59
Available Transferor Subordinated Amount .................................. S-61
Bankruptcy Rate ........................................................... S-21
Basis Risk Carryforward ................................................... S-57
Beneficial Owner .......................................................... S-40
Business Day .............................................................. S-64
Cedel S A ................................................................. S-42
Certificate Insurer ....................................................... S-65
Certificate Owners ........................................................ S-40
Certificate Principal Balance ............................................. S-38
certificate rate .......................................................... S-57
Certificateholder ................................................... S-40, S-81
Certificates .............................................................. S-37
CI ........................................................................ S-42
Class ..................................................................... S-37
Class [   ]  Original Certificate Principal Balance ....................... S-38
Class [   ] Original Invested Amount ...................................... S-38
Class [  ] Original Certificate Principal Balance ......................... S-38
Clearstream, Luxembourg ................................................... S-42
Code ...................................................................... S-76
Collection Account ........................................................ S-50
Collection Period ......................................................... S-57
Cooperative ............................................................... S-43
Credit Limit Utilization Rate ............................................. S-30
Crossover Amount .......................................................... S-55
cut-off date .............................................................. S-22
cut-off date pool balance ................................................. S-22
DBC ....................................................................... S-42
Debt Securities ........................................................... S-77
Defective Mortgage Loans .................................................. S-48
Detailed Description ...................................................... S-22
Determination Date ........................................................ S-50
distribution date ......................................................... S-54
DOL ....................................................................... S-82
DTC ...................................................................... A-I-1
DTC Participants .......................................................... S-40
Eligible Account .......................................................... S-50
Eligible Substitute Mortgage Loan ......................................... S-47
ERISA ..................................................................... S-82
Euroclear Operator ........................................................ S-43
Euroclear Participants .................................................... S-43
European Depositaries ..................................................... S-40
Events of Servicing Termination ........................................... S-70
Exemption ........................................................... S-82, S-83
Financial Intermediary .................................................... S-41
First Federal ............................................................. S-19
Foreclosure Rate .......................................................... S-21
Global Securities ........................................................ A-I-1
Guaranteed Distributions .................................................. S-62
Guaranteed Principal Distribution Amount .................................. S-63
Holdings .................................................................. S-19
Index ..................................................................... S-23
Index Rate ................................................................ S-23
Indirect Participants ..................................................... S-41
IndyMac Bank .............................................................. S-19
Insurance Agreement ....................................................... S-62
Insured Amount ............................................................ S-62
Interest Collections ...................................................... S-53
Interest Period ........................................................... S-58
Invested Amount ........................................................... S-38
Investor Fixed Allocation Percentage ...................................... S-34
Investor Floating Allocation Percentage ................................... S-54
Investor Interest Collections ............................................. S-53
Investor Loss Amount ...................................................... S-56
Investor Principal Collections ............................................ S-54
LIBOR ..................................................................... S-57
LIBOR Business Day ........................................................ S-58
Liquidated Mortgage Loan .................................................. S-56
Liquidation Loss Amount ................................................... S-56
Liquidation Proceeds ...................................................... S-53
Loan Group Balance ........................................................ S-54
Managed Amortization Period ............................................... S-59
Maximum Principal Payment ................................................. S-59
Minimum Transferor Interest ............................................... S-50
Mortgage Loan Schedule .................................................... S-49
Mortgage Pool Pass-Through Certificates ................................... S-82
Net Liquidation Proceeds .................................................. S-53
New CI .................................................................... S-42

                                      S-86

New Withholding Regulations ............................................... S-80
OID ....................................................................... S-78
OID Regulations ........................................................... S-78
Original Invested Amount .................................................. S-38
Overcollateralization Reduction Amount .................................... S-39
Paying Agent .............................................................. S-60
Plan ...................................................................... S-81
Plans ..................................................................... S-82
Pool Factor ............................................................... S-36
Preference Amount ......................................................... S-63
principal balance ......................................................... S-24
Principal Collections ..................................................... S-53
Purchase Agreement ........................................................ S-75
Rapid Amortization Event .................................................. S-61
Rapid Amortization Period ................................................. S-59
Receipt ................................................................... S-64
Received .................................................................. S-64
Reference Bank Rate ....................................................... S-58
Related Documents ......................................................... S-46
Required Amount ........................................................... S-60
Reserve Fund .............................................................. S-39
Rules ..................................................................... S-41
Scheduled Principal Collections Distribution Amount ....................... S-59
Servicing Fee Rate ........................................................ S-68
Single Family Certificates ................................................ S-83
SMMEA ..................................................................... S-84
Statistic Calculation Date ................................................ S-23
Statistic Calculation Pool ................................................ S-22
Statistic Calculation Pool Mortgage Loan .................................. S-22
Subordinated Transferor Collections ....................................... S-60
Tax Counsel ............................................................... S-77
Taxable Mortgage Pool ..................................................... S-79
Telerate Screen Page 3750 ................................................. S-58
Terms and Conditions ...................................................... S-44
Transfer Date ............................................................. S-49
Transfer Deficiency ....................................................... S-47
Transfer Deposit Amount ................................................... S-47
Transferor ................................................................ S-39
Transferor Interest ....................................................... S-38
Transferor Principal Collections .......................................... S-54
U S  Person .............................................................. A-I-5

                                      S-87

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home
Equity Loan Asset Backed Certificates, Series [200[ ]-[ ] ](the "Global
Securities") will be available only in book-entry form. Investors in the Global
Securities may hold such Global Securities through any of The Depository Trust
Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities
will be tradable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global
Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in
Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream, Luxembourg and Euroclear (in such capacity) and other DTC
Participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and
Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold interests in Global Securities through DTC
Participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement

                                      A-1-1

practices applicable to similar issues of pass-through certificates. Investors'
securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through
Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in
Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between
DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg
Participants or Euroclear Participants and/or investors holding interests in
Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a
Clearstream, Luxembourg Participant or a Euroclear Participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or the Euroclear
Operator will instruct its respective depository to receive an interest in the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC Participant's account against delivery of an interest in the Global
Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg
Participant's or Euroclear Participant's account. The credit of such interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash

                                      A-1-2

on hand, in which case such Clearstream, Luxembourg Participants or Euroclear
Participants will take on credit exposure to Clearstream, Luxembourg or the
Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear Operator
has extended a line of credit to them, Clearstream, Luxembourg Participants or
Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg
Participants or Euroclear Participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global
Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream,
Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream,
Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC
Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

         Finally, intra-day traders that use Clearstream, Luxembourg
Participants or Euroclear Participants to purchase interests in Global
Securities from DTC Participants or sellers settling through them for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

                  (a) borrowing interests in Global Securities through
         Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream,
         Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing interests in Global Securities in the United
         States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC
         Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective

                                      A-1-3

depository, to a DTC Participant. The seller will send instructions to
Clearstream, Luxembourg or the Euroclear Operator through a Clearstream,
Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC
Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the
following business day, and receipt of the cash proceeds in the Clearstream,
Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream,
Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A Beneficial Owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Beneficial
Owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Certificate Owners of
Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons
that are Certificate Owners residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial
Owner for United States Tax Withholding). If the information shown on Form
W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

                                      A-1-4

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. PERSON" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a
Court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      A-1-5

                                      $[ ]
                                  (Approximate)

                    IndyMac Home Equity Loan Trust 200[ ]-[ ]

                                INDYMAC ABS, INC.
                                    Depositor

                               [INDYMAC BANK LOGO]
                           Seller and Master Servicer

                           Revolving Home Equity Loan
                  Asset Backed Certificates, Series 200[ ]-[ ]

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                  [UNDERWRITER]

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 200[ ]-[ ] Home Equity Loan Asset Backed
Certificates in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Home Equity Loan Asset Backed
Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Home Equity Loan Asset
Backed Certificates will be required to deliver a prospectus supplement and prospectus until [ ], 200[ ].

                               [          ], 200[ ]

                 SUBJECT TO COMPLETION DATED SEPTEMBER 10, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [         ], 200[  ])

                               $[               ]
                                  (APPROXIMATE)
                                INDYMAC ABS, INC.
                                    DEPOSITOR

                             [LOGO OF INDYMAC BANK]
                           SELLER AND MASTER SERVICER

                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]
                                SERIES 200[ ]-[ ]
                                     ISSUER

[RED HERRING]
The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted. [END RED HERRING]

                                    THE NOTES
                                            The Class [ ] [and Class [ ]]notes
                                    have [an] original principal balance[s] of
                                    $[ ] [and $[ ], respectively, each] subject
                                    to a permitted variance of plus or minus
                                    [5]%.

                                    -------------------------------------------------------------------------------------------
                                                                                                   UNDERWRITING
                                                     APPROXIMATE         PASS-                       DISCOUNT       PROCEEDS
                                                      PRINCIPAL         THROUGH        PRICE TO         AND            TO
                                                     AMOUNT(1)`          RATE           PUBLIC      COMMISSIONS   COMPANY (2)
                                                     ---------           ----           ------      -----------   ----------
                                    -------------------------------------------------------------------------------------------

                                      [      ]        [      ]         [      ]%      [      ]%      [      ]%     [      ]%
                                    -------------------------------------------------------------------------------------------
                                      [      ]        [      ]         [      ]%      [      ]%      [      ]%     [      ]%
                                    -------------------------------------------------------------------------------------------

                                    (1) Subject to a permitted variance in the aggregate of [10]%.
                                    (2) Before deducting expenses.

--------------------------          THE TRUST FUND

CONSIDER CAREFULLY                          The notes will be secured by the
THE RISK FACTORS                    trust fund consisting primarily of [two]
BEGINNING ON PAGE                   loan groups of home equity revolving credit
[S-12] IN THIS                      line loans made or to be made in the future
PROSPECTUS                          under certain home equity revolving credit
SUPPLEMENT AND ON                   line loan agreements. The loans will be
PAGE [3] IN THE                     secured by first or second deeds of trust or
PROSPECTUS.                         mortgages on [one- to four-family]
                                    residential properties and will bear
The notes represent                 interest at rates that adjust based on [the
non-recourse                        prime rate]. [The trust fund will also
obligations of the                  initially include funds from the sale of the
trust only and do not               notes in excess of the cut-off date
represent an interest               principal balances. These excess funds are
in or obligation of                 expected to be used to acquire additional
IndyMac ABS, Inc.,                  home equity revolving credit line loans
IndyMac Bank,                       after the cut-off date.] The Class [ ] notes
F.S.B. or any of                    will represent an interest in loan group [ ]
their affiliates.                   only.]

This prospectus                     THE POLICY
supplement may be                           [Note Insurer] will issue an
used to offer and                   irrevocable and unconditional note guaranty
sell the notes only if              insurance policy which will guarantee
accompanied by the                  certain payments to noteholders.
prospectus.

--------------------------
                               [NOTE INSURER LOGO]

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         [Underwriter] will offer the notes subject to prior sale and subject to its right to reject orders in whole or in part. The notes will be issued in book-entry form on or about [ ], 200[ ] [and will be offered in the United
States and Europe].

                                  [UNDERWRITER]

[         ], 200[  ]

              PROSPECTUS SUPPLEMENT
              ---------------------
                                                 PAGE
                                                 ----

Description of the Sale and Servicing Agreement..S-78

Annex I.........................................A-I-1

PROSPECTUS
                                                 PAGE
                                                 ----
Important Notice About Information in This
   Prospectus and Each Accompanying Prospectus

Federal Income Tax

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series [ ] Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series [ ]
Notes will be required to deliver a prospectus supplement and prospectus until
90 days after the date of this prospectus supplement.

         You should rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                      S-2

                                     SUMMARY

o    This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, carefully read this entire document and the accompanying prospectus.

o    Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should,"
     "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

TRUST FUND

IndyMac Home Equity Loan Trust 200[ ]-[ ]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the notes will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ] and the repayment of the
Class [ ] Notes will be secured by a security interest in loan group [ ].
Likewise, holders of Class [ ] Notes will receive payments from collections on mortgage loans in loan group [ ] and holders of Class [ ] Notes will receive payments from collections on mortgage loans in loan group [ ].

[THE OFFERED NOTES

IndyMac Home Equity Loan Trust 200[ ]-[ ] will issue [ ] classes of Home Equity
Loan Asset Backed Notes and a transferor's interest. Only the Class [ ] Notes are offered by this prospectus supplement and the accompanying prospectus and are listed on the cover page of this prospectus supplement.]

                                      S-3

[OTHER NOTES

IndyMac Home Equity Loan Trust 200[ ]-[ ] is also issuing the Class [ ] Notes and the transferor's interest. As described in this prospectus supplement, except for limited cross-collateralization, the Class [ ] Notes are not supported by the mortgage loans in loan group [ ], the group that supports the offered notes. As described in this prospectus supplement, a portion of the transferor's interest is subordinated in right of payment to the payment of the notes. Information regarding the Class [ ] Notes and the transferor's interest is included in this prospectus supplement chiefly to provide you with a better understanding of the Class [ ] Notes.]

DEPOSITOR

IndyMac ABS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in the prospectus.

SELLER AND MASTER SERVICER

[IndyMac Bank, F.S.B.]

See "The Master Servicer" in this prospectus supplement.

INDENTURE TRUSTEE

[Name of Indenture Trustee].

OWNER TRUSTEE

[Name of Owner Trustee].

NOTE INSURER

[Note Insurer][, will insure the [Class [ ]] Notes as described in this prospectus supplement].

See "The Note Insurer" in this prospectus supplement.

INDENTURE

The notes will be issued pursuant to an indenture between the trust and the indenture trustee.

CUT-OFF DATE

[         ], 200[  ].

CLOSING DATE

On or about [         ], 200[  ].

PAYMENT DATES

The indenture trustee will make distributions on the [ ] day of each calendar month beginning in [ ] 200[ ]. If the [ ] day of a month is not a business day, then payments will be made on the next business day after the [ ] day of the month.

RECORD DATE

The [last] day preceding a payment date or, if the notes are no longer book-entry notes, the last day of the month preceding a payment date.

DENOMINATIONS

[The Class [ ] Notes will be issued in minimum denominations of] $[25,000] and multiples in excess of that.

                                      S-4

REGISTRATION OF NOTES

The [Class [ ]] Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the [Class [ ]] Notes may elect to hold their beneficial interests through The Depository Trust Company, in the
United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of Notes -- Book-Entry Notes" in this prospectus supplement.

THE MORTGAGE LOANS

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period.

The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group.
The principal balance of a mortgage loan (other than a liquidated mortgage loan)
on any day is equal to

o    its cut-off date principal balance,

     plus

o    any additional borrowings on that mortgage loan,

     minus

o    all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is liquidated, its principal balance will be zero.

Loan Rate

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of

o    the highest prime rate published in the Money Rates table of The Wall
     Street Journal as of the first business day of each calendar month

     and

o    a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates.
Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the [fifteenth]
day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [ ]-year repayment periods. These [ ]-year draw periods are generally extendible for an additional [ ] years with the approval of the master servicer.

                                      S-5

Statistical Calculation Date Information

The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans that will be included in the pool on the closing date. The statistical calculation information presented in this prospectus supplement relates to a statistical calculation pool that comprises approximately [ ]% of the mortgage loans that will be included in the trust fund. The aggregate principal balance of each statistical calculation loan group as of the statistical calculation date is the statistical calculation loan group balance. The statistical calculation date is
[ ], 200[ ].

Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the applicable statistical calculation loan group on the statistical calculation date.

See "Description of the Mortgage Loans" in this prospectus supplement for additional information concerning the statistical calculation pool and the mortgage loans in general.

THE [CLASS [    ]] NOTES

Note Rate

                                [Class [ ] Notes]

The note rate on the Class [ ] Notes may change from payment date to payment date. On any payment date the note rate for the [Class [ ]] Notes will equal
[the least of]:

o    LIBOR plus [    ]% per annum,

o    [the weighted average of the loan rates on the mortgage loans in loan group
     [ ] minus certain fees, expenses and minimum spread requirements, and

o    [    ]% per annum.]

[However, on any payment date for which the note rate for the Class [ ] Notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans in loan group [ ], the excess of the lesser of

o    [    ]% per annum and

o    LIBOR + [    ]% per annum

over the note rate will be paid (with interest at the rate of LIBOR + [ ]% per annum, but not at a rate in excess of [ ]% per annum) on the Class [ ] Notes on subsequent payment dates to the extent that funds are available in the priority described in this prospectus supplement.]

                                [Class [ ] Notes

The note rate on the Class [ ] Notes may change from payment date to payment date. On any payment date the note rate for the Class [ ] Notes will equal [the least of]:

o    LIBOR plus [   ]% per annum,

o    [the weighted average of the loan rates on the mortgage loans in loan group
     [ ] minus certain fees, expenses and minimum spread requirements, and

o    [    ]% per annum.]

[However, on any payment date for which the note rate for the Class [ ] Notes has been determined pursuant to the weighted

                                      S-6

average of the net loan rates on the mortgage loans in loan group [ ], the excess of the lesser of

o    [    ]% per annum and

o    LIBOR + [    ]% per annum

over the note rate will be paid (with interest at the rate of LIBOR + [ ]% per annum, but not at a rate in excess of [ ]% per annum) on the Class [ ] Notes on subsequent payment dates to the extent that funds are available in the priority described in this prospectus supplement.]] The insurance policy issued by [ ]
does not cover payment of basis risk carryforward.

See "Description of the Notes -- Payments on the Notes -- Application of
Interest Collections" in this prospectus supplement.

Interest Period

For each payment date and class of notes, the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Original Note Principal Balance

The original principal balance of [either] class of notes may be reduced or increased by not more than [5]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

The amount of principal paid on a class of notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

o    the payment date in [         ] and

o    the date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

See "Description of Notes -- Payments on the Notes -- Distributions of Principal
Collections" in this prospectus supplement.

[ADDITIONAL LOAN ACCOUNT

On the closing date approximately $[ ] will be deposited into an additional loan account [for loan group [ ] and approximately $[ ] will be deposited into an additional loan account for loan group [ ], each] held as a part of the trust fund. These funds represent the excess of the original principal balance of the
Class [ ] [and Class [ ]] Notes [,as applicable,] over the cut-off date principal balance of the mortgage loans in [their related] loan group [ ]
initially transferred to the trust fund. These funds are expected to be used through [ ] to acquire additional home equity loans that are not included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using

                                      S-7

generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the additional loan account[s]
on [ ] will be used to prepay the [Class [ ]] [related class of] Notes on the first payment date following such date.]

TERMINATION

The trust fund will terminate on the payment date following the later of

A. payment in full of all amounts owing to the note insurer [and any third party credit enhancer] and

B. the earliest of

   o    the payment date on which the principal balance of [both] classes of notes have been reduced to zero,

   o    the final payment or other liquidation of the last mortgage loan in the trust fund,

   o    the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

   o    the payment date in [         ].

The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any payment date on or after which

o    the aggregate principal balance of the mortgage loans is reduced to any amount less than or equal to [10]% of the sum of the aggregate original principal balance of the initial mortgage loans as of the initial cut-off date and the aggregate original principal balance of any additional home equity loans as of the respective cut-off dates, and

o    all amounts due and owing to the note insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on those amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

See "Description of the Indenture -- Termination; Retirement of the Notes" in
this prospectus supplement and "The Agreements -- Termination; Optional
Termination" in the prospectus.

CREDIT ENHANCEMENT

General

The trust fund includes various mechanisms that are intended to protect noteholders against losses on the mortgage loans.

Excess Interest

The indenture trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses that would otherwise be allocated to the notes related to that loan group, and to the extent described in this prospectus supplement, to the notes related to the other loan group.

                                      S-8

Limited Subordination of Transferor Interest

The sum of the amounts by which the loan group balance of each loan group in the trust fund exceeds the principal balance of its related notes is the transferor interest. Initially, the transferor interest will be $[__]. The transferor interest is expected to grow as interest collections in excess of trustee fees, amounts due the note insurer, interest accrued on the notes and certain loss amounts due on the notes are applied as principal payments on the notes, thereby creating overcollateralization of the notes. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related class of notes will cease, unless it is necessary to maintain the required level of overcollateralization. The transferor interest is also the mechanism that absorbs changes in the principal amount of mortgage loans in a loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the notes. IndyMac Bank, F.S.B. (or one of its affiliates) will be the owner of the transferor interest on the closing date.

See "Description of the Notes -- Limited Subordination of Transferor Interest"
in this prospectus supplement.

Policy

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the noteholders the full and complete payment of the guaranteed distributions consisting of

o     the guaranteed principal distribution amount with respect to the notes for the payment date, and

o     accrued and unpaid interest due on the notes.

The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the notes. The policy does not cover payment of basis risk carryforward.

In addition, the policy will guarantee the payment of the outstanding note principal balance on the payment date in [ ] (after giving effect to all other amounts distributable and allocable to principal on that payment date).

IN THE ABSENCE OF PAYMENTS UNDER THE POLICY, NOTEHOLDERS WILL DIRECTLY BEAR THE
CREDIT AND OTHER RISKS ASSOCIATED WITH THEIR PERCENTAGE INTEREST IN THE TRUST
FUND.

See "Description of the Indenture -- The Policy" in this prospectus supplement.

[Limited Cross-collateralization

The indenture will allow for limited cross-collateralization, in that certain excess cashflows from either loan group on any payment date will be applied to the funding of certain deficiencies in interest and principal on the notes related to the other loan group.]

[Reserve Fund

On the closing date, an account will be set up in the name of the indenture trustee on behalf of the noteholders, but will not be funded. Once the required level of

                                      S-9

overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future payment dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Notes or to cover losses on the mortgage loans in either loan group.]

TAX STATUS

Subject to the qualifications described under "Material Federal Income Tax
Consequences" in this prospectus supplement, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a note will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as a corporation, a publicly traded partnership taxable as a corporation or a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and
"Federal Income Tax Consequences" in the prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Generally, the notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986 as amended, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law. Any person who acquires a note on behalf of or with plan assets of an employee benefit or other plan subject to
ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

The [Class [ ]] Notes will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the [Class
[ ]] Notes.

See "Legal Investment" in the prospectus.

                                      S-10

NOTE RATING

The notes will not be offered unless they are each rated [ ] by [Rating Agency]
and [ ] by [Rating Agency]. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors - Rating of the
Securities Does Not Assure their Payment" and "Rating" in the prospectus.

                                      S-11

                                                        RISK FACTORS

o    The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under
     "Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING                    The underwriter intends to make a secondary market in the notes purchased
     YOUR NOTES...........................         by it, but has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue.
                                                   Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                                   The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CASH FLOW DISRUPTIONS COULD CAUSE PAYMENT          Substantial delays and shortfalls could result from liquidating
     DELAYS AND LOSSES....................         delinquent mortgage loans. Resulting shortfalls in distributions to noteholders could occur if the note insurer were unable to perform its obligations under the policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to noteholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the note insurer were unable to perform its obligations under the policy.

YIELD AND REINVESTMENT MAY BE ADVERSELY
     AFFECTED BY UNPREDICTABILITY OF               During the period that a borrower may borrow money under the
     PREPAYMENTS..........................         borrower's line of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the master

                                          S-12

                                                   servicer receives in any month (and in turn the amount
                                                   distributed to the holders of the related class of notes) may change significantly. Even during the repayment period, borrowers generally may prepay their mortgage loans at any time without penalty. [However, prepayments on loans secured by property in California and certain other jurisdictions may be subject to account termination fees during the first five years after origination of the loan.] Generally, revolving home equity loans are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The trust fund's prepayment experience may be affected by a wide variety of factors, including:

                                                   o        general economic conditions,

                                                   o        interest rates,

                                                   o        the availability of alternative financing and

                                                   o        homeowner mobility.

                                                   In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer permits the purchaser of the mortgaged property in question to assume the mortgage loan in a manner consistent with reasonable commercial practice.
                                                   See "Description of the Notes" in this prospectus supplement and "Certain
                                                   Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                                   The yield to maturity and weighted average life of your notes will be affected primarily by

                                                   o        the rate and timing of repayments and prepayments on the mortgage loans in your loan group as compared with the creation and amount of additional balances and

                                                   o        the realization of liquidation loss amounts.

                                                   You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected. [You also bear the reinvestment risk if by [ ] all of the funds in the additional loan account[s] have

                                               S-13

                                                  not been used to acquire additional home equity loans, which would result in a prepayment of [each class of] [the Class [ ]] Notes in an amount equal to the amount remaining in [its related] [the] additional loan account on that date]. See "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

WITHDRAWAL OR DOWNGRADING OF INITIAL               The rating of the notes will depend primarily on an assessment by
     RATINGS WILL AFFECT THE VALUE OF THE          the rating agencies of the mortgage loans and upon the financial
     NOTES................................         strength of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer may result in a reduction in the rating of the notes. A reduction in the rating assigned to the notes probably would reduce the market value of the notes and may affect your ability to sell them.

                                                   The rating by each of the rating agencies of the notes is not a recommendation to purchase, hold or sell the notes since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the notes at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

JUNIOR LIEN PRIORITY COULD RESULT IN               The mortgage loans are secured by mortgages that generally are
     PAYMENT DELAY OR LOSS................         second mortgages. The master servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan in the trust fund. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. If the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the note insurer is unable to perform its obligations under the policy, you will bear

                                                   o    the risk of delay in payments while any deficiency judgment against the borrower is sought and

                                                   o    the risk of loss if the deficiency judgment cannot be
                                                        obtained or is not realized on.

                                             S-14

                                                   See "Certain Legal Aspects of the Loans" in the prospectus.

DISTRIBUTIONS TO AND RIGHTS OF INVESTORS           [The seller] will treat its sale of the mortgage loans to the
     COULD BE ADVERSELY AFFECTED BY THE            depositor as a sale of the mortgage loans. [However, in the event
     BANKRUPTCY OR INSOLVENCY OF CERTAIN           of insolvency of [IndyMac Bank, F.S.B.], the Federal Deposit
     PARTIES..............................         Insurance Corporation (referred to as the FDIC) as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans.
                                                   If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payments on the notes and liquidate the mortgage loans with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes, together with interest thereon at the applicable note rate. In the event of the acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of the appointment of the
                                                   FDIC as conservator or receiver. The FDIC has a reasonable period of time
                                                   (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payment in the notes and possible reductions in the amount of such payments could occur]. [In the event of
                                                   [the Seller's] bankruptcy, the trustee in bankruptcy of [the Seller] may argue that the mortgage loans were not sold but were only pledged to secure a loan to [the Seller]. If that argument is made you could experience delays or reductions in payments on the notes.] The depositor will warrant in the sale and servicing agreement that the transfer of the mortgage loans by it to the trust fund is either a valid transfer and assignment of the mortgage loans to the trust fund or the grant to the trust fund of a security interest in the mortgage loans.

                                                   If certain events relating to the bankruptcy or insolvency of the transferor were to occur, [no further additional home equity loans would be acquired with any funds remaining in the additional loan account,]
                                                   additional balances would not be sold to the trust fund,

                                      S-15

                                                   and the rapid amortization period would commence.

                                                   If the master servicer becomes bankrupt, [the bankruptcy trustee or receiver][FDIC] may have the power to prevent the appointment of a successor master servicer.

                                                   o    any purchaser of a mortgage loan who had no notice of the prior conveyance to the trust fund if the purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

                                                   In those events, the trust fund would be an unsecured creditor of IndyMac
                                                   Bank, F.S.B.

DEVELOPMENTS IN [CALIFORNIA] COULD HAVE            Approximately [ ]% of the mortgage loans in statistical calculation loan
     DISPROPORTIONATE EFFECT ON THE POOL           group [ ] and approximately [ ]% of the mortgage loans in statistical
     OF MORTGAGE LOANS DUE TO GEOGRAPHIC           calculation loan group [ ] are secured by mortgaged properties located in
     CONCENTRATION OF MORTGAGED                    the State of [California]. After the statistical calculation date, the
     PROPERTIES...........................         geographic concentration could change because of the addition or removal of mortgage loans, prepayments or the creation of additional balances.
                                                   Property in [California] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

                                                   o    economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                                   o    declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the loan-to-value ratios; and

                                                   o    any increase in the market value of properties located in
                                                        [California] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

MASTER SERVICER HAS ABILITY TO CHANGE THE
     TERMS OF THE MORTGAGE LOANS..........         The master servicer may agree to changes in the terms of a credit line agreement if the changes

                                          S-16

                                                  o    do not materially and adversely affect the interest of
                                                        the related noteholders[, any third party credit enhancer]
                                                        or the note insurer, and

                                                   o    are consistent with prudent business practice.

                                                   In addition, the master servicer, within certain limitations, may increase the credit limit related to a mortgage loan or reduce the loan rate for a mortgage loan. Any increase in the credit limit related to a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, may increase the likelihood and would increase the severity of loss if a default occurs under the mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the related loan group's excess cash flow available to absorb losses.

YOUR RETURN COULD BE ADVERSELY AFFECTED
     BY DELINQUENT MORTGAGE LOANS.........         The trust fund may include mortgage loans that are 59 or fewer
                                                   days delinquent as of [               ] (the cut-off date for the
                                                   pool of mortgage loans). We expect that the principal balance of mortgage loans that are between 30 days and 59 days delinquent as
                                                   of the cut-off date will not exceed approximately $[      ].
                                                   Mortgage loans that are already delinquent may increase the risk that the trust fund will experience a loss if

                                                   o    the investor interest collections are not sufficient to
                                                        cover the investor loss amounts for any payment date,

                                                   o    amounts intended to provide protection for the notes
                                                        that are otherwise payable to the owner of the transferor
                                                        interest have been exhausted and

                                                   o    the note insurer fails to perform its obligations under
                                                        the policy.

EFFECT OF LOAN RATES ON THE                        The notes accrue interest at a rate based on the one-month LIBOR
     NOTES................................         index plus a specified margin, but are subject to a cap [based in part on the interest rates on
                                                   the mortgage loans].

                                                   The mortgage loans have interest rates that are based on the [Index], and have periodic and maximum limitations on adjustments to the loan rate. As a result,

                                              S-17

                                                   the notes may accrue less interest than they would accrue if the note rate were based solely on the LIBOR index plus the specified margin.

                                                   A variety of factors could affect the interest rates on the mortgage loans and thus limit the note rate. Some of these factors are described below:

                                                   o    Each note rate adjusts [monthly] while the loan rates on the mortgage loans may adjust less frequently. Consequently, the loan rates may limit increases in one or both note rates for extended periods in a rising interest rate environment.

                                                   o    The [Index] may respond to different economic and market factors than
                                                        LIBOR and thus may increase or decrease at different times. As a result, the loan rates could decline while LIBOR is stable or rising.
                                                        And although both the loan rates and LIBOR may either decline or increase during the same period, the loan rates could decline more rapidly or increase more slowly than LIBOR.

                                                   These factors may adversely affect the yield to maturity on the notes. Any basis risk carryforward will be paid on the notes only to the extent of available funds as described in this prospectus supplement. We cannot assure you that all basis risk carryforward will be paid. [In addition, the policy does not cover, and the ratings of the notes do not address the likelihood of, the payment of basis risk carryforward.]

[CERTAIN RIGHTS MAY BE AFFECTED BY THE
     ISSUANCE OF [TWO] CLASSES OF NOTES            The ability to declare an event of master servicing termination
     SECURED BY A SINGLE TRUST FUND.......         under the sale and servicing agreement or an event of default under the indenture, or to amend the sale and servicing agreement or the indenture rests with the note insurer and the holders of specified percentages of the notes in both groups. [In addition, under certain circumstances the third party credit enhancer will have those rights as they relate to the Class [ ] Notes.] As a result you may have less ability to control certain actions than you would have had if only a single class of notes had been issued.]

                                                   For a discussion of additional risks pertaining to the notes, see "Risk
                                                   Factors" in the prospectus.

                                      S-18

[IMPACT OF WORLD EVENTS                            The economic impact of the United States' military operations in
                                                   Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer
                                                   confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the
                                                   performance of the mortgage loans. Any adverse impact to the mortgage loans resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Relief
                                                   Act.]

                                       THE TRUST

GENERAL

         IndyMac Home Equity Loan Trust 200[ ]-[ ] is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, dated
[     , 200[ ]], between IndyMac ABS, Inc., as depositor, and [Name of owner trustee], as owner trustee, to enter into the transactions described in this prospectus supplement. After its formation, the trust will not engage in any activity other than

         o acquiring, holding and managing the mortgage loans and the other assets of the trust and their proceeds,

         o issuing the Notes and the transferor's interest,

         o making payments on the Notes and the transferor's interest, and

         o engaging in other activities that are appropriate in connection these activities.

         The trust's principal offices are located in [Wilmington, Delaware], in care of [Name of owner trustee], as owner trustee, at its address below.

TRUST ASSETS

The property of the trust will generally consist of:

         o the principal balance of each mortgage loan as of the close of business on cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement during the life of the trust fund ("Additional Balances");

         o the related mortgage files;

         o collections on the mortgage loans received after the cut-off date
(exclusive of payments of accrued interest due on or before the cut-off date);

         o mortgaged properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

                                      S-19

         o the collection account for the Notes (excluding its net earnings);

         o [the Additional Loan Account[s] and any additional loans purchased with their proceeds;]

         o [the Reserve Fund (excluding its net earnings);]

         o the Policy and any further credit enhancement for the Notes; and

         o an assignment of the depositor's rights under the purchase agreement.

         The assets of the trust comprising loan group [ ], the related collection account, [the related Additional Loan Account, the Reserve Fund,] the
Policy, and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the
Class [ ] Notes pursuant to the indenture. [The assets of the trust comprising loan group [ ], the related collection account, [the related Additional Loan
Account, the Reserve Fund,] the Policy, and the depositor's rights under the agreement under which it purchased the mortgage loans will be pledged to the indenture trustee as security for the Class [ ] Notes pursuant to the indenture.]

         A substantial portion of the economic interest in the mortgage loans, and consequently the trust, is related to the repayment of the Notes and subject to the lien of the indenture. All of the remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor.

         The transferor has the right to sell or pledge the transferor interest at any time, if

         o the Rating Agencies have notified the transferor and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy [or any other third party credit enhancements], and

         o certain other conditions specified in the trust agreement are satisfied.

         The owner trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the trust fund under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

         The owner trustee may resign at any time, in which event the indenture trustee must appoint a successor acceptable to the Note Insurer. The indenture trustee may also remove the owner trustee if it ceases to be eligible to continue as such under the trust agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

                                      S-20

DUTIES OF THE OWNER TRUSTEE

         The owner trustee will make no representations as to the validity or sufficiency of the trust agreement, the Notes, or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes, or the mortgage loans, or the investment of any monies by the master servicer before being deposited into the collection accounts. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee under the trust agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the trust agreement.

CERTAIN ACTIVITIES

         The trust fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the trust agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Notes for the mortgage loans), or repurchase or otherwise reacquire its securities. See
"Description of the Sale and Servicing Agreement -- Evidence as to Compliance"
above for information regarding reports as to the compliance by the master servicer with the sale and servicing agreement.

TERMINATION

         In no event, however, will the trust fund created by the trust agreement continue for more than 21 years after the death of certain individuals named in the sale and servicing agreement. Written notice of termination of the trust agreement will be given to each noteholder, and the final distribution will be made only upon surrender and cancellation of the Notes at an office or agency appointed by the indenture trustee which will be specified in the notice of termination.

THE OWNER TRUSTEE

         [Name of owner trustee] will act as the owner trustee under the trust agreement. [Name of owner trustee] is a Delaware banking corporation and its principal officers are located at [ ], [Wilmington, Delaware].

                                THE NOTE INSURER

         The following information in this section has been provided by [Note
Insurer] (the "Note Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of the information in this section.

         [Description of Note Insurer, including financial information]

                                      S-21

                               THE MASTER SERVICER

GENERAL

         [IndyMac Bank, F.S.B. ("IndyMac Bank") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement.
The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family properties, individual units in planned unit developments or condominium units.

         IndyMac Bank may perform any of its obligations under the sale and servicing agreement dated as of [ ], 200[ ] among IndyMac ABS, Inc., as depositor, IndyMac Bank, as seller and master servicer [Name of third party enhancer, if any] and [Name of owner trustee], as owner trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.]

THE MASTER SERVICER

         [IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena,
California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac
Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac
Bancorp, Inc.

         Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings")
acquired SGV Bancorp, the holding company of First Federal Savings and Loan
Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of
Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac,
Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac
Bancorp, Inc., SGV Bancorp changed its name to IndyMac Intermediate Holdings,
Inc. and First Federal changed its name to IndyMac Bank, F.S.B.

         The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs n servicing the mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans.

         During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac,
Inc. with direct servicing capabilities for mortgage loans,

                                      S-22

including home equity revolving credit line loans. Prior to that time,
IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan Services, Inc. was contributed to IndyMac
Bank. As of the closing date, it is expected that IndyMac Bank will directly service [__%] of the initial mortgage loans (by cut-off date pool principal balance). With respect to the other mortgage loans in the mortgage pool, as of the closing date, it is expected that IndyMac Bank will perform its servicing obligations under the sale and servicing agreement through one or more subservicers.

         If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise.
Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

         As of ______, 200_, IndyMac Bank provided servicing for approximately
$___ billion in conventional mortgage loans, of which approximately $[ ]
comprised home equity loans.]

                          THE HOME EQUITY LOAN PROGRAM

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

         The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan

[Description of Specific Underwriting Procedures to be Included in the
                Prospectus Supplement for an Actual Transaction]

SERVICING OF THE MORTGAGE LOANS

         [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

         o the collection and aggregation of payments relating to the mortgage loans;

         o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and

         o the preparation of tax related information in connection with the mortgage loans.

[Description of Specific Servicing Standards to be Included in the
                Prospectus Supplement for an Actual Transaction]

                                      S-23

FORECLOSURE AND DELINQUENCY EXPERIENCE

         [IndyMac, Inc. commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during
August 1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.]

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans in the loan groups. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans in the loan groups will experience.

         For the purposes of the following table:

         o The period of delinquency is based on the number of days payments are contractually past due.

         o Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.]

                                             DELINQUENCY AND FORECLOSURE EXPERIENCE

                                AS OF [         ]             AS OF [         ]             AS OF [         ]
                                -----------------             -----------------             -----------------
                            PRINCIPAL                       PRINCIPAL                    PRINCIPAL
                             BALANCE      PERCENTAGE         BALANCE      PERCENTAGE      BALANCE       PERCENTAGE
                             -------      ----------         -------      ----------      -------       ----------

Portfolio................   $[      ]         --            $[      ]        --          $[      ]         --
Delinquency percentage
      30-59 Days.........   $[      ]        [  ]%          $[      ]       [  ]%        $[      ]        [  ]%
      60-89 Days.........    [      ]        [  ]            [      ]       [  ]          [      ]        [  ]
      90+ Days...........    [      ]        [  ]            [      ]       [  ]          [      ]        [  ]
                            ---------        -----          ---------       -----        ---------        -----
         Total...........   $[      ]        [  ]%          $[      ]       [  ]%        $[      ]        [  ]%
                            =========        =====          =========       =====        =========        =====
Foreclosure Rate.........   $[      ]        [  ]%          $[      ]       [  ]%        $[      ]        [  ]%
Bankruptcy Rate..........   $[      ]        [  ]%          $[      ]       [  ]%        $[      ]        [  ]%

                                      S-24

         Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans its services and higher net losses on liquidated loans.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         [Certain statistical information concerning the pool of mortgage loans is set forth below (the pool is referred to as the "Statistical Calculation
Pool" and each mortgage loan is referred to as a "Statistical Calculation Pool
Mortgage Loan"). The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) -- loan group [ ] and loan group [
]. The repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ] only [and the repayment of the Class [ ] Notes will be secured by a security interest in loan group [ ].] [Loan group [ ] information is included chiefly to provide a better understanding about the trust fund.] A detailed description of the mortgage loans actually delivered (the "Detailed
Description") will be available to purchasers of the Notes at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Notes. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date and will also include, among other things, the following information regarding the mortgage loans:

         o the outstanding principal balances of the mortgage loans as of [ ],
200[ ] (the cut-off date) [or the related transfer date],

         o the lien priorities of the mortgage loans,

         o the loan rates borne by the mortgage loans as of the cut-off date,

         o the combined loan-to-value ratios of the mortgage loans,

         o the remaining term to scheduled maturity of the mortgage loans,

         o the type of properties securing the mortgage loans,

         o the geographical distribution of the mortgage loans by state and

         o the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

                                      S-25

         [The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the additional loan accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are either first or second mortgages or deeds of trust on mortgaged properties expected to be located in
[49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments or condominium units. See " -- Mortgage Loan Terms" below.

         Information regarding the Statistical Calculation Pool Mortgage Loans as of [ ], 200[ ] (the "Statistical Calculation Date") can be found on the tables on pages [S-__] through [S-__].]

MORTGAGE LOAN TERMS

         [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[ ]. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable index rate. The Statistical Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate ranging from [ ]% to [ ]% per annum, subject to applicable usury limitations. See "Certain Legal Aspects of the Loans -- Applicability of Usury Laws" in the prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The margin generally ranges between [ ]% and [ ]%. The index rate is based on the highest "prime rate"
published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

         The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistical
Calculation Pool Mortgage Loans was approximately [ ]%. The weighted average second mortgage ratio for the Loan Group [ ] Statistical Calculation Pool
Mortgage Loans was approximately [ ]%.

         IndyMac Bank generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

         In general, the home equity loans may be drawn on during a draw period of either [five] years or [three] years. Home equity loans with a draw period of
[five] years (which generally may be extendible for an additional [five] years, with IndyMac Bank's approval) constitute approximately [ ]% of the Loan Group [
] Statistical Calculation Pool Mortgage Loans and approximately [ ]% of the Loan
Group [ ] Statistical Calculation Pool Mortgage Loans, each by Statistical
Calculation Date Principal Balance. Home equity loans with a draw period of
[three] years (which generally may be extendible for an additional [three]
years, with IndyMac

                                      S-26

Bank's approval) constitute approximately [ ]% of the Loan Group [ ] Statistical
Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ]
Statistical Calculation Pool Mortgage Loans, each by Statistical Calculation
Date Principal Balance. Mortgage loans with a [five] year draw period are generally subject to a [fifteen] year repayment period following the end of the draw period. Mortgage loans with a [three] year draw period are generally subject to a [ten] year repayment period following the end of the draw period.
During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance at the end of the draw period for loans with a [five] year draw period or [1/120] of the outstanding principal balance at the end of the draw period for loans with a [three] year draw period.

         The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

         The principal balance of a mortgage loan (other than a Liquidated
Mortgage Loan) on any day is equal to

         o its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the additional home equity loans] plus

         o any Additional Balances for the mortgage loan, minus

         o all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Difference between Statistical Calculation Pool and Cut-off Date Pool.
The statistical information presented in this prospectus supplement for each loan group reflects the mortgage loans originated by the seller through the
Statistical Calculation Date, and is based on the number and the principal balances of the mortgage loans in each loan group as of the Statistical
Calculation Date. The depositor expects that the actual pool as of the Closing
Date will represent approximately $[ ] aggregate principal balance of mortgage loans. Loan group [ ], which has a Statistical Calculation Date Principal
Balance of approximately $[ ], is expected to have a cut-off date principal balance of approximately $[ ]. Loan group [ ], which has a Statistical
Calculation Date Principal Balance of approximately $[ ], is expected to have a cut-off date principal balance of $[ ]. [The trust also will include approximately $[ ] for loan group [ ] and $[ ] for loan group [ ] in the relevant additional loan accounts that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated by the seller on or before the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistical Calculation Pool Mortgage Loans, as to
which statistical information is presented in this prospectus supplement,

                                      S-27

some amortization will occur and some Additional Balances may be created before the cut-off date. Moreover, certain Statistical Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of characteristics of each
Statistical Calculation Loan Group as presented in this prospectus supplement, although the variance will not be material. If the seller does not, as of the cut-off date, have the full amount of mortgage loans that the depositor expects to purchase from the seller and sell to the trust fund on the cut-off date (i.e.
approximately $[ ] aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Notes may not decrease or increase by more than [5]%. [For each loan group, the excess of the original principal balance of the related Notes over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the "Additional Loan Account"). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the "Additional Home Equity Loans"). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional
Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage
Loans. Any funds remaining in the Additional Loan Account on [ ] will be used to prepay the Class [ ] Notes on the first payment date].

         The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistical
Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistical Calculation Pool or the
Loan Group [ ] Statistical Calculation Pool, as applicable, as of the close of business on the Statistical Calculation Date:

                                      S-28

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES                    LOANS               BALANCE            PRINCIPAL BALANCE
            ---------------------------                    -----               -------            -----------------

$             -$         .......................                            $                                  %
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
                                                           -----               -------                   ------
         Total..................................                            $                            100.00%
                                                           =====               =======                   ======

         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and
(ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                                      S-29

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
      RANGE OF COMBINED LOAN-TO-VALUE RATIOS               LOANS               BALANCE            PRINCIPAL BALANCE
      --------------------------------------               -----               -------            -----------------

Less than      %................................                               $                               %
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The loan rates in the following table reflect the fact that approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage
Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ]
Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date
Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                                      S-30

                                   LOAN RATES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                                                           LOANS               BALANCE            PRINCIPAL BALANCE
                                                           -----               -------            -----------------

Less than      %................................                               $                               %
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-31

                             GEOGRAPHIC DISTRIBUTION

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                       STATE                               LOANS               BALANCE            PRINCIPAL BALANCE
                       -----                               -----               -------            -----------------

     ...........................................                               $                               %
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................

                                      S-32

     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
                                                           -----               -------                   ------
     Total......................................                              $                          100.00%
                                                           =====               =======                   ======

         The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                  PROPERTY TYPE

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                   PROPERTY TYPE                           LOANS               BALANCE            PRINCIPAL BALANCE
                   -------------                           -----               -------            -----------------

Single Family Residence.........................                               $                               %
Planned Unit Development........................
Condominium Unit................................
2-4 Family Residence............................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                  LIEN PRIORITY

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                   LIEN PROPERTY                           LOANS               BALANCE            PRINCIPAL BALANCE
                   -------------                           -----               -------            -----------------

1st Liens.......................................                               $                               %
2nd Liens.......................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-33

                                     MARGINS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                 RANGE OF MARGINS                          LOANS               BALANCE            PRINCIPAL BALANCE
                 ----------------                          -----               -------            -----------------

     %..........................................                               $                               %
     -        ..................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The credit limit utilization rates in the following table are determined by dividing the Loan Group [ ] Statistical Calculation Date Balance
for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                                      S-34

                         CREDIT LIMIT UTILIZATION RATES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                  RANGE OF CREDIT                        MORTGAGE             PRINCIPAL            DATE AGGREGATE
              LIMIT UTILIZATION RATES                      LOANS               BALANCE            PRINCIPAL BALANCE
              -----------------------                      -----               -------            -----------------

     %..........................................                               $                               %
     -        ..................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                  MAXIMUM RATES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                   MAXIMUM RATES                           LOANS               BALANCE            PRINCIPAL BALANCE
                   -------------                           -----               -------            -----------------

%...............................................                               $                               %
.................................................
.................................................
.................................................
.................................................
.................................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-35

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                  RANGE OF MONTHS                        NUMBER OF              UNPAID               CALCULATION
                   REMAINING TO                          MORTGAGE             PRINCIPAL            DATE AGGREGATE
                SCHEDULED MATURITY                         LOANS               BALANCE            PRINCIPAL BALANCE
                ------------------                         -----               -------            -----------------

     -..........................................                               $                               %
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The above table assumes that the draw period for Loan Group [ ]
Statistical Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and
(b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                 ORIGINATION YEAR                          LOANS               BALANCE            PRINCIPAL BALANCE
                 ----------------                          -----               -------            -----------------

     ...........................................                               $                               %
     ...........................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-36

                               DELINQUENCY STATUS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                     LOANS               BALANCE            PRINCIPAL BALANCE
             -------------------------                     -----               -------            -----------------

Current.........................................                               $                               %
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-37

                                  CREDIT LIMITS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
              RANGE OF CREDIT LIMITS                       LOANS               BALANCE            PRINCIPAL BALANCE
              ----------------------                       -----               -------            -----------------

$             -$         .......................                               $                               %
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
                                                           -----               -------                   ------
         Total..................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-38

                                 LOAN GROUP [ ]

                               PRINCIPAL BALANCES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
            RANGE OF PRINCIPAL BALANCES                    LOANS               BALANCE            PRINCIPAL BALANCE
            ---------------------------                    -----               -------            -----------------

$             -$         .......................                               $                               %
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
                                                           -----               -------                   ------
         Total..................................                               $                         100.00%
                                                           =====               =======                   ======

         The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the mortgage loans and
(ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) and whose denominator is the lesser of (i) the appraised value of the related mortgaged property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of the mortgaged property.

                                      S-39

                          COMBINED LOAN-TO-VALUE RATIOS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
      RANGE OF COMBINED LOAN-TO-VALUE RATIOS               LOANS               BALANCE            PRINCIPAL BALANCE
      --------------------------------------               -----               -------            -----------------

Less than      %................................                               $                               %
     -        ..................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The loan rates in the following table reflect the fact that approximately [ ]% of the Loan Group [ ] Statistical Calculation Pool Mortgage
Loans by Statistical Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ]
Statistical Calculation Pool Mortgage Loans by Statistical Calculation Date
Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                                      S-40

                                   LOAN RATES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                                                           LOANS               BALANCE            PRINCIPAL BALANCE
                                                           -----               -------            -----------------

Less than      %................................                               $                               %
     -        ..................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-41

                             GEOGRAPHIC DISTRIBUTION

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                       STATE                               LOANS               BALANCE            PRINCIPAL BALANCE
                       -----                               -----               -------            -----------------

     ...........................................                               $                               %
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................

                                      S-42

     ...........................................
     ...........................................
     ...........................................
     ...........................................
     ...........................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The geographic location used for the above table is determined by the address of the mortgaged property securing the related mortgage loan.

                                  PROPERTY TYPE

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                   PROPERTY TYPE                           LOANS               BALANCE            PRINCIPAL BALANCE
                   -------------                           -----               -------            -----------------

Single Family...................................                               $                               %
Planned Unit Development........................
Low-rise Condominium Unit.......................
2-4 Family Residence............................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                  LIEN PRIORITY

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                   LIEN PROPERTY                           LOANS               BALANCE            PRINCIPAL BALANCE
                   -------------                           -----               -------            -----------------

1st Liens.......................................                               $                               %
2nd Liens.......................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-43

                                     MARGINS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                 RANGE OF MARGINS                          LOANS               BALANCE            PRINCIPAL BALANCE
                 ----------------                          -----               -------            -----------------

     %..........................................                               $                               %
     -        ..................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The credit limit utilization rates in the following table are determined by dividing the Loan Group [ ] Statistical Calculation Date Balance
for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

                                      S-44

                         CREDIT LIMIT UTILIZATION RATES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                  RANGE OF CREDIT                        MORTGAGE             PRINCIPAL            DATE AGGREGATE
              LIMIT UTILIZATION RATES                      LOANS               BALANCE            PRINCIPAL BALANCE
              -----------------------                      -----               -------            -----------------

     %..........................................                               $                               %
     -        ..................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                  MAXIMUM RATES

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                   MAXIMUM RATES                           LOANS               BALANCE            PRINCIPAL BALANCE
                   -------------                           -----               -------            -----------------

%...............................................                               $                               %
.................................................
.................................................
.................................................
.................................................
.................................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-45

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                  RANGE OF MONTHS                        NUMBER OF              UNPAID               CALCULATION
                   REMAINING TO                          MORTGAGE             PRINCIPAL            DATE AGGREGATE
                SCHEDULED MATURITY                         LOANS               BALANCE            PRINCIPAL BALANCE
                ------------------                         -----               -------            -----------------

     -..........................................                               $                               %
     -         .................................
     -         .................................
     -         .................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

         The above table assumes that the draw period for Loan Group [ ]
Statistical Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and
(b) five year draw periods and ten year repayment periods will not be extended.

                                ORIGINATION YEAR

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
                 ORIGINATION YEAR                          LOANS               BALANCE            PRINCIPAL BALANCE
                 ----------------                          -----               -------            -----------------

     ...........................................                               $                               %
     ...........................................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-46

                               DELINQUENCY STATUS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
             NUMBER OF DAYS DELINQUENT                     LOANS               BALANCE            PRINCIPAL BALANCE
             -------------------------                     -----               -------            -----------------

Current.........................................                               $                               %
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                  CREDIT LIMITS

                                                                                                    PERCENTAGE OF
                                                                                                   LOAN GROUP [  ]
                                                                              AGGREGATE              STATISTICAL
                                                         NUMBER OF              UNPAID               CALCULATION
                                                         MORTGAGE             PRINCIPAL            DATE AGGREGATE
              RANGE OF CREDIT LIMITS                       LOANS               BALANCE            PRINCIPAL BALANCE
              ----------------------                       -----               -------            -----------------

$             -$         .......................                               $                              %
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
$             -$         .......................
                                                           -----               -------                   ------
     Total......................................                               $                         100.00%
                                                           =====               =======                   ======

                                      S-47

CONVEYANCE OF MORTGAGE LOANS

         The obligation of the trust fund to purchase mortgage loans [for loan group [ ]] on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Note Insurer:

         o the mortgage loan may not be [60] or more days delinquent as of the
Closing Date;

         o the remaining term to stated maturity of the mortgage loan will not exceed [ ] months;

         o the mortgage loan will be secured by a mortgage in a first or second lien position;

         o the mortgage loan will not have a loan rate less than [ ]%;

         o the mortgage loan will be otherwise acceptable to the Note Insurer;

         o following the purchase of the mortgage loan by the trust fund, the mortgage loans as of the Closing Date

                  (a)  will have a weighted average loan rate of at least [ ]%;

                  (b)  will have a weighted average remaining term to stated
                       maturity of not more than [ ] months;

                  (c)  will have a weighted average combined loan-to-value ratio of not more than [ ]%;

                  (d)  will have no mortgage loan with a principal balance in excess of $[ ];

                  (e)  will have a concentration in any one state not in excess of [ ]%; and will have a concentration in any one zip
                       code not in excess of [ ]%;

                  (f)  will have not more than [ ]% in aggregate principal
                       balance of mortgage loans relating to non-owner occupied
                       properties;

                  (g)  will not have more than [ ]% in aggregate principal
                       balance of mortgage loans that were appraised
                       electronically; and

                  (h)  will have a weighted average FICO score of at least [ ]
                       points.

         o the mortgage loan shall have a combined loan-to-value ratio not in excess of [ ];

         o the mortgage loan will have a credit limit between $[ ] and $[ ];

         o the mortgage loan will have a margin between [ ]% and [ ]%; and

         o the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

         The trust fund may acquire Additional Home Equity Loans through [ ]
[that will be included in loan group [ ]] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The
Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity
Loans." Additional Home Equity Loans will be purchased using amounts on

                                      S-48

deposit in the Additional Loan Account[s] at a cash purchase price of [100]% of their principal balance on a designated cut-off date before [ ]. The amount paid from the Additional Loan Account[s] for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity
Loans [for a loan group], the aggregate principal balance of [the relevant] loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Additional
Loan Account will decrease accordingly.

         Any conveyance of Additional Home Equity Loans is subject to various conditions including:

         o that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

         o that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the Notes and the
Note Insurer;

         o that the trust fund receive opinions of counsel acceptable to the
Note Insurer and the indenture trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

         o that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

         [No discretion will be exercised in the selection of the Additional
Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Additional Loan Account are expended. On that last day, the
Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the initial closing date.]

[THE ADDITIONAL LOAN ACCOUNT

         The assets of the trust fund will include the Additional Loan
Account[s] that will contain approximately $[ ] on the closing date representing the excess of the original principal balance of the [Class [ ]] Notes over the cut-off date principal balance of the mortgage loans [in loan group [ ]]
initially transferred to the trust fund on the closing date. Monies in the
Additional Loan Account[s] are expected to be used to purchase Additional Home
Equity Loans through [ ]. The Additional Loan Account[s] will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit in the Additional Loan Account[s] on [ ] will be used to prepay the [relevant class of] [Class [ ]] Notes on the first payment date.
Net income on investment of funds in the Additional Loan Account[s] will be paid to the master servicer, and will not be available for payment on the Notes.]

                                      S-49

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The sale and servicing agreement, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date distributions of principal, in the amounts described under
"Description of the Notes -- Distributions on the Notes," until the Note principal balance is reduced to zero. During the Managed Amortization Period, noteholders will receive amounts from principal collections based on the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition, the funds remaining in the Additional Loan Account[s] on [ ] after the purchase of any Additional Home
Equity Loans on that date will be used to prepay the [relevant class of] [Class
[ ]] Notes on the first payment date.]

         For any date of calculation through the first payment date on which the balance of the transferor interest for a loan group is greater than or equal to the applicable Required Transferor Subordinated Amount, the "Investor Fixed
Allocation Percentage" will equal the greater of (i) [ ]% and (ii) 100% minus the percentage obtained by dividing the amount of the transferor interest allocable to a loan group at the beginning of the relevant Collection Period by the loan group balance at the beginning of the relevant Collection Period.
Thereafter, the Investor Fixed Allocation Percentage will equal [ ]%. During a
Rapid Amortization Period, noteholders will receive amounts from principal collections based solely on the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to noteholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the noteholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation
Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to noteholders. This is especially true during the Rapid Amortization Period when the noteholders are entitled to receive their respective Investor Principal Collections and not a lesser amount.

         In addition, respective Investor Interest Collections may be distributed as principal to noteholders of Notes in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Notes related to a particular loan group, those noteholders may also receive the amount of those losses as payment of principal from the related Investor Interest Collections,
Investor Interest Collections from the other loan group, the Subordinated
Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Notes.

         [As of the closing date, the transferor interest with respect to each loan group will be $0. The transferor interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated
Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the transferor interest may grow. An increase in the transferor interest due to additional draws

                                      S-50

may also result in noteholders receiving principal at a greater rate during the
Rapid Amortization Period because the noteholders' share of principal collections on the mortgage loans in a loan group is based on the applicable
Investor Fixed Allocation Percentage (without reduction). The sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group and release them from the lien of the indenture at any time during the life of the trust fund, so long as the portion of the transferor interest related to the applicable loan group (after giving effect to the removal) is not less than the related Minimum Transferor Interest. See
"Description of the Sale and Servicing Agreement -- Optional Transfers of
Mortgage Loans to the Transferor."

         All of the mortgage loans may be prepaid in full or in part at any time. [However, mortgage loans secured by mortgaged properties in [ ] are subject to an account termination fee equal to the lesser of $[ ] or [ ] months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its [ ]
year anniversary.] In addition, mortgage loans secured by mortgaged properties
[in other jurisdictions] may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $[ ]
and do not apply to accounts terminated after a date designated in the related mortgage note that, depending on the jurisdiction, ranges between [ ] months and
[ ] years following origination. The prepayment experience of the mortgage loans in a loan group will affect the weighted average life of the related Notes.

         The rate of prepayment on the mortgage loans cannot be predicted.
Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described in this prospectus supplement under "Description of the Mortgage Loans -- Mortgage Loan
Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain
"due-on-sale" provisions, and the master servicer intends to enforce them, unless

         o enforcement is not permitted by applicable law or

         o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

         The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the
Loans -- Due-on-Sale Clauses" in the prospectus.

         The seller is not required to deliver certain documents relating to the mortgage loans to the indenture trustee until [30] days after the Closing Date
[(or in the case of the Additional

                                      S-51

Home Equity Loans, until 21 days after they are acquired by the trust fund)].
See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage
Loans." If the seller fails to deliver all or a portion of the required documents for any mortgage loan to the depositor, or, at the depositor's direction, to the indenture trustee within the required period, the seller must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the related loan group balance, thus reducing the amount of the transferor interest related to relevant loan group. If the deduction would cause the portion of the transferor interest related to the relevant loan group to become less than the related Minimum Transferor Interest at the time, the seller must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the portion of the transferor interest would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute
Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated as a payment in full of the mortgage loan.

         The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by the investor at the time the
Notes were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

         We cannot predict the level of prepayments that will be experienced by the trust fund and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment
Considerations" in the prospectus.

                                   POOL FACTOR

         The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note principal balance of each class of
Notes as of each payment date as a proportion of the Original Note Principal
Balance after giving effect to any distribution of principal to that class of
Notes on the payment date. On the Closing Date, the pool factor for each class of Notes will be 1.0000000. See "Description of the Notes -- Distributions on
the Notes." Thereafter, the pool factor for each class of Notes will decline to reflect reductions in the related Note principal balance resulting from distributions of principal to that class of Notes and the related Invested
Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

         Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the Invested Amount, the pool factor and various other items of information for each class of Notes will be made available to the noteholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ]calendar year, information for tax reporting purposes will be made available to each person who has been a noteholder of record at any time

                                      S-52

during the preceding calendar year. See "Description of the Notes -- Book-Entry
Notes" and "Description of the Indenture -- Reports to Noteholders."

                            DESCRIPTION OF THE NOTES

         The Home Equity Loan Asset Backed Notes Class [ ] and Class [ ] (each is sometimes referred to as a "Class"), Series 200[ ]-[ ] (the "Notes") will be issued pursuant to the indenture. The form of the indenture has been filed as an exhibit to the Registration Statement of which this prospectus supplement and the prospectus is a part.

GENERAL

         The [Class [ ]] Notes will be issued in denominations of $[25,000] and multiples in excess of that. The repayment of the Class [ ] Notes will be secured by a securities interest in loan group [ ] and the repayment of the
Class [ ] Notes [(which are not offered by this prospectus supplement)] will be secured by a security interest in loan group [ ].

         Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the note register for the Notes. See " -- Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of
Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the trust fund represented by the
Notes as of the Closing Date is expected to equal approximately $[ ] (the
"Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date pool balance [and the additional loan accounts].

         As of the Closing Date, the principal balance of the Class [ ] Notes is expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"),
which represents approximately 100% of the sum of the cut-off date loan group [
] principal balance [and approximately $[ ] deposited in the related additional loan account]. The "Class [ ] Original Note Principal Balance" is expected to equal approximately $[ ].

         As of the Closing Date, the principal balance of the Class [ ] Notes is expected to equal approximately $[ ] (the "Class [ ] Original Invested Amount"),
which represents approximately 100% of the sum of the cut-off date loan group
[ ] principal balance [and the amount deposited in the Additional Loan Account].
The "Class [ ]Original Note Principal Balance" is expected to equal approximately $[ ]. [Of the Class [ ] Original Invested Amount approximately
$[ ] represents the proceeds deposited into the Additional Loan Account which may be used through [ ] to purchase additional home equity loans for addition to loan group [ ].]

         Following the Closing Date, the "Invested Amount" for each class of
Notes for any payment date will be an amount equal to the Original Invested
Amount for the class of Notes minus

                                      S-53

         o the amount of the related Investor Principal Collections previously distributed on the class of Notes [and any return of the related additional loan account funds], and minus

         o an amount equal to the product of the related Investor Floating
Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group for the payment date.

         For each class of Notes, the principal amount of the outstanding Notes in that class on any payment date is equal to the applicable Original Note
Principal Balance minus the aggregate of amounts actually distributed as principal to the Notes in that class. See " -- Distributions on the Notes"
below. Each Note represents the right to receive payments of interest at the related note rate and payments of principal as described below.

         The residual interest in the mortgage loans in the trust fund will be represented by a single transferor interest that will be owned by the transferor. The portion of the transferor interest related to a loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding the date of determination, less the
Invested Amount for the loan group as of the close of business on the preceding payment date.

         The Required Transferor Subordinated Amount initially is approximately
$[ ], which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related additional loan account] plus approximately [ ]% of the cut-off date loan group
[ ] balance [and the amount originally deposited in the Additional Loan
Account], but the indenture requires the transferor interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest. The owner of the transferor interest will initially be the seller (or one of its affiliates).
In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

         The Note Insurer requires, based on the Insurance Agreement, that the portion of the transferor's interest related to each class of Notes be maintained at the related Required Transferor Subordinated Amount for the class.
The portion of the transferor's interest related to each class of Notes as of the closing date will be zero, which is less than the initial Required
Transferor Subordinated Amount, thus requiring an increase in the transferor's interest on future payment dates until it equals the Required Transferor
Subordinated Amount.

BOOK-ENTRY NOTES

         The [Class [ ]] Notes will be book-entry notes. Persons acquiring beneficial ownership interests in the [Class [ ]] Notes may elect to hold their
[Class [ ]] Notes through the Depository Trust Company in the United States, or
Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry notes will be issued in one or more notes that equal the aggregate principal balance of the [Class [ ]] Notes and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream,
Luxembourg's and Euroclear's names on the books of their respective depositaries,

                                      S-54

which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing [Class [ ]] Note principal balances of
$[1,000] and in multiples in excess of that. Except as described below, no person acquiring a book-entry note will be entitled to receive a definitive note representing the [Class [ ]] Note. Until definitive notes are issued, Cede &
Co., as nominee of DTC, is expected to be the only "noteholder" of the [Class
[ ]] Notes. Beneficial owners of [Class [ ]] Notes will not be noteholders as that term is used in the indenture. Beneficial owners of [Class [ ]] Notes are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

         The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a
DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Beneficial owners of [Class [ ]] Notes will receive all distributions of principal of, and interest on, the [Class [ ]] Notes from the indenture trustee through DTC and DTC participants. While the [Class [ ]] Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the
"Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the [Class [ ]] Notes and must receive and transmit distributions of principal of, and interest on, the [Class [ ]] Notes.
Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom beneficial owners of [Class [ ]] Notes have accounts for [Class [ ]] Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners of [Class [ ]] Notes. Accordingly, although beneficial owners of [Class [ ]] Notes will not possess [Class [ ]] Notes, the Rules provide a mechanism by which beneficial owners of [Class [ ]] Notes will receive distributions and will be able to transfer their interest.

         Beneficial owners of [Class [ ]] Notes will not receive or be entitled to receive notes representing their respective interests in the [Class [ ]]
Notes, except under the limited circumstances described below. Until definitive notes are issued, beneficial owners of [Class [ ]] Notes who are not participants may transfer ownership of [Class [ ]] Notes only through participants and indirect participants by instructing them to transfer [Class
[ ]] Notes, by book-entry transfer, through DTC for the account of the purchasers of the [Class [ ]] Notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of [Class [ ]] Notes will be executed through
DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may

                                      S-55

be, on their records on behalf of the selling and purchasing beneficial owners of [Class [ ]] Notes.

         Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or
Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant
Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Consequences
-- Foreign Investors" and " -- Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain
U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules and on behalf of the relevant
European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream,
Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives)
own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as
"Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10,
2000, Cedelbank's parent

                                      S-56

company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche
Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel
International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         In furtherance of the merger, the Board of Directors of New Cedel
International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream."
Effective January 14, 2000, New Cedel International has been renamed
"Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme." On January 17, 2000 Deutsche
Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking," the entity previously named
"Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between
Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream,
Luxembourg in any of 36 currencies, including United States dollars.
Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to
Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,
Luxembourg. Clearstream, Luxembourg has established an electronic bridge with
Euroclear Bank S.A./N.V as the Operator of the Euroclear System (MGT/EOC) in
Brussels to facilitate settlement of trades between Clearstream, Luxembourg and
MGT/EOC.

         Euroclear was created in 1968 to hold securities for participants of
Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be

                                      S-57

settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. All operations are conducted by the
Euroclear operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear
Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for
Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is Euroclear Bank S.A./N.V.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and
Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry notes will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the distributions to the beneficial owners of the book-entry notes that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry notes that it represents.

         Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co. Distributions on [Class [ ]]
Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Material Federal Income Tax Consequences -- Foreign Investors" and " --
Backup Withholding" in this prospectus supplement. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry notes, may be limited due to the lack of physical notes for book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of
[Class [ ]] Notes in the secondary market since certain potential investors may be unwilling to purchase [Class [ ]] Notes for which they cannot obtain definitive notes.

                                      S-58

         Monthly and annual reports on the trust fund provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

         DTC has advised the transferor and the indenture trustee that, until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Clearstream,
Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a
Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some [Class [ ]]
Notes that conflict with actions taken for other [Class [ ]] Notes.

         Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if

         o DTC or the transferor advises the indenture trustee in writing that
DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the book-entry notes and the transferor or the indenture trustee is unable to locate a qualified successor,

         o the transferor, at its sole option, elects to terminate a book-entry system through DTC or

         o after the occurrence of an Event of Servicing Termination, beneficial owners having interests aggregating not less than 51% of the Note principal balance of the book-entry notes advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the availability of definitive notes, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive notes. Upon surrender by DTC of the global notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of [Class [ ]] Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

                                      S-59

         The foregoing information with respect to DTC has been provided for informational purposes only and is not a representation, warranty, or contract modification of any kind by DTC.

DISTRIBUTIONS ON THE NOTES

         Beginning with the first payment date (which will occur on [ ]), distributions on the Notes will be made by the indenture trustee or the paying agent on each payment date to the persons in whose names the Notes are registered at the close of business on the day before each payment date or, if the Notes are no longer book-entry notes, at the close of business on the record date (which is the day before a distribution date, so long as the notes are book-entry notes or, if the notes are no longer book-entry notes, the [last] day of the month preceding the payment date). The term payment date means the
[fifteenth] day of each month or, if that day is not a business day, then the next business day. Generally, distributions on the [Class [ ]] Notes will be made by check or money order mailed to the address of the person entitled to it
(which, in the case of book-entry notes, will be DTC or its nominee) as it appears on the note register on the determination date. At the request of a noteholder owning at least $[1,000,000] principal amount of Notes, distributions will be made by wire transfer or as otherwise agreed between the noteholder and the indenture trustee. However, the final distribution on the Notes will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to noteholders of the final distribution. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, [California or [ ]]
are required or authorized by law to be closed.

         Application of Interest Collections. On each payment date, the indenture trustee or a paying agent will apply the Investor Interest Collections for [a] loan group [ ] in the following order of priority:

         (1)   to pay the indenture trustee's fees under the indenture and the owner trustee's fees under the trust;

         (2)   to pay the Note Insurer for the portion of the premium for the
               Policy [related to loan group [ ]];

         (3)   to pay noteholders the interest accrued at the related note rate and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the principal balance of the Notes;

         (4)   to pay noteholders the related Investor Loss Amount for the payment date;

         (5)   to pay noteholders for any related Investor Loss Amount for a previous payment date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a
               reduction in the related portion of the transferor interest, (c)
               funded by related Subordinated Transferor Collections [, (d)
               funded by the Reserve Fund, (e) funded pursuant to clause (9)
               below] or (f) funded by draws on the Policy;

         (6)   to reimburse the Note Insurer for prior draws made from the
               Policy (with interest on the draws);

                                      S-60

         (7)   to pay noteholders the principal of the Notes until the related portion of the transferor interest equals the related Required
               Transferor Subordinated Amount (the principal so paid, the
               "Accelerated Principal Distribution Amount");

         (8)   to pay any other amounts owed to the Note Insurer pursuant to the
               Insurance Agreement;

         (9)   [to pay the other class of notes any deficiency in items (3), (4)
               and (5) above, after taking into account the allocation of 100%
               of the other class' Investor Interest Collections on the payment date (the amount of one class' remaining Investor Interest
               Collections allocated to the other class on a payment date is a
               "Crossover Amount");]

         (10)  [to the Reserve Fund for application in accordance with the indenture, to the extent that the sum of the portion of the transferor's interest for [both] loan groups as of the payment date is less than the sum of the Required Transferor Subordinated
               Amounts for [both] loan groups as of the payment date;]

         (11)  to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement;

         (12)  to pay the noteholders any Basis Risk Carryforward of the Notes;
               and

         (13)  the remaining amounts to the transferor.

         Payments to noteholders pursuant to clause (3) will be interest payments on the Notes. Payments to noteholders pursuant to clauses (4), (5) and
(7) will be principal payments on the Notes and will therefore reduce the related Note principal balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution
Amount for a Class is not guaranteed by the Policy.

         [On each payment date, if Investor Interest Collections for a class of
Notes, plus any Crossover Amount available from the other class of Notes, are insufficient to pay the amounts specified in items (3), (4) and (5) above for a class of Notes, the amount of the insufficiency shall be withdrawn from the
Reserve Fund to the extent of funds on deposit in it.]

         [The amount on deposit in the Reserve Fund will not exceed the excess of (x) the sum of the Required Transferor Subordinated Amounts for [both] loan groups over (y) the sum of the portion of the transferor's interest for each loan group. Amounts in the Reserve Fund may only be withdrawn and applied in accordance with the indenture.]

         To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Notes, Investor Interest
Collections for that loan group may be insufficient to cover related Investor
Loss Amounts. If this insufficiency exists after the related Available
Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund]
[have each] [has] been reduced to zero and results in the related Note principal balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the Policy.

         The "Investor Loss Amount" for a loan group is the product of the
Investor Floating Allocation Percentage for that loan group and the Liquidation
Loss Amount for that loan group

                                      S-61

for the payment date. The Investor Loss Amount for a loan group will be allocated to the Notes related to that loan group.

         The "Liquidation Loss Amount" for any Liquidated Mortgage Loan is its
unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its Net
Liquidation Proceeds.

         A "Liquidated Mortgage Loan" means, as to any payment date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

         The "Collection Period" related to a payment date is the calendar month preceding the payment date (or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of [ ], 200[ ]).

         Interest will be distributed on each payment date at the applicable note rate for the related Interest Period. The note rate for the [Class [ ]]
Notes for a payment date will generally equal a per annum rate equal to [the least of]:

(a) the sum of

         o the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), plus

         o [ ]% [for the Class [ ] Notes and [ ]% for the Class [ ] Notes];

(b) [a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] net of

         o the servicing fee rate,

         o the rate at which the fees payable to the indenture trustee and the owner trustee are calculated,

         o the rate at which the premium payable to the Note Insurer [and the guaranty fee [to Fannie Mae] are each] [is] calculated and,

         o commencing with the payment date in [ ], [ ]% per annum, weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle before the Collection Period relating to the payment date, and

(c) [ ]%.]

However, on any payment date for which the note rate for a class of notes has been determined pursuant to clause (b) of note rate, the excess of

         o the amount of interest that would have accrued on those notes during the related Interest Period had interest been determined pursuant to clause (a)
of note rate (but not at a rate in excess of [ ]% per annum) over

                                      S-62

         o the interest actually accrued on those notes during the Interest
Period (the excess is referred to as "Basis Risk Carryforward")

will accrue interest at the note rate calculated pursuant to clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on subsequent payment dates to the extent funds are available therefor.

         Interest on the Notes for any payment date will accrue on the Note principal balance from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding the payment date
(each period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Notes will be funded from Investor Interest Collections, Subordinated Transferor Collections,
[the Reserve Fund,] and, if necessary, from draws on the Policy.

         Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month that appears on the
Telerate Screen Page 3750 as of 11:00 A.M., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 a.m., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of
11:00 A.M., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding
Interest Period. LIBOR business day means any day other than a Saturday or a
Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Transferor Collections. Collections allocable to the transferor interest in respect of a loan group will be distributed to the transferor only to the extent that the distribution will not reduce the amount of the portion of the transferor interest relating to that loan group as of the related payment date below the applicable Minimum Transferor Interest. Amounts not distributed to the

                                      S-63

transferor because of these limitations will be retained in the collection account until the portion of the transferor interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the noteholders of the related class of notes as a reduction of the related Note principal balance.

         Distributions of Principal Collections. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in [ ] is the "Managed
Amortization Period." The amount of principal collections payable to noteholders for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections
Distribution Amount for the loan group and payment date. The Scheduled Principal
Collections Distribution Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of [ ]. On any payment date during the Managed Amortization Period, the "Scheduled
Principal Collections Distribution Amount" for a loan group is the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal
Payment. For any loan group and payment date, the "Maximum Principal Payment" is the product of the Investor Fixed Allocation Percentage for the loan group and principal collections for the loan group and payment date. For any loan group and payment date, the "Alternative Principal Payment" for the loan group is the sum of the amount of principal collections for the loan group and payment date minus the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period, but not less than zero.

         Beginning with the first payment date following the end of the Managed
Amortization Period (the "Rapid Amortization Period"), the amount of principal collections payable to noteholders on each payment date will be equal to the
Maximum Principal Payment for that loan group.

         If on any payment date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor
Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to noteholders on the payment date will be correspondingly reduced by the amount of the reduction.

         Distributions of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the related noteholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such
Invested Amount. Principal collections from the mortgage loans in a loan group not allocated to the noteholders will be allocated to the portion of the transferor interest related to that loan group. The aggregate distributions of principal to the noteholders will not exceed the Original Note Principal
Balance.

         In addition, to the extent of funds available therefor (including funds available under the Policy), on the payment date in [ ], noteholders will be entitled to receive as a payment of principal an amount equal to the outstanding
Note principal balance.

                                      S-64

         The Paying Agent. The paying agent shall initially be the indenture trustee. The paying agent shall have the revocable power to withdraw funds from the collection account for the purpose of making distributions to the noteholders.

LIMITED SUBORDINATION OF TRANSFEROR INTEREST

         If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any payment date are insufficient to pay (i)
accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related Notes and
(ii) the applicable Investor Loss Amount on the payment date (the insufficiency being the "Required Amount"), a portion of the interest collections from the mortgage loans in that loan group and principal collections allocable to the portion of the transferor interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the "Subordinated
Transferor Collections") will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by the Subordinated Transferor Collections will be reallocated to the portion of the transferor interest related to that loan group, thereby reducing the transferor interest (up to the applicable remaining
Available Transferor Subordinated Amount and not in excess of the Investor Loss
Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the preceding sentence may then be satisfied by amounts available from the remaining Available Transferor
Subordinated Amount from the other loan group. If the Investor Interest
Collections for a loan group[, Crossover Amounts, amounts on deposit in the
Reserve Fund] and the amount of Subordinated Transferor Collections that have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts in item (i) of the definition of Required
Amount, then a draw will be made on the Policy to cover the amount of the shortfall. In addition, if on any payment date on which the Available Transferor
Subordinated Amount for a loan group is reduced to zero the Note principal balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions of principal to be made on the Notes on the payment date), a draw will be made on the Policy in the amount of the excess. See "Description of the Indenture -- The Policy."

         The "Available Transferor Subordinated Amount" for any payment date and loan group is the lesser of the portion of the transferor interest for that loan group and the related Required Transferor Subordinated Amount for the payment date.

                          DESCRIPTION OF THE INDENTURE

         The following is a description of the material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT

         The master servicer will establish and maintain a collection account in trust for the noteholders, the transferor, the Note Insurer [and any other third party credit enhancer], as their interests may appear. The collection account will be an Eligible Account. Except for amounts

                                      S-65

representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt.

         Amounts deposited in the collection account may be invested in Eligible
Investments maturing no later than one business day before the next payment date or on the next payment date if approved by the Rating Agencies, the Note Insurer
[and any other third party credit enhancer]. Not later than the [fifth] business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

An "Eligible Account" is

         o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies,

         o an account with a depository institution having a minimum long-term unsecured debt rating of ["BBB" by Standard & Poor's and "Baa3" by Moody's],
which accounts are fully insured by either the Savings Association Insurance
Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

         o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity or

         o otherwise acceptable to each Rating Agency and the Note Insurer as evidenced by a letter from each Rating Agency and the Note Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Notes without regard to the Policy [or any other third party credit enhancement].

Eligible Investments are limited to:

         o obligations of the United States;

         o obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

         o general obligations of or obligations guaranteed by any state of the
United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each
Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o commercial paper issued by [IndyMac Bank, F.S.B.] or any of its affiliates that is rated no lower than ["A-1" by Standard & Poor's and "P-2" by
Moody's] if the long-term debt of [IndyMac Bank, F.S.B.] is rated at least [A3 by Moody's], or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

                                      S-66

         o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by any Rating Agency without regard to the
Policy [or any other third party credit enhancement];

         o notes of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each
Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any
Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o demand or time deposits or notes of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

         o guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

         o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount)
bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency
(except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each
Rating Agency;

         o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the
Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement];

         o short term investment funds sold by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Notes by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and

                                      S-67

         o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the Notes by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating
Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

         o interest only payments on the obligations underlying it or

         o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

ALLOCATIONS AND COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal.
Interest collections for any payment date will be determined on a loan group basis and will be equal to the amounts collected during the related Collection
Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, less

         o servicing fees for the related Collection Period and

         o amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

Principal collections will be determined for any payment date on a loan group basis and will be equal to the sum of

         o the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, and

         o any Transfer Deposit Amounts.

         Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the
Collection Period during which the mortgage loan became a Liquidated Mortgage
Loan. Liquidation proceeds are the proceeds (excluding any amounts drawn on the
Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

         The portion of interest collections allocable to the related class of
Notes ("Investor Interest Collections") for any payment date and loan group will equal the product of (a) interest collections for the payment date and loan group and (b) the Investor Floating Allocation

                                      S-68

Percentage for the loan group. The "Investor Floating Allocation Percentage" for any payment date and loan group is a fraction whose numerator is the Invested
Amount at the close of business on the preceding payment date (or the Closing
Date in the case of the first payment date) and whose denominator is the loan group balance for the loan group at the beginning of the related Collection
Period. The remaining amount of interest collections will be allocated to the portion of the transferor interest related to that loan group.

         Principal collections on the mortgage loans in each loan group will be allocated between the noteholders and the transferor ("Investor Principal
Collections" and "Transferor Principal Collections," respectively).

         The indenture trustee will apply any amounts drawn under the Policy as provided in the indenture.

         The loan group balance for any date and loan group is the aggregate of the principal balances of all mortgage loans in that loan group as of the date.
The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan)
on any day is equal to its cut-off date principal balance, plus (1) any
Additional Balances for the mortgage loan minus (2) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a
Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

         Certain excess cashflow for each class of Notes will be applied as a payment of principal of that class of Notes on each payment date to increase or maintain the portion of the transferor's interest related to that class to or at the Required Transferor Subordinated Amount for the class for the payment date.
The amount of the excess cashflow of a class of Notes so applied as a payment of principal on a payment date is an "Accelerated Principal Distribution Amount"
for the related class of Notes. The requirement to maintain the transferor's interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the indenture trustee, the Note Insurer or any other person.

         [The indenture requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of
Notes to be applied to the funding of a reserve fund, which has been required by the Note Insurer to be established and maintained for the Notes (the "Reserve
Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of
(x) the sum of the Required Transferor Subordinated Amounts for each class of
Notes over (y) the sum of the portion of the transferor's interest related to each class of Notes. Amounts in the Reserve Fund may only be withdrawn and applied in accordance with the indenture.]

         [The Note Insurer may permit the Required Transferor Subordinated
Amount for a class of Notes to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required
Transferor Subordinated Amount is an "Overcollateralization Reduction Amount"
which, with respect to each class of Notes, may result in a release of cash from the trust fund in an amount up to the Overcollateralization Reduction Amounts
(net of any Reimbursement Amounts due to the Note Insurer), or result in the removal of cash or mortgage loans from the trust fund on payment dates occurring after the step-downs

                                      S-69

take effect. The dollar amount of any Overcollateralization Reduction Amount for a class will first be released from the Reserve Fund, to the extent of the amount on deposit. If the amount on deposit in the Reserve Fund for a class is not sufficient to fund the full amount of the Overcollateralization Reduction
Amount for the class, then an amount equal to the remaining portion of the
Overcollateralization Reduction Amount will be released from the monthly cashflow for the class, thus reducing the portion of the transferor's interest for the class.]

THE POLICY

         [The Policy will be issued by the Note Insurer by the Closing Date pursuant to the Insurance and Indemnity Agreement (the "Insurance Agreement") to
be dated as of the Closing Date, among the seller, the depositor, the master servicer, the indenture trustee and the Note Insurer.

         The Policy will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the noteholders of each class of Notes the full and complete payment of Insured Amounts with respect to the related Notes for the payment date. An "Insured Amount" for each class of Notes as of any payment date is any shortfall in amounts available in the collection account to pay (a) (i) the Guaranteed Principal Distribution
Amount for the related Notes for the payment date and (ii) the Guaranteed
Distributions for the related Notes for the payment date and (b) any Preference
Amount that occurs before the related determination date. The effect of the
Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Notes. The Policy does not cover any Basis Risk Carryforward.

         The "Guaranteed Principal Distribution Amount" for any class of Notes on the payment date in [ ] is the amount needed to pay the outstanding principal balance of the Notes, and for any other payment date on which the sum of the
Available Transferor Subordinated Amounts for [both] loan groups and the Reserve
Fund has been reduced to or equals zero, is the amount by which the Note principal balance of the class of Notes exceeds the related Invested Amount as of the payment date. All calculations under the Policy are after giving effect to all other amounts distributable and allocable to principal on the Notes for the payment date.

         "Guaranteed Distributions" are accrued and unpaid interest for a payment date due on the related Notes calculated in accordance with the original terms of the Notes or the indenture after giving effect to amendments or modifications to which the Note Insurer has given its written consent.

         A "Preference Amount" means any amount previously distributed to a noteholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Payment of claims on the Policy will be made by the Note Insurer following receipt by the Note Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 NOON, New
York City time, on the second Business Day

                                      S-70

following Receipt of the notice for payment and (ii) 12:00 NOON, New York City time, on the relevant payment date.

         Receipt means actual delivery to the Note Insurer and occurs on the day delivered if delivered before 12:00 NOON, New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 12:00 NOON, New York City time. If any notice or note given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it is not received, and the Note Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Under the Policy, "business day" means any day other than a Saturday or
Sunday or a day on which banking institutions in the states of New York,
California or Illinois or the city in which the corporate trust office of the indenture trustee or the Note Insurer is located are authorized or obligated by law or executive order to be closed.

         The Note Insurer's obligations under the Policy with respect to Insured
Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Note Insurer will be subrogated to the rights of each noteholder to receive payments of principal and interest, as applicable, on the Notes to the extent of any payment by the Note Insurer under the Policy. The
Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The
Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

         Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Note Insurer.
The Policy does not cover shortfalls attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         Pursuant to the sale and servicing agreement, unless a Note Insurer default exists, the Note Insurer will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholders under the indenture without the consent of the noteholders, and the noteholders may exercise their rights under the indenture only with the written consent of the
Note Insurer. In addition, the Note Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.]

RAPID AMORTIZATION EVENTS

         The Managed Amortization Period will continue through and including the payment date in [ ], unless a Rapid Amortization Event occurs before then. A
"Rapid Amortization Event" refers to any of the following events:

(a) the failure of the seller

         o to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

                                      S-71

         o to record assignments of mortgage loans when required pursuant to the sale and servicing agreement or

         o to observe or perform in any material respect any other covenants or agreements of the seller in the sale and servicing agreement, which failure materially and adversely affects the interests of the noteholders, the Note
Insurer [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

(b) any representation or warranty made by the seller or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] are materially and adversely affected; except that a Rapid Amortization Event will not occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

(c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

(d) the trust fund becomes subject to regulation by the Securities and Exchange
Commission as an investment company within the meaning of the Investment Company
Act of 1940, as amended; or

(e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed
Amortization Period exceeds [ ]% of the Original Invested Amount.

         If any event described in clause (a) or (b) occurs, a Rapid
Amortization Event will occur only if, after the applicable grace period, either the indenture trustee or noteholders holding Notes evidencing more than 51% of the aggregate principal amount of the Notes, the Note Insurer (so long as there is no default by the Note Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the indenture trustee, if given by the Note Insurer, [any other third party credit enhancer] or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c), (d) or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Note Insurer or the noteholders immediately on the occurrence of the event.

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization
Event exists other than the conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

                                      S-72

REPORTS TO NOTEHOLDERS

         Concurrently with each distribution to the noteholders, the master servicer will forward to the indenture trustee for mailing to each noteholder a statement setting forth among other items:

         (i)      the Investor Floating Allocation Percentage for each loan
                  group for the preceding Collection Period;

         (ii)     the amount being distributed to each class of Notes;

         (iii)    the amount of interest included in the distribution and the related note rate for each class of Notes;

         (iv)     the amount of overdue accrued interest for a class of Notes included in the distribution (and the amount of interest or overdue interest to the extent permitted by applicable law);

         (v)      the amount of the remaining overdue accrued interest for a class of Notes after giving effect to the distribution;

         (vi)     the amount of principal included in the distribution;

         (vii)    the amount of the reimbursement of previous Investor Loss
                  Amounts for a class of notes included in the distribution;

         (viii)   the amount of Basis Risk Carryforward for a class of notes paid and the amount of Basis Risk Carryforward accrued;

         (ix)     the amount of the aggregate unreimbursed Investor Loss Amounts for a class of notes after giving effect to the distribution;

         (x)      the servicing fee for the payment date;

         (xi)     for each class of notes: the Invested Amount, the Note
                  principal balance and the pool factor, each after giving
                  effect to the distribution;

         (xii)    the loan group balance of each loan group as of the end of the preceding Collection Period;

         (xiii)   the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly
                  payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding
                  Collection Period;

         (xiv)    the book value of any real estate in each loan group that is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

         (xv)     the amount of any draws on the Policy [or payments under third party credit enhancement for loan group [ ]];

         (xvi)    [the amount on deposit in the Reserve Fund on the preceding payment date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this payment date, and the amount remaining on
                  deposit in the Reserve Fund;] and

                                      S-73

         (xvii)   with respect to the first and second payment dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the indenture trustee within 30 days after the Closing Date.

         The amounts in clauses (iii), (iv), (v), (vi), (vii) and (viii) above shall be expressed as a dollar amount per $1,000 increment of Notes.

         Within 60 days after the end of each calendar year commencing in
200[ ], the master servicer will be required to forward to the indenture trustee a statement containing the information in clauses (iii) and (vi) above aggregated for the calendar year.

EVENTS OF DEFAULT UNDER THE INDENTURE

         Events of Default under the indenture include:

         o a default in the payment of any interest when it becomes due and continuance of the default for five days;

         o a default in the payment of any principal when it becomes due;

         o failure by the trust to perform in any material respect any covenant or agreement under the indenture (other than a covenant covered under the first bullet point of this paragraph) or the breach of a representation or warranty of the trust under the indenture or the sale and servicing agreement, that continues for thirty days after notice of it is given; and

         o certain events of bankruptcy, insolvency, receivership, or liquidation of the trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

         If an event of default under the indenture has occurred and is continuing, either the indenture trustee or noteholders representing a majority of the then outstanding principal amount of the Notes may declare the principal amount of the Notes payable immediately. A declaration of acceleration may be rescinded by noteholders representing a majority of the then outstanding principal amount of the Notes. [Although a declaration of acceleration has occurred, the indenture trustee may elect not to liquidate the assets of the trust if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.]

         The indenture trustee may not sell or otherwise liquidate the assets of the trust following an event of default unless

         o   the holders of 100% of the Notes and the Note Insurer consent to the sale, or

         o   the proceeds of the sale or liquidation are sufficient to pay all amounts due to the noteholders and the Note Insurer, or

         o   the indenture trustee determines that the trust fund would not be sufficient on an ongoing basis to make all payments on the Notes as they become due and the indenture trustee obtains the consent of the holders of 66 K% of the aggregate outstanding principal balance of the Notes.

                                      S-74

         No noteholder may institute any proceeding with respect to the indenture unless the Note Insurer has consented in writing to the institution of the proceeding and the holder has previously notified the indenture trustee of a default and unless noteholders representing not less than [25]% of the aggregate outstanding principal balance of the Notes have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, the indenture trustee for 60 days has neglected or refused to institute the proceeding and the indenture trustee has not received an inconsistent written request from noteholders representing a majority of the aggregate outstanding principal balance of the Notes during the 60-day period.
The indenture trustee is not obligated to exercise any of the trusts or powers vested in it unless the noteholders requesting the action have offered the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred and the Note Insurer has consented to the action.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

         Neither the depositor, the indenture trustee nor any director, officer or employee of the depositor of the indenture trustee will be liable to the trust or the noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the indenture, or for errors in judgment. However, none of the depositor, the indenture trustee or any of their directors, officers or employees will be protected against any liability that would otherwise be imposed on them for willful malfeasance, bad faith or gross negligence in the performance of their duties or for their reckless disregard of their obligations under the indenture.

         The indenture trustee and any of its affiliates may hold Notes in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee may appoint co-trustees or separate trustees of any part of the trust fund under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

DUTIES OF THE INDENTURE TRUSTEE

         The indenture trustee will make no representations about the validity or sufficiency of the indenture, the Notes (other than their execution and authentication) or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the Notes or the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture. The indenture trustee will not be charged with knowledge of a failure by the master servicer to perform its duties under the trust agreement or sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

                                      S-75

AMENDMENT

         The indenture provides that, without the consent of any noteholder but with the consent of the Note Insurer and notice to the trust and the indenture trustee, the trust may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended
(the "TIA")), in form satisfactory to the indenture trustee, for any of the following purposes:

         o   to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

         o   to add to the covenants of the trust for the benefit of the noteholders, or to surrender any right of the trust in the indenture;

         o   to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

         o   to cure any ambiguity or mistake, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

         o   to conform the indenture to this prospectus supplement;

         o   to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture if the action will not materially and adversely affect the interests of the
             noteholders or the Note Insurer;

         o   to modify, eliminate or add to the provisions of the indenture, (i)
             as required by any Rating Agency to maintain or improve any rating of the notes or (ii) to comply with any requirement imposed by the
             Code;

         o   to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

         o   to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the TIA or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the noteholders.

         The indenture also provides that the indenture trustee, at the request of the trust, may, with prior notice to the Note Insurer and with the consent of the Note Insurer and the Noteholders affected thereby representing not less than a majority of the aggregate outstanding principal balance of the Notes, enter into a supplemental indenture to add any provisions to, or

                                      S-76

change in any manner or eliminate any of the provisions of, the indenture or to modify in any manner the rights of the noteholders, except that no supplemental indenture may, without the consent of each noteholder affected thereby:

         o   change the date of payment of any installment of principal of or interest on any Note, or reduce its principal amount or interest rate, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the trust to payment of principal or interest on the
             Notes, or change any place of payment where, or the coin or currency in which, any Note or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates they become due;

         o   reduce the percentage of the outstanding principal balances of the
             Notes the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences;

         o   modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the indenture or modify or alter the exception in the definition of the term "Holder";

         o   reduce the percentage of the outstanding principal balances of the
             Notes required to direct the indenture trustee to direct the trust to sell or liquidate the corpus of the trust pursuant to the indenture;

         o   modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of each Noteholder affected thereby;

         o   modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any payment date; or

         o   permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust fund or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholders of the security provided by the lien of the indenture.

TERMINATION; RETIREMENT OF THE NOTES

         The indenture will terminate on the payment date following the later of

         (A)   payment in full of all amounts owing to the Note Insurer [and any other third party credit enhancer] and

         (B)   the earliest of

               o  the payment date on which the Note principal balance of each class of Notes has been reduced to zero,

                                      S-77

               o  the final payment or other liquidation of the last mortgage loan in the trust fund,

               o  the optional transfer to the transferor of the mortgage loans, as described below; and

               o  the payment date in [ ].

         The mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate principal balance of the mortgage loans is reduced to an amount less than or equal to [ ]% of the sum of the aggregate original principal balance of the initial mortgage loans as of the initial cut-off date and the aggregate original principal balance of any
Additional Home Equity Loans as of their respective cut-off dates and all amounts due to the Note Insurer [and any other third party credit enhancer]
including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of

         o the outstanding Note principal balance of each class of Notes plus accrued and unpaid interest on them at the applicable note rate through the day preceding the final payment date and

         o an amount equal to any Basis Risk Carryforward for each class of
Notes plus accrued and unpaid interest on it.

         [In addition, Notes must be prepaid and redeemed in part with any funds remaining in the relevant additional loan account on [ ] after the purchase of any Additional Home Equity Loans on that day.]

THE INDENTURE TRUSTEE

         [Name of indenture trustee], a [ ] banking association with its principal place of business in [ ], is the indenture trustee.

         The commercial bank or trust company serving as indenture trustee may own Notes and have normal banking relationships with the master servicer, the transferor and the Note Insurer and their affiliates.

         The indenture trustee may resign at any time, in which event the trust must appoint a successor indenture trustee with the consent of the Note Insurer.
The Note Insurer may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                 DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of the Notes, the depositor will transfer to the trust fund [the amounts to be deposited into the additional loan accounts and] all of its interest in each mortgage

                                      S-78

loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the Notes to the depositor and the transferor certificate to the transferor. [Subsequent closings may occur for the purchase of Additional Home Equity Loans on dates specified by the depositor through [ ], 200[ ]. On those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the owner trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

         The sale and servicing agreement will require that [IndyMac Bank]
deliver to the depositor for delivery to the owner trustee or, at the depositor's direction, directly to the owner trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

          o on the Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date;

          o not later than [30] days after the Closing Date, with respect to the
[remaining] mortgage loans; [and]

          o [not later than [21] days after the relevant transfer date, with respect to the Additional Home Equity Loans.]

         In lieu of delivery of original documentation, [IndyMac Bank] may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the Notes without regard to the Policy [or any other third party credit enhancements].

         [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related
Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the
MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R)
System, the mortgage is recorded in the name of the Mortgage Electronic
Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the
MERS(R) System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.]

                                      S-79

         Within 90 days of the Closing Date with respect to the mortgage loans acquired on the Closing Date [and within 90 days of the relevant closing date with respect to Additional Home Equity Loans], the indenture trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related
Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the seller and the depositor by the indenture trustee, the seller must accept the transfer of the mortgage loan from the trust fund. The principal balance of any mortgage loan so transferred will be deducted from the applicable loan group balance, thus reducing the amount of the transferor interest. If the deduction would cause the portion of the transferor interest related to the loan group to become less than the related Minimum Transferor Interest at the time (a "Transfer Deficiency"), the seller must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the "Transfer Deposit Amount") equal to the amount by which the portion of the transferor interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at the time. Except to the extent substituted for by an Eligible Substitute
Mortgage Loan, the transfer of the mortgage loan out of the trust fund will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage
Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee or the noteholders.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan that must, on the date of substitution,

          o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not [10]% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan;

          o have a loan rate not less than the loan rate of the Defective
Mortgage Loan and not more than 1% in excess of the loan rate of the Defective
Mortgage Loan;

          o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

          o have a FICO Score not less than the FICO Score of the Defective
Mortgage Loan and not more than [ ] points higher than the FICO Score for the
Defective Mortgage Loan;

          o have a margin that is not less than the margin of the Defective
Mortgage Loan and not more than [ ] basis points higher than the margin for the
Defective Mortgage Loan;

          o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

          o have a remaining term to maturity not more than [six] months earlier and not more than [60] months later than the remaining term to maturity of the
Defective Mortgage Loan;

          o comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution);

                                      S-80

          o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

          o satisfy certain other conditions specified in the sale and servicing agreement.

         The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the owner trustee on behalf of the trust fund with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the Closing Date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each
Additional Home Equity Loan]. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller must accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective
Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders.

         Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

AMENDMENTS TO CREDIT LINE AGREEMENTS

         Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

          o do not materially and adversely affect the interest of the noteholders, the Note Insurer [or any other third party credit enhancer], and

          o are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

         To permit the transferor to reduce the transferor interest any time the portion of the transferor interest related to a loan group exceeds the level required by the Note Insurer[, any other third party credit enhancer] and the
Rating Agencies, on any payment date the transferor may, but is not obligated to, remove on the payment date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the noteholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

                                      S-81

          o no Rapid Amortization Event has occurred;

          o the portion of the transferor interest allocable to the loan group as of the Transfer Date (after giving effect to the removal) exceeds the Minimum
Transferor Interest;

          o the transfer of any mortgage loans from [either] loan group on any
Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

          o the transferor delivers to the owner trustee and the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the related loan group after the removal;

          o the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the noteholders, the Note Insurer [or any other third party credit enhancer] were used by the transferor in selecting the mortgage loans;

          o in connection with each retransfer of mortgage loans, the Rating
Agencies and the Note Insurer shall have been notified of the proposed transfer and before the Transfer Date no Rating Agency has notified the transferor or the
Note Insurer in writing that the transfer would result in a reduction or withdrawal of the ratings assigned to either class of Notes without regard to the Policy [or any other third party credit enhancement]; and

          o the transferor shall have delivered to the owner trustee, the indenture trustee and the Note Insurer an officer's note confirming the six conditions preceding this one.

As of any date of determination within any Collection Period, the "Minimum
Transferor Interest" for either loan group is an amount equal to [the lesser of
(a) 5% of the related loan group balance at the end of the immediately preceding
Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans.
Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

                                      S-82

HAZARD INSURANCE

         The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

         The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

          o the maximum insurable value of the mortgaged property or

          o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer must deposit in the collection account the sums that would have been deposited but for the deductible. The master servicer will satisfy these requirements by maintaining a blanket policy. As stated above, all amounts collected by the master servicer
(net of any reimbursements to the master servicer) under any hazard policy
(except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the collection account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

REALIZATION ON DEFAULTED MORTGAGE LOANS

         The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices it deems appropriate

                                      S-83

and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to noteholders or the transferor.

OPTIONAL PURCHASE OF DEFAULTED LOAN

         The master servicer may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment for 91 days or more. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be distributed to noteholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to [ ]% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related
Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of noteholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

EVIDENCE AS TO COMPLIANCE

         The sale and servicing agreement provides for delivery by [March 31] in each year, beginning [March 31, [200[ ]], to the indenture trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         By [March 31] of each year, beginning [March 31, [200[ ]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Note Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm

                                      S-84

believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR

         The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

         (a)  its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

         (b)  on satisfaction of the following conditions:

                    o    the master servicer has proposed a successor servicer
                         to the indenture trustee in writing and the proposed
                         successor servicer is reasonably acceptable to the
                         indenture trustee;

                    o    the Rating Agencies have confirmed to the trustee that
                         the appointment of the proposed successor servicer as
                         the master servicer will not result in the reduction or
                         withdrawal of the then current rating of the Notes
                         without regard to the Policy [or any other third party
                         credit enhancement]; and

                    o    the proposed successor servicer is reasonably
                         acceptable to the Note Insurer.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

         The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee and the noteholders for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

         The sale and servicing agreement provides that the master servicer will indemnify the trust fund and the owner trustee against any loss, liability, expense, damage or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. Under the sale and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of the sale and servicing agreement to the extent provided in the sale and servicing agreement (other than losses resulting from defaults under the mortgage loans). The sale and servicing agreement provides that other than the indemnification by the master servicer neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be liable to the trust fund, the owner trustee, the noteholders or any other person for any action taken or for refraining from taking any action pursuant to the sale and servicing agreement. However, neither the

                                      S-85

depositor, the transferor nor the master servicer nor its directors, officers, employees or agents will be protected against any liability that would otherwise be imposed for willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the noteholders.

EVENTS OF SERVICING TERMINATION

         The "Events of Servicing Termination" are:

         (i)   any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under "-- Payments on Mortgage Loans;
               Deposits to Collection Account," three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the
               indenture trustee by the Note Insurer [, any other third party credit enhancer] or noteholders evidencing an aggregate undivided interest in the trust fund of at least 25% of the aggregate Note principal balance;

         (ii)  any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Notes or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the
               noteholders[, any other third party credit enhancer] or the Note
               Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Note Insurer[, any other third party credit enhancer] or noteholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Note principal balance; or

         (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

         Under certain other circumstances, the Note Insurer or the holders of
Notes evidencing an aggregate, undivided interest in the trust fund of at least
51% of the aggregate Note principal balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the sale and servicing agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five or more business days or referred to under clause (ii) above

                                      S-86

for a period of 60 or more days, will not constitute an Event of Servicing
Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Note Insurer[, any other third party credit enhancer] and the noteholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

RIGHTS AFTER AN EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination remains unremedied, either the indenture trustee, or noteholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Note principal balance (with the consent of the Note Insurer) or the Note Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $[ ] and acceptable to the Note Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

AMENDMENT

         The sale and servicing agreement may be amended from time to time by the seller, the master servicer, the depositor and the indenture trustee and with the consent of the Note Insurer, but without the consent of the noteholders,

          o to cure any ambiguity,

          o to correct any defective provision or to correct or supplement any provisions in it that may be inconsistent with any other provisions of the sale and servicing agreement,

          o to add to the duties of the depositor, the seller, the transferor or the master servicer,

          o to add or amend any provisions of the sale and servicing agreement as required by the Rating Agencies to maintain or improve any rating of the
Notes (after obtaining the ratings in effect on the Closing Date, neither the transferor, the seller, the depositor, the owner trustee, the indenture trustee nor the master servicer must obtain, maintain, or improve any rating),

                                      S-87

          o to conform the sale and servicing agreement to this prospectus supplement,

          o to add any other provisions with respect to matters arising under the sale and servicing agreement or the Policy that are not be inconsistent with the sale and servicing agreement [or any other third party credit enhancement],

          o to comply with any requirement of the Internal Revenue Code or

          o to increase the limits in the sale and servicing agreement as to the amount of senior liens that the master servicer may consent to, if the amendment will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any noteholder, the Note Insurer [or any other third party credit enhancer].

         No amendment will be considered to materially and adversely affect the noteholders and no opinion of counsel will be required to be delivered if the person requesting the amendment obtains a letter from the Rating Agencies stating that the amendment would not result in a downgrading of the then current rating of the Notes without regard to the Policy [or any other third party credit enhancement].

         The sale and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, and the owner trustee on behalf of the trust fund, and the master servicer and the Note Insurer may from time to time consent to the amendment of the Policy, with the consent at least
51% of the Note principal balance of the affected class and the Note Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of the noteholders, so long as the amendment does not

          o reduce in any manner the amount of, or delay the timing of, payments on the Notes or distributions or payments under the Policy that are required to be made on any Note without the consent of each affected noteholder,

          o reduce the aforesaid percentage required to consent to any such amendment, without the consent of all the noteholders

          o adversely affect in any material respect the interests of the Note
Insurer [or any other third party credit enhancer].

         The mortgage loans will be subject to optional transfer to the transferor on any payment date on or after which the aggregate Note principal balance [of both classes of Notes] is reduced to an amount less than or equal to
[10]% of the aggregate Original Note Principal Balance [for both classes of
Notes] and all amounts due and owing to the Note Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest on the draws, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of

          o the outstanding Note principal balance of each class of Notes plus accrued interest at the applicable note rate through the day preceding the final payment date and

          o an amount equal to any Basis Risk Carryforward for each class of
Notes plus accrued interest.

                                      S-88

DEFAULT MANAGEMENT SERVICES

     IN CONNECTION WITH THE SERVICING OF DEFAULTED MORTGAGE LOANS FOR WHICH THE
MASTER SERVICER DOES NOT SERVICE DIRECTLY, THE MASTER SERVICER MAY PERFORM
CERTAIN DEFAULT MANAGEMENT AND OTHER SIMILAR SERVICES (INCLUDING, BUT NOT
LIMITED TO, APPRAISAL SERVICES) AND MAY ACT AS A BROKER IN THE SALE OF MORTGAGED
PROPERTIES RELATED TO THOSE MORTGAGE LOANS. THE MASTER SERVICER WILL BE ENTITLED
TO REASONABLE COMPENSATION FOR PROVIDING THOSE SERVICES.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the purchase agreement, the seller will agree to transfer the mortgage loans and related
Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights under the purchase agreement to the trust fund. The following is a description of the material provisions of the purchase agreement.

TRANSFERS OF MORTGAGE LOANS

         Pursuant to the purchase agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any
Additional Home Equity Loans)] and all of the Additional Balances subsequently created. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

REPRESENTATIONS AND WARRANTIES

         The seller will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The seller will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any liens and security interests. The seller will make similar representations and warranties in the sale and servicing agreement. The seller will also represent and warrant to the depositor that, among other things, as of the Closing Date, the purchase agreement constitutes a valid and legally binding obligation of the seller and a valid sale to the depositor of all interest of the seller in the mortgage loans and their proceeds.

ASSIGNMENT TO TRUST FUND

         The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the trust fund and the

                                      S-89

security interest granted in those rights under the indenture. The seller also will agree to perform its obligations under the purchase agreement for the benefit of the trust fund.

TERMINATION

         The purchase agreement will terminate on the termination of the trust fund.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the [Class [ ]] Notes will be applied by the depositor towards the purchase of the initial [loan group
[ ]] mortgage loans [and the deposit to the Additional Loan Account].

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the
U.S. federal income tax laws which may be relevant to beneficial owners of
[Class [ ]] Notes in light of their personal investment circumstances or to certain types of beneficial owners of [Class [ ]] Notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

         Based on the application of existing law to the facts established by the indenture and other relevant documents and assuming compliance with the indenture as in effect on the date of issuance of the Notes, Sidley Austin Brown
& Wood LLP, special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the Notes will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Federal Income Tax Consequences" in the prospectus.

         THE TRANSFEROR AND THE NOTEHOLDERS EXPRESS IN THE SALE AND SERVICING
AGREEMENT THEIR INTENT THAT, FOR APPLICABLE TAX PURPOSES, THE NOTES WILL BE
INDEBTEDNESS SECURED BY THE MORTGAGE LOANS. The transferor, the depositor and the noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

                                      S-90

         In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the beneficial owners of [Class [ ]] Notes.

         In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF BENEFICIAL OWNERS

         Assuming that the beneficial owners of [Class [ ]] Notes are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the
prospectus.

         While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as
"unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Notes would be includible in income of beneficial owners of [Class [ ]] Notes as OID, but would not be includible again when the interest is actually received. See
"Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and
Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID
Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST FUND AS A PARTNERSHIP OR ASSOCIATION
TAXABLE AS A CORPORATION

         Tax Counsel is of the opinion that neither the trust nor any portion of the trust will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the
prospectus. The opinion of Tax Counsel is not binding on the courts or the IRS.
It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus Supplement and the accompanying prospectus with respect to the Notes constitutes a sale of the mortgage loans
(or an interest therein) to the beneficial owners of [Class [ ]] Notes and that the proper classification of the

                                      S-91

legal relationship between the transferor and the beneficial owners of [Class
[ ]] Notes resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the noteholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

         If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the beneficial owners of [Class [ ]] Notes. Cash distributions to the beneficial owners of
[Class [ ]] Notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

         If the trust estate were treated as creating a partnership between the beneficial owners of [Class [ ]] Notes and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation);
rather, the transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the trust agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

         In relevant part, Section 7701(i) of the Code provides that any entity
(or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S.
federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

         Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the
Code because payments on each loan group support only one class of indebtedness.

         The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide)
that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S.
federal corporate income tax on its taxable income generated by

                                      S-92

ownership of the mortgage loans. That a tax might reduce amounts available for distributions to beneficial owners of [Class [ ]] Notes. The amount of the tax would depend upon whether distributions to beneficial owners of [Class [ ]]
Notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

         In general, subject to certain exceptions, interest (including OID)
paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See "Federal Income Tax Consequences -- Tax
Treatment of Foreign Investors" in the prospectus.

         [Interest paid (or accrued) to a noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to
United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person
provides the trust fund or other person who is otherwise required to withhold
U.S. tax with respect to the Note with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that non-U.S.
person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent;
in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the
non-U.S. Person provides the trust fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form
W-8BEN), signed under penalties of perjury, to that effect.]

         If the interests of the beneficial owners of [Class [ ]] Notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected"
income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

         In addition, the interest paid on Notes could be subject to a 30%
withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as
"portfolio interest" under the Code, or because, even if the mortgage loan interest were to be treated as portfolio interest, interest payments on the
Notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

                                      S-93

         If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

BACKUP WITHHOLDING

         Certain beneficial owners of [Class [ ]] Notes may be subject to backup withholding at the rate of [31]% with respect to interest paid on the Notes if the Note Owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the indenture trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

         The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders
(generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "noteholder" of record is Cede & Co., as nominee for DTC, beneficial owners of [Class [ ]] Notes and the IRS will receive tax and other information including the amount of interest paid on the Notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a note on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                   OTHER TAXES

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state.

         ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE
FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE,
OWNERSHIP AND DISPOSITION OF THE NOTES.

                              ERISA CONSIDERATIONS

         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors

                                      S-94

whether the purchase or holding of the Notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Notes to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulation").

PROHIBITED TRANSACTIONS

         General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest or disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

         Plan Asset Regulation and the Notes. The United States Department of
Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of the plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" such that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan
Asset Regulation, generally when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

         Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the Notes would not cause the assets of the issuer to be deemed plan assets. Based on the features of the notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the notes should be treated as indebtedness without substantial equity features for ERISA purposes. Nevertheless, the issuer, the master servicer, a servicer, the indenture trustee and the underwriter may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

         The Notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, the underwriter or any of their respective affiliates:

         o    has investment or administrative discretion with respect to the plan assets;

         o    has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (i)
              will serve as a primary basis for investment decisions with respect o the plan assets, and (ii) will be based on the
              particular investment needs for the plan; or

                                      S-95

         o    is an employer maintaining or contributing to the plan.

         If the Notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the Notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer may be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title 1 of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of a equity interest in the issuer by a plan.

         Without regard to whether the Notes are considered to be equity interests in the issuer, certain affiliates of the issuer or the master servicer might be considered or might become parties in interest or disqualified persons with respect to a plan. In either case, the acquisition or holding of Notes by or on behalf of the plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption
("PTCE") 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE-91-38, which exempts certain transactions involving bank collective investment funds;
PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a Note that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the notes.

         The sale of Notes to a plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

         ANY PLAN INVESTOR PROPOSING TO INVEST IN THE NOTES SHOULD CONSULT WITH
ITS COUNSEL TO CONFIRM THAT THE INVESTMENT WILL NOT RESULT IN A PROHIBITED
TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER
REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                         LEGAL INVESTMENT CONSIDERATIONS

         Although, as a condition to their issuance, the [Class [ ]] Notes will be rated in the highest rating category of each of the Rating Agencies, the
[Class [ ]] Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the [Class
[ ]] Notes, which

                                      S-96

because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Pursuant to the underwriting agreement, dated [ ], 200[ ], between the depositor and [ ] ("[ ]"), [which is an affiliate of the depositor, the seller and the master servicer,] the depositor has agreed to sell to [ ], and [ ] has agreed to purchase from the depositor, the [Class [ ]] Notes.

         Pursuant and subject to the underwriting agreement, [ ] has agreed to purchase all the [Class [ ]] Notes if any of the [Class [ ]] Notes are
purchased.

         The depositor has been advised by [ ] that it proposes initially to offer the [Class [ ]] Notes to the public in Europe and the United States at the offering price on the cover page and to certain dealers at the offering price less a discount not in excess of [ ]% of the Note denominations. [ ] may allow and the dealers may reallow a discount not in excess of [ ]% of the Note denominations to certain other dealers. After the initial public offering, the public offering price, the concessions and the discounts may be changed.

         Until the distribution of the [Class [ ]] Notes is completed, rules of the Securities and Exchange Commission may limit the ability of [ ] and certain selling group members to bid for and purchase the [Class [ ]] Notes. As an exception to these rules, [ ] is permitted to engage in certain transactions that stabilize the price of the [Class [ ]] Notes. Stabilizing transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the [Class [ ]] Notes. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of stabilizing purchases. Neither the depositor nor [ ] makes any representation or prediction as to the direction or magnitude of any effect that the stabilizing transactions may have on the prices of the Notes. In addition, neither the depositor nor [ ]
makes any representation that [ ] will engage in stabilizing transactions or that stabilizing transactions, once commenced, will not be discontinued without notice.

         The underwriting agreement provides that the depositor will indemnify [
] against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. [ ], will pass on certain legal matters on behalf of the underwriters.

                                     EXPERTS

         [The consolidated financial statements of [Note Insurer] and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of [ ], independent certified public accountants,

                                      S-97

incorporated by reference in this prospectus supplement, and on the authority of that firm as experts in accounting and auditing.]

                                     RATINGS

         It is a condition to the issuance of the Class [ ] [and Class [ ]]
Notes that they [each] be rated [ ] by [Rating Agency] and [ ] by [Rating
Agency] (each a "Rating Agency").

         A securities rating addresses the likelihood of the receipt by noteholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the [Class [ ]] Notes. The ratings on the [Class [
]] Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that noteholders might realize a lower than anticipated yield. The ratings on the
[Class [ ]] Notes do not address the likelihood of the receipt by noteholders of
Basis Risk Carryforward.

         The ratings assigned to the [Class [ ]] Notes will depend primarily upon the financial strength of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the [Class [ ]] Notes may result in a reduction of one or more of the ratings assigned to the [Class [ ]] Notes.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         The depositor has not requested a rating of the [Class [ ]] Notes by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the [Class [ ]] Notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the [Class [ ]] Notes could be lower than the respective ratings assigned by the Rating Agencies.

                                      S-98

                             INDEX OF DEFINED TERMS

                                                  Page
                                                  ----
Accelerated Principal Distribution Amount..........61
Additional Balances................................19
Additional Home Equity Loans.......................27
Additional Loan Account............................27
Alternative Principal Payment......................65
Available Transferor Subordinated Amount...........66
Bankruptcy Rate....................................23
Basis Risk Carryforward............................63
Business day.......................................61
Class..............................................53
Class [   ] Original Invested Amount...............54
Class [   ] Original Note Principal Balance........54
Clearstream, Luxembourg............................57
Code...............................................90
Collection Period..................................63
Crossover Amount...................................62
Debt Securities....................................91
Defective Mortgage Loans...........................82
Detailed Description...............................24
Determination Date.................................67
DTC.............................................A-I-1
Eligible Account...................................67
Eligible Substitute Mortgage Loan..................81
Events of Servicing Termination....................87
First Federal......................................21
Foreclosure Rate...................................23
Global Securities...............................A-I-1
Guaranteed Distributions...........................71
Guaranteed Principal Distribution Amount...........71
Holdings...........................................21
IndyMac Bank.......................................21
Insurance Agreement................................71
Insured Amount.....................................71
Interest Period....................................64
Investor Fixed Allocation Percentage...............51
Investor Floating Allocation Percentage............70
Investor Interest Collections......................69
Investor Loss Amount...............................62
Investor Principal Collections.....................70
LIBOR..............................................63
Liquidated Mortgage Loan...........................63
Liquidation Loss Amount............................62
Managed Amortization Period........................65
Maximum Principal Payment..........................65
Minimum Transferor Interest........................83
New Withholding Regulations........................94
Note Insurer.......................................21
Notes..............................................53
OID................................................92
OID Regulations....................................92
Original Invested Amount...........................54
Overcollateralization Reduction Amount.............70
Plan Asset Regulation..............................96
Preference Amount..................................71
PTCE...............................................97
Rapid Amortization Event...........................72
Rapid Amortization Period..........................65
Rating Agency......................................99
Related Documents..................................79
Required Amount....................................66
Reserve Fund.......................................70
Rules..............................................56
Scheduled Principal Collections Distribution Amount65
Statistical Calculation Date.......................25
Statistical Calculation Pool.......................24
Statistical Calculation Pool Mortgage Loan.........24
Subordinated Transferor Collections................66
Tax Counsel........................................91
Taxable mortgage pool..............................93
TIA................................................77
Transfer Date......................................82
Transfer Deficiency................................81
Transfer Deposit Amount............................81
Transferor Principal Collections...................70
U.S. Person.....................................A-I-5

                                      S-99

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home
Equity Loan Asset Backed Notes, Series [200[ ]-[ ]] (the "Global Securities")
will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream,
Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in Global
Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
Secondary market trading between investors holding interests in Global
Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in
Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of
Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

         Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream,
Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the
Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors" interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement

                                     A-I-1

practices applicable to similar issues of pass-through notes. Investors"
securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in Global Securities through
Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in
Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

         Transfers between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in
Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a
Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the
DTC participant's account against delivery of an interest in the Global
Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or
Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the
Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash

                                     A-I-2

on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the
Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or
Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global
Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream,
Luxembourg participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream,
Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global
Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

                  (a) borrowing interests in Global Securities through
         Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream,
         Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing interests in Global Securities in the United
         States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

                   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

         Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective

                                     A-I-3

depository, to a DTC participant. The seller will send instructions to
Clearstream, Luxembourg or the Euroclear operator through a Clearstream,
Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the
Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through
DTC in New York). If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream,
Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A Beneficial Owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers" securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons ([Form W-8 or] W-8BEN). Beneficial
Owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed [Form W-8 (Note of Foreign Status) or]
Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States
Tax Withholding). If the information shown on Form [W-8] changes a new Form
[W-8] must be filed within 30 days of the change. [RIDER A-1-A] of another or
non-U.S. flow-through entity (which includes a partnership, trust and certain fiscally transparent entities).

         Exemption for non-U.S. Persons with effectively connected income ([Form
4224 or] Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by Form W-8ECI (Certificate of Foreign
Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries ([Form 1001 or] Form W-8BEN). Non-U.S. Persons that are Beneficial
Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing [Form 1001 (Ownership, Exemption or Reduced Rate Note) or] Form W-8BEN
(Note of Foreign Status of Beneficial Ownership for United States Tax
Withholding). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the

                                     A-I-4

filer alternatively files Form [W-8]. Form [1001] may be filed by the Beneficial
Owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         [U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a
Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds
(the clearing agency, in the case of persons holding directly on the books of the clearing agency).

Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form
W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.]

         The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of
Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-5

                               $[               ]
                                  (APPROXIMATE)

                    INDYMAC HOME EQUITY LOAN TRUST 200[ ]-[ ]

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                                     [LOGO]
                           SELLER AND MASTER SERVICER

                           REVOLVING HOME EQUITY LOAN
                      ASSET BACKED NOTES, SERIES 200[ ]-[ ]

                             ----------------------

                             PROSPECTUS SUPPLEMENT

                             ----------------------

                                  [UNDERWRITER]

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 200[ ]-[ ] Home Equity Loan Asset Backed
Notes in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 200[ ]-[ ] Home Equity Loan Asset Backed Notes and
with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 200[ ]-[ ] Home Equity Loan Asset Backed Notes will be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                [         ], 200[  ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 10, 2004

PROSPECTUS SUPPLEMENT
(To Prospectus dated      , 200[ ])

                            $           (APPROXIMATE)
                                INDYMAC ABS, INC.
                                    DEPOSITOR

                                     [LOGO]

                           SELLER AND MASTER SERVICER

                  HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                               SERIES SPMD 200[ ]-
                                     ISSUER

 DISTRIBUTIONS PAYABLE ON THE [ ] TH DAY OF EACH MONTH, COMMENCING IN [ ] 200[ ]

Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and on page [ ] in the prospectus. The certificates represent obligations of the trust only and do not represent an interest in or obligation of IndyMac ABS, Inc., [IndyMac Bank, F.S.B.] or any of their affiliates. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus.

            INITIAL
       CLASS CERTIFICATE  PASS-THROUGH                   UNDERWRITING  PROCEEDS TO
CLASS       BALANCE           RATE      PRICE TO PUBLIC    DISCOUNT     DEPOSITOR
-----       -------           ----      ---------------    --------     ---------

AF-1       $                        %                 %            %              %
MF-1       $                        %                 %            %              %
MF-2       $                        %                 %            %              %
BF         $                        %                 %            %              %
AV-1       $                        %                 %            %              %
MV-1       $                        %                 %            %              %
MV-2       $                        %                 %            %              %
BV         $                        %                 %            %              %
R          $                        %                 %            %              %
         ------------     -----------   ---------------  -----------   ------------
Total      $                            $                $             $
                                        ===============  ===========   ============

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the
Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the prospectus.
Any representation to the contrary is a criminal offense.

     [Name of Underwriter], as underwriters, will purchase the offered certificates from the depositor. See "Method of Distribution" in this prospectus supplement. Delivery of the certificates will take place in book entry form on or about [_____________________].

                              [Name of Underwriter]

                                         , 200[ ]

   Adjustment to Servicing Compensation in Connection with

                                        2

                                     SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE
CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING
PROSPECTUS.

     Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes,"
"anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.
Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

OFFERED CERTIFICATES

     On the closing date, Home Equity Mortgage Loan Asset-Backed Trust, Series
SPMD 200[ ]- will issue [     ] classes of certificates, [     ] of which are
being offered pursuant to this prospectus supplement and the accompanying prospectus and are listed on the cover page of this prospectus supplement. The assets of the trust fund that will support the certificates will consist primarily of a pool of fixed and adjustable rate, conventional, sub-prime mortgage loans that are secured by first and second liens on one-to four-family residential properties and certain other property and assets described in this prospectus supplement.

[OTHER CERTIFICATES

     In addition to the offered certificates, the trust fund will issue the
Class X Certificates, which are not being offered to the public pursuant to this prospectus supplement and the prospectus. Any information contained in this prospectus supplement with respect to the Class X Certificates is provided only to permit a better understanding of the offered certificates.]

CUT-OFF DATE

     For any initial mortgage loan, [_______], 200[ ]; for any subsequent mortgage loan, [______], 200[ ].

CLOSING DATE

     On or about [__________], 200[ ].

DEPOSITOR

     IndyMac ABS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue,
Pasadena, California 91101, and its telephone number is (800) 669-2300.

SELLER AND MASTER SERVICER

     [IndyMac Bank, F.S.B.]

TRUSTEE

     [        ]

DESIGNATIONS

     Each class of certificates will have different characteristics. Certain of these characteristics are reflected in the following general designations.

     o    Loan Group 1

     All mortgage loans with fixed interest rates

     o    Loan Group 2

     All mortgage loans with adjustable interest rates

     o    Group 1 Certificates

     Class AF-1, Class MF-1, Class MF-2, Class BF and Class R Certificates.

     o    Group 2 Certificates

     Class AV-1, Class MV-1, Class MV-2 and Class BV Certificates.

     o    Certificate Group

     Either the Group 1 Certificates or the Group 2 Certificates.

     o    Regular Certificates

     All classes of certificates except the Class R Certificates.

o    Residual Certificates

     Class R Certificates

o    Group 1 Class A Certificates

     Class AF-1 Certificates

o    Group 1 Mezzanine Certificates

     Class MF-1 and Class MF-2 Certificates

o    Group 1 Subordinated Certificates

     Group 1 Mezzanine Certificates and Class BF Certificates

o    Group 2 Class A Certificates

     Class AV-1 Certificates

o    Group 2 Mezzanine Certificates

     Class MV-1 and Class MV-2 Certificates

o    Group 2 Subordinated Certificates

     Group 2 Mezzanine Certificates and Class BV Certificates

o    Adjustable Rate Certificates

     Group 2 Certificates

o    Fixed Rate Certificates

     Group 1 and Class R Certificates

o    Physical Certificates

     Class X and Class R Certificates

o    Book-Entry Certificates

     All classes of certificates except the Physical Certificates.

     References to "Class A," "Class M-1," "Class M-2," "Class B," "Mezzanine
Certificates," and "Subordinated Certificates" are references to certificates of either or both certificate groups of similar designations, as the context requires.

DISTRIBUTION DATES

     The trustee will make distributions on the [__] th day of each calendar month beginning in [_______], 200[ ] to the holders of record of the certificates as of the last business day of the month preceding the
distributions. If the     th day of a month is not a business day, then the
distributions

                                       2

will be made on the next business day after the     th day of the month.

RECORD DATES

     The record date for the fixed rate certificates, the physical certificates, and any definitive certificates is the last business day of the month preceding the distribution date. The record date for the adjustable rate certificates as long as they are in book entry form is the business day before the related distribution date.

INTEREST PAYMENTS

     The pass-through rate for each class of fixed-rate certificates is specified on the cover page of this prospectus supplement, and is subject to a cap. Interest will accrue on the fixed rate certificates on the basis of a
360-day year divided into twelve 30-day months. The pass-through rate for each class of adjustable rate certificates will be equal to the sum of LIBOR plus a fixed margin, subject to a cap. Interest will accrue on the adjustable rate certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for the fixed rate certificates for any distribution date will be the calendar month preceding the month of that distribution date. The interest accrual period for the adjustable rate certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) to and including the day prior to the current distribution date.

     See "Description of the Certificates--Distributions of Interest and
Principal" in this prospectus supplement.

PRINCIPAL PAYMENTS

     Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions" in this prospectus supplement.

MORTGAGE LOANS

     On the closing date the trust fund will acquire a pool of initial mortgage loans that will be divided into two loan groups, loan group 1 and loan group 2.

     Loan group 1 will consist of fixed-rate mortgage loans secured by first or second liens on mortgaged properties that are transferred to the trust fund on the closing date and any additional fixed-rate mortgage loans that are purchased by the trust fund during the pre-funding period using the amount on deposit in the related pre-funding account.

     Loan group 2 will consist of adjustable-rate mortgage loans secured by first liens on mortgaged properties that are transferred to the trust fund on the closing date and any additional mortgage loans that are purchased by the trust fund during the pre-funding period using the amount on deposit in the related pre-funding account.

STATISTICAL CALCULATION INFORMATION

     The statistical calculation information presented in this prospectus supplement concerning the initial mortgage loans does not reflect all of the mortgage loans that will be included in the trust fund as of the closing date.
The statistical calculation information presented in this prospectus supplement concerning the initial mortgage loans relates to a statistical calculation pool
that comprises    % of the initial mortgage loans that will be

                                       3

included in the trust fund as of the closing date. The pool of initial mortgage loans for which information is presented in this prospectus supplement is referred to in this prospectus supplement as the statistical calculation mortgage pool and the initial mortgage loans for which information is presented in this prospectus supplement are referred to in this prospectus supplement as statistical calculation initial mortgage loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics
of the mortgage pool as it will be constituted at the closing date, although   %
of the initial mortgage loans that will be included in the mortgage pool as of the closing date are not included in the statistical calculation mortgage pool.

     The initial mortgage loans will be transferred to the trust fund on the closing date. The additional mortgage loans to be included in loan group 1 and loan group 2 will be transferred to the trust fund during the pre-funding
period, which begins on the closing date and ends no later than       , 200[ ].
Accordingly, the statistical profile of the final pool of mortgage loans following the pre-funding period will vary somewhat from the statistical profile of the statistical calculation initial mortgage loans presented in this prospectus supplement.

     The statistical calculation initial mortgage loans in loan group 1 consist of fixed-rate mortgage loans with an aggregate outstanding principal balance of
approximately $      as of      , 200[ ], after giving effect to principal
payments due on or before that date. The statistical calculation initial mortgage loans in loan group 2 consist of adjustable-rate mortgage loans with an
aggregate outstanding principal balance of approximately $      as of
      , 200[ ], after giving effect to principal payments due on or before that date.

     As described in this prospectus supplement under "The Mortgage Pool", the interest rates for the adjustable rate mortgage loans will generally adjust semi-annually or annually, subject to certain caps and floors, as described in this prospectus supplement.

     Approximately     % of the statistical calculation initial loan group 2
mortgage loans are mortgage loans that initially have a fixed rate of interest for two or more years following their origination, and thereafter have an adjustable rate of interest for the remaining life of the mortgage loan, as described under "The Mortgage Pool" in this prospectus supplement.

     Approximately [ ]% and [ ]% of the statistical calculation initial mortgage loans in loan group 1 and loan group 2, respectively, will carry borrower-paid or lender-paid mortgage insurance.

     See "The Mortgage Pool" in this prospectus supplement.

PRE-FUNDING ACCOUNTS AND CAPITALIZED INTEREST ACCOUNTS

     At closing, the seller will deposit up to $        into two separate
pre-funding accounts, to be used to acquire additional mortgage loans from the seller during the pre-funding period.

     Of this amount, the trust fund will apply up to $       to purchase
additional fixed-rate mortgage loans for inclusion in loan group 1 and up to $
to purchase additional adjustable-rate mortgage loans for inclusion in loan group 2.

                                       4

     The purchase of additional mortgage loans will occur only during the pre-funding period, which generally terminates upon the earlier of:

     o the date on which the remaining pre-funding amount for both loan groups
is less than $         , and

     o the close of business on        , 200[ ].

     At closing, the seller also will deposit funds into two separate capitalized interest accounts, for use as necessary during the pre-funding period to offset shortfalls in interest amounts attributable to the pre-funding mechanism.

     Any amounts in the pre-funding accounts not used during the pre-funding period to purchase subsequent mortgage loans will be distributed as a prepayment of principal of the group 1 senior and group 2 senior certificates, as applicable, on the first distribution date following the pre-funding period.

OPTIONAL TERMINATION

     The master servicer may purchase all of the remaining assets of the trust fund after the aggregate principal balance of the mortgage loans and any real estate owned by the trust fund as of the last day of the related remittance period declines to 10% or less of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date plus the aggregate principal balance of any subsequent mortgage loans the trust fund purchases as of the applicable subsequent cut-off date.

     See "Description of the Certificates--Optional Termination" in this prospectus supplement.

ADVANCES

     The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans unless the master servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

     See "Servicing of Mortgage Loans--Advances" in this prospectus supplement.

CREDIT ENHANCEMENT

     Credit enhancements provide limited protection to certain holders of certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

     (a)  Subordination

     On each distribution date, classes of a certificate group that are lower in order of payment priority than the other classes of that certificate group will not receive payments until the classes that are higher in order of payment priority have been paid. If there is not enough money from the mortgage loans in a loan group on a distribution date to pay all classes of the related certificate group, the subordinate classes of that certificate group are the first to forego payment.

     (b)  Application of Realized Losses

     If on any distribution date, after the balances of the certificates of a certificate group have been reduced by the amount of principal paid on that date, the total principal balance of those certificates is greater than

                                       5

the total principal balance of the mortgage loans in the related loan group plus any amount remaining in the related pre-funding account, the principal balance of the outstanding certificates in that group that are lowest in order of payment priority will be reduced by the amount of that excess.

     (c)  Overcollateralization

     Although the sum of the total principal balance of the mortgage loans in loan group 1 and the amount on deposit in the related pre-funding account is
approximately $       , the trust is issuing only $       total principal amount
of certificates related to loan group 1. Similarly, although the sum of the total principal balance of the mortgage loans in loan group 2 and the amount on
deposit in the related pre-funding account is approximately $       the trust is
issuing only $       total principal amount of certificates related to loan
group 2. The certificates are therefore "overcollateralized," and on any distribution date, the amount of any overcollateralization will be available to absorb losses from liquidated mortgage loans in the related loan group. If the level of overcollateralization falls below what is required, the excess interest described in the next section will be paid to the certificates as principal.
This will have the effect of reducing the principal balance of the certificates faster than the principal balance of the mortgage loans in the related loan group so that the required level of overcollateralization is reached.

     The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of the mortgage loans in each loan group is expected to be higher than the weighted average pass-through rate on the related certificates. Some of the excess interest with respect to a loan group will be used to pay interest on the related certificates that was previously earned but not paid, and some of such excess interest will be used to reimburse the related subordinated certificates for losses that they experienced previously.

     See "Description of the Certificates--Overcollateralization Provisions" in
this prospectus supplement.

RATINGS

     The classes of certificates listed below will not be offered unless they
are assigned the following ratings by       and by        .

                                CLASS       RATING

                                A
                                R
                                M-1
                                M-2
                                B

     See "Ratings" in this prospectus supplement.

TAX STATUS

     For federal income tax purposes, in accordance with the pooling and servicing agreement, the trustee will elect to treat the trust fund (exclusive of certain assets) as one or more REMICs. The Regular Certificates will represent ownership of REMIC regular interests. The Class R Certificate will represent ownership of the sole class of residual interest in each REMIC.
Holders of Regular Certificates will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the

                                       6

certificateholder's regular method of accounting.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

     Subject to the considerations set forth in "ERISA Considerations" in this prospectus supplement and in the prospectus, the Class A Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code, as amended.

     If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as
amended, or Section 4975 of the Internal Revenue Code, as amended, you should review carefully with your lawyer whether you can buy or hold an offered certificate.

     A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

LEGAL INVESTMENT

     Upon termination of the pre-funding period, the [Class AV-1 and the Class
MV-1] Certificates will be "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 so long as they are rated in one of the two highest rating categories by at least one rating agency. All other certificates will not be "mortgage related securities" for purposes of
SMMEA.

     See "Legal Investment" in the prospectus.

                                       7

                                  RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under
"Risk Factors" in the prospectus.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

     Each underwriter intends to make a secondary market in the certificates purchased by it, but no underwriter has any obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
Illiquidity can have a severely adverse effect on the prices of securities especially those that are sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUBPRIME MORTGAGE LOANS ARE SUBJECT  TO GREATER RISK OF DELINQUENCY  AND LOSS

     Most of the mortgage loans in the mortgage pool were made to borrowers with prior credit difficulties[ and do not satisfy the underwriting guidelines for mortgage loans eligible for sale to Fannie Mae or Freddie Mac]. We expect that the rates of delinquency, bankruptcy and foreclosure for the mortgage loans will be higher, and may be substantially higher, than those of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards. See "The
Mortgage Pool--Underwriting Standards" in this prospectus supplement.

     The subordinated certificates have a greater risk of loss than the Class A
Certificates, and subordination may not be sufficient to protect the

CLASS A CERTIFICATES FROM LOSSES

     If you buy a Class M-1, Class M-2 or Class B Certificate, you will not receive any payments on your certificate until the holders of the related Class
A Certificates have received all payments to which they are entitled.
Additionally, payments on the Class M-2 Certificates will be subordinate to payments on the related Class M-1 Certificates and payments on the Class B
Certificates will be subordinate to payments on the related Class M-1 and Class
M-2 Certificates. As a result, the yield on your subordinated certificate will be sensitive to losses on the mortgage loans in the related loan group. This sensitivity increases with the subordination of a certificate, so that the yield on the Class B Certificate is the most sensitive. You should carefully consider the risk that you may lose all or a part of the money that you paid for the subordinated certificate if losses are greater than expected.

     If you buy a subordinated certificate you will not receive any principal distributions until at the earliest, unless the related Class A Certificates have been paid down to zero before that date. As a result, your subordinated certificate will be outstanding longer than would be the case if principal were distributed on a proportionate basis among the Class A Certificates and the subordinated certificates. Because your subordinated certificate is outstanding longer, there is a greater period of time during which losses on the mortgage loans in the related loan group will affect your subordinated certificate.
Therefore the risk that you will lose all or part of the money you paid for the certificate also increases.

     You should consider the risk that the subordination of the related subordinated classes may not be sufficient to protect your certificates from loss.

EXCESS INTEREST FROM THE MORTGAGE LOANS MAY NOT PROVIDE ADEQUATE CREDIT
ENHANCEMENT

     Each group of mortgage loans is expected to generate more interest than is needed to pay interest on the related classes of certificates because the weighted average interest rate on those mortgage loans is expected to be higher than the weighted average pass-through rate on the related classes of certificates. If the amount of interest generated by a group of mortgage loans is more than the amount that is needed to pay interest on the related certificates, some of such "excess interest" will be used to make additional principal payments on the related certificates, some will be used to pay interest on the related certificates that was previously earned but not paid, and some will be used to reimburse the related subordinated certificates for losses that they experienced previously. The use of excess interest to make additional principal payments on the related certificates will reduce the total principal balance of those certificates below the aggregate principal balance of the related mortgage loans, thereby creating "overcollateralization."
Overcollateralization is intended to provide limited protection to certificateholders by absorbing the related certificates' share of losses from liquidated mortgage loans in the applicable loan group.

     However, we cannot assure you that enough excess interest will be generated on the mortgage loans of either loan group to establish or maintain the required levels of overcollateralization for the related certificate group.

     The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the related mortgage loans during the preceding month. Such amount will be influenced by changes in the pass-through rates on the group 2 certificates and changes to the weighted average of the mortgage rates resulting from prepayments and liquidations of the related mortgage loans, and in the case of the group 2 certificates, adjustments of the mortgage rates on adjustable rate mortgage loans. Because the index used to determine the mortgage rates on the adjustable rate mortgage loans is different from the index used to determine the pass-through rates on the group 2 certificates, it is possible that the pass-through rates on these certificates may be higher than the interest rates on the related mortgage loans. In that event, it may be necessary to apply all or a portion of the available excess interest to make required payments of interest on the related classes of certificates. As a result, excess interest may be unavailable for any other purpose.

                                       2

     Investors in the offered certificates, and particularly the Class B
Certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from loss. Excess interest and overcollateralization are the only forms of credit enhancement for the Class B
Certificates.

RISK REGARDING MORTGAGE RATES

     The pass-through rate on each class of group 2 certificates adjusts monthly and is generally based on one-month LIBOR. The mortgage rates on the adjustable rate mortgage loans generally adjust semi-annually and, in the case of approximately % of the group 2 statistical calculation initial mortgage loans, only after a two, three or five year period after origination, based on six-month LIBOR or CMT (called the Loan Index). Because the Loan Index may respond to different economic and market factors than one-month LIBOR, there is not necessarily a correlation in movement between such indices. For example, it is possible that the interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the related certificates are stable or rising. In addition, although it is possible that both the mortgage rates and certificate pass-through rates may decline or increase during the same period, because of the difference between interest rate adjustment periods and pass-through rate adjustment periods, mortgage rates may decline or increase more slowly than the related certificate pass-through rates.

     This absence of a correlation between movement in the mortgage rates and the certificate pass-through rates may reduce the interest payable on the group
2 certificates because of the imposition of a pass-through rate cap called the
"Group 2 WAC Cap." Although it is intended that the amount by which a certificateholder's interest payment has been reduced by operation of the Group
2 WAC Cap will be paid to such certificateholder from excess funds on future distribution dates, we cannot assure you that excess funds will be available or sufficient to make any such payments. The ratings assigned to the group 2 certificates do not address the likelihood that these payments will be made.

     In addition, the pass-through rate for each class of fixed-rate certificates will be subject to the imposition of a pass-through rate cap equal to the weighted average of the net mortgage rates on the fixed-rate mortgage loans called the Group 1 WAC Cap. Unlike the holder of a group 2 certificate, a holder of a group 1 certificate whose interest payment has been reduced by operation of the Group 1 WAC Cap on any distribution date will not be entitled to receive the amount of such reduction from the excess funds on any future distribution date.

RISK REGARDING MORTGAGE LOANS WITH BALLOON PAYMENTS

     [Approximately [ ]% and [ ]% of the statistical calculation initial mortgage loans in loan group 1 and loan group 2, respectively, by principal
balance as of [   ], 200[ ], are balloon loans. Balloon loans pose a special payment risk because the mortgagor must pay, and the servicer is not obligated to advance, a lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance the balloon balance, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

                                       3

CASH FLOW CONSIDERATIONS AND RISKS COULD CAUSE PAYMENT DELAYS AND LOSSES

     Substantial delays could result while liquidating delinquent mortgage loans. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the related mortgage loans and in turn reduce the proceeds payable to certificateholders. In the event any of the mortgaged properties fail to provide adequate security for the related mortgage loans, and the credit enhancement is insufficient, you could experience a loss.

UNPREDICTABILITY AND EFFECT OF PREPAYMENTS

     A majority of the borrowers under the statistical calculation initial mortgage loans generally cannot prepay their mortgage loans during the first one, two, three, four or five years after origination without incurring prepayment penalties. However, we cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in a prepayment on the certificates.

     o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     In addition, the weighted average life of the certificates will be affected by any prepayment resulting from the distribution of amounts, if any, on deposit in the pre-funding accounts after the end of the pre-funding period.

     None of the prepayment penalties will be distributed to holders of the offered certificates.

     In addition, prepayments on fixed-rate mortgage loans with interest rates in excess of the Group 1 WAC Cap can have the effect of reducing the Group 1 WAC
Cap, and prepayments on adjustable-rate mortgage loans with interest rates in excess of the Group 2 WAC Cap can have the effect of reducing the Group 2 WAC
Cap. In the event that either the Group 1 WAC Cap or the Group 2 WAC Cap is in effect on any distribution date, the reduction of the Group 1 WAC Cap or the
Group 2 WAC Cap will have the effect of reducing the pass-through rates paid to the related certificateholders on such distribution day.

     See "Yield, Prepayment and Maturity Considerations" for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

POSSIBLE PREPAYMENT DUE TO INABILITY TO ACQUIRE RELATED SUBSEQUENT MORTGAGE
LOANS

     The ability of the trust fund to acquire subsequent mortgage loans for inclusion in the related loan group depends on the ability of the seller to originate and acquire mortgage loans during the pre-funding period that meet the eligibility criteria for subsequent mortgage loans as described in this prospectus supplement. The ability of the seller to originate and acquire subsequent mortgage loans will be affected by a number of factors including prevailing interest rates, employment levels, the rate of inflation and economic conditions generally.

                                       4

     If the full amounts on deposit in the pre-funding account allocated to purchase subsequent mortgage loans for a loan group cannot be used by the end of the pre-funding period for that purpose, the amounts remaining on deposit in that pre-funding account will be distributed to the holders of the related Class
A certificates as a prepayment on the [ ] 200[ ] distribution date.

JUNIOR LIEN PRIORITY COULD RESULT IN PAYMENT DELAY OR LOSS

     Approximately [ ]% of the statistical calculation initial mortgage loans in loan group 1 (by principal balance as of [ ], 200[ ]) are secured by second liens on mortgaged properties. The master servicer has the power under certain circumstances to consent to a new mortgage lien on the mortgaged property having priority over the mortgage loan in the trust fund. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and the credit enhancement is insufficient, you will bear the risk of delay in distributions while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment cannot be obtained or is not realized upon.

     See "Certain Legal Aspects of the Loans" in the prospectus.

INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE CERTIFICATES

     The transfer of the mortgage loans by the seller to the depositor will be characterized in the pooling and servicing agreement as a sale transaction.
Nevertheless, in the event of insolvency of the seller, the Federal Deposit
Insurance Corporation (referred to as the FDIC) as conservator or receiver, could attempt to recharacterize the sale of the mortgage loans to the depositor as a borrowing secured by a pledge of the mortgage loans. If such an attempt to recharacterize the transfer of the mortgage loans were successful, the FDIC could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rates. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur.

DEVELOPMENTS IN [CALIFORNIA] COULD HAVE DISPROPORTIONATE EFFECT ON THE POOL OF
MORTGAGE LOANS DUE TO GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Approximately [ ]% of the statistical calculation initial mortgage loans,
based on principal balances as of [   ], 200[ ], expected to be in the trust
fund on the closing date are

                                       5

secured by property in [California]. Property in [California] may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

In addition:

     o Economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

     o Declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

     o Any increase in the market value of properties located in California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

CERTIFICATES MAY NOT BE APPROPRIATE FOR CERTAIN INVESTORS

     The offered certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

     o The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans;

     o The rate of principal distributions on and the weighted average lives of the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the related mortgage loans and the priority of principal distributions among the classes of certificates. Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

     o A secondary market for the offered certificates may not develop or provide certificateholders with liquidity of investment.

     You should also carefully consider the further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under the heading "Risk Factors" in the prospectus.

CERTIFICATES ARE OBLIGATIONS OF ONLY THE TRUST FUND

     The offered certificates will not represent an ownership interest in or obligation of any entity except for the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the master servicer with respect to its servicing obligations under the pooling and servicing agreement

                                       6

(including the limited obligation to make certain monthly advances). Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality. The offered certificates are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the mortgage loans) [and proceeds from the borrower-paid mortgage insurance policies] will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

     For a discussion of additional risks pertaining to the certificates, see
"Risk Factors" in the prospectus.

IMPACT OF WORLD EVENTS

     The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact to the mortgage loans resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the
Relief Act.

CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A
GREATER RISK OF LOSS RELATING TO SUCH MORTGAGE LOANS

     Mortgage loans with a loan-to-value or combined loan-to-value ratio of greater than 80% may present a greater risk of loss than mortgage loans with loan-to-value or combined loan-to-value ratios of 80% or below. Of the statistical calculation mortgage loans in loan group 1 and loan group 2 that had a loan-to-value (in the case of the first lien Mortgage Loans) or combined loan-to-value ratio (in the case of the second lien Mortgage Loans) at origination in excess of 80%, approximately [ ]% and [ ]% of the statistical calculation mortgage loans in loan group 1 and loan group 2, respectively, are not covered by any primary mortgage insurance. No mortgage loan conveyed to the trust fund will have had a loan-to-value or combined loan-to-value ratio exceeding 100.00% at origination. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value or combined loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value or combined loan-to-value ratio. See "The
Mortgage Pool--General" in this prospectus supplement.

INCREASED RISK OF LOSS DUE TO SIMULTANEOUS SECOND LIENS

     With respect to certain first lien mortgage loans included in each loan group, at the time of origination of the first lien mortgage loan, the seller also originated a second lien mortgage

                                       7

loan which will not be included in the trust fund. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because mortgagors have less equity in the mortgaged property. In addition, the loan-to-value or combined loan-to-value ratios shown in this prospectus supplement do not reflect those simultaneous second lien loans. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE
LOANS

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to federal laws, including:

     o    the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

     o    the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
          Credit Protection Act, in the extension of credit;

     o    the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

     o    the Depository Institutions Deregulation and Monetary Control Act of
          1980, which preempts certain state usury laws; and

     o    the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws that regulate alternative mortgage transactions.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the mortgage loans against the trust fund.
In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans and restrict the master servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust fund to significant monetary penalties, could result in the borrowers rescinding the mortgage loans against the trust fund and/or limit the master servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "Certain Legal
Aspects of the Loan--Anti-Deficiency

                                       8

Legislation and Other Limitations on Lenders" in the prospectus. The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the mortgage loans are subject to Section 32 of
Regulation Z and that none of the mortgagors have been required to purchase single-premium credit life insurance in connection with the origination of the related mortgage loan. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to (but not including) the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The Master
Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil
Relief Act (referred to as the "Relief Act") will not be covered by the master servicer.

On any distribution date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicer and any shortfalls resulting from the application of the Relief Act will be allocated, to the monthly interest distributable amounts with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the offered certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the offered certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

ENVIRONMENTAL RISKS

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.
In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

                                THE MORTGAGE POOL

                                       9

GENERAL

     The depositor will purchase the mortgage loans from [IndyMac Bank, F.S.B.
(referred to as IndyMac Bank)] pursuant to a pooling and servicing agreement dated as of [ ], 200[ ] among [IndyMac Bank], as seller and master servicer, the depositor and the trustee or pursuant to the pooling and servicing agreement and a subsequent transfer agreement dated as of the subsequent transfer date among
[IndyMac Bank], as seller and master servicer, the depositor and the trustee and will cause the mortgage loans to be assigned to the trustee for the benefit of holders of the certificates. The mortgage loans purchased pursuant to the pooling and servicing agreement shall be designated "initial mortgage loans" and the mortgage loans purchased pursuant to the pooling and servicing agreement and a subsequent transfer agreement shall be designated "subsequent mortgage loans."

     Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described below under "--Assignment of Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the certificateholders in that mortgage loan; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure any breach) if the breach constitutes fraud in the origination of the affected mortgage loan and the seller did not have knowledge of the fraud. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one-to four-family mortgage loans in the seller's sub-prime mortgage portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Loan
Program--Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. [IndyMac Bank] is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.
The obligations of [IndyMac Bank], as master servicer, with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

     Certain information with respect to the statistical calculation initial mortgage loans to be included in the statistical calculation mortgage pool is set forth below. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted therefor. The depositor believes that the information set forth in this prospectus supplement with respect to the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. Unless otherwise indicated,

                                       10

information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the statistical calculation initial mortgage loans as of the cut-off date.

     As of the cut-off date, the aggregate of the Stated Principal Balances of the statistical calculation initial mortgage loans is expected to be approximately $[ ], which is referred to as the statistical calculation cut-off date principal balance. The initial mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.
The initial mortgage loans to be included in the mortgage pool were acquired by the seller in the normal course of its business.

     At origination, substantially all of the statistical calculation initial mortgage loans had stated terms to maturity of 30 years. Each of the statistical calculation initial mortgage loans provides for payments due on the first day of each month (referred to as a "Due Date"). Scheduled monthly payments made by the mortgagors on the statistical calculation initial mortgage loans (referred to as scheduled payments) either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of those payments to principal and interest.

     Of the statistical calculation initial mortgage loans, [ ]mortgage loans in loan group 1, representing approximately [ ]% of the cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1, and [ ]mortgage loans in loan group 2, representing approximately [ ]% of the cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 2, contain prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in full at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (referred to as the Prepayment Penalty Period), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for the statistical calculation initial mortgage loans vary from 1 year to 5 years, depending on the terms set forth in the related mortgage note. The amount of the prepayment penalty varies from state to state.

     With respect to the statistical calculation initial mortgage loans in loan group 2, each mortgage loan has a mortgage rate subject to adjustment on the Due
Date specified in the related mortgage note (referred to as the Initial Rate
Adjustment Date) and every six months (in the case of [ ] Adjustable Mortgage
Loans and[ ]Adjustable Mortgage Loans (each as defined below)) and one year (in the case of [ ]Adjustable Mortgage Loans and [ ]Adjustable Mortgage Loans (each as defined below)) thereafter (referred to as an Adjustment Date), equal to (a)
in the case of [ ] Adjustable Mortgage Loans and [ ]Adjustable Mortgage Loans,
the sum, rounded to the nearest one-eighth of one percentage point (0.125%), of
(i) the average of interbank offered rates for six month U.S. dollar deposits in the London market (referred to as the Index) based on quotations of major banks, as published either (x) by Fannie Mae either 30 or 45 days prior to the
Adjustment Date or (y) in the "Money Rates" section of The Wall Street Journal as of the first business day of the month prior to the Adjustment Date, as specified in the related mortgage note, and (ii) the margin specified in the related mortgage note and (b) in the case of the [ ] Adjustable Mortgage Loans, the weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve, in each case as specified in the related mortgage note; provided, however, that the mortgage rate will not increase or

                                       11

decrease on any Adjustment Date by more than (A) with respect to [ ]statistical calculation initial mortgage loans (representing approximately [ ]% of the statistical calculation cut-off date principal balance of loan group 2), one percentage point (1%), (B) with respect to [ ]statistical calculation initial mortgage loans (representing approximately [ ]% of the statistical calculation cut-off date principal balance of loan group 2), one and one-half percentage points (1.5%), (C) with respect to [ ] statistical calculation initial mortgage loans (representing approximately % of the statistical calculation cut-off date principal balance of loan group 2), two percentage points (2.0%), (D) with respect [ ] statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of loan group 2), three percentage points (3%), (E) with respect to [ ]
statistical calculation initial mortgage loans (representing approximately 0.25%
of the statistical calculation cut-off date principal balance of loan group 2), five percentage points (5%) and (F) with respect to statistical calculation initial mortgage loans (representing approximately [ ] % of the cut-off date principal balance of loan group 2), seven percentage points or greater (7%)
(referred to as the Periodic Rate Cap). Approximately [ ] % of the statistical calculation initial mortgage loans in loan group 2 (by statistical calculation cut-off date principal balance) have an Initial Rate Adjustment Date occurring on the Due Date following the second anniversary of the date of origination
(referred to as _______ Adjustable Mortgage Loans). Approximately [ ] % of the
statistical calculation initial mortgage loans in loan group 2 have an Initial
Rate Adjustment Date occurring on the sixth Due Date following the related date of origination (referred to as [ ] Adjustable Mortgage Loans). Approximately [ ]
% of the statistical calculation initial mortgage loans in loan group 2 (by statistical calculation cut-off date principal balance) have an Initial Rate
Adjustment Date occurring on the Due Date following the third anniversary of the date of origination (referred to as [ ] Adjustable Mortgage Loans).

     With respect to the statistical calculation initial mortgage loans in loan group 2, statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of loan group 2) are subject to an initial rate cap of 1%, [ ]
statistical calculation initial mortgage loans (representing approximately % of the statistical calculation cut-off date principal balance of loan group 2) are subject to an initial rate cap of 3% and [ ] statistical calculation initial mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of loan group 2) are subject to an initial rate cap of 5%.

     The [ ] Adjustable Mortgage Loans will include "performance loans"
(referred to as Performance Loans) that provide borrowers the potential of a margin reduction for good payment history. The payment history for the
Performance Loan is evaluated in the second month preceding the month in which the Initial Rate Adjustment Date occurs. If the related borrower has made scheduled payments in full since the origination of that loan with a maximum of one late payment (which, however, cannot be in the month of evaluation) the loan is eligible for a reduction (ranging from [ ] % to [ ] %) in the margin used to calculate the mortgage rate. Approximately [ ] % of the mortgage loans in loan group 2 are Performance Loans.

     All of the statistical calculation initial mortgage loans in loan group 2 provide that over the life of the mortgage loan the mortgage rate will in no event be more than the mortgage rate fixed at origination plus a fixed number of percentage points specified in the related mortgage

                                       12

note (referred to as the Maximum Rate). The statistical calculation initial mortgage loans in loan group 2 are generally not subject to minimum mortgage rates. Effective with the first payment due on a statistical calculation initial mortgage loan in loan group 2 after each related Adjustment Date, the scheduled payment will be adjusted to an amount which will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the mortgage loan in loan group 2 over its remaining term. If the applicable Loan Index ceases to be published or is otherwise unavailable, the master servicer will select an alternative index based upon comparable information.

     Each statistical calculation initial mortgage loan in loan group 2 is, by its terms, assumable in connection with a transfer of the related mortgaged property if the proposed transferee submits certain information to the master servicer required to enable it to evaluate the transferee's ability to repay that mortgage loan and if the master servicer reasonably determines that the security for that mortgage loan would not be impaired by the assumption. The statistical calculation initial mortgage loans in loan group 1 are subject to the "due-on-sale" provisions included therein.

     All of the statistical calculation initial mortgage loans in loan group 1 were originated on or after [ ] . All of the statistical calculation initial
mortgage loans in loan group 2 were originated on or after            .

     The latest stated maturity date of any statistical calculation initial mortgage loan in loan group 1 is [ ] . The earliest stated maturity date of any statistical calculation initial mortgage loan in loan group 1 is [ ] . The latest stated maturity date of any statistical calculation initial mortgage loan in loan group 2 is [ ] . The earliest stated maturity date of any statistical
calculation initial mortgage loan in loan group 2 is            .

     As of the cut-off date, [ ] % of the statistical calculation initial mortgage loans in loan group 1 and [ ] % of the statistical calculation initial mortgage loans in loan group 2 were delinquent more than 30 days.

     With respect to [ ] statistical calculation initial mortgage loans
(representing approximately [ ] % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1) the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

     With respect to [ ] statistical calculation initial mortgage loans
(representing approximately [ ] % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 2) the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium.

     [None] of the statistical calculation initial mortgage loans in either of the loan groups were originated in connection with the relocation of employees of various corporate employers. None of the statistical calculation initial mortgage loans in loan group 2 are convertible into fixed-rate mortgage loans.

                                       13

     Of the statistical calculation initial mortgage loans in loan group 1, [ ]
mortgage loans (representing approximately [ ] % of the statistical calculation cut-off date principal balance of the initial mortgage loans in loan group 1)
are secured by first liens on the related mortgaged properties, and [ ] mortgage loans in loan group 1 (representing approximately % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1) are secured by second liens on the related mortgaged properties. All of the statistical calculation initial mortgage loans in loan group 2 are secured by first liens on the related mortgaged properties.

     [No] statistical calculation initial mortgage loans in loan group 1 had a
Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) at origination of more than 95%. No statistical calculation initial mortgage loan in loan group 2 had a Loan-to-Value Ratio at origination of more than 95%.
Except for [ ] statistical calculation initial mortgage loans in loan group 1, representing approximately [ ] % of the statistical calculation cut-off date principal balance of the statistical calculation initial mortgage loans in loan group 1, and except for [ ] statistical calculation initial mortgage loans in loan group 2, representing approximately [ ] % of the statistical calculation cut-off date principal balance of the mortgage loans in loan group 2, each statistical calculation initial mortgage loan with a Loan-to-Value Ratio or
Combined Loan-to-Value Ratio (as applicable) at origination of greater than 80%
will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae, Freddie Mac or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related mortgage loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses. No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan (i) after the date on which the related Loan-to-Value Ratio or Combined Loan-to-Value
Ratio (as applicable) is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value or (ii) if maintaining the policy is prohibited by applicable law. See
"--Underwriting Standards" in this prospectus supplement.

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the Collateral Value of the related mortgaged property. The "Combined
Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the mortgage loan and (b) the outstanding principal balance at the date of origination of the mortgage loan of any senior mortgage loans(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to that mortgage loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the mortgage loan, to
(ii) the Collateral Value of the related mortgaged property. The "Collateral
Value" of the mortgaged property, other than with respect to certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan
(referred to as a Refinance Loan), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that

                                       14

mortgage loan and (b) the sales price for the mortgaged property. In the case of
Refinance Loans, the Collateral Value of the related mortgaged property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios or Combined Loan-to-Value
Ratios (as applicable) might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

     "FICO Credit Scores" are obtained by many mortgage lenders in connection with mortgage loan applications to help access a borrower's credit-worthiness.
FICO Credit Scores are generated by models developed by a third party which analyze data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO
Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower.
We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

     The following information sets forth in tabular format certain information, as of the cut-off date, as to the statistical calculation initial mortgage loans in each loan group. Other than with respect to rates of interest, percentages
(approximate) are stated by Stated Principal Balance of the mortgage loans in the related loan group as of the cut-off date and the sum of the columns below may not equal the total indicated due to rounding.

     ***

                                       15

                      STATISTICAL CALCULATION LOAN GROUP 1

                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

   ORIGINAL LOAN-TO-VALUE                           AGGREGATE         PERCENT OF
     RATIOS OR COMBINED         NUMBER OF           PRINCIPAL          AGGREGATE
    LOAN-TO-VALUE RATIOS         MORTGAGE            BALANCE           PRINCIPAL
     (AS APPLICABLE)(%)           LOANS            OUTSTANDING          BALANCE
     ------------------           -----            -----------          -------

        10.00 -60.00                               $                          %
        60.01 -65.00
        60.01 -70.00
        70.01 -75.00
        75.01 -80.00
        80.01 -85.00
        85.01 -90.00
        90.01 -95.00
                                ---------          -----------         --------
     Total                                         $                    100.00%
                                =========          ===========         ========

(1) The weighted average Original Combined Loan-to-Value Ratio of the statistical calculation initial mortgage loans in loan group 1 is expected to be
approximately       %.

                          ORIGINAL TERMS TO MATURITY(1)

                                               AGGREGATE             PERCENT OF
       ORIGINAL TERM        NUMBER OF          PRINCIPAL              AGGREGATE
        TO MATURITY          MORTGAGE           BALANCE               PRINCIPAL
          (MONTHS)            LOANS           OUTSTANDING              BALANCE
          --------            -----           -----------              -------

         180 -180                             $                              %
         181 -240
         301 -360
                            ---------         -----------            ----------
     Total                                    $                        100.00%
                            =========         ===========            ==========

(1) The weighted average remaining term to maturity of the statistical calculation initial mortgage loans in loan group 1 is expected to be
approximately     months.

                                       16

                                MORTGAGE RATES(1)

                                          AGGREGATE              PERCENT OF
                       NUMBER OF          PRINCIPAL              AGGREGATE
     MORTGAGE           MORTGAGE           BALANCE               PRINCIPAL
    RATES (%)            LOANS           OUTSTANDING              BALANCE
    ---------            -----           -----------              -------

    7.750-7.750                          $                              %
    7.751-8.000
    8.001-8.250
    8.251-8.500
    8.501-8.750
    8.751-9.000
    9.001-9.250
    9.251-9.500
    9.501-9.750
    9.751-10.000
   10.001-10.250
   10.251-10.500
   10.501-10.750
   10.751-11.000
   11.001-11.250
   11.251-11.500
   11.501-11.750
   11.751-12.000
   12.001-12.250
   12.251-12.500
   12.501-12.750
   12.751-13.000
   13.001-13.250
   13.251-13.500
   13.501-13.750
   13.751-14.000
   14.001-14.250
   14.251-14.500
   14.501-14.750
                       ---------         -----------             ----------
Total                                    $                           100%
                       =========         ===========             ==========

(1) The statistical calculation initial mortgage loans in loan group 1 with lender acquired mortgage insurance are shown in the preceding table at mortgage rates inclusive of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 1 without adjusting for the
interest premium is expected to be approximately     %. If the mortgage rates
for the lender acquired mortgage insurance loans are shown net of the interest premium charged by the related lenders, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 1 is expected
to be approximately      %.

                                       17

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

                                                     AGGREGATE      PERCENT OF
             RANGE OF CURRENT         NUMBER OF      PRINCIPAL      AGGREGATE
              MORTGAGE LOAN            MORTGAGE       BALANCE       PRINCIPAL
            PRINCIPAL BALANCE           LOANS       OUTSTANDING      BALANCE
            -----------------           -----       -----------      -------

         $8,800.00 to  50,000.00                      $                     %
        $50,000.01 to 100,000.00
       $100,000.01 to 150,000.00
       $150,000.01 to 200,000.00
       $200,000.01 to 250,000.00
       $250,000.01 to 300,000.00
       $300,000.01 to 350,000.00
       $350,000.01 to 400,000.00
       $400,000.01 to 450,000.00
       $450,000.01 to 500,000.00
       $550,000.01 to 559,416.18
                                       -------        -------        -------
          Total                                       $                  100%
                                       =======        =======        =======

(1)  The average current principal balance of the statistical calculation
initial mortgage loans in loan group 1 is expected to be approximately $      .

                               OCCUPANCY TYPES(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                OCCUPANCY              MORTGAGE       BALANCE       PRINCIPAL
                  TYPE                  LOANS       OUTSTANDING      BALANCE
                  ----                  -----       -----------      -------

     Primary Home                                     $                     %
     Investor
     Second Home
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  Based upon representations of the related mortgagors at the time of origination.

                                       18

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
           STATE OR TERRITORY           LOANS       OUTSTANDING      BALANCE
           ------------------           -----       -----------      -------

     California                                     $                      %
     New York
     Florida
     New Jersey
     Texas
     North Carolina
     Colorado
     South Carolina
     Connecticut
     Georgia
     Michigan
     Washington
     Virginia
     Tennessee
     Pennsylvania
     Maryland
     Arizona
     Oklahoma
     Nevada
     Oregon
     Illinois
     Wisconsin
     Massachusetts
     Missouri
     Idaho
     Ohio
     New Hampshire
     Minnesota
     Indiana
     Alaska
     District of Columbia
     Hawaii
     Kentucky
     Arkansas
     Montana
     Utah
     Iowa
     New Mexico
     Maine
     Vermont
     Kansas
     Louisiana
     Nebraska
     Mississippi
     Delaware
     West Virginia

                                       19

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
           STATE OR TERRITORY           LOANS       OUTSTANDING      BALANCE
           ------------------           -----       -----------      -------

               Wyoming
                                       -------        -------        -------
               Total                                  $               100.00%
                                       =======        =======        =======

                            PURPOSE OF MORTGAGE LOANS

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
              LOAN PURPOSE              LOANS       OUTSTANDING      BALANCE
              ------------              -----       -----------      -------

     Purchase                                         $                     %
     Refinance (Cash Out)
     Refinance (Rate or Term)
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

                  DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS(1)

                                                     AGGREGATE      PERCENT OF
                 TYPE OF              NUMBER OF      PRINCIPAL      AGGREGATE
              DOCUMENTATION            MORTGAGE       BALANCE       PRINCIPAL
                 PROGRAM                LOANS       OUTSTANDING      BALANCE
                 -------                -----       -----------      -------

         Full Documentation                           $                     %
         Reduced Documentation
         No Ratio
         No Documentation
                                       -------        -------        -------
         Total
                                                      $               100.00%
                                       =======        =======        =======

(1)  The Full, Reduced, No Ratio, and No Documentation Programs are described under the heading "--Underwriting Standards."

                                       20

                           TYPE OF MORTGAGE PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
              PROPERTY TYPE             LOANS       OUTSTANDING      BALANCE
              -------------             -----       -----------      -------

     Single Family Residence/D-PUD                    $                     %
     Manufactured Home(1)
     PUD
     Two Units
     Low Rise Condominium
     Three Units
     Cooperative
     Four Units
     Townhouse
     High Rise Condominium
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  Treated as real property.

                      FICO CREDIT SCORES FOR MORTGAGE LOANS

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
            FICO CREDIT SCORE           LOANS       OUTSTANDING      BALANCE
            -----------------           -----       -----------      -------

     500-549                                          $                     %
     550-599
     600-649
     650-699
     700-749
     750-784
     Not Available
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

                                       21

                       CREDIT LEVELS FOR MORTGAGE LOANS(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
              CREDIT LEVEL              LOANS       OUTSTANDING      BALANCE
              ------------              -----       -----------      -------

     1                                                $                     %
     1+
     2
     3
     4
     Not Available
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  Credit Levels are assigned as described under the heading "--Underwriting
Standards."

                      STATISTICAL CALCULATION LOAN GROUP 2

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                                     AGGREGATE      PERCENT OF
                ORIGINAL              NUMBER OF      PRINCIPAL      AGGREGATE
              LOAN-TO-VALUE            MORTGAGE       BALANCE       PRINCIPAL
               RATIOS (%)               LOANS       OUTSTANDING      BALANCE
               ----------               -----       -----------      -------

      8.79-60.00                                      $                     %
     60.01-65.00
     60.01-70.00
     70.01-75.00
     75.01-80.00
     80.01-85.00
     85.01-90.00
     90.01-95.00
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  The weighted average Original Loan-to-Value Ratio of the statistical calculation initial mortgage loans in loan group 2 is expected to be
approximately   %.

                                       22

                          ORIGINAL TERMS TO MATURITY(1)

                ORIGINAL                             AGGREGATE      PERCENT OF
                 TERM TO              NUMBER OF      PRINCIPAL      AGGREGATE
                MATURITY               MORTGAGE       BALANCE       PRINCIPAL
                (MONTHS)                LOANS       OUTSTANDING      BALANCE
                --------                -----       -----------      -------

     360-360                                          $               100.00%
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  The weighted average remaining term to maturity of the statistical calculation initial mortgage loans in loan group 2 is expected to be
approximately     months.

                            CURRENT MORTGAGE RATES(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
        CURRENT MORTGAGE RATES(%)       LOANS       OUTSTANDING      BALANCE
        -------------------------       -----       -----------      -------

       8.000-8.000                                    $                     %
       8.001-8.250
       8.251-8.500
       8.501-8.750
       8.751-9.000
       9.001-9.250
       9.251-9.500
       9.501-9.750
      9.751-10.000
     10.001-10.250
     10.251-10.500
     10.501-10.750
     10.751-11.000
     11.001-11.250
     11.251-11.500
     11.501-11.750
     11.751-12.000
     12.001-12.250
     12.251-12.500
     12.501-12.750
     12.751-13.000
     13.001-13.250

                                       23

                            CURRENT MORTGAGE RATES(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
        CURRENT MORTGAGE RATES(%)       LOANS       OUTSTANDING      BALANCE
        -------------------------       -----       -----------      -------

     13.251-13.500
     13.501-13.750
     13.751-14.000
                                       -------        -------        -------
             Total                                    $               100.00%
                                       =======        =======        =======

(1)  The statistical calculation initial mortgage loans in loan group 2 with lender acquired mortgage insurance are shown in the preceding table at mortgage rates inclusive of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 2 without adjusting for the
interest premium is expected to be approximately    %. If the mortgage rates for
the lender acquired mortgage insurance loans are shown net of the interest premium charged by the related lenders, the weighted average mortgage rate of the statistical calculation initial mortgage loans in loan group 2 is expected
to be approximately    %.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

                                                     AGGREGATE      PERCENT OF
            RANGE OF CURRENT          NUMBER OF      PRINCIPAL      AGGREGATE
              MORTGAGE LOAN            MORTGAGE       BALANCE       PRINCIPAL
            PRINCIPAL BALANCE           LOANS       OUTSTANDING      BALANCE
            -----------------           -----       -----------      -------

     $16,494.11 to    50,000.00                       $                     %
      $50,000.01 to  100,000.00
     $100,000.01 to  150,000.00
     $150,000.01 to  200,000.00
     $200,000.01 to  250,000.00
     $250,000.01 to  300,000.00
     $300,000.01 to  350,000.00
     $350,000.01 to  400,000.00
     $400,000.01 to  450,000.00
     $450,000.01 to  500,000.00
     $500,000.01 to  550,000.00
     $550,000.01 to  600,000.00
     $650,000.01 to  700,000.00
     $700,000.01 to  750,000.00
     $950,000.01 to 1,000,000.00
                                       -------        -------        -------
                         Total                        $               100.00%
                                       =======        =======        =======

                                       24

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCE(1)

                                                     AGGREGATE      PERCENT OF
            RANGE OF CURRENT          NUMBER OF      PRINCIPAL      AGGREGATE
              MORTGAGE LOAN            MORTGAGE       BALANCE       PRINCIPAL
            PRINCIPAL BALANCE           LOANS       OUTSTANDING      BALANCE
            -----------------           -----       -----------      -------

(1)  The average current principal balance of the statistical calculation
initial mortgage loans in loan group 2 is expected to be approximately $     .

                               OCCUPANCY TYPES(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
             OCCUPANCY TYPE             LOANS       OUTSTANDING      BALANCE
             --------------             -----       -----------      -------

     Primary Home                                     $                     %
     Investor
     Second Home
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  Based upon representations of the related mortgagors at the time of origination.

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
           STATE OR TERRITORY           LOANS       OUTSTANDING      BALANCE
           ------------------           -----       -----------      -------

     California                                       $                     %
     Texas
     New Jersey
     New York
     Arizona
     Florida
     Colorado
     Minnesota
     North Carolina
     Utah

                                       25

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
           STATE OR TERRITORY           LOANS       OUTSTANDING      BALANCE
           ------------------           -----       -----------      -------

     Maryland
     Connecticut
     Massachusetts
     Nevada
     Washington
     Pennsylvania
     Virginia
     Michigan
     South Carolina
     Missouri
     Illinois
     Oregon
     Georgia
     Idaho
     Iowa
     Kansas
     Tennessee
     Vermont
     Alaska
     Montana
     Hawaii
     Ohio
     Wisconsin
     New Mexico
     New Hampshire
     Delaware
     Indiana
     Arkansas
     Maine
     Oklahoma
     Rhode Island
     District of Columbia
     Wyoming
     Louisiana
     Kentucky
     West Virginia

                                       26

                   STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
           STATE OR TERRITORY           LOANS       OUTSTANDING      BALANCE
           ------------------           -----       -----------      -------

     South Dakota
     Alabama
     North Dakota
     Nebraska
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

                            PURPOSE OF MORTGAGE LOANS

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
              LOAN PURPOSE              LOANS       OUTSTANDING      BALANCE
              ------------              -----       -----------      -------

     Purchase                                         $                     %
     Refinance (Cash Out)
     Refinance (Rate or Term)
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

                  DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS(1)

     Full Documentation                               $                     %
     Reduced Documentation
     No Ratio
     No Documentation
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  The Full, Reduced, No Ratio, and No Documentation Programs are described under the heading "--Underwriting Standards."

                                       27

                           TYPE OF MORTGAGE PROPERTIES

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
              PROPERTY TYPE             LOANS       OUTSTANDING      BALANCE
              -------------             -----       -----------      -------

     Single Family Residence/D-PUD                    $                     %
     PUD
     Manufactured Home(1)
     Two Units
     Low Rise Condominium
     Three Units
     Cooperative
     Four Units
     High Rise Condominium
     Townhouse
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  Treated as real property.

                      FICO CREDIT SCORES FOR MORTGAGE LOANS

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                  FICO                 MORTGAGE       BALANCE       PRINCIPAL
              CREDIT SCORE              LOANS       OUTSTANDING      BALANCE
              ------------              -----       -----------      -------

        500-549                                       $                     %
        550-599
        600-649
        650-699
        700-749
        750-799
        850-899
        900-900
     Not Available
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

                                       28

                       CREDIT LEVELS FOR MORTGAGE LOANS(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
              CREDIT LEVEL              LOANS       OUTSTANDING      BALANCE
              ------------              -----       -----------      -------

     1                                                $                     %
     1+
     2
     3
     4
     Not Available
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1) Credit Levels are assigned as described under the heading "--Underwriting
     Standards."

                                    MARGIN(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
               MARGIN (%)               LOANS       OUTSTANDING      BALANCE
               ----------               -----       -----------      -------

     4.750-4.750                                      $                     %
     4.751-5.000
     5.001-5.250
     5.251-5.500
     5.501-5.750
     5.751-6.000
     6.001-6.250
     6.251-6.500
     6.501-6.750
     6.751-7.000
     7.001-7.250
     7.251-.500
     7.501-7.750
     7.751-8.000
     8.001-8.250
     8.251-8.500
     8.751-9.000

                                       29

     9.001-9.250
                                       -------        -------        -------
     Total                                            $               100.00%
                                       =======        =======        =======

(1)  The weighted average Margin of the statistical calculation initial mortgage
loans in loan group 2 is expected to be approximately      %.

                            NEXT ADJUSTMENT DATES(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                                       MORTGAGE       BALANCE       PRINCIPAL
                 MONTHS                 LOANS       OUTSTANDING      BALANCE
                 ------                 -----       -----------      -------

                                                      $                     %

                                       -------        -------        -------
               Total                                  $               100.00%
                                       =======        =======        =======

(1)  The weighted average months to next Adjustment Date for the statistical
calculation initial mortgage loans in loan group 2 is expected to be     months.

                                       30

                                MAXIMUM RATES(1)

                                                     AGGREGATE      PERCENT OF
                                      NUMBER OF      PRINCIPAL      AGGREGATE
                 MAXIMUM               MORTGAGE       BALANCE       PRINCIPAL
                RATE (%)                LOANS       OUTSTANDING      BALANCE
                --------                -----       -----------      -------

                                                      $                     %

                                       -------        -------        -------
               Total                                  $               100.00%
                                       =======        =======        =======

(1)  The weighted average Maximum Rate of the statistical calculation initial
mortgage loans in loan group 2 is expected to be approximately      %.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, on the closing date the seller will sell, transfer, assign, set over and otherwise convey without recourse to the depositor all right, title and interest of the seller, and the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor, in and to each mortgage loan and all right, title and interest in

                                       31

and to all other assets included in Home Equity Mortgage Loan Asset-Backed
Trust, Series SPMD 200[ ]-     , including all principal and interest received
on or with respect to the mortgage loans, exclusive of principal and interest due on or prior to the cut-off date and the pre-funded amount deposited in the pre-funding accounts on the closing date.

     In connection with the transfer and assignment, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, among other things, the original mortgage note (and any modification or amendment thereto) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original mortgage creating a first or second lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any document not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to [ ]% of the initial mortgage loans and [ ]% of the Subsequence Mortgage Loans (referred to as
Delayed Delivery Loans), the depositor may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Assignments of the mortgage loans to the trustee (or its nominee)
will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, recording is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

     The trustee will review each mortgage file within 90 days of the closing date or subsequent transfer date, as applicable (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date or subsequent transfer date, as applicable), and if any document in a mortgage file is found to be missing or non-compliant with the review criteria set forth in the pooling and servicing agreement and the seller does not cure that defect within 90 days of notice thereof from the trustee (or within a longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan (referred to as deleted mortgage loan) from the trust fund and substitute in its place another mortgage loan (a replacement mortgage loan); however, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that substitution will not disqualify the trust fund as a REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o    have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date (referred to as a
Substitution Adjustment Amount)),

                                       32

     o    have a current Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan,

     o    with respect to the mortgage loans in loan group 2, (a) have a mortgage rate based upon the same Loan Index and a Margin at least equal to and not greater than 50 basis points higher than the deleted mortgage loan, (b) have a mortgage rate subject to a maximum rate that is no less than the maximum Rate applicable to the deleted mortgage loan, (c) have Adjustment Dates that are no more or less frequent than the deleted mortgage loan and (d) not be a
Performance Loan,

     o    have a Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as
applicable) not higher than that of the deleted mortgage loan,

     o    have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     o    comply with all of the representations and warranties set forth in the agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     On the closing date the excess of the aggregate class certificate balance of the certificates over the principal balance of the initial mortgage loans on
      , 200[ ] (which excess is not expected to exceed $         ) will be
deposited in two pre-funding accounts established and maintained by the trustee on behalf of the certificateholders. The amount on deposit in one pre-funding account will be allocated to purchase fixed rate mortgage loans for loan group 1 and the amount on deposit in the second pre-funding account will be allocated to purchase adjustable rate mortgage loans for loan group 2. During the pre-funding period, the depositor is expected to purchase conventional subprime mortgage
loans acquired by the seller after      , 200[ ] from the seller and sell those
subsequent mortgage loans to the trust fund as described below. The purchase price for each subsequent mortgage loan will equal the Stated Principal Balance of such subsequent mortgage loan as of the date of origination of such subsequent mortgage loan (unless such subsequent mortgage loan was originated
prior to       , 200[ ], in which case, as of      , 200[ ]) and will be paid
from the related pre-funding account. Accordingly, the purchase of subsequent mortgage loans will decrease the amount on deposit in the pre-funding accounts and increase the Stated Principal Balance of the mortgage pool. The pre-funding period terminates upon the earlier of the date on which the remaining
pre-funding amount is less than $[100,000] and the close of business on [     ],
200[ ].

     Pursuant to the pooling and servicing agreement and a subsequent transfer agreement to be executed by the seller, the depositor and the trustee, the conveyance of subsequent mortgage loans may be made on any business day during the pre-funding period, subject to certain conditions in the pooling and servicing agreement being satisfied, including that:

                                       33

     o    the subsequent mortgage loans conveyed on the subsequent transfer date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all mortgage loans,

     o    the subsequent mortgage loans conveyed on the subsequent transfer date were selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

     o    the trustee receives an opinion of counsel with respect to the validity of the conveyance of the subsequent mortgage loans conveyed on the subsequent transfer date and the absence of any adverse effect on the REMIC,

     o    the conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates,

     o    no subsequent mortgage loan conveyed on the subsequent transfer date was 30 or more days delinquent,

     o    each subsequent mortgage loan conveyed on the subsequent transfer date that is an adjustable rate mortgage loan is secured by a first lien on the related mortgaged property, and

     o    following the conveyance of the subsequent mortgage loans on the subsequent transfer date, the characteristics of each loan group to which mortgage loans were added pursuant to such conveyance will remain substantially similar to the characteristics of each loan group as of the initial cut-off date.

UNDERWRITING STANDARDS

     [The mortgage loans were originated in accordance with [IndyMac Bank]'s underwriting standards for sub-prime mortgage loans described below. [IndyMac,
Inc.], the entity whose assets were transferred to [IndyMac Bank] as described in this prospectus supplement under "Servicing of the Mortgage Loans--The Master
Servicer", began operating a mortgage conduit program in 1993 and began in April
1995 to purchase mortgage loans made to borrowers with prior credit difficulties
(so-called "subprime mortgage loans"). All of the subprime mortgage loans purchased by IndyMac Bank are "conventional non-conforming mortgage loans"
(i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration and that conform to Fannie Mae or
Freddie Mac underwriting guidelines) secured by first or second liens on one-to four-family residential properties.

     [IndyMac Bank] purchases subprime mortgage loans from, or provides funding for subprime mortgage loans originated by, banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with [IndyMac Bank]) and mortgage brokers (each is referred to as a loan originator) either under flow or bulk purchase arrangements, the terms of which may vary from loan originator to loan originator. The loan originators are required to be HUD approved mortgagees. In addition to purchasing mortgage loans from (or providing funding
to) loan originators, [IndyMac Bank] also engages in the direct origination of mortgage loans.

     [IndyMac Bank]'s underwriting standards for subprime mortgage loans are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the

                                       34

proposed mortgage loan, as well as the type and intended use of the mortgaged property. Its underwriting standards are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the borrower's credit standing and repayment ability. Borrowers who qualify under the [IndyMac
Bank] underwriting standards for subprime mortgage loans generally have payment histories and debt-to-income ratios that would not satisfy Fannie Mae and
Freddie Mac underwriting guidelines and may have a record of major derogatory credit items, such as outstanding judgments or prior bankruptcies, or lower credit scores. As a result, the rates of delinquency, bankruptcy and foreclosure for those mortgage loans could be higher, and may be substantially higher, than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie
Mac standards.

     In the process of underwriting mortgage loans, [IndyMac Bank] may use its
"electronic Mortgage Information and Transaction System" (or "e-MITS"), a
proprietary, internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of [IndyMac Bank]'s historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgager and the mortgaged property before rendering an approval and a risk-based price. As with [IndyMac Bank]'s traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with
[IndyMac Bank]'s underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

     Each of the sub-prime mortgage loans purchased or originated by IndyMac
Bank is assigned to one of five credit levels. The credit levels are, in descending order of credit-worthiness, 1+, 1, 2, 3 and 4. Through December 2000, the credit level for sub-prime mortgage loans purchased or originated was primarily based on the prospective mortgagor's FICO Credit Score. After December
2000, the credit level was further evaluated based on the prospective mortgagor's mortgage payment history, foreclosure, and bankruptcy history.
Higher frequency of late mortgage payments and recency of foreclosure and bankruptcy cause the loans to be rated with a higher numerical credit level. The mortgage pool will also include some number of Mortgage Loans that were underwritten to standards targeted at borrowers with generally better credit ratings than sub-prime borrowers. Such Mortgage Loans are indicated in this prospectus supplement as having a credit level of "NSP."

     Borrowers are assigned a credit grade primarily on the basis of their FICO
Score, mortgage/rent payments delinquent in the prior 12 months, prior foreclosures, and prior bankruptcies. The following table summarizes the various credit levels:

                                       35

                                  CREDIT LEVEL

--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------
                            1+                1                 2                 3                 4
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------

Decision Credit             600 - 619         575 - 599         550 - 574         525 - 549         500 - 524
Score
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------
Mortgage/Rent
Payments                          1x30               2x30            4x30             6x30
Delinquent in Last                0x60               0x60            1x60             1x60          No limit
12 Months                         0x90               0x90            0x90             1x90
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------
                                                                                                        No time
Foreclosure(1) -                                                                                     requirement -
Months Since                     36                 24              24               12                  an open
Completion                                                                                           foreclosure is
                                                                                                    acceptable
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------
                                                                                                         No time
Bankruptcy -                                                                                          requirement -
Chapter 7, 11, 12 -         24 months         24 months         24 months         12 months              must be
Months Since                                                                                          discharged or
Discharge/ Dismissal                                                                                    dismissed
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------
Bankruptcy -                   24 months         24 months         24 months         12 months           No time
Chapter 13 -                    If open,          If open,          If open,          If open,         requirement
Months Since                  rating from       rating from       rating from       rating from        -bankruptcy
Discharge/                    trustee with      trustee with      trustee with      trustee with       must be paid,
Dismissal or                    a maximum         a maximum         a maximum         a maximum        discharged or
Filing Date                 of 1x30 in last      of 2x30 in     of 4x30 in last   of 6x30 in last      dismissed
                               12 months       last 12 months      12 months         12 months        through Loan
                                                                                                         closing
--------------------------- ----------------- ----------------- ----------------- ----------------- ------------------

(1)  A delinquency of 120 days or greater is considered a foreclosure, regardless of whether foreclosure action has been commenced. Requirements apply to all properties owned by the borrower.

     IndyMac Bank also accepts loans underwritten under one of five documentation programs: Full/Alternate Documentation, Full Doc Express, Limited
Documentation, Stated Income, and No Ratio Documentation. For each credit level and documentation program, IndyMac Bank has a maximum permitted loan amount, a maximum Loan-to-Value Ratio or Combined Loan-to-Value Ratio (as applicable) and, in some cases, a limitation on the loan purpose. The maximum debt to income ratio for all loans is 55%. As with other underwriting guidelines, this limitation may have been waived on a case by case basis.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate
Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

                                       36

     Under the Full Doc Express Documentation Program, there is no minimum requirement for length of employment for borrowers who do not use income from self-employment for qualification purposes. Self-employed borrowers must have two continuous years of self-employment. Borrowers may generally verify their employment income with a recent Form W-2 statement. The borrower generally may not use many of the other forms of income acceptable under the Full/Alternate
Documentation Program. Borrowers are only required to verify those assets that are necessary to close the mortgage loan and are not required to verify other assets shown on the loan application.

     The Limited Documentation Program is similar to the Full/Alternate
Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for six months (rather than one or two years, as required by the Full/Alternate Documentation Program).

     Under the Stated Income Documentation Program and the No Ratio Program,
more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income
Documentation Program is only available to borrowers who use self-employment income as all or part of their qualifying income and requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

     IndyMac may also acquire loans underwritten to a seller's guidelines that permit other documentation programs including no doc programs.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

     [IndyMac Bank will act as master servicer. The principal executive offices of the master servicer are located at 155 North Lake Avenue, Pasadena,
California 91101. IndyMac Bank is a wholly-owned subsidiary of IndyMac
Intermediate Holdings, Inc., which is a wholly-owned subsidiary of IndyMac
Bancorp, Inc.

     Effective July 1, 2000, IndyMac Mortgage Holdings, Inc. ("Holdings")
acquired SGV Bancorp, the holding company of First Federal Savings and Loan
Association of San Gabriel Valley ("First Federal"). In connection with that acquisition, IndyMac, Inc., the wholly-owned mortgage banking subsidiary of
Holdings, was merged with and into SGV Bancorp, and SGV Bancorp contributed substantially all of its assets and liabilities (including the servicing platform and all of the related servicing operations of the former IndyMac,
Inc., together with substantially all of its personnel) to First Federal. Also in connection with the acquisition, Holdings changed its name to IndyMac
Bancorp, Inc.; SGV Bancorp changed its name to

                                       37

IndyMac Intermediate Holdings, Inc. and First Federal changed its name to
IndyMac Bank, F.S.B.

     The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the master servicer for itself or others. The master servicer may perform its servicing obligations under the pooling and servicing agreement through one or more subservicers selected by the master servicer. Notwithstanding any subservicing agreement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

     During the first half of 1998, the former IndyMac, Inc. acquired a servicing platform (i.e., the servicing business operations but not mortgage loans) from First of America Loan Services, Inc. in order to provide IndyMac,
Inc. with direct servicing capabilities for mortgage loans, including sub-prime mortgage loans. Prior to that time, IndyMac, Inc. had master servicing capabilities but no direct servicing capabilities. In connection with the acquisition of SGV Bancorp, the servicing platform of First of America Loan
Services, Inc. was contributed to IndyMac Bank. As of the closing date, it is expected that IndyMac Bank will directly service substantially all of the initial mortgage loans (by cut-off date pool principal balance). With respect to the other mortgage loans in the mortgage pool, as of the closing date, it is expected that IndyMac Bank will perform its servicing obligations under the pooling and servicing agreement through one or more subservicers.

     If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise.
Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer.

FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE

     IndyMac, Inc. commenced master servicing conventional mortgage loans during
April 1993 and commenced servicing conventional mortgage loans during August
1998. In connection with the acquisition of SGV Bancorp, the master servicing and servicing operations of the former IndyMac, Inc. were contributed to IndyMac
Bank, resulting in IndyMac Bank performing the master servicing and servicing operations previously performed by IndyMac, Inc.

     The delinquency and loss statistics may be affected by the size and relative lack of seasoning of the portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. Accordingly, the information in the tables below (which includes mortgage loans with underwriting, payment and other characteristics which differ from those of the mortgage loans in the trust fund) should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the

                                       38

delinquency, foreclosure and loss experience presented these tables will be indicative of the experience on the mortgage loans in the future.

     The following table summarizes the delinquency and foreclosure experience
as of      ,      , and on approximately $      , $      , $      million and
$      billion, respectively, in outstanding principal balance of sub-prime mortgage loans master serviced or serviced by IndyMac Bank (does not include loans that were part of First Federal's portfolio prior to its acquisition by
IndyMac Bancorp). The table below excludes sub-prime mortgage loans where the borrower has filed for bankruptcy.

                                                     ----------      ----------       ---------       ---------

Total Number of Sub-Prime Mortgage Loans in
Portfolio                                              _______          ______          ______          ______

Delinquent Mortgage Loans and Pending
Foreclosures at Period End(1):

30-59 days                                                    %              %                %              %
60-89 days
90 days or more (excluding pending foreclosures)

Total delinquencies                                           %              %                %              %

Foreclosures pending                                          %              %                %              %

Total delinquencies and foreclosures pending                  %               %               %              %
                                                    ----------      ----------       ----------    ----------

(1)  As a percentage of the total number of loans master serviced or serviced.

     The following table summarizes the loss experience on the dates indicated
of sub-prime mortgage loans originated or acquired by IndyMac Bank and serviced or master serviced by IndyMac Bank and securitized by the depositor or CWMBS,
Inc. (does not include loans that were part of First Federal's portfolio prior to its acquisition by IndyMac Bancorp):

                                       CUMULATIVE NET              CUMULATED STATED
                                           LOSSES                AMOUNT OF SECURITIES           LOSS RATIO(1)
                                           ------                --------------------           -------------

As of December 31,                          $                       $                               %
As of December 31,                          $                       $                               %
As of December 31,                          $                       $                               %
As of                                       $                       $                               %

(1)  Loss Ratio represents cumulative net losses as a percentage of the aggregate principal balance of sub-prime mortgage loans securitized.

                                       39

     Historically, a variety of factors, including the appreciation of real estate values, has limited the master servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The "Expense Fee Rate" is the rate at which expense fees accrue on the principal balances of each mortgage loan. The expense fees are payable out of the interest payments of each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. As of the cut-off date, the weighted average
expense fee rate is expected to equal approximately     %. The expense fees
consist of (a) master servicing compensation, (b) servicing compensation, (c)
fees payable to trustee in respect of its activities as trustee under the pooling and servicing agreement and (d) lender-paid primary mortgage insurance premiums. In cases where a mortgage loan is being directly serviced by the master servicer, the master servicer will be entitled to the master servicing fee and the servicing fee. In cases where a mortgage loan is being directly serviced by a subservicer, the subservicer will be entitled to the servicing fee and the master servicer will only be entitled to the master servicing fee. The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of its fee. The amount of the master servicing compensation is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to
Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer will also be entitled to receive late payment fees, assumption fees, prepayment fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the collection account, the certificate account and the distribution account. The adjusted net mortgage rate of a mortgage loan is the mortgage loan's mortgage rate (net of the interest premium charged by the related lenders for any lender-acquired primary mortgage insurance) minus the related expense fee rate.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID
MORTGAGE LOANS

     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, if the master servicer purchases a mortgage loan as described in this prospectus supplement under "--Certain
     Modifications and Refinancings," the trust fund is entitled to the interest paid by the borrower only to the first day of the month in which the

                                       40

     purchase price is to be distributed. Except with respect to the month of the initial cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the distribution date in the same month in which the prepayments on such mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans will result. Conversely, principal prepayments on such mortgage loans received by the master servicer from the sixteenth day
     (or, in the case of the first distribution date, from the initial cut-off date) through the last day of a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to such prepaid mortgage loans would result. To offset any interest shortfall to certificateholders as a result of any prepayments, the master servicer will be required to reduce its servicing compensation, but the reduction for any distribution date will be limited to an amount (this amount is referred to as
     "Compensating Interest") equal to the lesser of (i) prepayment interest shortfalls or (ii) the product of

     o    0.125% multiplied by

     o    one-twelfth multiplied by

     o    the pool principal balance as of the first day of the prior month.

ADVANCES

     Except as described below, the master servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the mortgage loans that do not constitute Available Funds for this distribution date, an amount (referred to as an advance) equal to

     o    all of the payments of principal and interest on the mortgage loans due during the related Remittance Period and delinquent as of the "determination date" (which will be the 18th of the month or, if the 18th is not a business day, the next business day after the 18th of the month)

     minus

     o    the total of

     o    the master servicing fee for the related period

     o    the applicable servicing fee for the related period

     plus

     o    an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund (through foreclosure or deed-in-lieu of foreclosure).

                                       41

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make or deposit in the certificate account, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice thereof. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any required advance, in accordance with the terms of the pooling and servicing agreement.

CERTAIN MODIFICATIONS AND REFINANCINGS

     The master servicer may modify any mortgage loan upon the request of the related mortgagor, provided that the master servicer purchases the mortgage loan from the trust fund immediately preceding the modification. Any modification of a mortgage loan may not be made unless the master servicer determines that the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the outstanding stated principal balance of the mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the date of purchase at a rate equal to the applicable mortgage rate minus the master servicing fee rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the certificate account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any modification or purchase.

DEFAULT MANAGEMENT SERVICES

     In connection with the servicing of defaulted mortgage loans, the master servicer may perform certain default management and other similar services
(including, but not limited to, appraisal services) and may act as a broker in the sale of mortgaged properties related to those mortgage loans. The master servicer will be entitled to reasonable compensation for providing those services.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates were issued do not

                                       42

purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Home Equity Mortgage Loan Asset-Backed Certificates, Series SPMD
200[ ]-       will consist of the following certificates: (a) Class AF-1
Certificates (referred to as the Group 1 Class A Certificates), the Class MF-1
and Class MF-2 Certificates (referred to as the Group 1 Mezzanine Certificates)
and the Class BF Certificates (referred to, with the Group 1 Mezzanine
Certificates, as the Group 1 Subordinated Certificates), (b) Class AV-1
Certificates (referred to as the Group 2 Class A Certificates), the Class MV-1
and Class MV-2 Certificates (referred to as the Group 2 Mezzanine Certificates)
and the Class BV Certificates (referred to, with the Group 2 Mezzanine
Certificates, as the Group 2 Subordinated Certificates), and (c) the Class R
Certificates (referred to as the Residual Certificates). The classes of offered
Certificates will have the respective initial Class Certificate Balances and pass-through rates set forth on the cover page or described in this prospectus supplement. In addition to the offered certificates, the trust fund will issue the Class X Certificates. The Class X Certificates are not being offered hereby.
Any information contained in the prospectus supplement with respect to the Class
X Certificates is provided only to permit a better understanding of the offered certificates.

     The Class Certificate Balance of any class of offered certificates as of any distribution date is the initial Class Certificate Balance thereof reduced by the sum of

     o    all amounts previously distributed to holders of certificates of that class as payments of principal and,

     o    in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts applicable to that class of Subordinated
Certificates not reimbursed before that distribution date.

     The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form. The offered certificates (other than the Class R Certificates) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single certificate of those classes may be issued in an amount different than described above. The Class R Certificates will be issued as a single certificate in a denomination of $100.

BOOK-ENTRY CERTIFICATES

     Persons acquiring beneficial ownership interests in the offered certificates may elect to hold their offered certificates through The Depository
Trust Company (referred to as the Depository) in the United States, or
Clearstream, Luxembourg or the Euroclear System ("Euroclear"), in Europe. Each
class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of those classes of certificates and which will be held by a nominee of the Depository. Clearstream,
Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in

                                       43

the depositaries' names on the books of the Depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described in this prospectus supplement. Investors may hold those beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the Depository that its nominee will be CEDE & Co. Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration
of Securities" no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the Depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the
Depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose
Depository accounts the book-entry certificates of those beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities--Book-Entry Registration of
Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the closing date, the master servicer will establish an account (referred to as the distribution account), which shall be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each distribution date, the master servicer will withdraw from the certificate account the amount of Available
Funds and will deposit the Available Funds in the distribution account. Funds credited to the certificate account and the distribution account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement. The amount, if any, remaining in the pre-funding accounts at the end of the pre-funding period shall also be deposited in the distribution account.

     "Available Funds" with respect to any distribution date and the mortgage loans in a loan group will be equal to the sum of:

     o    all scheduled installments of interest (net of the related expense fees for that loan group) and principal due on the Due Date on those mortgage loans in the related Remittance Period and received prior to the related determination date, together with any advances in respect thereof;

     o    all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent those

                                       44

proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures (collectively referred to as insurance proceeds) and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise
(referred to as liquidation proceeds) during the related Remittance Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any);

     o    all partial or full prepayments on the mortgage loans in that loan group received during the related Remittance Period together with all
Compensating Interest thereon;

     o    amounts received with respect to that distribution date as the
Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan in that loan group or a mortgage loan repurchased by the seller or the master servicer in that loan group as of that distribution date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed pursuant to the pooling and servicing agreement; and

     o    for the distribution dates in      and      200[ ], any amounts
withdrawn from the related Capitalized Interest Account and on the distribution date immediately following the end of the pre-funding period, any amounts remaining in the related pre-funding account, excluding any reinvestment earnings.

     reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

     The "Remittance Period" with respect to any distribution date is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs.

     The "Prepayment Period" means for any distribution date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first distribution date, [ ]) and ending on the fifteenth day of the calendar month in which such distribution date occurs.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the th day of each month, or if that day is not a business day, on the first business day
thereafter (referred to as a distribution date), commencing in      200[ ], to
the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the distribution date.

     Distributions on each distribution date will be made by wire transfer to any certificateholder who has notified the trustee in writing in accordance with the pooling and servicing agreement in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities or by check upon the written request of the certificateholder; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office that the trustee may designate for such purposes from time to time.

                                       45

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds for the related loan group and will be made to the classes of certificates of the related certificate group in the following order of priority:

     o    to interest on each class of certificates;

     o    to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this prospectus supplement under "--Distributions of Interest and Principal";

     o    to principal on the classes of certificates then entitled to receive distributions of principal in order to maintain the Specified Subordinated
Amount for that certificate group;

     o    to unpaid interest and Applied Realized Loss Amounts in the order and subject to the priorities described in this prospectus supplement under
"--Distributions of Interest and Principal"; and

     o    to deposit into the Excess Reserve Fund Account to cover any Basis
Risk CarryForward Amount and then to be released to the Class X Certificates, in each case subject to certain limitations set forth in this prospectus supplement under "--Distributions of Interest and Principal."

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

     The pass-through rates for each class of fixed rate certificates shall be as set forth on the cover page hereof, provided, however, that after the first optional termination date, the pass-through rate for each class of fixed rate
certificates shall be increased by   % (   basis points) per annum. In addition,
the pass-through rate for each class of fixed rate certificates will be limited to the Group I WAC Cap for that distribution date. The pass-through rate for each class of group 2 certificates will be equal to the least of (x) One-Month
LIBOR plus the related pass-through margin for that class, (y) the weighted average of the maximum lifetime mortgage rates on the mortgage loans in loan group 2 less the expense fee rate (referred to as the Group 2 Maximum Cap), and
(z) the weighted average of the mortgage rates then in effect on the beginning of the related Remittance Period on the mortgage loans in loan group 2 minus the expense fee rate (referred to as the Group 2 WAC Cap). In addition to the foregoing, after the optional termination date, the pass-through margin for the
Class AV-1 certificates shall be [doubled] and the pass-through margin for the
Class MV-1, Class MV-2 and Class BV certificates shall be multiplied by [1.5].

     Interest for each interest accrual period will be calculated on the basis of the Class Certificate Balance immediately prior to the related distribution date. [Interest on the fixed rate certificates will be calculated and payable on the basis of a 360 day year divided into twelve 30 day months.] [Interest on the adjustable-rate will be calculated on the basis of the actual number of days in the related interest accrual period and a 360 day year.]

                                       46

     The "pass-through margin" for each class of adjustable rate certificates is
as follows: Class AV-1,     %; Class MV-1,     %; Class MV-2,     % and
Class BV,     %.

     On each distribution date, distributions in reduction of the Class
Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount for the related certificate group. The "Principal Distribution Amount" for each certificate group and distribution date will equal the sum of (i) the Basic
Principal Distribution Amount for that distribution date for that certificate group, (ii) the Extra Principal Distribution Amount for that distribution date for that certificate group and (iii) for the first distribution date following the end of the pre-funding period, any amount remaining in the related pre-funding account (net of any investment income therefrom).

     On each distribution date, the trustee is required to make the disbursements and transfers from the Available Funds for each loan group then on deposit in the distribution account specified below in the following order of priority:

     (i) to the holders of each class of offered certificates in the related certificate group in the following order or priority:

     (a) to the Class A Certificates for the related certificate group, the related Accrued Certificate Interest and any Unpaid Interest Amounts for
     those classes, on that distribution date;

     (b) to the Class M-l Certificates of that certificate group, the Accrued
     Certificate Interest for that class on that distribution date;

     (c) to the Class M-2 Certificates of that certificate group, the Accrued
     Certificate Interest for that class on that distribution date;

     (d) to the Class B Certificates of that certificate group, the Accrued
     Certificate Interest for that class on that distribution date;

     (ii) A. with respect to each certificate group on each distribution date
(a) before the related Stepdown Date or (b) with respect to which a Trigger
Event is in effect, to the holders of the related class or classes of offered certificates then entitled to distributions of principal as set forth below, an amount equal to the applicable Principal Distribution Amount in the following order or priority:

     (x) (1) in the case of certificate group 1, sequentially to the Class R and
Class AF-1 Certificates, in that order, until the respective Class Certificate
Balances thereof are reduced to zero;

     (2) in the case of certificate group 2, to the Class AV-1 Certificates until the Class Certificate Balance thereof is reduced to zero;

     (y) for each certificate group, sequentially to the related Class M-1,
Class M-2 and Class B Certificates, in that order, until the respective Class
Certificate Balances are reduced to zero;

                                       47

     B. with respect to each certificate group on each distribution date (a) on and after the related Stepdown Date and (b) as long as a Trigger Event for that certificate group is not in effect, to the holders of the related class or classes of offered certificates then entitled to distribution of principal an amount equal to the applicable Principal Distribution Amount in the following amounts and order of priority:

     (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A
     Principal Distribution Amount, in the following order of priority:

     (1) in the case of certificate group 1, to the Class AF-1 Certificates, until the Class Certificate Balance thereof is reduced to zero;

     (2) in the case of certificate group 2, to the Class AV-1 Certificates until the Class Certificate Balance thereof is reduced to zero;

     (b) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above and (y) the Class M-1 Principal Distribution
     Amount to the Class M-1 Certificateholders, until the Class Certificate
     Balance thereof has been reduced to zero;

     (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above and to the Class M-1 Certificates in clause (ii)
     B. (b) above and (y) the Class M-2 Principal Distribution Amount to the
     Class M-2 Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

     (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificateholders in clause (ii) B. (a) above, to the Class M-1 Certificates in clause (ii) B.
     (b) above and to the Class M-2 Certificates in clause (ii) B. (c) above and
     (y) the Class B Principal Distribution Amount to the Class B
     Certificateholders, until the Class Certificate Balance thereof has been reduced to zero;

     (iii) any amount remaining after the distributions in clauses (i) and (ii)
above shall be distributed in the following order of priority with respect to the offered certificates in the related certificate group:

     (a) to fund the Extra Principal Distribution Amount for that distribution date to be paid as a component of the Principal Distribution Amount in the same order of priority as described in clause (ii) above;

     (b) to the holders of the Class M-1 Certificates, any Unpaid Interest
     Amounts for that class;

     (c) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss
     Amount for that class;

     (d) to the holders of the Class M-2 Certificates, any Unpaid Interest
     Amounts for that class;

                                       48

     (e) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss
     Amount for that class;

     (f) to the holders of the Class B Certificates, any Unpaid Interest Amounts
     for that class;

     (g) to the holders of the Class B Certificates, any Unpaid Realized Loss
     Amount for that class;

     (h) to the Excess Reserve Fund Account the amount of any Basis Risk Payment for such distribution date;

     (i) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk CarryForward Amount with respect to the Adjustable
     Rate Certificates for such distribution date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

     (j) to the Class X Certificates those amounts as described in the pooling and servicing agreement; and

     (k) to the holders of the Class R Certificates, the remaining amount.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the certificates in a certificate group exceeds the sum of (i) the aggregate Stated
Principal Balance of the mortgage loans in the related loan group and (ii) the amounts, if any, on deposit in the related pre-funding account, the Class
Certificate Balance of the Subordinated Certificates (but not the Class A
Certificates) of that certificate group will be reduced, in inverse order of seniority (beginning with the Class B Certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount."

     "Accrued Certificate Interest" for each class of offered certificates on any distribution date shall equal the amount of interest accrued during the related interest accrual period on the related Class Certificate Balance at the related Pass-Through Rate.

     "Basic Principal Distribution Amount" means, with respect to either loan group and any distribution date, the excess of (i) the Principal Remittance
Amount for that loan group for that distribution date over (ii) the Excess
Subordinated Amount, if any, for that loan group for that distribution date.

     "Class A Principal Distribution Amount" for a loan group is the excess of
(A) the aggregate Class Certificate Balance of the Class A Certificates for the
related certificate group immediately prior to that distribution date over (B)
the lesser of (x) approximately      % for loan group 1 and approximately     %
for loan group 2, of the aggregate Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and
(y) the aggregate Stated Principal Balance of the mortgage loans in that loan
group as of the last day of the related Remittance Period minus $      for loan
group 1 and $      for loan group 2.

                                       49

     "Class B Principal Distribution Amount" for a loan group and with respect to any distribution date is the excess of (i) the sum for the related certificate group of (A) the aggregate Class Certificate Balance of the Class A
Certificates (after taking into account distribution of the Class A Principal
Distribution Amount for that distribution date), (B) the Class Certificate
Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the
Class Certificate Balance of the Class M-2 Certificates (after taking into account distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class B
Certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately      % for loan group 1 and approximately      % for loan
group 2, of the aggregate Stated Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (B) the aggregate Stated Principal Balance of the mortgage loans in that loan group as
of the last day of the related Remittance Period minus $        for loan group 1
and $        for loan group 2; provided, however, that with respect to any distribution date on which the Class Certificate Balances of the related Class
A, Class M-1 and Class M-2 Certificates have been reduced to zero, the Class B
Principal Distribution Amount is the lesser of (x) the Class Certificate Balance of the Class B Certificates and (y) the Principal Distribution Amount.

     "Class M-1 Principal Distribution Amount" for a loan group and with respect to any distribution date is the excess of (i) the sum for the related certificate group of (A) the aggregate Class Certificate Balance of the Class A
Certificates (after taking into account distribution of the Class A Principal
Distribution Amount for that distribution date) and (B) the Class Certificate
Balance of the Class M-1 Certificates immediately prior to that distribution
date over (ii) the lesser of (A) approximately      % for loan group 1 and
approximately      % for loan group 2, of the aggregate Stated Principal
Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (B) the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance
Period minus $        for loan group 1 and $       for loan group 2.

     "Class M-2 Principal Distribution Amount" for a loan group and with respect to any distribution date is the excess of (i) the sum for the related certificate group of (A) the aggregate Class Certificate Balance of the Class A
Certificates (after taking into account distribution of the Class A Principal
Distribution Amount for that distribution date), (B) the Class Certificate
Balance of the Class M-1 Certificates (after taking into account distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C)
the Class Certificate Balance of the Class M-2 Certificates immediately prior to
that distribution date over (ii) the lesser of (A) approximately      % for loan
group 1 and approximately      % for loan group 2, of the aggregate Stated
Principal Balances of the mortgage loans in that loan group as of the last day of the related Remittance Period and (B) the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related
Remittance Period minus $       for loan group 1 and $       for loan group 2.

     "Excess Subordinated Amount" is described in this prospectus supplement under "--Overcollateralization Provisions."

                                       50

     "Extra Principal Distribution Amount" means, as of any distribution date and either certificate group, the lesser of (x) the related Total Monthly Excess
Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

     "Principal Remittance Amount" means, with respect to any distribution date and each loan group, to the extent of funds available therefor as described in this prospectus supplement, the amount equal to the sum of the following amounts
(without duplication) with respect to the immediately preceding Remittance
Period: (i) each payment of principal on a mortgage loan in the related loan group received during that Remittance Period, including all full and partial principal prepayments and any advances of principal with respect to that
Remittance Period, (ii) the liquidation proceeds on the mortgage loans in the related loan group allocable to principal actually collected by the master servicer during the related Remittance Period, (iii) the portion of the purchase price with respect to each deleted mortgage loan in the related loan group that was repurchased during the related Remittance Period, (iv) the principal portion of any Substitution Adjustment Amounts in connection with a substitution of a mortgage loan in the related loan group as of that distribution date and (v) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

     "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of net Liquidation Proceeds applied to the principal balance of the related mortgage loan.

     "Senior Enhancement Percentage" means, with respect to each certificate group and for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated
Certificates of the related certificate group and (ii) the related Subordinated
Amount (in each case after taking into account the distributions of the related
Principal Distribution Amount for that distribution date) by (y) the aggregate
Stated Principal Balance of the mortgage loans in the related loan group as of the last day of the related Remittance Period.

     "Senior Specified Enhancement Percentage" on any date of determination is
      % with respect to certificate group 1 and       % with respect to
certificate group 2.

     "60+ Day Delinquent Loan" means each mortgage loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior
Remittance Period, 60 day or more past due (without giving effect to any grace period) and all REO Property.

     "Specified Subordinated Amount" means, with respect to each loan group prior to the Stepdown Date for the related certificate group, an amount equal to
      % for loan group 1 and       % for loan group 2, of the cut-off date
principal balance of the mortgage loans in the related loan group; with respect to each loan group on and after the Stepdown Date for the related certificate
group, an amount equal to       % for loan group 1 and       % for loan group 2,
of the aggregate Stated Principal Balance of the mortgage loans in that loan group as of the last day of the related Remittance Period, subject to a minimum
amount equal to       % for each loan group of the aggregate Stated Principal
Balance of the mortgage loans in that loan group as of the respective cut-off dates, provided, however, that if, on any distribution date, a Trigger Event for a certificate group has occurred, the Specified Subordinated Amount shall not

                                       51

be reduced to the applicable percentage of the then current aggregate Stated
Principal Balance of the mortgage loans in the related loan group until the distribution date on which a Trigger Event for that certificate group is no longer occurring.

     "Stated Principal Balance" means, as to any mortgage loan and Due Date, the unpaid principal balance of that mortgage loan as of that Due Date as specified in the amortization schedule at the time relating thereto, after giving effect to (x) the principal portion of payments due on or before that Due Date whether or not received from the related Mortgagor and (y) any principal prepayments and
Liquidation Proceeds received prior to the end of the Prepayment Period that includes such Due Date.

     "Stepdown Date" means, with respect to each certificate group, the earlier to occur of (a) the Class Certificate Balances of the related senior certificates being reduced to zero and (b) the later to occur of (i) the
distribution date in       and (ii) the first distribution date on which the
Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans in the related loan group on the last day of the related Remittance Period but prior to any applications of Principal Distribution Amount to the Certificates) is greater than or equal to the related Senior Specified Enhancement Percentage.

     "Subordinated Amount" is described in this prospectus supplement under
"--Overcollateralization Provisions."

     "Subordinated Deficiency" is described in prospectus supplement under
"--Overcollateralization Provisions."

     "Subordination Reduction Amount" is described in prospectus supplement under "--Overcollateralization Provisions."

     A "Trigger Event" with respect to each certificate group and a distribution date after the Stepdown Date, exists if the quotient (expressed as a percentage)
of (x) the three month rolling average of 60+ Day Delinquent Loans for the related loan group, as of the last day of the related Remittance Period, and (y)
the Stated Principal Balance of the mortgage loans in that loan group, as of the
last day of the related Remittance Period, equals or exceeds    % (in the case
of loan group 1) or    % (in the case of loan group 2) of the related Senior
Enhancement Percentage.

     "Total Monthly Excess Spread" as to either loan group and any distribution date equals the excess, if any, of (x) the interest collected or advanced for that loan group in the related Remittance Period over (y) the amounts paid pursuant to clause (i) above under the fourth paragraph of "--Distributions of
Interest and Principal" to the classes of certificates in the related certificate group.

     "Unpaid Interest Amounts" for any class of certificates and any distribution date will equal the sum of (a) the excess of (i) the sum of the
Accrued Certificate Interest for that distribution date and any portion of
Accrued Certificate Interest from prior distribution dates remaining unpaid over
(ii) the amount in respect of interest on that class of certificates actually distributed on the preceding distribution date and (b) 30 days' interest on that excess at the applicable pass-through rate (to the extent permitted by applicable law).

                                       52

     "Unpaid Realized Loss Amount" with respect to any class of Subordinated
Certificates and as to any distribution date, is the excess of (i) Applied
Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated
Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

     In the event that, on a particular distribution date, amounts applied in the order described above are not sufficient to make a full distribution of the interest entitlement on the certificates of the related certificate group, interest will be distributed on each class of certificates of equal priority based on the amount of interest that each class would otherwise have been entitled to receive in the absence of a shortfall. Any unpaid amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next distribution date. Such a shortfall could occur, for example, if losses realized on the mortgage loans for the related loan group were exceptionally high or were concentrated in a particular month. See "--Overcollateralization Provisions" below for the meanings of certain other defined terms used in this section.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date (as defined below), the trustee will determine One-Month LIBOR for the next interest accrual period for the adjustable rate certificates.

     "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Moneyline Telerate Page 3750 as of 11:00 a.m., London time, on that date.
If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the master servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     "LIBOR Determination Date" means, with respect to any interest accrual period, the second London business day preceding the commencement of that interest accrual period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "Telerate Page 3750" means the display page currently so designated on the
Moneyline Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference
Banks" means leading banks selected by the master servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

                                       53

EXCESS RESERVE FUND ACCOUNT

     The "Basis Risk Payment" for any distribution date will be the sum of (1)
any Basis Risk CarryForward Amount and (2) the Required Reserve Amount for that date, provided however that with respect to any distribution date the payment cannot exceed the amount otherwise distributable on the Class X Certificates.

     If on any distribution date, the pass-through rate for any class of group 2 certificates is based upon the Group 2 WAC Cap, the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the pass-through rate not been subject to the Group 2 WAC
Cap, up to the Group 2 Maximum Cap, over (ii) the amount of interest that class of group 2 Certificates received on that distribution date based on the Group 2
WAC Cap, together with the unpaid portion of any excess from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on that class of group 2 certificates, without giving effect to the Group 2 WAC
Cap) is the "Basis Risk CarryForward Amount" on those classes of group 2 certificates. Any Basis Risk CarryForward Amount on any class of group 2 certificates will be paid on future distribution dates from and to the extent of funds available therefor in the Excess Reserve Fund Account (as described in this prospectus supplement). The ratings on the group 2 certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     The pooling and servicing agreement establishes an account (referred to as the Excess Reserve Fund Account), which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Adjustable Rate Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount
for that class of Certificates. On the closing date, $    will be deposited into
the Excess Reserve Fund Account. Thereafter, if the Group 2 WAC Cap exceeds the
pass-through rate on the Class BV Certificates by less than     %, the amount to
be held in the Excess Reserve Fund Account (referred to as the Required Reserve
Amount) on any distribution date thereafter shall equal the greater of (i)     %
of the sum of the outstanding Class Certificate Balance of the Adjustable Rate
Certificates as of that distribution date and (ii) $        and shall be funded
from amounts otherwise to be paid to the Class X Certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account shall be made on the applicable distribution date.

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that the Total Monthly Excess
Spread, if any, with respect to each loan group on each distribution date be applied as an accelerated payment of principal of the certificates of the related certificate group, but only to the limited extent hereafter described.

     The application of Total Monthly Excess Spread to the payment of Extra
Principal Distribution Amount of the class or classes of certificates in a certificate group then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available

                                       54

Funds not required to be distributed to holders of the offered certificates as described above on any distribution date will, to the extent not otherwise required to be held in the Excess Reserve Fund Account, be paid to the holders of the Class X Certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amount, Unpaid Interest Amounts or
Applied Realized Losses.

     With respect to any distribution date and loan group, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans in that loan group immediately following that distribution date plus the amount, if any, on deposit in the related pre-funding account over (b) the Class Certificate
Balance of the offered certificates in the related certificate group as of that date (after taking into account the payment of principal on those certificates on that distribution date) is the "Subordinated Amount" for that certificate group as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread for a loan group be applied as an accelerated payment of principal on the certificates in the related certificate group then entitled to receive distributions of principal to the extent that the
Specified Subordinated Amount for that certificate group exceeds the
Subordinated Amount for that certificate group as of that distribution date (as to either loan group, the excess is referred to as a Subordination Deficiency).
Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal with respect to a certificate group is an "Extra Principal
Distribution Amount2" for that certificate group. The required level of the
Subordinated Amount with respect to a distribution date and certificate group is the "Specified Subordinated Amount." As described above, the Specified
Subordinated Amount with respect to a loan group may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified
Subordinated Amount for a loan group may not "step down". Total Monthly Excess
Spread will then be applied to the payment in reduction of principal of the class or classes of certificates in the related certificate group then entitled to distributions of principal during the period that the related loan group is unable to meet the performance tests described in the definition of "Trigger
Event."

     Subordination Reduction Amount. In the event that a Specified Subordinated
Amount is permitted to decrease or "step down" on a distribution date in the future, or in the event that an Excess Subordinated Amount for a certificate group otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the certificates in the related certificate group on that distribution date will
(to the extent not otherwise required to be held in the Excess Reserve Fund
Account) be distributed to the Holders of the Class X Certificates on that distribution date until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the certificates in the related certificate group relative to the amortization of the mortgage loans in the related loan group, and of reducing the related Subordinated Amount. With respect to a certificate group and any distribution date, the excess, if any, of
(a) the Subordinated Amount on that distribution date over (b) the Specified
Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on that distribution date, would be, greater than zero (i.e., the related Subordinated
Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the certificates in the related certificate group on that distribution date will (to the extent not otherwise required to be held in the
Excess Reserve Fund Account)

                                       55

instead be distributed to the holders of the Class X Certificates in an amount equal to the lesser of (x) the related Excess Subordinated Amount and (y) the
Net Monthly Excess Cashflow for the related certificate group (referred to as the Subordination Reduction Amount for that distribution date). The "Net Monthly
Excess Cashflow" for a loan group is the amount of Available Funds for such loan group remaining after the amount necessary to maintain the Required Reserve
Amount has been deposited in the Excess Reserve Fund Account.

STRUCTURING ASSUMPTIONS

     The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the mortgage loans in loan group 1, a 100% prepayment assumption (PPC)
assumes conditional prepayment rates of 4.00% per annum of the then outstanding principal balance of the mortgage loans in loan group 1 in the first month of the life of the related mortgage loans and an additional 1.64% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans in loan group 1,
100% prepayment assumption assumes a conditional prepayment rate of 22.00% per annum each month. 0% prepayment assumption assumes prepayment rates equal to 0%
of the prepayment assumption i.e., no prepayments. Correspondingly, 100%
prepayment assumption assumes prepayment rates equal to 100% of the prepayment assumption, and so forth. The prepayment assumption with respect to loan group 2 assumes a Constant Prepayment Rate (CPR).

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

     o    the assumed mortgage loans of each loan group are as set forth below;

     o    the closing date for the certificates occurs on          , 200[ ];

     o    distributions on the certificates are made on the 25th day of each
month, commencing on       , 200[ ], in accordance with the priorities described
in this prospectus supplement;

     o    the mortgage loans prepayment rates with respect to the mortgage loans in loan group 1 are a multiple of the applicable prepayment assumption and with respect to the mortgage loans in loan group 2 are constant percentages of CPR each as stated in the tables below;

                                       56

     o    prepayments include 30 days' interest thereon;

     o    the optional termination is exercised (except with respect to the weighted average life to maturity);

     o    the Specified Subordinated Amount for each loan group is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

     o    with respect to loan group 2, (a) the mortgage rate for each mortgage loan is adjusted on its next rate adjustment date (and on subsequent adjustment dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic adjustment cap and maximum interest rate), (b) the
assumed level of six-month LIBOR is [    %] and of One-Year CMT is [    %] and
(c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

     o    One-Month LIBOR remains constant at [     %];

     o    no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

     o    scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

     o    prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

     o    the initial Class Certificate Balance of each class of certificates is as set forth on the cover page hereof;

     o    interest accrues on each class of certificates at the applicable interest rate set forth or described on the cover hereof; and

     o    all of the amounts on deposit in the pre-funding accounts are used to purchase subsequent mortgage loans during the pre-funding period with a first
scheduled principal and interest payment due on      , 200[ ].

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

                                       57

                                  LOAN GROUP 1

STATISTICAL CALCULATION INITIAL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                       ORIGINAL
                                                                                     AMORTIZATION          REMAINING
                                               GROSS           ORIGINAL TERM           TERM TO               TERM
                         PRINCIPAL            COUPON            TO MATURITY            MATURITY           TO MATURITY
       GROUP           BALANCES ($)          RATE (%)           (IN MONTHS)          (IN MONTHS)          (IN MONTHS)
       -----           ------------          --------           -----------          -----------          -----------

ASSUMED SUBSEQUENT MORTGAGE LOANS

                                                                                       ORIGINAL
                                                                                     AMORTIZATION          REMAINING
                                               GROSS           ORIGINAL TERM           TERM TO               TERM
                         PRINCIPAL            COUPON            TO MATURITY            MATURITY           TO MATURITY
       GROUP           BALANCES ($)          RATE (%)           (IN MONTHS)          (IN MONTHS)          (IN MONTHS)
       -----           ------------          --------           -----------          -----------          -----------

                                       58

                                  LOAN GROUP 2

STATISTICAL CALCULATION INITIAL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               INITIAL                            ORIGINAL    REMAINING
                            GROSS                   MONTHS    PERIODIC    PERIODIC   LIFETIME       TERM         TERM
             PRINCIPAL      COUPON      GROSS      TO NEXT      RATE        RATE       RATE     TO MATURITY  TO MATURITY
  GROUP    BALANCES ($)    RATE (%)   MARGIN (%)    CHANGE     CAP (%)    CAP (%)     CAP (%)   (IN MONTHS)  (IN MONTHS)     INDEX
  -----    ------------    --------   ----------    ------     -------    -------     -------   -----------  -----------     -----

ASSUMED SUBSEQUENT MORTGAGE LOANS

                                                               INITIAL                           ORIGINAL    REMAINING
                             GROSS                   MONTHS    PERIODIC   PERIODIC   LIFETIME      TERM         TERM
             PRINCIPAL      COUPON        GROSS      TO NEXT     RATE       RATE       RATE     TO MATURITY TO MATURITY
  GROUP    BALANCES ($)    RATE (%)    MARGIN (%)    CHANGE     CAP(%)    CAP (%)     CAP (%)   (IN MONTHS) (IN MONTHS)     INDEX
  -----    ------------    --------    ----------    ------     ------    -------     -------   ----------- -----------     -----

OPTIONAL TERMINATION

     The master servicer will have the right to repurchase all remaining mortgage loans and REO Properties and thereby effect early retirement of the certificates on any distribution date (referred to as the "OPTIONAL TERMINATION
DATE") following the date on which the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Remittance Period and REO
Properties first equals an amount less than 10% of the sum of the aggregate principal balance of the mortgage loans as of [ ], 200[ ] and the aggregate principal balance of any subsequent mortgage loans transferred to the trust fund as of the respective cut-off date. If the

                                       59

master servicer exercises its option, the purchase price distributed with respect to the certificates will be 100% of their then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate (in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any
REO Properties and the appraised value is less than the Stated Principal Balance of the mortgage loans) together with any Basis Risk Carry Over Amount.
Distributions on the certificates in respect of any optional termination will first be paid as set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the
Stated Principal Balance of the related mortgage loan.

THE TRUSTEE

     Deutsche Bank National Trust Company will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with Deutsche
Bank National Trust Company. Offered certificates may be surrendered at the
Corporate Trust Office of the trustee located at c/o DTC Transfer Services, 55
Water Street, Jeanette Park Entrance, New York, New York 10041, Attention:
Corporate Trust Administration. Certificateholders may access monthly statements from the trustee's website located at https://www.corporatetrust.db.com/invr.
Certificateholders may obtain assistance in operating the website by calling the trustee's investor relations desk at (800) 735-7777.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATES

     The Class R Certificates will be subject to the restrictions on transfer described in the prospectus under "Federal Income Tax Consequences--Taxation of
Holders of Residual Interest Securities--Restrictions on Ownership and Transfer
of Residual Interest Securities." The pooling and servicing agreement provides that the Class R Certificates (in addition to certain other classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations"
in this prospectus supplement. Each Class R Certificate will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the Fixed Rate Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of those
Certificates because monthly distributions will not be payable to those holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings thereon in respect of the delay).

     Each interest accrual period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable

                                       60

distribution date (or, in the case of the first interest accrual period, from the closing date) through the day before the applicable distribution date.

DEFAULTS IN DELINQUENT PAYMENTS

     The yield to maturity of the offered certificates, and particularly the
Subordinated Certificates, will be sensitive to defaults on the mortgage loans in the related loan group. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the offered certificates may not receive reimbursement for Realized Losses in the month following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to
Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

     In general, a "Realized Loss" means, with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. A "liquidated mortgage loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the seller or master servicer). Because certain of the mortgage loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. The fixed-rate mortgage loans are subject to the
"due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans in a loan group (including any optional purchase by the master servicer of a defaulted mortgage loan in that loan group and any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the offered certificates in the related certificate group of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The

                                       61

extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the mortgage loans in the related loan group could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans in the related loan group could result in an actual yield to that investor that is lower than the anticipated yield. In addition, the weighted average life of the certificates will be affected by any prepayment resulting from the distribution of amounts, if any, on deposit in the pre-funding account after the end of the pre-funding period that are allocable to the related loan group.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors'
housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans in loan group 1, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans in loan group 1 would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     [All] of the mortgage loans in loan group 2 are ARMs. As is the case with fixed rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, Mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate.
The existence of the applicable Periodic Rate Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial
majority of the ARMs (the        Adjustable Mortgage Loans, the Adjustable
Mortgage Loans and the      Adjustable Mortgage Loans) will not have their
initial Adjustment Date until 2, 3 or 5 years after the origination thereof. The
prepayment experience of the      Adjustable Mortgage Loans, the      Adjustable
Mortgage Loans and the Adjustable Mortgage Loans may differ from that of the
other ARMs. The      Adjustable Mortgage Loans, the      Adjustable Mortgage
Loans and the      Adjustable Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the
     Adjustable Mortgage Loans, the      Adjustable Mortgage Loans or the
Adjustable Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

     As described under "The Mortgage Pool--Assignment of the Mortgage Loans" in
this prospectus supplement, with respect to up to 30% of the initial mortgage loans, the depositor

                                       62

may deliver all or a portion of each related mortgage file to the trustee not later than five business days after the closing date. Should the seller fail to deliver all or a portion of any such related mortgage file to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee within the time periods described under "The Mortgage Pool--Assignment of the
Mortgage Loans" in this prospectus supplement, the seller will be obligated to repurchase the related mortgage loan from the trust fund or, in certain circumstances, remove the mortgage loan from the trust fund and substitute in its place another mortgage loan. Any repurchases pursuant to this provision would have the effect of accelerating the rate of prepayments on the initial mortgage loans.

     The pre-funding feature of the trust fund also presents a prepayment risk.
It is anticipated that the trust fund will use substantially all of the pre-funded amount as the consideration for the acquisition of additional mortgage loans during the funding period, although there can be no assurance that all of such cash will be so used. If the amounts on deposit in the pre-funding accounts have not been exchanged by the trust fund for mortgage loans on or before the end of the funding period, then such remaining amounts in the pre-funding accounts will be released by the trust fund as a prepayment of the principal of the related Class A Certificates.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

ADJUSTABLE RATE CERTIFICATES

     Each interest accrual period for the Adjustable Rate Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date)
through the day preceding the applicable distribution date. The pass-through rate for each Class of Adjustable Rate Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

     The pass-through rate for each class of Group 2 Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans in loan group 2, which are based on the applicable Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the applicable Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in either Loan Index. It is possible that a decrease in either Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of group 2 certificates were to be higher than the Group 2 WAC Cap, the pass-through rate on the related Group 2 Certificates would be lower

                                       63

than otherwise would be the case. Although holders of the Group 2 Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes.
The ratings of the Group 2 Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

FIXED RATE CERTIFICATES

     Each interest accrual period for the fixed-rate certificates for any distribution date will be the calendar month preceding the month of that distribution date. The pass-through rate for each class of fixed-rate certificates is specified on the cover page of this prospectus supplement, subject to the effects of the applicable limitations described in this prospectus supplement.

     The pass-through rate for each class of Group 1 Certificates is subject to the imposition of a pass-through rate cap equal to the weighted average adjusted net mortgage rate on the group 1 mortgage loans and referred to in this prospectus supplement as the Group 1 WAC Cap. If the group 1 mortgage loans bearing higher mortgage rates were to prepay, the resulting group 1 weighted average adjusted net mortgage rate would be lower than would otherwise be the case. If the pass-through rate for any class of fixed-rate certificates (as specified on the cover page of this prospectus supplement) were to be higher than the Group 1 WAC Cap, the rate of interest actually paid on the related
Group 1 Certificates would be lower than would otherwise be the case.
Additionally, unlike with respect to the Group 2 certificateholders, there is no provision by which a Group 1 Certificateholder's interest payment which has been reduced by operation of the Group 1 WAC Cap on any distribution date will be paid to such certificateholder from the excess funds on any future distribution date.

OVERCOLLATERALIZATION PROVISIONS

     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the offered certificates and consequently the yields to maturity of those certificates.
Unless and until the Subordinated Amount equals the Specified Subordinated
Amount for a loan group, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates in the related certificate group then entitled to distributions of principal, thereby reducing the weighted average lives thereof. The actual Subordinated Amount for a loan group may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified
Subordinated Amount.

     Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates and expenses at the expense rate.
Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may

                                       64

adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the offered certificates in the related certificate group.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the offered certificates may vary significantly over time and from class to class.

SUBORDINATED CERTIFICATES

     The subordinated certificates provide credit enhancement for the senior certificates in the related certificate group and may absorb losses on the mortgage loans in the related loan group. The weighted average lives of, and the yields to maturity on, the subordinated certificates, in reverse order of their relative payment priorities will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related subordinated certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on such assumption. Realized losses on the mortgage loans in a loan group will reduce the class certificate balance of the class of the related subordinated certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate class certificate balances of all classes of certificates in a certificate group, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such reduction, less interest will accrue on such class of subordinated certificates than would otherwise be the case.

     The Basic Principal Distribution Amount to be made to the holders of the offered certificates include the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans in a loan group will decline more than the aggregate class certificate balances of the related offered certificates, thereby reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of subordinated certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the subordinated certificates will not be entitled to any principal distributions prior to the related
Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates in the related certificate group with a higher relative payment priority have been paid in full). Because each Trigger Event is based on the delinquency, as opposed to the loss, experience on the related mortgage loans, a holder of a subordinated certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of realized losses, the subordinated certificates in the related certificate group may bear a disproportionate percentage of the realized losses on the mortgage loans in the related loan group.

     For all purposes, the Class B Certificates in each certificate group will have the lowest payment priority of any class of subordinated certificates.

                                       65

ADDITIONAL INFORMATION

     The depositor filed certain yield tables and other computational materials with respect to certain classes of the offered certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Such tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a)
multiplying the amount of the reduction, if any, of the Class Certificate
Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c)
dividing the sum by the aggregate amount of the reductions in Class Certificate
Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments
(including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans in the related loan group increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates.
Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of the Prepayment
Assumption, see the Decrement Tables below.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class
Certificate Balances of the classes of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii)

                                       66

all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

PREPAYMENT SCENARIOS

                                 SCENARIO I          SCENARIO II         SCENARIO III        SCENARIO IV         SCENARIO V
                                 ----------          -----------         ------------        -----------         ----------

Loan Group I (% of PPC)              %                    %                    %                  %                   %
Loan Group II (% of CPR)             %                    %                    %                  %                   %

PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                    CLASS AF-1                       CLASS MF-1                       CLASS MF-2
                               PREPAYMENT SCENARIO              PREPAYMENT SCENARIO               PREPAYMENT SCENARIO
                         -------------------------------   ------------------------------- --------------------------------
DISTRIBUTION DATE          I     II    III    IV     V       I    II    III     IV     V     I      II    III    IV     V
                         ----- -----  -----  ----  -----  -----  ----- -----  -----  ----- -----  -----  -----  ----- -----

Initial Percentage       100   100    100    100   100    100    100   100    100    100   100    100    100    100   100

Weighted Average Life
to Maturity**

Weighted Average Life
to Call**

*Rounded to the nearest whole percentage.
**The weighed average life of a Certificate of any class is determined by (I)
multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

            Percent of Initial Class Certificate Balance Outstanding*

                                     CLASS BF                        CLASS AV-1                       CLASS MV-1
                               PREPAYMENT SCENARIO              PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                         -------------------------------- -------------------------------  --------------------------------
DISTRIBUTION DATE          I     II    III    IV     V      I     II    III    IV     V      I     II    III     IV     V
-----------------        ----- ----   -----   ----  ----- ----- -----  -----  ----- -----  -----  ----- -----  ----   -----

Initial Percentage       100   100    100     100   100   100   100    100    100   100    100    100   100    100    100

                                       67

                                     CLASS BF                        CLASS AV-1                       CLASS MV-1
                               PREPAYMENT SCENARIO              PREPAYMENT SCENARIO              PREPAYMENT SCENARIO
                         -------------------------------- -------------------------------  --------------------------------
DISTRIBUTION DATE          I     II    III    IV     V      I     II    III    IV     V      I     II    III     IV     V
-----------------        ----- ----   -----   ----  ----- ----- -----  -----  ----- -----  -----  ----- -----  ----   -----

Initial Percentage       100   100    100     100   100   100   100    100    100   100    100    100   100    100    100

Weighted Average Life
to Maturity**

Weighted Average Life
to Call**

*Rounded to the nearest whole percentage
**The weighed average life of a Certificate of any class is determined by (I)
multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

            Percent of Initial Class Certificate Balance Outstanding*

                                            CLASS MV-2                                        CLASS BV
                                       PREPAYMENT SCENARIO                               PREPAYMENT SCENARIO
                         -----------------------------------------------  -------------------------------------------------
DISTRIBUTION DATE            I        II       III       IV         V         I        II        III       IV         V
-----------------        --------  --------  --------  -------   -------  --------  --------  --------  -------   ---------

Initial Percentage       100       100       100         100       100    100       100       100       100       100

Weighted Average Life
to Maturity**

Weighted Average Life
to Call**

*Rounded to the nearest whole percentage
** The weighed average life of a Certificate of any class is determined by (I)
multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the Certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in (i) above.

                                       68

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution dates for each class of offered certificates are as follows:

                                                                 LAST SCHEDULED
                                                               DISTRIBUTION DATE
                                                               -----------------

Class AF-1 Certificates
Class MF-1 Certificates
Class MF-2 Certificates
Class BF Certificates
Class AV-1 Certificates
Class MV-1 Certificates
Class MV-2 Certificates
Class BV Certificates
Class R Certificates

     The last scheduled distribution date for each class of offered certificates is the date on which the initial Class Certificate Balance set forth on the cover page hereof for that class would be reduced to zero. The last scheduled distribution dates for all Classes except for the Class R Certificates have been calculated on the basis of the structuring assumptions and the assumptions that no prepayments are received on the mortgage loans and each monthly payment of principal of and interest on the mortgage loans is timely received. The last scheduled distribution date for the Class R Certificates is the month after the month of the last scheduled payment of the latest maturing mortgage loan in the trust fund.

     Because the rate of distributions in reduction of the Class Certificate
Balance of each class of offered certificates will depend on the rate of payment
(including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See
"--Prepayment Considerations and Risks" and "--Weighted Average Lives of the
Offered Certificates" in this prospectus supplement and "Yield and Prepayment
Considerations" in the prospectus.

                                 USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the

                                       69

pooling and servicing agreement, will comprise a "Lower Tier REMIC" and an
"Upper Tier REMIC" organized in two-tiered REMIC structure. Each Certificate, other than the Class R Certificate, represents ownership of a regular interest in the Upper Tier REMIC. The Class R Certificate will represent ownership of the sole Class of residual interest in each of the Lower Tier REMIC and the Upper
Tier REMIC. In addition, each of the Adjustable Rate Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve
Fund Account. Elections will be made to treat the Lower Tier REMIC and the Upper
Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the Offered Certificates, Sidley Austin Brown & Wood
LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a
REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986,
as amended (the "Code").

TAXATION OF REGULAR INTERESTS

     A holder of a Class of Offered Certificates, other than the Class R
Certificate, will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Upper Tier
REMIC. In addition, the pooling and servicing agreement provides that each holder of an Adjustable Rate Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Cap Contracts"). A holder of an Adjustable Rate Certificate must allocate its purchase price for the
Adjustable Rate Certificate between its components--the REMIC Regular Interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of original issue discount
("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Taxation of
Debt Securities--Interest and Acquisition Discount" in the prospectus.

     Upon the sale, exchange, or other disposition of an Adjustable Rate
Certificate, the holder must allocate the amount realized between the components of the Adjustable Rate Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Adjustable Rate
Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

     Interest on the Regular Interest component of an Adjustable Rate
Certificate and on a Fixed Rate Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Adjustable Rate Certificates and the Fixed Rate Certificates could be considered to have been issued with OID. See "Federal Income Tax
Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in
the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to the Prepayment Assumption relating to each loan group. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

                                       70

OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

     The IRS has issued regulations under sections 1271 to 1275 of the Code, addressing the treatment of debt instruments issued with OID. Purchasers of the offered certificates should be aware that the OID regulations and section
1272(a)(6) of the Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

     If the holders of any offered certificates are treated as holding those certificates at a premium, those holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest components of the Adjustable Rate Certificates and the
Fixed Rate Certificates will be treated as assets described in Section
7701(a)(19)(C) of the Code, and as "real estate assets" under Section
856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated.
In addition, to the extent the Regular Interest component of an Adjustable Rate
Certificate or Fixed Rate Certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component or
Certificate would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of the Adjustable Rate Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE CAP CONTRACT COMPONENT

     As indicated above, a portion of the purchase price paid by a holder to acquire an Adjustable Rate Certificate will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related
Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Adjustable Rate Certificate.

     Any payments made to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

                                       71

THE CLASS R CERTIFICATE

     The Class R Certificate represents ownership of the residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. Accordingly, the holder of the Class R Certificate must take into account the "daily portions" of REMIC taxable income or net loss for each REMIC for each calendar quarter in determining such holder's federal taxable income. Moreover, all or a significant portion of the income attributable to the residual interests will be "excess inclusions," which cannot be offset with otherwise allowable losses. For a more thorough discussion of the tax consequences of owning a residual interest, see
"Federal Income Tax Consequences--Taxation of Holders of Residual Interest
Securities" in the prospectus.

     The residual interests represented by the Class R Certificate will likely be treated as "noneconomic residual interests" within the meaning of Treasury
Regulations interpreting the REMIC provisions of the Code. Generally, a transfer of a noneconomic residual interest will be disregarded and the transferor will continue to be treated as the owner of the residual interest unless no significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. The prospectus outlines these restrictions and describes a safe harbor set out in Treasury Regulations under which transfers of residual interests will be respected. See "Federal Income Tax
Consequences--Taxation of Holders of Residual Interest Securities--Restrictions
on Ownership and Transfer of Residual Interest Securities" in the prospectus.

     The Treasury Department has issued final regulations, effective May 11,
2004, that address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Class R Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Class R Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                       72

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in
the prospectus.

                              ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and/or Section 4975 of the Code, of the Plan's acquisition and ownership of those Certificates. See "ERISA Considerations" in the prospectus. Section 406 of
ERISA and Section 4975 of the Code prohibit "parties in interest" (under ERISA)
and "disqualified persons" (under the Code) with respect to an employee benefit or similar plan subject to ERISA and/or to the excise tax provisions set forth under Section 4975 of the Code from engaging in certain transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans subject to that section;
ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the
ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law.
Any plan that is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

     [The U.S. Department of Labor has granted an individual administrative exemption to [ ] (Prohibited Transaction Exemption [ ], Exemption Application
No. D-[ ], [ ] Fed. Reg. [ ] (referred to as the Exemption), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund.]

     On July 21, 1997, the Department of Labor published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and

                                       73

asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, including the conditions that apply to any pre-funding account, see "ERISA Considerations" in the prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

     Because the characteristics of the Subordinated Certificates and the Class
R Certificates may not meet the requirements of the Exemption or any other exemption issued under ERISA, the purchase and holding of the Subordinated
Certificates and the Class R Certificates by a Plan or by individual retirement accounts or other plans subject to section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties.
Consequently, transfer of the Subordinated Certificates and the Class R
Certificates will not be registered by the trustee unless the trustee receives the following:

     o    a representation from the transferee of that certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that that transferee is not a Plan, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such Plan to effect the transfer;

     o    if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as that term is defined in section V(e) of Prohibited Transaction Class Exemption 95-60) and
that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

     o    an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the agreement.

     This representation shall be deemed to have been made to the trustee by the transferee's acceptance of a Subordinated Certificate. In the event that the representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

                                       74

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, as described in the prospectus, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.
Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement, dated , 200[ ], and (referred to as the underwriters) have agreed to purchase, and the depositor has agreed to sell to the underwriters, the principal amount of the Offered Certificates set forth under their respective names.

                                       ------------------     --------------------

Class AF-1                               $                     $
Class MF-1
Class MF-2
Class BF
Class AV-1
Class MV-1
Class MV-2
Class BV
Class R

     The depositor has been advised that the underwriters propose initially to offer the offered certificates, other than the Class R Certificates, to certain dealers at the prices set forth on the cover page of this prospectus supplement less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow, and such dealers may reallow, a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                       SELLING CONCESSION     REALLOWANCE DISCOUNT
                                       ------------------     --------------------

Class AF-1%                      %
Class MF-1%                      %
Class MF-2%                      %
Class BF                                             %                      %
Class AV-1%                      %
Class MV-1%                      %
Class MV-2%                      %
Class BV                                             %                      %

                                       75

     After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

     Each underwriter intends to make a secondary market in each class of the offered certificates purchased by it, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     Until the distribution of the offered certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the offered certificates. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the offered certificates other than the Class R Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the offered certificates other than the Class R Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor either of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the offered certificates other than the Class R Certificates. In addition, neither the depositor nor either of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Class R Certificates will be purchased by            and may be offered
from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. There will be no proceeds to the depositor from the sale of the Class R Certificates.

     The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

     The validity of the certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by
Sidley Austin Brown & Wood LLP, New York, New York.         New York, New York,
will pass upon certain legal matters on behalf of the underwriters.

                                     RATINGS

     It is a condition to the issuance of the Class A Certificates that they be
rated      by        and by         . It is a condition to the issuance of the
Class R Certificates that they be rated at least     by         and           .
It is a condition to the issuance of the Class M-1, Class M- 2 and

                                       76

Class B Certificates that they be rated at least    ,and       , respectively,
by         and         .

     The ratings assigned by       to mortgage pass-through certificates address
the likelihood of the receipt of all distributions on the mortgage loans by the
related        certificateholders under the agreements pursuant to which the
certificates are issued,          's ratings take into consideration the credit
quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments
required by the certificates.            's ratings on the certificates do not,
however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The ratings on the adjustable rate certificates do not address the likelihood of payment of any Basis Risk CarryForward Amount.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by any other rating agency. The rating assigned by another rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                       77

                                                                         ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity
Mortgage Loan Asset-Backed Certificates, Series SPMD 200[ ]-      (the "Global
Securities") will be available only in book-entry form. Investors in the Global
Securities may hold such Global Securities through any of The Depository Trust
Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities
will be tradable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of
Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC
Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream,
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period.

                                       78

Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear
Purchaser. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream, Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement.
Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or
Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

                                       79

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC
Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC
Participant. The seller will send instructions to Clearstream, Luxembourg or
Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream,
Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related Class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the
following day, and receipt of the cash proceeds in the Clearstream, Luxembourg
Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant
have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period.
If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream,
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side

                                       80

unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day
(until the purchase side of the day trade is reflected in their Clearstream,
Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg
Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through
Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Certificate Owners of Global
     Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
     Status of Beneficial Owner for United States Tax Withholding). Non-U.S.
     Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate
     (depending on the treaty terms) by filing Form W-8BEN (Certificate of
     Foreign Status of Beneficial Owner for United States Tax Withholding). If
     the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
     W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a
     U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of
     Foreign Person's Claim for Exemption from Withholding on Income Effectively
     Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for
     Taxpayer Identification Number and Certification),

                                       81

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a
     Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of
Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a
Court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global
Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                       82

                             INDEX OF DEFINED TERMS

_______ Adjustable Mortgage Loans.............................................9
60+ Day Delinquent Loan......................................................48
Accrued Certificate Interest.................................................46
Adjustable Mortgage Loans.....................................................9
Adjustment Date...............................................................9
advance......................................................................38
Applied Realized Loss Amount.................................................46
Available Funds..............................................................38
Basic Principal Distribution Amount..........................................46
Basis Risk CarryForward Amount...............................................51
Basis Risk Payment...........................................................51
Cap Contracts................................................................67
capital asset................................................................67
Class A Principal Distribution Amount........................................46
Class B Principal Distribution Amount........................................46
Class Certificate Balance....................................................40
Class M-1 Principal Distribution Amount......................................47
Class M-2 Principal Distribution Amount......................................47
Class X Certificates.........................................................39
Code.........................................................................67
Collateral Value.............................................................12
Combined Loan-to-Value Ratio.................................................12
Compensating Interest........................................................37
conventional non-conforming mortgage loans...................................32
CPR..........................................................................53
cut-off date pool principal balance..........................................35
Delayed Delivery Loans.......................................................30
deleted mortgage loan........................................................30
Depository...................................................................40
determination date...........................................................38
disqualified persons.........................................................69
distribution account.........................................................41
distribution date............................................................42
DTC..........................................................................75
Due Date......................................................................8
electronic Mortgage Information and Transaction System.......................33
ERISA........................................................................69
Euroclear....................................................................40
event of default.............................................................38
Excess Reserve Fund Account..................................................51
Excess Subordinated Amount...................................................47
Extra Principal Distribution Amount..........................................47
FDIC..........................................................................5
FICO Credit Scores...........................................................12

First Federal................................................................34
Full/Alternate Documentation Program.........................................33
Global Securities............................................................75
Group 1 Class A Certificates.................................................39
Group 1 Mezzanine Certificates...............................................39
Group 1 Subordinated Certificates............................................39
Group 1 WAC Cap..............................................................61
Group 1 WAC Cap...............................................................3
Group 2 Class A Certificates.................................................39
Group 2 Maximum Cap..........................................................43
Group 2 Mezzanine Certificates...............................................39
Group 2 Subordinated Certificates............................................39
Group 2 WAC Cap..............................................................43
Group 2 WAC Cap...............................................................3
Holdings.....................................................................34
Index.........................................................................9
IndyMac Bank..................................................................7
Initial Rate Adjustment Date..................................................8
insurance company general account............................................71 insurance proceeds...........................................................41
interest accrual period......................................................61
last scheduled distribution date.............................................66
LIBOR Determination Date.....................................................50
liquidated mortgage loan.....................................................58 liquidation proceeds.........................................................41
Loan Index....................................................................3
Loan-to-Value Ratio..........................................................12
Lower Tier REMIC.............................................................67
Maximum Rate.................................................................10
Net Monthly Excess Cashflow..................................................53
New Proposed Regulations.....................................................69
No Doc Program...............................................................34
No Ratio Program.............................................................34
OID..........................................................................67
One-Month LIBOR..............................................................50
Optional Termination Date....................................................57
parties in interest..........................................................69
pass-through margin..........................................................43
Performance Loans............................................................10
Periodic Rate Cap.............................................................9
Plan.........................................................................69
plan assets..................................................................71
Prepayment Penalty Period.....................................................8
Principal Distribution Amount................................................43
Principal Remittance Amount..................................................47
Prohibited Transaction Class Exemption 95-60.................................71

                                       2

PTCE 95-60...................................................................71
real estate assets...........................................................68
Realized Loss................................................................48
Reduced Documentation Program................................................34
Reference Banks..............................................................50
Refinance Loan...............................................................12
Remittance Period............................................................37
replacement mortgage loan....................................................30
Required Reserve Amount......................................................51
Residual Certificates........................................................39
scheduled payments............................................................8
Senior Enhancement Percentage................................................48
Senior Specified Enhancement Percentage......................................48
Specified Subordinated Amount................................................48
Stated Principal Balance.....................................................48
Stated Principal Balances.....................................................8
Stepdown Date................................................................49
Subordinated Amount..........................................................49
Subordinated Deficiency......................................................49
Subordination Deficiency.....................................................52
Subordination Reduction Amount...............................................49
subprime mortgage loans......................................................32
Substitution Adjustment Amount...............................................30
Tax Counsel..................................................................67
Telerate Page 3750...........................................................50
Total Monthly Excess Spread..................................................49
Trigger Event................................................................49
U.S. Person..................................................................79
underwriters.................................................................71
Unpaid Interest Amounts......................................................49
Unpaid Realized Loss Amount..................................................49
Upper Tier REMIC.............................................................67

                                       3

                  HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                               SERIES SPMD 200[ ]-

                                     Issuer

                                INDYMAC ABS, INC.

                                    Depositor

                                 GRAPHIC OMITTED
                         IGT: "72643indymacbanklogo.eps"

                           Seller and Master Servicer

                                        $

              HOME EQUITY MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                             SERIES SPMD 200[ ]-

                              PROSPECTUS SUPPLEMENT

                              [NAME OF UNDERWRITER]
                              [NAME OF UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series SPMD 200[ ]-     Home Equity Mortgage Loan
Asset-Backed Certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as
underwriters of the Series SPMD 200[ ]-     Home Equity Loan Asset-Backed
Certificates and with respect to their unsold allotments or subscriptions. In
addition, all dealers selling the Series SPMD 200[ ]-     Home Equity Mortgage
Loan Asset-Backed Certificates will be required to deliver a prospectus
supplement and prospectus until     , 200[ ].

                                        , 200[ ]

                 SUBJECT TO COMPLETION DATED SEPTEMBER 10, 2004

PROSPECTUS
                                INDYMAC ABS, INC.
                                    DEPOSITOR

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

--------------------------------------------------------------------------------
PLEASE CAREFULLY CONSIDER OUR DISCUSSION OF SOME OF THE RISKS OF INVESTING IN
THE SECURITIES UNDER "RISK FACTORS" BEGINNING ON PAGE 5
--------------------------------------------------------------------------------

THE TRUSTS

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac ABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o    mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

o    mortgage loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o    closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one-to four-family residential properties, or

o    home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties

THE SECURITIES

IndyMac ABS, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

OFFERS OF SECURITIES

The securities may be offered through several different methods, including offerings through underwriters.

                            -----------------------

THE SEC AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE
SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[                             ]

                                                     PAGE
Important Notice About Information In
    This Prospectus and Each

    Incorporation of Certain Documents by

     Indices Applicable to Floating Rate and

     Insurance Policies, Surety Bonds and

     Payments on Loans; Deposits to Security

     Servicing and Other Compensation and
        Payment of Expenses......................      63
     Evidence as to Compliance...................      63
     Certain Matters Regarding the Master
        Servicer and the Depositor...............      64
     Events of Default; Rights Upon Event of

     Anti-Deficiency Legislation and Other

     Junior Mortgages and Rights of Senior

     Taxation of Holders of Residual Interest

     Tax Characterization of the Trust Fund as a
        Partnership..............................      99
     Tax Consequences to Holders of the Notes....     100
     Tax Consequences to Holders of the

                                       2

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                              -------------------

     If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena,
California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The
Trust Fund--Incorporation of Certain Documents by Reference" beginning on page
[30].

                                       3

                                  RISK FACTORS

     You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

LIMITED LIQUIDITY                 No market for the securities of any series
                                  will exist before those securities are issued.
                                  We cannot assure you that a secondary market
                                  will develop. Even if a secondary market
                                  develops, we cannot assure you that it will
                                  provide you with liquidity of investment or
                                  that it will continue for the life of the
                                  securities of that series.

LIMITED SOURCE OF PAYMENTS --
NO RECOURSE TO SELLERS,
DEPOSITOR OR MASTER SERVICER      The applicable prospectus supplement may
                                  provide that securities will be payable from
                                  trust funds other than their associated trust
                                  fund, but if it does not, they will be payable
                                  solely from their associated trust fund. If
                                  the trust fund does not have enough assets to
                                  distribute the full amount due to you as a
                                  securityholder, your yield will be impaired,
                                  and the return of your principal may be
                                  impaired, without you having recourse to
                                  anyone else. Furthermore, at the times
                                  specified in the applicable prospectus
                                  supplement, certain assets of the trust fund
                                  and/or any balance remaining in the security
                                  account immediately after making all payments
                                  due on the securities of that series, may be
                                  released and paid out to other people, such as
                                  the depositor, a servicer, a credit
                                  enhancement provider, or any other person
                                  entitled to payments from the trust fund.
                                  Those assets will no longer be available to
                                  make payments to you. Those payments are
                                  generally made only after other specified
                                  payments that may be described in the
                                  applicable prospectus supplement have been
                                  made.

                                  You will not have any recourse against the
                                  depositor or any servicer if you do not
                                  receive a required distribution on the
                                  securities. You will also not have recourse
                                  against the assets of the trust fund of any
                                  other series of securities.

                                  The securities will not represent an interest
                                  in the depositor, any servicer, any seller to
                                  the depositor, or anyone else except the trust
                                  fund. The only obligation of the depositor to
                                  a trust fund comes from certain
                                  representations and warranties made by it
                                  about assets transferred to the trust fund. If

                                       4

                                  these representations and warranties are
                                  untrue, the depositor may be required to
                                  repurchase some of the transferred assets.
                                  IndyMac ABS, Inc., which is the depositor,
                                  does not have significant assets and is
                                  unlikely to have significant assets in the
                                  future. If the depositor were required to
                                  repurchase a loan because of a breach of a
                                  representation, its only sources of funds for
                                  the repurchase would be:

                                  funds obtained from enforcing of a
                                  corresponding obligation of a seller or
                                  originator of the loan or

                                  funds from a reserve account or similar credit
                                  enhancement established to pay for loan
                                  repurchases.

                                  The only obligations of the master servicer to
                                  a trust fund (other than its master servicing
                                  obligations) comes from certain
                                  representations and warranties mad by it in
                                  connection with its loan servicing activities.
                                  If these representations and warranties turn
                                  out to be untrue, the master servicer may be
                                  required to repurchase or substitute for some
                                  of the loans. However, the master servicer may
                                  not have the financial ability to make the
                                  required repurchase or substitution.

                                  The only obligations to a trust fund of a
                                  seller of loans to the depositor comes from
                                  certain representations and warranties made by
                                  it in connection with its sale of the loans
                                  and certain document delivery requirements. If
                                  these representations and warranties turn out
                                  to be untrue, or the seller fails to deliver
                                  required documents, it may be required to
                                  repurchase or substitute for some of the
                                  loans. However, the seller may not have the
                                  financial ability to make the required
                                  repurchase or substitution.

                                  As described in this prospectus, a master
                                  servicer may be obligated to enforce the
                                  sellers' obligations. However, the master
                                  servicer will not be obligated to purchase or
                                  replace any loans if a seller defaults on its
                                  obligation or for any other reason.

CREDIT ENHANCEMENT MAY NOT BE
SUFFICIENT TO PROTECT YOU FROM
LOSSES                            Credit enhancement is intended to reduce the
                                  effect of loan losses. But credit enhancements
                                  may benefit only some classes of a series of
                                  securities, and the amount of any credit
                                  enhancement will be limited as described in
                                  the applicable prospectus supplement.
                                  Furthermore, the amount of a credit

                                       5

                                  enhancement may decline over time pursuant to
                                  a schedule or formula or otherwise, and could
                                  be depleted from payments or for other reasons
                                  before the securities covered by the credit
                                  enhancement are paid in full. In addition, a
                                  credit enhancement may not cover all potential
                                  sources of loss. For example, credit
                                  enhancement may or may not cover fraud or
                                  negligence by a loan originator or other
                                  parties. Also, the trustee may be permitted to
                                  reduce, substitute for or even eliminate all
                                  or a portion of a credit enhancement as long
                                  as the trustee's actions would not cause the
                                  rating agencies that have rated the securities
                                  at the request of the depositor to change
                                  adversely their rating of the securities.
                                  Consequently, securityholders may suffer
                                  losses even though a credit enhancement exists
                                  and its provider does not default.

PREPAYMENT AND YIELD
CONSIDERATIONS                    The timing of principal payments on the
   Your Yield Will Be             securities of a series will be affected by a
   Affected By Prepayments        number of factors, including:
   and By the Allocation
   of Distributions to            the extent of prepayments on the loans in the
   the Securities                 related trust fund,

                                  o   how payments of principal are allocated
                                      among the classes of securities of a
                                      series as specified in the related
                                      prospectus supplement,

                                  o   whether the party entitled to any right of
                                      optional termination of the trust fund
                                      exercises that right, and

                                  o   the rate and timing of payment defaults
                                      and losses on the trust fund assets.

                                  Prepayments include prepayments resulting from
                                  refinancing or liquidation of a loan due to
                                  defaults, casualties and condemnations, as
                                  well as repurchases by the depositor or a
                                  seller due to a breach of representations and
                                  warranties. Prepayments may be affected by a
                                  variety of factors including:

                                  general economic conditions,

                                  interest rates,

                                  the availability of alternative financing and

                                  homeowner mobility.

                                  The rate and timing of prepayment of the loans
                                  will affect the yields to maturity and
                                  weighted average lives of the securities. Any
                                  reinvestment risks from

                                       6

                                  faster or slower prepayments of loans will be
                                  borne entirely by the holders of one or more
                                  classes of the related series of securities.

Your Yield Will Be Affected       Interest payable on the securities of a series
By Delayed Interest Payments      onaccrued each distribution date will include
                                  all interest during the period specified in
                                  the related prospectus supplement. If interest
                                  accrues on your securities over a period
                                  ending two or more days prior to the related
                                  distribution date, your effective yield will
                                  be lower than the yield that you would obtain
                                  if interest on your securities were to accrue
                                  through the day immediately preceding each
                                  distribution date. In addition, your effective
                                  yield (at par) will be less than the indicated
                                  coupon rate.

YOU WILL BEAR THE LOSSES ON       Some of the mortgage loans held in the trust
BALLOON PAYMENT MORTGAGE LOANS    fund may not be fully amortizing over their
                                  terms to maturity. These loans will require
                                  substantial principal payments (balloon
                                  payments) at their stated maturities. Loans
                                  with balloon payments involve a greater degree
                                  of risk than fully amortizing loans because
                                  typically the borrower must be able to
                                  refinance the loan or sell the property to
                                  make the balloon payment at maturity. The
                                  ability of a borrower to do this will depend
                                  on such factors as mortgage rates at the time
                                  of sale or refinancing, the borrower's equity
                                  in the property, the relative strength of the
                                  local housing market, the financial condition
                                  of the borrower, and tax laws. Losses on these
                                  loans that are not otherwise covered by a
                                  credit enhancement will be borne by the
                                  holders of one or more classes of securities
                                  of the related series.

NATURE OF MORTGAGES               The value of the properties underlying the
   Declines in Property Values    loans held in the trust fund may decline over
   May Adversely Affect You the   time. Among factors that could reduce the
   properties                     value of the are:

                                  o   an overall decline in the residential real
                                      estate market in the areas in which they
                                      are located,

                                  o   a decline in their general condition
                                      caused by the borrowers' failure to
                                      maintain their property adequately, and

                                  o   natural disasters, such as earthquakes and
                                      floods, that are not covered by insurance.

                                       7

                                  In the case of home equity loans and home
                                  improvement contracts, declining property
                                  values could diminish or extinguish the value
                                  of a junior mortgage before reducing the value
                                  of a senior mortgage on the same property.

                                  If property values decline, the actual rates
                                  of delinquencies, foreclosures and losses on
                                  all underlying loans could be higher than
                                  those currently experienced in the mortgage
                                  lending industry in general. If these losses
                                  are not otherwise covered by a credit
                                  enhancement, they will be borne by the holders
                                  of one or more classes of securities of the
                                  related series.

Delays in Liquidation             Even if the properties underlying the loans
May Adversely Affect You          held in the trust fund provide adequate
                                  security for the loans, substantial delays
                                  could occur before defaulted loans are
                                  liquidated and their proceeds are forwarded to
                                  investors. Property foreclosure actions are
                                  regulated by state statutes and rules and are
                                  subject to many of the delays and expenses of
                                  other lawsuits if defenses or counterclaims
                                  are made, sometimes requiring several years to
                                  complete. In addition, in some states, if the
                                  proceeds of the foreclosure are insufficient
                                  to repay the loan, the borrower is not liable
                                  for the deficit. If a borrower defaults, these
                                  restrictions may impede the master servicer's
                                  ability to dispose of the property and obtain
                                  sufficient proceeds to repay the loan in full.
                                  In addition, the master servicer will be
                                  entitled to deduct from liquidation proceeds
                                  all expenses reasonably incurred in attempting
                                  to recover on the defaulted loan, including
                                  payments to senior lienholders, legal fees and
                                  costs, real estate taxes, and property
                                  maintenance and preservation expenses.

Disproportionate Effect of        Liquidation expenses of defaulted loans
Liquidation Expenses May          generally do not vary directly with the
Adversely Affect You              outstanding principal balance of the loan at
                                  the time of default. Therefore, if a servicer
                                  takes the same steps for a defaulted loan
                                  having a small remaining principal balance as
                                  it does for a defaulted loan having a large
                                  remaining principal balance, the amount
                                  realized after expenses is a smaller
                                  percentage of the outstanding principal
                                  balance of the small loan than it is for the
                                  defaulted loan with a large remaining
                                  principal balance.

                                       8

Junior Status of Liens Securing   The mortgages and deeds of trust securing the
Home Equity Loans and Home        equity loans and the home improvement home
Improvement Contracts Could       contracts will be primarily junior liens
Adversely Affect You mortgagee    subordinate to the rights of the  under the
                                  related senior mortgage(s) or deed(s) of
                                  trust. Accordingly, the proceeds from any
                                  liquidation, insurance or condemnation
                                  proceeds will be available to satisfy the
                                  outstanding balance of the junior lien only to
                                  the extent that the claims of the related
                                  senior mortgagees have been satisfied in full,
                                  including any related foreclosure costs. In
                                  addition, if a junior mortgagee forecloses on
                                  the property securing a junior mortgage, it
                                  forecloses subject to any senior mortgage and
                                  must take one of the following steps to
                                  protect its interest in the property:

                                  o   pay the senior mortgage in full at or
                                      prior to the foreclosure sale, or

                                  o   assume the payments on the senior mortgage
                                      if the mortgagor is in default under that
                                      mortgage.

                                  The trust fund may effectively be prevented
                                  from foreclosing on the related property,
                                  because it will have no funds to satisfy any
                                  senior mortgages or make payments due to any
                                  senior mortgagees.

                                  Some states have imposed legal limits on the
                                  remedies of a secured lender in the event that
                                  the proceeds of any sale under a deed of trust
                                  or other foreclosure proceedings are
                                  insufficient to pay amounts owed to that
                                  secured lender. In some states, including
                                  California, if a lender simultaneously
                                  originates a loan secured by a senior lien on
                                  a particular property and a loan secured by a
                                  junior lien on the same property, that lender
                                  as the holder of the junior lien may be
                                  precluded from obtaining a deficiency judgment
                                  with respect to the excess of:

                                  o   the aggregate amount owed under both the
                                      senior and junior loans, over

                                  o   the proceeds of any sale under a deed of
                                      trust or other foreclosure proceedings.

                                  See "Certain Legal Aspects of the
                                  Loans--Anti-Deficiency Legislation; Bankruptcy
                                  Laws; Tax Liens."

Consumer Protection Laws          Federal, state and local laws extensively
Adversely Affect You              regulate May various aspects of brokering,
                                  originating, servicing and collecting loans
                                  secured by consumers'

                                       9

                                  dwellings. Among other things, these laws may
                                  regulate interest rates and other charges,
                                  require disclosures, impose financial privacy
                                  requirements, mandate specific business
                                  practices, and prohibit unfair and deceptive
                                  trade practices. In addition, licensing
                                  requirements may be imposed on persons that
                                  broker, originate, service or collect mortgage
                                  loans.

                                  Additional requirements may be imposed under
                                  federal, state or local laws on so-called
                                  "high cost" mortgage loans, which typically
                                  are defined as loans secured by a consumers'
                                  dwelling that have interest rates or
                                  origination costs in excess of prescribed
                                  levels. These laws may limit certain loan
                                  terms, such as prepayment penalties, or the
                                  ability of a creditor to refinance a loan
                                  unless it is in the borrower's interest. In
                                  addition, certain of these laws may allow
                                  claims against loan brokers or mortgage
                                  originators, including claims based on fraud
                                  or misrepresentations, to be asserted against
                                  persons acquiring the mortgage loans, such as
                                  the trust fund.

                                  The federal laws that may apply to loans held
                                  in the trust include the following:

                                  o   the federal Truth in Lending Act and its
                                      regulations, which (among other things)
                                      require disclosures to the borrowers
                                      regarding the terms of any mortgage loan
                                      and provide consumers who pledged their
                                      principal dwelling as collateral in a
                                      non-purchase money transaction with a
                                      right of rescission that generally extends
                                      for three days after proper disclosures
                                      are given;

                                  o   the Equal Credit Opportunity Act and its
                                      regulations, which (among other things)
                                      prohibit discrimination in the extension
                                      of credit on the basis of age, race,
                                      color, sex, religion, marital status,
                                      national origin, receipt of public
                                      assistance or the exercise of any right
                                      under the Consumer Credit Protection Act;
                                      and

                                  o   the Fair Credit Reporting Act, which
                                      (among other things) regulates the use and
                                      reporting of information related to the
                                      borrower's credit experience.

                                  o   Home Equity Loan Consumer Protection Act,
                                      which (among other things) limits changes
                                      made to open-end loans secured by the
                                      consumer's dwelling, and restricts the
                                      ability to

                                       10

                                      accelerate balances or suspend credit
                                      privileges on such loans.

                                  o   the Home Ownership and Equity Protection
                                      Act of 1994, which (among other things)
                                      impose additional disclosure and other
                                      requirements on creditors with respect to
                                      non-purchase money mortgage loans secured
                                      by the consumer's principal dwelling that
                                      have interest rates or origination costs
                                      in excess of prescribed levels. These
                                      provisions can impose specific statutory
                                      liabilities upon creditors who fail to
                                      comply with their provisions and may
                                      affect the enforceability of the related
                                      loans. In addition, any assignee of the
                                      creditor would generally be subject to all
                                      claims and defenses that the consumer
                                      could assert against the creditor,
                                      including the right to rescind the
                                      mortgage loan.

                                  o   the Real Estate Settlement Procedures Act
                                      and its regulations, which (among other
                                      things) prohibit the payment of referral
                                      fees for real estate settlement services
                                      (including mortgage lending and brokerage
                                      services) and regulate escrow accounts for
                                      taxes and insurance and billing inquiries
                                      made by borrowers.

                                  o   Holder in Due Course Rules, which apply to
                                      home improvement contracts which comprise
                                      the Preservation of Consumers' Claims and
                                      Defenses regulations of the Federal Trade
                                      Commission and other similar federal and
                                      state statutes and regulations. The holder
                                      in due course rules protect the homeowner
                                      from defective craftsmanship or incomplete
                                      work by a contractor. These laws permit
                                      the obligor to withhold payment if the
                                      work does not meet the quality and
                                      durability standards agreed to by the
                                      homeowner and the contractor. The holder
                                      in due course rules have the effect of
                                      subjecting any assignee of the seller in a
                                      consumer credit transaction to all claims
                                      and defenses which the obligor in the
                                      credit sale transaction could assert
                                      against the seller of the goods.

                                  The penalties for violating these federal,
                                  state or local laws vary depending on the
                                  applicable law and the particular facts of the
                                  situation. However, private plaintiffs
                                  typically may assert claims for actual damages
                                  and, in some cases, also may

                                       11

                                  recover civil money penalties or exercise a
                                  right to rescind the loan. Violations of
                                  certain laws may limit the ability to collect
                                  all or part of the principal or interest on a
                                  loan and, in some cases, borrowers even may be
                                  entitled to a refund of amounts previously
                                  paid. Federal, state and local administrative
                                  or law enforcement agencies also may be
                                  entitled to bring legal actions, including
                                  actions for civil money penalties or
                                  restitution, for violations of certain of
                                  these laws.

                                  Depending on the particular alleged
                                  misconduct, it is possible that claims may be
                                  asserted against various participants in
                                  secondary market transactions, including
                                  assignees that hold the loans, such as the
                                  trust fund. Losses on loans from the
                                  application of these federal, state and local
                                  laws that are not otherwise covered by a
                                  credit enhancement will be borne by the
                                  holders of one or more classes of securities.

YOUR RISK OF LOSS MAY BE          Multifamily lending may expose the lender to a
HIGHER THAN YOU EXPECT IF YOUR    greater risk of loss than single family
SECURITIES ARE BACKED BY          residential lending. Owners of multifamily
MULTIFAMILY LOANS                 residential properties rely on monthly lease
                                  payments from tenants to

                                  o   pay for maintenance and other operating
                                      expenses of those properties,

                                  o   fund capital improvements, and

                                  o   service any mortgage loan or other debt
                                      that may be secured by those properties.

                                  Various factors, many of which are beyond the
                                  control of the owner or operator of a
                                  multifamily property, may affect the economic
                                  viability of that property.

                                  Changes in payment patterns by tenants may
                                  result from a variety of social, legal and
                                  economic factors. Economic factors include the
                                  rate of inflation, unemployment levels and
                                  relative rates offered for various types of
                                  housing. Shifts in economic factors may
                                  trigger changes in payment patterns including
                                  increased risks of defaults by tenants and
                                  higher vacancy rates. Adverse economic
                                  conditions, either local or national, may
                                  limit the amount of rent that can be charged
                                  and may result in a reduction in timely lease
                                  payments or a reduction in occupancy levels.
                                  Occupancy and

                                       12

                                  rent levels may also be affected by
                                  construction of additional housing units,
                                  competition and local politics, including rent
                                  stabilization or rent control laws and
                                  policies. In addition, the level of mortgage
                                  interest rates may encourage tenants to
                                  purchase single family housing. We cannot
                                  determine and have no basis to predict
                                  whether, or to what extent, economic, legal or
                                  social factors will affect future rental or
                                  payment patterns.

                                  The location and construction quality of a
                                  particular building may affect the occupancy
                                  level as well as the rents that may be charged
                                  for individual units. The characteristics of a
                                  neighborhood may change over time or in
                                  relation to newer developments. The effects of
                                  poor construction quality will increase over
                                  time in the form of increased maintenance and
                                  capital improvements. Even good construction
                                  will deteriorate over time if adequate
                                  maintenance is not performed in a timely
                                  fashion.

YOUR RISK OF LOSS MAY BE          The trust fund for any series may include home
HIGHER THAN YOU EXPECT IF YOUR    equity loans and home improvement contracts
SECURITIES ARE BACKED BY          that were originated with loan-to-value ratios
PARTIALLY UNSECURED HOME          or combined loan-to-value ratios in excess of
IMPROVEMENT CONTRACTS AND         the value of the related mortgaged property.
HOME EQUITY LOANS                 Under these circumstances, the trust fund for
                                  the related series could be treated as a
                                  general unsecured creditor as to any unsecured
                                  portion of any related loan. If a borrower
                                  defaults under a loan that is unsecured in
                                  part, the related trust fund generally will
                                  have recourse only against the borrower's
                                  assets for the unsecured portion of the loan,
                                  along with all other general unsecured
                                  creditors of the borrower. In a bankruptcy or
                                  insolvency proceeding relating to a borrower
                                  on a partially unsecured loan, the borrower's
                                  unsecured obligation on that loan will be
                                  treated as an unsecured loan and may be
                                  discharged by the bankruptcy court. Losses on
                                  any partially unsecured loans that are not
                                  otherwise covered by a credit enhancement will
                                  be borne by the holders of one or more classes
                                  of securities of the related series.

YOU COULD BE ADVERSELY            Federal, state and local laws and regulations
AFFECTED BY VIOLATIONS OF         impose a wide range of requirements on
ENVIRONMENTAL LAWS                activities that may affect the environment,
                                  health and safety. In certain circumstances,
                                  these laws and regulations

                                       13

                                  impose obligations on owners or operators of
                                  residential properties such as those that
                                  secure the loans held in the trust fund.
                                  Failure to comply with these laws and
                                  regulations can result in fines and penalties
                                  that could be assessed against the trust as
                                  owner of the related property.

                                  In some states, a lien on the property due to
                                  contamination has priority over the lien of an
                                  existing mortgage. Also, a mortgage lender may
                                  be held liable as an "owner" or "operator" for
                                  costs associated with the release or threat of
                                  release of petroleum and/or hazardous
                                  substances under certain circumstances if the
                                  lender has actually participated in the
                                  management of the mortgaged property. If the
                                  trust is considered the owner or operator of a
                                  property, it will suffer losses as a result of
                                  any liability imposed for environmental
                                  hazards on the property.

RATING OF THE SECURITIES DOES     Any class of securities issued under this
NOT ASSURE THEIR PAYMENT          prospectus and the accompanying prospectus
                                  supplement will be rated in one of the four
                                  highest rating categories of at least one
                                  nationally recognized rating agency. A rating
                                  is based on the adequacy of the value of the
                                  related trust assets and any credit
                                  enhancement for that class, and reflects the
                                  rating agency's assessment of how likely it is
                                  that holders of the class of securities will
                                  receive the payments to which they are
                                  entitled. A rating is not an assessment of how
                                  likely it is that principal prepayments on the
                                  underlying loans will be made, the degree to
                                  which the rate of prepayments might differ
                                  from that originally anticipated or how likely
                                  it is that the securities of a series will be
                                  redeemed early. A rating is not a
                                  recommendation to purchase, hold or sell
                                  securities because it does not address the
                                  market price or the securities or the
                                  suitability of the securities for any
                                  particular investor.

                                  A rating does not take into account the
                                  possibility that prepayment at higher or lower
                                  rates than an investor anticipates may cause a
                                  reduction in that investor's yield. A rating
                                  does not take into account the possibility
                                  that an investor purchasing a security at a
                                  premium might lose money on its initial
                                  investment under certain prepayment scenarios.
                                  In addition, if the rating relates to a series
                                  with a pre-funding account, it does not take
                                  into account:

                                       14

                                  o   the ability of the related trust fund to
                                      acquire subsequent loans,

                                  o   any prepayment of the securities resulting
                                      from the distribution of amounts remaining
                                      in the pre-funding account after the end
                                      of the funding period, or

                                  o   the effect on an investor's yield
                                      resulting from any such distribution.

                                  A rating may not remain in effect for any
                                  given period of time and the rating agency
                                  could lower or withdraw the rating entirely in
                                  the future. For example, the rating agency
                                  could lower or withdraw its rating due to:

                                  o   a decrease in the adequacy of the value of
                                      the trust assets or any related credit
                                      enhancement,

                                  o   an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                  o   a change in the rating of the credit
                                      enhancement provider's long term debt.

                                  The amount, type and nature of credit
                                  enhancement established for a class of
                                  securities will be determined based on
                                  criteria established by each rating agency
                                  rating classes of that series. These criteria
                                  are sometimes based upon an actuarial analysis
                                  of the behavior of similar loans in a larger
                                  group. That analysis is often the basis upon
                                  which each rating agency determines the amount
                                  of credit enhancement required for a class.
                                  The historical data supporting any actuarial
                                  analysis may not accurately reflect future
                                  experience, and the data derived from a large
                                  pool of similar loans may not accurately
                                  predict the delinquency, foreclosure or loss
                                  experience of any particular pool of mortgage
                                  loans. Mortgaged properties may not retain
                                  their values. If residential real estate
                                  markets experience an overall decline in
                                  property values such that the outstanding
                                  principal balances of the loans in a
                                  particular trust fund and any secondary
                                  financing on the related mortgaged properties
                                  become equal to or greater than the value of
                                  the mortgaged properties, the rates of
                                  delinquencies, foreclosures and losses could
                                  be higher than those now generally experienced
                                  in the mortgage lending industry. In addition,
                                  adverse economic conditions may prevent
                                  certain mortgagors from making timely payments
                                  on their loans. If that happens, the rates of
                                  delinquencies, foreclosures and losses in

                                       15

                                  any trust fund may increase. If these losses
                                  are not covered by a credit enhancement, they
                                  will be borne, at least in part, by the
                                  holders of one or more classes of securities
                                  of the related series.

BOOK-ENTRY REGISTRATION           Securities issued in book-entry form may
   Limit on Liquidity             have only limited liquidity in the resale
                                  market because investors may not want to
                                  buy securities for which they cannot
                                  obtain physical instruments.

   Limit on Ability to Transfer   Transactions in book-entry securities can
   or Pledge                      be effected only through The Depository
                                  Trust Company, its participating
                                  organizations, its indirect participants
                                  and certain banks. Therefore, your ability
                                  to transfer or pledge securities issued in
                                  book-entry form may be limited.

   Delays in Distributions        You may experience some delay in receiving
                                  distributions on book-entry securities because
                                  the trustee will send the distributions to The
                                  Depository Trust Company for it to credit the
                                  accounts of its participants. In turn, these
                                  participants will then credit the
                                  distributions to your account either directly
                                  or indirectly through indirect participants.

PRE-FUNDING ACCOUNTS              The prospectus supplement for a series of
   Pre-Funding Accounts Will Not  securities may provide that on the closing
   Be Used to Cover Losses on     date for that series,  the depositor will
   the Loans                      deposit cash into a pre-funding  account. The
                                  amount deposited into the pre-funding account
                                  will never exceed 50% of the initial aggregate
                                  principal amount of the certificates and/or
                                  notes of the related series. The pre-funding
                                  account will be used to purchase additional
                                  loans from the depositor during the period
                                  beginning with the related closing date and
                                  ending not more than one year after the
                                  closing date. The depositor will acquire these
                                  additional loans from the seller or sellers
                                  specified in the related prospectus
                                  supplement. The trustee for the related series
                                  will maintain the pre-funding account. The
                                  pre-funding account will only hold funds to be
                                  used for purchasing the additional loans
                                  described above. Amounts on deposit in the
                                  pre-funding account will not be used to cover
                                  losses on or in respect of the related loans.

   Unused Amounts Will Be         Any amounts remaining in a pre-funding account
   Paid as Principal to           at the end of the period specified in the
   Securityholders                applicable

                                       16

                                  prospectus supplement will be distributed as a
                                  prepayment of principal to the related
                                  securityholders on the first distribution date
                                  after the end of that period. Any such
                                  distribution will be made in the amounts and
                                  according to the priorities specified in the
                                  related prospectus supplement. The holders of
                                  one or more classes of the related series of
                                  securities will bear the entire reinvestment
                                  risk resulting from that prepayment.

BANKRUPTCY OR INSOLVENCY MAY      The seller and the depositor will treat the
AFFECT THE TIMING AND AMOUNT      transfer of the loans held in the trust fund
OF DISTRIBUTIONS ON THE           by the seller to the depositor as a sale for
SECURITIES                        accounting purposes. The depositor and the
                                  trust fund will treat the transfer of the
                                  loans from the depositor to the trust fund as
                                  a sale for accounting purposes. If these
                                  characterizations are correct, then if the
                                  seller were to become bankrupt, the loans
                                  would not be part of the seller's bankruptcy
                                  estate and would not be available to the
                                  seller's creditors. On the other hand, if the
                                  seller becomes bankrupt, its bankruptcy
                                  trustee or one of its creditor's may attempt
                                  to recharacterize the sale of the loans as a
                                  borrowing by the seller, secured by a pledge
                                  of the loans. Presenting this position to a
                                  bankruptcy court could prevent timely payments
                                  on the securities and even reduce the payments
                                  on the securities. Similarly, if the
                                  characterizations of the transfers as sales
                                  are correct, then if the depositor were to
                                  become bankrupt, the loans would not be part
                                  of the depositor's bankruptcy estate and would
                                  not be available to the depositor's creditors.
                                  On the other hand, if the depositor becomes
                                  bankrupt, its bankruptcy trustee or one of its
                                  creditor's may attempt to recharacterize the
                                  sale of the loans as a borrowing by the
                                  depositor, secured by a pledge of the loans.
                                  Presenting this position to a bankruptcy court
                                  could prevent timely payments on the
                                  securities and even reduce the payments on the
                                  securities.

                                  If the master servicer becomes bankrupt, the
                                  bankruptcy trustee may have the power to
                                  prevent the appointment of a successor master
                                  servicer. The period during which cash
                                  collections may be commingled with the master
                                  servicer's own funds before each distribution
                                  date for securities will be specified in the
                                  applicable prospectus supplement. If the
                                  master servicer becomes bankrupt and cash
                                  collections have been commingled with the
                                  master servicer's own funds for at least ten
                                  days, the trust

                                       17

                                  fund will probably not have a perfected
                                  interest in those collections. In this case
                                  the trust might be an unsecured creditor of
                                  the master servicer as to the commingled funds
                                  and could recover only its share as a general
                                  creditor, which might be nothing. Collections
                                  commingled less than ten days but still in an
                                  account of the master servicer might also be
                                  included in the bankruptcy estate of the
                                  master servicer even though the trust may have
                                  a perfected security interest in them. Their
                                  inclusion in the bankruptcy estate of the
                                  master servicer may result in delays in
                                  payment and failure to pay amounts due on the
                                  securities.

                                  Federal and state statutory provisions
                                  affording protection or relief to distressed
                                  borrowers may affect the ability of the
                                  secured mortgage lender to realize upon its
                                  security in other situations as well. For
                                  example, in a proceeding under the federal
                                  Bankruptcy Code, a lender may not foreclose on
                                  a mortgaged property without the permission of
                                  the bankruptcy court. Additionally, in certain
                                  instances a bankruptcy court may allow a
                                  borrower to reduce the monthly payments,
                                  change the rate of interest, and alter the
                                  mortgage loan repayment schedule for
                                  under-collateralized mortgage loans. The
                                  effect of these types of proceedings can be to
                                  cause delays in receiving payments on the
                                  loans underlying securities and even to reduce
                                  the aggregate amount of payments on the loans
                                  underlying securities.

HOLDERS OF ORIGINAL ISSUE         Debt securities that are compound interest
DISCOUNT SECURITIES ARE REQUIRED  securities will be, and certain other debt be,
TO INCLUDE ORIGINAL ISSUE         securities may issued with original issue
DISCOUNT IN ORDINARY GROSS        income discount for federal tax purposes. A
INCOME AS IT ACCRUES              holder of debt securities issued with
                                  original issue discount is required to include
                                  original issue discount in ordinary gross
                                  income for federal income tax purposes as it
                                  accrues, before receiving the cash
                                  attributable to that income. Accrued but
                                  unpaid interest on the debt securities that
                                  are compound interest securities generally
                                  will be treated as original issue discount for
                                  this purpose.

                                  See "Federal Income Tax Consequences-Taxation
                                  of Debt Securities--Interest and Acquisition
                                  Discount" and "--Market Discount."

RESIDUAL INTEREST IN A REAL       If you own a certificate that is a residual
ESTATE MORTGAGE INVESTMENT        interest in a real estate mortgage investment
CONDUIT HAS ADVERSE TAX           conduit for federal income tax purposes, you
CONSEQUENCES                      will have to report on your income tax return
                                  as ordinary

                                       18

   Inclusion of Taxable Income    income your pro rata share of the taxable
   in Excess of Cash Received     income of that REMIC, regardless of the amount
                                  or timing of your possible receipt of any cash
                                  on the certificate. As a result, your offered
                                  certificate may have phantom income early in
                                  the term of the REMIC because the taxable
                                  income from the certificate may exceed the
                                  amount of economic income, if any,
                                  attributable to the certificate. Although you
                                  will have a corresponding amount of tax losses
                                  later in the term of the REMIC, the present
                                  value of the phantom income may significantly
                                  exceed the present value of the tax losses.
                                  Therefore, the after-tax yield on any REMIC
                                  residual certificate may be significantly less
                                  than that of a corporate bond or other
                                  instrument having similar cash flow
                                  characteristics. In fact, some offered
                                  certificates that are residual interests, may
                                  have a negative value.

                                  You have to report your share of the taxable
                                  income and net loss of the REMIC until all the
                                  certificates in the related series have a
                                  principal balance of zero. See "Federal Income
                                  Tax Consequences -- Taxation of Holders of
                                  Residual Interest Securities."

   Some Taxable Income of a       A portion of the taxable income from a REMIC
   Residual Interest Cannot Be    residual certificate may be treated as "excess
   Offset                         inclusion income"  as defined in the Internal
                                  Revenue Code of 1986, as amended (the "Code").
                                  You will have to pay tax on the excess
                                  inclusions regardless of whether you have
                                  other credits, deductions or losses. In
                                  particular, the tax on excess inclusion
                                  income:

                                  o   generally will not be reduced by losses
                                      from other activities,

                                  o   for a tax-exempt holder, will be treated
                                      as unrelated business taxable income, and

                                  o   for a foreign holder, will not qualify for
                                      any exemption from withholding tax.

                                  Individuals, Estates, Trust The fees and
                                  non-interest expenses of a REMIC and Certain
                                  Pass-through will be allocated pro rata to
                                  certificates Entities Should Not Invest that
                                  are residual interest in the REMIC. in REMIC
                                  Residual Certificates However, individuals
                                  will only be able to deduct these expensesas
                                  miscellaneous itemized deductions, which are
                                  subject to numerous restrictions and
                                  limitations under the Code. Therefore, the
                                  certificates that are residual interests
                                  generally are

                                       19

                                  not appropriate investments for:

                                  o   individuals,

                                  o   estates,

                                  o   trusts beneficially owned by any
                                      individual or estate, and

                                  o   pass-through entities having any
                                      individual, estate or trust as a
                                      shareholder, member or partner.

                                  In addition, the REMIC residual certificates
                                  will be subject to numerous transfer
                                  restrictions. These restrictions will reduce
                                  your ability to liquidate a REMIC residual
                                  certificate. For example, unless we indicate
                                  otherwise in the related prospectus
                                  supplement, you will not be able to transfer a
                                  REMIC residual certificate to a foreign person
                                  under the Code or to an entity treated as a
                                  partnership under the Code, unless all of its
                                  beneficial owners are United States persons.

                                  See "Federal Income Tax Consequences --
                                  Taxation of Holders of Residual Interest
                                  Securities."

THE PRINCIPAL AMOUNT OF           The market value of the assets relating to a
SECURITIES MAY EXCEED THE         series of securities at any time may be less
MARKET VALUE OF THE TRUST FUND    than the principal amount of the securities of
ASSETS                            that series then outstanding, plus accrued
                                  interest. After an event of default and a sale
                                  of the assets relating to a series of
                                  securities, the trustee, the master servicer,
                                  the credit enhancer, if any, and any other
                                  service provider specified in the related
                                  prospectus supplement generally will be
                                  entitled to receive the proceeds of that sale
                                  to the extent of unpaid fees and other amounts
                                  owing to them under the related transaction
                                  documents before any distributions to
                                  securityholders. Upon any such sale, the
                                  proceeds may be insufficient to pay in full
                                  the principal of and interest on the
                                  securities of the related series.

DERIVATIVE TRANSACTIONS           A trust fund may enter into privately
                                  negotiated, over-the-counter hedging
                                  transactions with various counterparties for
                                  the purpose of effectively fixing the interest
                                  rate it pays on one or more borrowings or
                                  series of borrowings These transactions
                                  include interest rate and securities-based
                                  swaps, caps, collars and floors, and are
                                  referred to as derivative transactions.

                                       20

   Credit Risks                   If a trust fund enters into derivative
                                  transactions, it is expected to do so with
                                  banks, financial institutions and recognized
                                  dealers in derivative transactions. Entering
                                  into a derivative transaction directly with a
                                  counterparty subjects a trust fund to the
                                  credit risk that the counterparty may default
                                  on its obligation to the trust fund. By
                                  contrast, in transactions done through
                                  exchange markets, credit risk is reduced by
                                  the collection of variation margin and by the
                                  interposition of a clearing organization as
                                  the guarantor of all transactions. Clearing
                                  organizations transform the credit risk of
                                  individual counterparties into the more remote
                                  risk of the failure of the clearing
                                  organization. In addition, the financial
                                  integrity of over-the-counter derivative
                                  transactions is generally unsupported by other
                                  regulatory or self-regulatory protections such
                                  as margin requirements, capital requirements,
                                  or financial compliance programs. Therefore,
                                  the risk of default is much greater in an
                                  over-the-counter, privately negotiated
                                  derivative transaction than in an
                                  exchange-traded transaction. In the case of a
                                  default, the related trust fund will be
                                  limited to contractual remedies under the
                                  agreements governing that derivative
                                  transaction. These remedies may be limited by
                                  bankruptcy, insolvency or similar laws.

   Legal Enforceability Risks     Privately negotiated, over-the-counter
                                  derivative transactions also may subject a
                                  trust fund to the following risks:

                                  o   if the counterparty does not have the
                                      legal capacity to enter into or perform
                                      its obligations under the transaction, the
                                      transaction would be unenforceable,

                                  o   if a court or regulatory body ruled that
                                      classes of derivative transactions were
                                      unlawful or not in compliance with
                                      applicable laws or regulations, those
                                      transactions would be invalid and
                                      unenforceable, or

                                  o   if new legislation changed the legal,
                                      regulatory or tax status of derivative
                                      transactions, those changes might be
                                      detrimental to the related trust fund's
                                      interests.

   Basis Risk                     Using derivative transactions successfully
                                  depends upon the ability to predict movements
                                  of securities or interest rate markets. There
                                  might be an imperfect correlation, or even no
                                  correlation,

                                       21

                                  between price movements of a derivative
                                  transaction and price movements of the
                                  investments or instruments being hedged. If
                                  a trust fund enters into derivative
                                  transactions at the wrong time, or if market
                                  conditions are not predicted accurately, the
                                  derivative transaction may result in a
                                  substantial loss to that trust fund and the
                                  related securityholders.

                                  Certain capitalized terms are used in this
                                  prospectus to assist you in understanding the
                                  terms of the securities. The capitalized terms
                                  used in this prospectus are defined on the
                                  pages indicated under the caption "Index of
                                  Principal Terms" beginning on page [111].

                                       22

                                 THE TRUST FUND

GENERAL

     The certificates of each series will represent interests in the assets of a trust fund. The notes of each series will be secured by a pledge of the assets of the related trust fund. The trustee will hold the trust fund for each series for the benefit of the related securityholders. Each trust fund will consist of the related trust fund assets (the "Trust Fund Assets"), which include a pool of loans specified in the related prospectus supplement together with payments relating to those loans, as specified in the related prospectus supplement.*
Unless the related prospectus supplement provides otherwise, the pool will be created on the first day of the month of issuance of the related series of securities. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor..

     The depositor will acquire the Trust Fund Assets (either directly or through affiliates) from originators or sellers that may be affiliates of the depositor. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. Loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified in this prospectus under "Loan Program-Underwriting Standards" or as otherwise described in the related prospectus supplement.

     The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to o a pooling and servicing agreement among the depositor, the master servicer and the trustee, in the case of

     o   a series consisting of certificates, or

     o   a master servicing agreement between the trustee and the master servicer, in the case of a series consisting of certificates and notes.
         The master servicer will receive a fee for its services. See "Loan
         Program" and "The Agreements" in this prospectus. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

     In the case of a series consisting of certificates, the term "agreement"
means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and master servicing agreement, as the context requires.

--------------
* Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. The term pass-through rate will refer to the pass-through rate borne by the certificates, and the term interest rate will refer to the interest rate borne by the notes, as applicable, of one specific series. The term trust fund will refer to one specific trust fund.

                                       23

     If specified in the related prospectus supplement, a trust fund for a series may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

     Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:

     o   acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

     o   issuing securities and making distributions on them, and

     o   certain other related activities.

The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

     The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The
Agreements-- Assignment of the Trust Fund Assets." The master servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as described in this prospectus under "Loan Program-Representations by Sellers; Repurchases"
and "The Agreements--Sub-Servicing By Sellers" and "--Assignment of the Trust
Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the
Securities--Advances" in this prospectus. The master servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

     The following is a brief description of the assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A maximum of 5% of the Trust Fund Assets as they will be constituted at the time that the applicable detailed description of Trust Fund Assets is filed will deviate in any material respect from the Trust Fund Asset pool characteristics described in the related prospectus supplement (other than the aggregate number or amount of loans). A copy of the agreement with respect to each series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the agreement delivered to the trustee upon delivery of the securities.

THE LOANS

     General. Loans will consist of single family loans, multifamily loans, home equity loans or home improvement contracts. In this prospectus, "home equity loans" includes "closed-end

                                       24

loans" and "revolving credit line loans." If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

     The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all the loans in a pool will have monthly payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The related prospectus supplement will describe the payment terms of the loans to be included in a trust fund. The payment terms may include any of the following features, any combination of these features, or other features:

     o   Interest may be payable at a fixed rate, a rate that adjusts from time to time in relation to a specified index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.
         Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a loan as described more fully in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of any difference may be contributed by the seller of the property or by another source.

     o   Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o   Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o   The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods (called lockout periods). Certain loans may permit prepayments after expiration of the applicable lockout period, and may impose a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale"
         clauses that permit the mortgagee to demand payment of the entire loan in connection

                                       25

         with the sale or certain transfers of the related mortgaged property.
         Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain buydown loans. In a buydown loan, a third party partially subsidizes the monthly payments of the mortgagor during the early years of the loan. The difference is made up from a buydown fund contributed by the third party at the time the loan is originated. The amount of the buydown fund will equal either the discounted value or the full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the loan at the time the master servicer receives the mortgagor's portion of the monthly payment. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund, combined with the monthly payment received from the mortgagor, equals the scheduled monthly payment on the loan. A buydown plan assumes that the mortgagor's income will increase during the buydown period so that the mortgagor will be able to make the full mortgage payments at the end of the buydown period. If the mortgagor's income does not increase, the mortgagor might default on its buydown loan. If a trust fund contains buydown loans, the related prospectus supplement will describe any limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate, and on the length of the buydown period.

     The real properties securing repayment of the loans are referred to as the mortgaged properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.
In the case of the home equity loans and home improvement contracts, liens generally will be subordinated to one or more senior liens on the related mortgaged properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans and the home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single
Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied
Single Family Properties will be either:

     o   the borrower's representation at origination either that the borrower will use the Property for at least six months every year or that the borrower intends to use the Property as a primary residence, or

     o   a finding that the address of the underlying Property is the borrower's mailing address.

                                       26

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single
Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, [the remaining term of the leasehold and any sublease is at least as long as the remaining term on the loan]/[the term of the leasehold will exceed the schedule maturity of the loan by at least five years].

     Multifamily Loans. Mortgaged properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units.
Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative.
The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

     Home Equity Loans. The mortgaged properties relating to home equity loans will be Single Family Properties. The home equity loans will be either revolving credit line loans or closed-end loans.

     o   Revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan
         (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a revolving credit line loan after the cut-off date.

     o   Closed-end loans. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed

                                       27

         to  fully amortize the loan at its stated maturity. Except as provided in  the related prospectus supplement, the original terms to stated
         maturity of closed-end loans will not exceed 360 months.

     o   With respect to certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial
Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement. See "Risk Factors-Your Risk of
Loss May Be Higher Than You Expect If Your Securities Are Backed By Partially
Unsecured Home Improvement Contracts and Home Equity Loans."

     Additional Information. Each prospectus supplement will contain information about the loans in the related pool, as of the date of the prospectus supplement and to the extent then known to the depositor. This information will include:

     o   the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series or any other date referred to in the related prospectus supplement as a cut-off date,

     o   the type of property securing the loans (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, or other real property or home improvements),

     o   the original terms to maturity of the loans,

     o   the largest principal balance and the smallest principal balance of any of the loans,

     o   the earliest origination date and latest maturity date of any of the loans,

     o   the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans,

     o   the Loan Rates or annual percentage rates ("APR") or range of Loan
         Rates or APRs borne by the loans,

     o   the maximum and minimum per annum Loan Rates and

     o   the geographical distribution of the loans.

                                       28

If the depositor does not know specific information about the loans when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below.
Specific information will be set forth in the detailed description of Trust Fund
Assets.

     Unless otherwise specified in the related prospectus supplement, the
"Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related
Property.

     Unless otherwise specified in the related prospectus supplement, the
"Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

     (x) the sum of

     o   the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount available at origination), and

     o   the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) (or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan,

     to

     (y) the collateral value of the related Property.

     The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a
Property (other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan), is the lesser of:

     o   the sales price for the property, or

     o   the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

     Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any primary or secondary financing on the related mortgaged properties, as applicable, become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

                                       29

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Trust Fund Asset or if the trustee determines that the documentation with respect to any Trust Fund
Asset is incomplete. See "Loan Program-Representations by Sellers; Repurchases."
The related prospectus supplement generally will specify the period during which substitution will be permitted.

AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450
Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois
60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You
may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.

     This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or
15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or
Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal

                                       30

year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

     The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the trust fund will be forwarded to securityholders. Such reports, however, will neither be examined nor reported on by an independent public accountant. See "Description of the Securities--Reports to Securityholders."

                                 USE OF PROCEEDS

     The depositor will use the net proceeds from the sale of the securities to purchase Trust Fund Assets or will use those proceeds for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

     IndyMac ABS, Inc., a Delaware corporation, was incorporated in April 1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests in them or bonds secured by them.
The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B.
The depositor maintains its principal office at 155 North Lake Avenue, Pasadena,
California 91101. Its telephone number is (800) 669-2300.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

     The depositor will have purchased the loans, either directly or through affiliates, from various sellers. The applicable prospectus supplement may specify other underwriting criteria used in originating the loans, but if it does not, the loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified below under "--Underwriting
Standards."

UNDERWRITING STANDARDS

     The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all

                                       31

loans originate and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and ability to repay, as well as the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application that will supply the underwriting officer with pertinent credit information, including the principal balance and payment history with respect to any senior mortgage. Unless otherwise specified in the related prospectus supplement, the related seller will verify the credit information supplied by the borrower. The borrower generally must provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report summarizing the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer). The employment verification specifies the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The appraised value of the property must be such that it currently supports, and is expected to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending on a borrower's credit grade and loan program but will not generally exceed $[1,000,000]. Variations in maximum loan amount limits will be permitted based on compensating factors. As specified in the related prospectus supplement, compensating factors may include low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of any underlying first mortgage loan.

     Each seller's underwriting standards will generally permit loans with
Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of
Title I Loans.

     After obtaining the employment, credit and property information, the seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to make payments on the mortgage loan in addition to any other monthly credit obligations. The
"debt-to-income ratio" is the ratio of the borrower's total monthly payments to

                                       32

the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending on a borrower's credit grade and loan program. Variations in the debt-to-income ratio limit will be permitted based on any compensating factors specified in the related prospectus supplement.

     In the case of a loan secured by a leasehold interest in real property the title to which is held by a third party lessor, the seller will (unless otherwise specified in the related prospectus supplement) represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan.

     Some of the loans that may be included in a trust fund are types of loans that have been developed recently and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These loans are underwritten based on a judgment that the borrowers are able to make the initial monthly payments. In some cases, a borrower's income may not be sufficient for the borrower to continue to make loan payments as the payments increase. These loans may also be underwritten primarily based on Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related prospectus supplement, each seller also must be:

     o   a seller/servicer approved by either the Federal National Mortgage
         Association ("FNMA") or the Federal Home Loan Mortgage Corporation
         ("FHLMC"), and

     o   a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation (the
         "FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by it and evidenced by all, or a part, of a series of securities.
These representations and warranties generally will include, among other things:

     o   that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each loan (other than cooperative loans and certain home equity loans), and that each policy
         (or certificate of title, as applicable) remained in effect on the date the loan was purchased from the seller by or on behalf of the depositor;

     o   that the seller had good title to each loan and that the loan was not subject to any valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o   that each loan (other than cooperative loans) constituted a valid lien on, or a perfected security interest in, the Property (subject only to any permissible disclosed liens, any applicable title insurance exceptions, any applicable liens of nondelinquent current real

                                       33

         property taxes and assessments, any applicable liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, any applicable liens for common charges, and certain other exceptions described in the applicable agreement);

     o   that there were no delinquent tax or assessment liens against the
         Property;

     o   that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

     o   that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If specified in the related prospectus supplement, the seller's representations and warranties in respect of a loan will be made as of the date on which the seller sold the loan to the depositor or one of its affiliates, instead of as of the cut-off date. In that case, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Because the seller's representations and warranties do not include events occurring after the sale, the seller's repurchase obligation (described in the next paragraph) will not apply if an event that would otherwise have triggered the obligation occurs after the sale date. However, the depositor will not include any loan in a trust fund if the depositor has reason to believe that the seller's representations and warranties in respect of that loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

     The master servicer (or the trustee, if the master servicer is also the seller) will promptly notify the applicable seller of any breach of its representations and warranties in respect of a loan that materially and adversely affects the securityholders' interests in that loan. If the seller cannot cure the breach on or before the business day after the first determination date (as defined in the related prospectus supplement) that is more than 90 days after the seller receives notice from the master servicer or the trustee, as the case may be, the seller will be obligated either:

     o   to repurchase the loan from the trust fund at a price (the "Purchase
         Price") equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest thereon at the Loan Rate, up to the scheduled monthly payment date for the loan in the month following the month of repurchase (less any advances or amount payable as related servicing compensation if the seller is the master servicer), or

     o   to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure a breach) if the breach constitutes fraud in the origination of the affected loan and the seller did not have knowledge of the fraud.

If a REMIC election is to be made with respect to a trust fund, unless otherwise specified in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax in connection with any repurchase or substitution. In addition, the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a
REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement from the assets of the related trust fund or from any holder of the related residual

                                       34

certificate. See "Description of the Securities--General" in this prospectus.
Except where the master servicer is also the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders , acting in its good faith business judgment as if it were the owner of the loan. This obligation to repurchase or substitute will constitute the sole remedy available to securityholders or the trustee for a seller's breach of representations and warranties.

     Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so. No assurance can be given that sellers will fulfill their repurchase or substitution obligations.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to separate agreements
(a pooling and servicing agreement or a trust agreement) among the depositor, the master servicer and the trustee. A form of pooling and servicing agreement and a form of trust agreement have been filed as a exhibits to the Registration
Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for that series, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each agreement, dated as of the related cut-off date, will be among the depositor, the master servicer and the trustee for the benefit of the securityholders of the securities of that series. The provisions of each agreement will vary depending on the nature of the securities to be issued under it and the nature of the related trust fund. The following summaries of the material provisions that may appear in each agreement are subject to, and are qualified in their entirety by reference to, all the provisions of the agreements for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to IndyMac ABS, Inc., 155 North
Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

GENERAL

     The securities of each series will be issued either in book-entry or fully registered form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. The securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor.
Certain of the loans may be guaranteed or insured, as specified in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     o   the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest, including all payments of interest and principal received with respect to the loans

                                       35

         after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date));

     o   the assets required to be deposited in the related Security Account from time to time, as described under "The Agreements--Payments on
         Loans; Deposits to Security Account";

     o   property that secured a loan and is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

     o   any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the
Trust Fund Assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the related Trust Fund Assets. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made

     o   before distributions on one or more other classes,

     o   after the occurrence of specified events,

     o   in accordance with a schedule or formula, or

     o   based on collections from designated portions of the related Trust Fund
         Assets,

in each case as specified in the related prospectus supplement. The timing and amount of these distributions may vary among classes or over time, as specified in the related prospectus supplement.

     The trustee will make distributions of principal and interest (or, where applicable, principal only or interest only) on the related securities on each applicable distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions may be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

                                       36

     The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law, the purchase and holding of certain classes of securities by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended
(the "Code"), may result in "prohibited transactions" within the meaning of
ERISA and the Code, or may subject the trustee, the master servicer or the depositor to obligations or liabilities in addition to those undertaken in the related agreement. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of securities of those classes will not be registered unless the transferee

     o   represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement, or

     o   provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.

     As to each series, an election may be made to treat the related trust fund or designated portions of it as a "real estate mortgage investment conduit" or
REMIC, as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a
REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related
REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the
Code. As to each series for which a REMIC election is made, the master servicer or a holder of the related residual interest or ownership interest, respectively, will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus. Various methods that may be used in determining the amount

                                       37

of distributions on the securities of a series are described in the following paragraphs. Each prospectus supplement will describe in detail the method for determining the amount of distributions on the securities of that series.

     The trustee will make distributions of principal and interest on the securities out of, and only to the extent of, funds in the related Security
Account, including any funds transferred from any reserve account. Each prospectus supplement will describe how distributions of principal and interest will be applied to the related securities on each distribution date. Each prospectus supplement will also describe the method of allocating distributions among securities of a particular class.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the "Available Funds," as described in the related prospectus supplement and the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related
Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security
Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be fixed or adjustable, as specified in the related prospectus supplement), from the date and for the periods specified in that prospectus supplement. If funds are available, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities on which interest accrues but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero, or for the period specified in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield
(at par) to securityholders will be less than the indicated coupon rate.

     With respect to a class of accrual securities, any interest that has accrued but is not paid on any distribution date will be added to the Class
Security Balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will begin only after

                                       38

the occurrence of the events specified in the related prospectus supplement.
Before that time, the beneficial ownership interest in the trust fund (or the principal balance, as applicable) of a class of accrual securities, as reflected in its Class Security Balance, will increase on each distribution date by the amount of interest that accrued on the class during the preceding interest accrual period but was not distributed on that distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class
Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method of calculating the amount of principal to be distributed on the securities on each distribution date and the manner of allocating it among the classes of securities entitled to distributions of principal. The Class Security
Balance of any class entitled to distributions of principal generally will be the original Class Security Balance of that class, reduced by all distributions reported to the holders of that class as allocable to principal and,

     o   in the case of accrual securities, increased by all interest accrued but not then distributable on those securities and

     o   in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If specified in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments received from borrowers in advance of their scheduled due dates and not accompanied by amounts representing scheduled interest due after the month of those payments, in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of certain classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by those other securities. See "Credit
Enhancement--Subordination" in this prospectus.

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the next distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distribution will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

                                       39

ADVANCES

     To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security
Account for future distributions to securityholders), an amount equal to the aggregate of payments of interest and principal that were delinquent on the related determination date and were otherwise not advanced by any sub-servicer, subject to the master servicer's determination that the advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will try to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If the master servicer makes advances from funds in a Security Account, the master servicer will replace the funds on or before the next distribution date if the funds in that Security Account on that distribution date would be less than the amount required for distributions to securityholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. If specified in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described under "Credit Enhancement" in this prospectus and the related prospectus supplement.

     In the event that the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the
Securities--Distributions on Securities."

REPORTS TO SECURITYHOLDERS

     The applicable prospectus supplement may specify different items to be reported, but if it does not, the master servicer or the trustee will furnish to each related securityholder of record, either before or concurrently with each distribution on a distribution date, a statement including, to the extent applicable to that series:

                                       40

     o   the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if specified in the related prospectus supplement, prepayment penalties;

     o   the amount of the distribution allocable to interest;

     o   the amount of any advance;

     o   the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date and the aggregate amount withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

     o   the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

     o   the percentage of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the following distribution date;

     o   the percentage of principal prepayments on the loans, if any, that each class will be entitled to receive on the following distribution date;

     o   the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o   the number and aggregate principal balances of loans

               o   delinquent but not in foreclosure 1 to 30 days, 31 to 60
               days, 61 to 90 days and 91 or more days, and

               o   in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days,

         in each case as of the close of business on the last day of the calendar month preceding that distribution date;

     o   the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     o   the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, expected to apply to any class on the next distribution date for that class;

     o   the amount remaining in any reserve account at the close of business on the distribution date; o

     o   the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

     o   any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the applicable class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include other information similar to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year:

                                       41

     o   a report containing the aggregate of the amounts referred to in items
         (i) and (ii) above for that calendar year (or, if that person was a securityholder of record during a portion of the calendar year, for the applicable portion of that year, and

     o   other customary information considered appropriate for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     In general, classes of securities fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

                                                          DEFINITION
       CATEGORIES OF CLASSES                           PRINCIPAL TYPES

Accretion Directed........................     A class that receives principal
                                               payments from the accreted
                                               interest from specified accrual
                                               classes. An accretion directed
                                               class also may receive principal
                                               payments from principal paid on
                                               the underlying Trust Fund Assets
                                               or other assets of the trust fund
                                               for the related series.

Companion Class...........................     A class that receives principal
                                               payments on any distribution date
                                               only if scheduled payments have
                                               been made on specified planned
                                               principal classes, targeted
                                               principal classes or scheduled
                                               principal classes.

Component Securities......................     A class consisting of
                                               "components." The components of a
                                               class of component securities may
                                               have different principal and
                                               interest payment characteristics
                                               but together constitute a single
                                               class. Each component of a class
                                               of component securities may be
                                               identified as falling into one or
                                               more of the categories in this
                                               chart.

Non-Accelerated Senior or NAS.............     A class that, for the period of
                                               time specified in the related
                                               prospectus supplement, generally
                                               will not receive (in other words,
                                               is locked out of) (1) principal
                                               prepayments on the underlying
                                               Trust Fund Assets that are
                                               allocated disproportionately to
                                               the senior securities because of
                                               the shifting interest structure
                                               of the securities in the trust
                                               and/or (2) scheduled principal
                                               payments on the underlying Trust
                                               Fund Assets, as specified in the
                                               related prospectus supplement.
                                               During the lock-out period, the
                                               portion of the principal
                                               distributions on the underlying
                                               Trust Fund Assets that the NAS
                                               class is locked out of will be
                                               distributed to the other classes
                                               of senior securities.

Notional Amount Securities................     A class having no principal
                                               balance and bearing interest on
                                               the related notional amount. The
                                               notional amount is used

                                       42

                                                          DEFINITION
       CATEGORIES OF CLASSES                           PRINCIPAL TYPES

                                               for purposes of the determination
                                               of interest distributions.

Planned Principal Class or PACs...........     A class that is designed to
                                               receive principal payments using
                                               a predetermined principal balance
                                               schedule derived by assuming two
                                               constant prepayment rates for the
                                               underlying Trust Fund Assets.
                                               These two rates are the endpoints
                                               for the "structuring range" for
                                               the planned principal class. The
                                               planned principal classes in any
                                               series of securities may be
                                               subdivided into different
                                               categories (e.g., primary planned
                                               principal classes, secondary
                                               planned principal classes, etc.)
                                               having different effective
                                               structuring ranges and different
                                               principal payment priorities. The
                                               structuring range for the
                                               secondary planned principal
                                               classes of a series will be
                                               narrower than that for the
                                               primary planned principal classes
                                               of that series.

Scheduled Principal Class.................     A class that is designed to
                                               receive principal payments using
                                               a predetermined principal balance
                                               schedule but is not designated as
                                               a planned principal class or
                                               targeted principal class. In many
                                               cases, the schedule is derived by
                                               assuming two constant prepayment
                                               rates for the underlying Trust
                                               Fund Assets. These two rates are
                                               the endpoints for the
                                               "structuring range" for the
                                               scheduled principal class.

Sequential Pay............................     Classes that receive principal
                                               payments in a prescribed
                                               sequence, that do not have
                                               predetermined principal balance
                                               schedules and that under all
                                               circumstances receive payments of
                                               principal continuously from the
                                               first Distribution Date on which
                                               they receive principal until they
                                               are retired. A single class that
                                               receives principal payments
                                               before or after all other classes
                                               in the same series may be
                                               identified as a sequential pay
                                               class.

Strip.....................................     A class that receives a constant
                                               proportion, or "strip," of the
                                               principal payments on the
                                               underlying Trust Fund Assets or
                                               other assets of the trust fund.

Support Class (also sometimes referred to as
"companion
classes").................................     A class that receives principal
                                               payments on any distribution date
                                               only if scheduled payments have
                                               been made on specified planned
                                               principal classes, targeted
                                               principal classes or scheduled
                                               principal classes.

                                       43

                                                          DEFINITION
       CATEGORIES OF CLASSES                           PRINCIPAL TYPES

Targeted Principal Class or TACs..........     A class that is designed to
                                               receive principal payments using
                                               a predetermined principal balance
                                               schedule derived by assuming a
                                               single constant prepayment rate
                                               for the underlying Trust Fund
                                               Assets.

                                               INTEREST TYPES

Fixed Rate................................     A class with an interest rate
                                               that is fixed throughout the life
                                               of the class.

Floating Rate.............................     A class with an interest rate
                                               that resets periodically based on
                                               a designated index and that
                                               varies directly with changes in
                                               the index.

Inverse Floating Rate.....................     A class with an interest rate
                                               that resets periodically based on
                                               a designated index and that
                                               varies inversely with changes in
                                               the index.

Variable Rate.............................     A class with an interest rate
                                               that resets periodically and is
                                               calculated by reference to the
                                               rate or rates of interest
                                               applicable to specified assets or
                                               instruments (e.g., the Loan Rates
                                               borne by the underlying loans).

Interest Only.............................     A class that receives some or all
                                               of the interest payments made on
                                               the underlying Trust Fund Assets
                                               or other assets of the trust fund
                                               and little or no principal.
                                               Interest only classes have either
                                               a nominal principal balance or a
                                               notional amount. A nominal
                                               principal balance represents
                                               actual principal that will be
                                               paid on the class. It is referred
                                               to as nominal because it is
                                               extremely small compared to other
                                               classes. A notional amount is the
                                               amount used as a reference to
                                               calculate the amount of interest
                                               due on an interest only class
                                               that is not entitled to any
                                               distributions of principal.

Principal Only............................     A class that does not bear
                                               interest and is entitled to
                                               receive only distributions of
                                               principal.

Partial Accrual...........................     A class that accretes a portion
                                               of the accrued interest on the
                                               class. The accreted amount will
                                               be added to the principal balance
                                               of the class on each applicable
                                               distribution date, with the
                                               remainder of the accrued interest
                                               to be distributed currently as
                                               interest on the class. The
                                               accretion may continue until a
                                               specified event has occurred or
                                               until the partial accrual class
                                               is retired.

                                       44

                                                          DEFINITION
       CATEGORIES OF CLASSES                           PRINCIPAL TYPES

Accrual...................................     A class that accretes all the
                                               accrued interest otherwise
                                               distributable on the class. The
                                               accreted amount will be added as
                                               principal to the principal
                                               balance of the class on each
                                               applicable distribution date. The
                                               accretion may continue until some
                                               specified event has occurred or
                                               until the accrual class is
                                               retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline
Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

     Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

     (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

     (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

     (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine
LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

                                       45

     Each reference bank will be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and
will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO
Method."

     The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona,
California and Nevada that are member institutions of the Eleventh Federal Home
Loan Bank District (the "Eleventh District"). The Eleventh District Cost of
Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to
neutralize the effect of events such as member institutions leaving the Eleventh
District or acquiring institutions outside the Eleventh District. The Eleventh
District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings.
Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of
Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of
Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR.
Because the liabilities upon which the Eleventh

                                       46

District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of
Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh
District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of
Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds
Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District
Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco,
P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by
calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh
District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the
Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to
SAIF-Insured Institutions (the "National Cost of Funds Index") published by the
Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202)
906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District
Cost of Funds Index to an alternative index will result

                                       47

in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

     The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a
Treasury index, the calculation agent will ascertain the Treasury index for
Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no
"constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release
No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or
Tuesday of each week and may be obtained by writing or calling the Publications
Department at the Board of Governors of the Federal Reserve System, 21st and C
Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the
Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading
U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street
Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of

                                       48

general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

DERIVATIVE TRANSACTIONS

     If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings These transactions include interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions involve an agreement between two parties to exchange payments based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a specified amount of principal for a specified period of time.

     Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period.
Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

BOOK-ENTRY REGISTRATION OF SECURITIES

     If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

     o   directly through The Depository Trust Company ("DTC") in the United
         States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

     o   indirectly through organizations that are participants in these systems.

     Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC.
Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream,
Luxembourg's or Euroclear's name, on the books of their respective depositaries.
These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

                                       49

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or
Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

     Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.
While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

     Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

     Because of time zone differences, credits of securities received in
Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant
(described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

     Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

                                       50

     Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time).
If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream,
Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

     Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in
Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream, Luxembourg interfaces with domestic markets in several countries.
As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above.
Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust
Company of New York ("Morgan"), under contract with Euroclear Clearance Systems
S.C., a Belgian cooperative corporation. All operations are conducted by Morgan.
All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance
Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

                                       51

     Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State
Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating
Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through
Euroclear participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg
Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax
Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to
Holders of the Notes--Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

     Until definitive securities are issued, it is anticipated that the only
"securityholder" of the book-entry securities will be Cede & Co., as nominee of
DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

     Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or
Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants,

                                       52

DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

     o   DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

     o   the depositor, at its sole option, elects to terminate the book-entry system through DTC;

     o   or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through
DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     The master servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit enhancement described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement,

                                       53

credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

     If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

     In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

     If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of

                                       54

events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

     o   the loans on the related cut-off date, or

     o   one or more classes of securities.

     If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The
Agreements--Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the securities of that series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

     o   maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

     o   paying administrative expenses, or

     o   establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the

                                       55

prospectus supplement. A copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

OVER-COLLATERALIZATION

     If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

     The reserve account for a series will be funded by:

     o   a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

     o   a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

     o   any other manner specified in the related prospectus supplement.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

     Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

                                       56

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool.
The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the master servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

     The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim.
Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

FINANCIAL INSTRUMENTS

     If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments in the event that any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

     If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

CROSS-COLLATERALIZATION

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in,

                                       57

or secured by, one or more other asset groups in that trust fund.
Cross-collateralization may be provided by:

     o   allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

     o   allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.

As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool. The applicable prospectus supplement may state that some loans provide for prepayment penalties, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

     The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the prepayment rate of these loans.
Generally, borrowers do not view home equity loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first mortgage loans. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first mortgage loans.

     A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any revolving credit line loans. Other factors that might affect the prepayment rate of a pool of home equity loans or home improvement contracts include the amount of, and interest rates on, the related senior mortgage loans, and the fact that subordinate mortgage loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of

                                       58

consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.
The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the
Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

     Collections on revolving credit line loans may vary because, among other things, borrowers may:

     o   make payments as low as the minimum monthly payment for any month,

     o   make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, in the case of closed-end loans for which an interest-only payment option has been selected), or

     o   make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

In addition, borrowers may fail to make the required periodic payments.
Collections on the loans also may vary due to seasonal purchasing and borrowers'
payment habits.

     The applicable prospectus supplement may indicate that some conventional loans do not have due-on-sale provisions, but if it does not, then all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The
Agreements--Collection Procedures" and "Certain Legal Aspects of the Loans" for
a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the

                                       59

following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the master servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

     Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

     State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the master servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the master servicer.

     If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual.

     Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "The
Agreements--Termination; Optional Termination."

                                       60

     Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     The following is a summary of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

ASSIGNMENT OF THE TRUST FUND ASSETS

     At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received (if the loans are sold based on actual principal balances) or scheduled to be received
(if the loans are sold based on scheduled principal balances) by or on behalf of the depositor on or with respect to the loans after the cut-off date (other than any retained interest specified in the related prospectus supplement).
Concurrently with the assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as the Loan Rate or APR, the maturity of each loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as
applicable, at origination and other specified information.

     Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan or multifamily loan:

     o   the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

     o   the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

     o   an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

     o   any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except

                                       61

in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

     o   the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

     o   the original security agreement,

     o   the proprietary lease or occupancy agreement,

     o   the recognition agreement,

     o   an executed financing agreement, and

     o   the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     For any loans that are home equity loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the master servicer will retain them.

     For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home
Improvement Contracts."

     The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

     o   purchase the related loan from the trust fund at the Purchase Price or,

                                       62

     o   if specified in the related prospectus supplement, replace the loan with another loan that meets specified requirements.

There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the seller's obligation, the master servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the master servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program--Representations by Sellers; Repurchases"
in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a
REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the master servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program--Representations by Sellers; Repurchases."

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained for each trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets (the "Security
Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security
Account must be either

     o   maintained with a depository institution the debt obligations of which
         (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

     o   an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings
         Association Insurance Fund (as successor to the Federal Savings and
         Loan Insurance Corporation ("SAIF")), or

     o   an account or accounts the deposits in which are insured by the BIF or
         SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

     o   an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

                                       63

The collateral eligible to secure amounts in the Security Account is limited to specified permitted investments. A Security Account may be maintained as an interest bearing account, or the funds held in it may be invested in specified permitted investments pending each succeeding distribution date. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the
Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The
Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, as long as it meets the criteria specified above.

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust fund (to the extent applicable and unless the related prospectus supplement or agreement provides for a different deposit arrangement)
the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest):

     o   all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o   all payments on account of interest on the loans, net of applicable servicing compensation; o o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage guaranty insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o   all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under
         "Loan Program--Representations by Sellers; Repurchases" or "The
         Agreements--Assignment of the Trust Fund Assets," and all proceeds of any loan repurchased as described under "The Agreements--Termination;
         Optional Termination";

     o   all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

     o   any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o   all other amounts required to be deposited in the Security Account pursuant to the applicable agreement.

                                       64

     The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

     o   to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security
         Account credited thereto;

     o   to reimburse the master servicer for advances; provided, however, that the right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and interest on the loan (or insurance proceeds or liquidation proceeds from the loan);

     o   to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     o   to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     o   to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in performing its servicing obligations; provided, however that the right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

     o   to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the applicable agreement;

     o   to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and o o to clear and terminate the
         Security Account upon termination of the applicable agreement.

     In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If specified in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor.
Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date

                                       65

specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account.
Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

     In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account
(the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest
Account shall be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

SUB-SERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the other related agreements. Each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer. However, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

     All references in this prospectus and the related prospectus supplement to actions, rights or duties of the master servicer will be deemed to include any and all sub-servicers acting on the master servicer's behalf. The master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if it alone were servicing the loans, to the extent specified in the related prospectus supplement.

COLLECTION PROCEDURES

     The master servicer will make reasonable efforts to collect all payments called for under the loans. In addition, the master servicer will, consistent with each agreement and any pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for loans that are comparable to these loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of that loan by a pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable. If the master servicer is obligated to make

                                       66

advances (or cause them to be made), the obligation will remain in effect during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting mortgage loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

     In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage guaranty insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." The
terms of the related loan may not be changed in connection with any such assumption.

     With respect to any cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the
Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

     In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will

                                       67

qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section
216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The related prospectus supplement may provide otherwise, but the master servicer generally will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which such property is located. The coverage will be in an amount that is at least equal to the lesser of

     o   the maximum insurable value of the improvements securing the loan or

     o   the greater of

         (1)  the outstanding principal balance of the loan and

         (2)  an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a
              co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in it but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, their basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement
(including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover

                                       68

the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Because the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on them decrease, and because improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See
"Credit Enhancement."

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     If the property securing a defaulted loan is damaged and proceeds from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any related insurance policy is not available for the reasons described in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

                                       69

     If the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security
Account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security
Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount withdrawn by the master servicer. Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery of insurance proceeds will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on it. See "Credit Enhancement."

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

         (1)  to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any
              unreimbursed servicing compensation payable to the master servicer with respect to the loan;

         (2)  to reimburse the master servicer for any unreimbursed advances with respect to the loan;

         (3)  to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

         (4)  as a recovery of principal of the loan. (8)

REALIZATION UPON DEFAULTED LOANS

     Primary mortgage guaranty insurance policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage guaranty insurance policy with regard to each loan for which coverage is required.
Primary mortgage guaranty insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage guaranty insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage guaranty insurance policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I
Program of the FHA, see "Certain Legal Aspects of the Loans--Title I Program,"
certain loans will be insured under various FHA programs including the standard
FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an

                                       70

interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

     Loans designated in the related prospectus supplement as guaranteed by the
VA will be partially guaranteed by the VA under the Serviceman's Readjustment
Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of
1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement
(which may vary under certain circumstances) of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

     The master servicer will, to the extent provided in the related prospectus supplement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. Certain other expenses may be borne by the related trust fund as specified in the related prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the

                                       71

Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation
Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of an officer of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties under the Agreement are no longer permissible under applicable law.
The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment.
However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the
Agreement. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans
(except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and that in its

                                       72

opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it deems necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

     Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each Agreement will consist of:

     o   any failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities such class evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");

     o   any failure by the master servicer to make an advance as required under the agreement, unless cured as specified therein;

     o   any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
         Agreement which failure materially affects the rights of
         securityholders and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

     o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

                                       73

     Unless otherwise provided in the related prospectus supplement, so long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 662/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the
Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the
Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending any appointment, the trustee is obligated to act as master servicer. The trustee and any successor to the master service may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the
Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 662/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

     Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

     o   a default in the payment of any principal of or interest on any note of any series which continues unremedied for five days after the written notice of the default is given as specified in the related prospectus supplement;

     o   failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice is given in accordance with the procedures described in the related prospectus supplement;

     o   certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o   any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be

                                       74

rescinded and annulled by the holders of more than 50% of the Percentage
Interests of the notes of such series.

     If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for five days or more, unless

     o   the holders of 100% of the percentage interests of the notes of such series consent to the sale,

     o   the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

     o   the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3%
         of the percentage interests of the notes of such series.

     If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

     Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series

                                       75

may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default.

AMENDMENT

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders:

     o   to cure any ambiguity or mistake;

     o   to correct any defective provision in the Agreement or to supplement any provision in the Agreement which may be inconsistent with any other provision in it;

     o   to conform the pooling and servicing agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

     o   to add to the duties of the depositor, the seller or the master servicer;

     o   to add any other provisions with respect to matters or questions arising under the Agreement or

     o   to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement.

However, no action pursuant to the fifth and sixth bulleted items above may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required, however, if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.

     In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent necessary or helpful to maintain the qualification of the related trust fund as a REMIC, avoid or minimize the risk of the imposition of any tax on the REMIC or to comply with any other provision of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk comply with any such requirement of the Code, as the case may be.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing not less than 662/3% of the aggregate percentage interests of each class adversely affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities. However, that no such amendment may

     o   reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security,

                                       76

     o   amend, modify, add to, rescind or alter in any respect the provisions of the pooling and servicing agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 662/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

     o   reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Generally, the
obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such Agreement following the later of

     o   the final payment of or other liquidation of the last of the Trust Fund
         Assets subject to it or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund
         and

     o   the purchase by the master servicer or, if specified in the related prospectus supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the securities has been reduced to a specified level.

     Unless the related prospectus supplement provides otherwise, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund
Assets will be made at the option of the master servicer or such other person at a price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the master servicer or the other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series.
The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the
REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

                                       77

     In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.

GENERAL

     The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

     o   A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

     o   A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

                                       78

     o   A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

     In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

     Cooperatives. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

     A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.
The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

                                       79

FORECLOSURE AND REPOSSESSION

     Deed of Trust. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.
In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

     In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

     Mortgages. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

     Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own

                                       80

expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

     Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior
Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

     Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

     In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the
security agreement relating

                                       81

to those shares. Article 9 of the UCC requires that a sale be conducted in a
"commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

     If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

ENVIRONMENTAL RISKS

     Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

     CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under
CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment
(including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been

                                       82

inconsistent. In United States v. Fleet Factors Corp (1990), the United States
Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

     Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation
Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

     Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

RIGHTS OF REDEMPTION

     In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property

                                       83

can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The right of redemption diminishes the lender's ability to sell the foreclosed property.
The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

     Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bides (or no bids) at the foreclosure sale.

     Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal
Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize

                                       84

upon its security. For example, in a proceeding under the federal Bankruptcy
Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans.
The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

     Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

DUE-ON-SALE CLAUSES

     Each conventional loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain
Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

     o   originated or assumed during the "window period" under the Garn-St
         Germain Act (which ended no later than October 15, 1982), and

     o   originated by lenders other than national banks, federal savings institutions and federal credit unions.

     FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona,
Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

     The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

                                       85

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

PREPAYMENT CHARGES AND LATE PAYMENT FEES

     Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans for owner-occupied residential properties.
Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

HOME IMPROVEMENT CONTRACTS

     General. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "contracts"). The contracts generally are "chattel paper" or "purchase money security interests,"
each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security

                                       86

interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral.
However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

     In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

     Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called holder-in-due course rules of the
Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the Trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal
Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal
Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform
Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract.

                                       87

INSTALLMENT CONTRACTS

     The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early years of an installment contract.
However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's loan
(including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

                                       88

JUNIOR MORTGAGES AND RIGHTS OF SENIOR MORTGAGEES

     If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund
(and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

OTHER LOAN PROVISIONS AND LENDER REQUIREMENTS

     The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

     In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:

     o   pay all taxes and assessments on the property before they become delinquent,

     o   pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

     o   provide and maintain fire insurance on the property,

     o   maintain and repair the property and not commit or permit any waste of the property, and

     o   appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

PRIORITY OF ADDITIONAL ADVANCES

     Most institutional lenders that make revolving credit line loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the

                                       89

priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

THE TITLE I PROGRAM

     General. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a)
of the National Housing Act of 1934 (the "Title I Program"). Under the Title I
Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     Loans eligible for FHA insurance under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property
Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property.
Single family improvement loans are included in this category.

     A Title I Loan is originated using one of the following methods:

     o   Direct Loan. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

     o   Dealer Loan. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

     Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. The note must permit full or partial prepayment of the

                                       90

loan. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

     Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds.
Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-maker) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it shall promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount of a Title I
Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one
Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

     To be eligible for a Title I Loan, the borrower must have:

     o   at least a one-half interest in fee simple title to the real property,
         or

     o   a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan, or

     o   a recorded land installment contract for the purchase of the real property.

In the case of a Title I Loan over $15,000, the borrower also must have equity in the property being improved at least equal to the amount of the loan. Any
Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender

                                       91

may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I
Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title
I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 0.50% per annum of the net proceeds
(the original balance) of any eligible loan that it receives and acknowledges.
The FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

     The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

     o   the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

     o   the amount of insurance coverage attributable to insured loans that the lender sells.

A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of
HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I insurance contract. The lender may not, however, transfer these loans as collateral in a bona fide loan transaction.
Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

                                       92

     Claims Procedures Under Title I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that:

     o   unless the default is cured within 30 days or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated, and

     o   if the default persists, the lender will report the default to an appropriate credit agency.

If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

     Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

     Payment on an FHA insurance claim is made in an amount equal to the
"claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

     o   the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

     o   interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

                                       93

     o   uncollected court costs,

     o   attorney's fees up to $500, and

     o   the cost of recording the assignment of the security to the United
         States.

CONSUMER PROTECTION LAWS

     Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers'
dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices.
In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

     The federal laws that may apply to loans held in the trust fund include the following:

     o the Trust in Lending Act and its regulations, which (among other things)
     require disclosures to borrowers regarding the terms of loans provide consumers who pledged their principal dwelling as collateral in an on-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

     o the Home Ownership and Equity Protection Act and its regulations, which
     (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to no-purchase money, installment loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

     o the Home Equity Loan Consumer Protection Act and its regulations, which
     (among other things) limits changes that may be made to open-end loans secured by the consumer's dwelling, and restricts the ability to accelerate balances or suspend credit privileges on such loans;

     o the Real Estate Settlement Procedures Act and its regulations, which
     (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

     o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

     o the Federal Trade Commission's Rule on Preservation of Consumer Claims
     and Defenses, which generally provides that the rights of an assignee of a conditional sales

                                       94

     contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

     The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation.
However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES
GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of Sidley Austin Brown & Wood LLP, special counsel to the
Depositor. The summary is based upon the provisions and interpretations of the
Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The federal income tax consequences to Securityholders will vary depending on whether (i) the securities of a series are classified as indebtedness; (ii)
an election is made to treat the trust fund relating to a particular series of securities as a REMIC; (iii) the securities represent interests in a grantor trust; or (iv) the trust fund relating to a particular series of securities is classified as a partnership. The Prospectus Supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series. Prior to issuance of each series of securities, the
Depositor shall file with the Commission a Form 8-K on behalf of the related trust fund containing an opinion of Sidley Austin Brown & Wood LLP with respect to the validity of the information set forth under "Federal Income Tax
Consequences" herein and in the related Prospectus Supplement.

                                       95

TAXATION OF DEBT SECURITIES

     Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC are generally treated as evidences of indebtedness issued by the REMIC. Stated interest on regular interests in REMICs will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Securityholder's normal accounting method. Thus, a taxpayer may be required to report income in respect of a REMIC regular interest before actually receiving a corresponding cash distribution. Interest (other than original issue discount) on securities (other than Regular Interest
Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes, including regular interests in REMICs, will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities (i.e., debt securities that accrete the amount of accrued interest and add that amount to the principal balance of the securities until maturity or until some specified event has occurred) will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder, (the "OID
Regulations"). A Securityholder should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated
redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt
Security will be considered to be zero, however, if the interest is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold (excluding sales to bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt
Security generally includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the
Debt Security ("pre-issuance accrued interest"). The issue price of a Debt
Security may, however, be computed without regard to such pre-issuance accrued interest if such pre-issuance accrued interest will be paid on the first payment date following the date of issuance. This alternative is available only if the first payment date occurs within one year of the date of issuance. Under this alternative, the payment of pre-issuance accrued interest will be treated as a non-taxable return of capital and not as a payment of interest. The stated
redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include stated interest if it is "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest

                                       96

payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the
Debt Security otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated
redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first
Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated
redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated
redemption price at maturity and the Debt Security will generally have OID.
Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt
Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt
Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate (and not as contingent interest) if, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii)
interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities
(as defined herein), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated
redemption price.

                                       97

     The OID Regulations do not contain provisions specifically interpreting
Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the
Trustee intends to base its computation on Code Section 1272(a)(6) and the OID
Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating
OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a regular interest in a REMIC and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of
OID includible in income of a Securityholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated
interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt
Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the
"Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through
Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. As a result of this method, if the rate of prepayments on the Loans exceeds the Prepayment Assumption, the amount of OID included in income will be higher in earlier periods. Similarly, if the rate of prepayments on the Loans is less than the Prepayment Assumption, the amount of OID included in income will be lower in earlier periods. No representation have been made to the holders that the Loans will prepay at a rate equal to the Prepayment Assumption (or any other rate).

     Although the OID Regulations do not provide for such adjustments, the
Depositor may adjust the accrual of OID on a class of Debt Securities to take account of realized losses on the Loans. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class Debt
Securities could increase.

     Certain classes of Debt Securities may represent more than one class of
REMIC regular interests. Unless otherwise provided in the related Prospectus
Supplement, the Trustee intends,

                                       98

based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such
OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to REMIC regular interests under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is deducted as a result of a Loan default.
However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to REMIC regular interests or Stripped Securities (as defined under
"--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC, or on Loans underlying Pass-Through Securities
("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security.
However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are REMIC regular interests, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by such holder for such security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder. Alternatively, the
IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped
Securities. See "--Tax Status as a Grantor Trust--Discount or Premium on
Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt
Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

                                       99

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt
Security with more than a prescribed de minimis amount of "market discount"
(generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i)
on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Under section 1277 of the Code, the excess of investment interest expense paid or accrued to purchase or carry a security (or, in the case of a
Pass-Through Security, the underlying Loans) with market discount over interest received on such security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. Excluding the discussion above regarding Interest Weighted
Securities, a holder who purchases a Debt Security at a cost greater than its stated redemption price at maturity, generally may elect to amortize the premium as an offset to interest income on such security (but not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such class. An election to amortize premium will apply to all taxable debt instruments
(including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder.
Furthermore, the election will be irrevocable without the consent of the IRS.
Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. A holder of a
Debt Security may elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a
Debt Security with market discount, the holder of the Debt Security

                                      100

would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with. Securities will be designated as
"Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a
REMIC election is made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section
7701(a)(19)(C)(xi) and (ii) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section
856(c)(5)(B), and income with respect to the securities will be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Not withstanding the above, if less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing
Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.
Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of such holder's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over

                                      101

the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and
Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the
Regular Interest Security to such a holder.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on the Loans and other assets and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest
Securities, amortization of any premium with respect to the Loans, and servicing fees and other expenses of the REMIC. In the case of a Residual Interest
Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts)
deduction for servicing fees payable on the Loans (or other administrative expenses) for a given taxable year will be limited to the amount by which such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup
Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the Loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount
(i.e., under the constant yield method taking into account the Prepayment
Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of
Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     If the REMIC's basis allocable to the Loans that it holds exceeds their principal amounts, the excess or premium will generally be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited

                                      102

transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the
REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of
Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. However, to the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such
REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a security representing a residual interest in a REMIC (a
"Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest
Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. Examples of situations of "phantom income," the reporting of taxable income without corresponding distributions include the receipt by the REMIC of OID income, or use of interest payments received to pay down principal on the regular interest securities. If this occurs, excluding the possibility of further losses, it is likely that cash distributions will exceed taxable income in later years.
Accordingly, taxable income may also be greater in earlier years of the REMIC as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest
Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Furthermore, the Residual
Interest Certificate may be structured so that it is unlikely to receive any significant cash distributions. Therefore, the after-tax yield on the Residual
Interest Security may be negative (or less than that of a similar corporation bond or stripped instrument.)

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a
Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any

                                      103

disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, if any, will generally not result in any additional taxable income or loss to a holder of a
Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security)
to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.
Any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a
Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual
Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30%
which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     In the case of a Residual Interest Security that has no significant value, the excess inclusion portion of a REMIC's income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual
Interest Security, over the daily accruals for such quarterly period of (i) 120%
of the long term applicable federal rate on the Startup Day multiplied by (ii)
the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest),

                                      104

increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of
Residual Securities may be disregarded. See "--Restrictions on Ownership and
Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign
Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified
Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the
Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.
Accordingly, the applicable Pooling and Servicing Agreement will prohibit
Disqualified Organizations from owning a Residual Interest Security. In addition, the pooling and servicing agreement will require that a transferee of a Residual Interest Security deliver to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization, before a transfer of the Residual Interest Security.

     If, in violation of the restrictions set forth above, a Residual Interest
Security is transferred to a Disqualified Organization, a substantial tax can be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified
Organization's pass-through share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a
"noneconomic residual interest," as described below, a transfer of a Residual
Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual

                                      105

interests by foreign persons to United States persons. See "--Tax Treatment of
Foreign Investors."

     Any transfer of the Residual Interest Security will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury
Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer
(an "OFFSHORE LOCATION"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July
19, 2002 is satisfied.

     Under the first alternative test, a transfer by the holder of the Residual
Interest Security will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and
(c) the anticipated tax savings associated with holding the interest as the
REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the
Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the
Residual Interest Security will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if: (a) the price paid by the transferee for the Residual Interest Security would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c)
for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

     The Treasury Department has issued final regulations, effective May 11,
2004, that address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued

                                      106

administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interest Security should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest
Security should be aware that a REMIC Residual Interest Security acquired after
January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. Ordinarily, the REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     In the absence of a REMIC election, a trust fund generally will be classified as a grantor trust if (i) there is either only one class of securities that evidences the entire undivided beneficial ownership of the Trust
Fund Assets, or, if there is more than one class of securities, each class represents a direct investment in the Trust Fund Assets, and (ii) no power exists under the related Agreement to vary the investment of the
Securityholders. If these conditions are satisfied, the related Prospectus
Supplement will recite that in the opinion of Sidley Austin Brown & Wood LLP, special counsel to the Depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code (the securities of such series, "Pass-Through Securities"). In some series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the securities ("Stripped
Securities") will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the
Loans.

     Each holder must report on its federal income tax return its share of the gross income derived from the Loans (without reduction for the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the
"Servicing Fee"), and deduct such Servicing Fees as if the holder held the loans directly (according to the holder's tax accounting method. In the case of
Pass-Through Securities, other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans.
In the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of

                                      107

a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2%
of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.
These percentages are scheduled to be reduced in 2006 and return to current levels in 2010.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their relative fair market values, determined as of the time of purchase of the securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the
Loans that it represents, because the securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments)
is less than or greater than the portion of the principal balance of the Loan allocable to the security, the interest in the Loan allocable to the
Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with more than a "de minimis" amount of OID or a Stripped Security, a holder of a security will be required to report as interest income its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a
Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount (or premium) on a Loan will be includible in income (or an amortized reduction of income) in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the security. See "--Taxation of Debt Securities;
Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to
Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities

                                      108

("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section
1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of
"stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price (or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest).

     Servicing fees in excess of reasonable servicing fees ("excess servicing")
will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The
IRS appears to require that reasonable servicing fees be calculated on a Loan by
Loan basis, which could result in some Loans being treated as having more than
100 basis points of interest stripped off.

     OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped
Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities that technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans. For tax years beginning after
August 5, 1997 the Taxpayer Relief Act of 1997 may allow use of the Cash Flow
Bond Method with respect to Stripped Securities and other Pass-Through
Securities because it provides that such method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a security.

     Under certain circumstances, if the Loans prepay at a rate faster than the
Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, the use of this method may delay a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, to report income to Securityholders as OID, in the manner described above for Interest Weighted Securities.

                                      109

     Possible Alternative Characterizations. The characterizations of the
Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest
Weighted Securities are subject to the contingent payment provisions of the
Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, although there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the Loans.
The IRS could take the position that the Loans' character is not carried over to the securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent "real estate assets" within the meaning of Section
856(c)(5)(B) of the Code and "loans secured by an interest in real property"
within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to trust funds classified as partnerships, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated
interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest will be taxable as ordinary income or loss.
In addition, gain from the disposition of a REMIC regular interest that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such REMIC regular interest security had equaled
110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such REMIC regular interest.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to trust funds classified as partnerships, a holder, other than a holder of a Residual
Interest Security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on

                                      110

the securities. This withholding generally applies if the holder of a security
(i) fails to furnish the Trustee with its taxpayer identification number
("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the
Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

PROPOSED REPORTING REGULATIONS

     In June 2002, the IRS and Treasury Department proposed new rules concerning the reporting of tax information with respect to "Widely Held Mortgage Trusts."
If these rules are finalized, the Trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as
OID, market discount, sale proceeds and premium) to the Holders of Pass-Through
Securities, which changes may affect the timing of when a Holder reports such items.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to trust funds classified as partnerships, interest will normally qualify as portfolio interest unless (i)
the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at an applicable rate (unless reduced or eliminated by a tax treaty)
on, among other things, interest and other fixed or determinable, annual or periodic income paid to a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"). Holders of Pass-Through Securities and
Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July
18, 1984 and with respect to any foreclosure property owned by the trust funds.

     Notwithstanding the above, interest and OID of Securityholders who are
Nonresidents are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are Nonresidents will generally be treated as interest for purposes United States withholding tax. It is clear that, to the extent that a payment constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction withholding tax. If the payments are subject to
United

                                      111

States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual
Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

     Under the REMIC Regulations, if a Residual Interest Security has tax
avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal the amount of tax resulting from the
REMIC's excess inclusion income, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     In the absence of a REMIC election, a trust fund that is not classified as a grantor trust will be classified as a partnership for federal tax purposes.
Sidley Austin Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a trust fund classified as a partnership will not be a publicly traded partnership taxable as a corporation for federal income tax purposes.
This opinion will be based on the assumption that the terms of the Trust
Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the
Noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the notes will be classified as debt for federal income tax purposes. The tax treatment of the notes is described under the caption "Taxation of Debt
Securities" set forth above.

                                      112

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The trust fund and the Master
Servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the certificates, the notes, the trust fund and the
Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed Securities or Strip Certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable Prospectus
Supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the
Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price (iii) prepayment premium payable to the certificateholders for such month;
and (iv) any other amounts of income payable to the certificateholders for such month. Such allocation will be reduced by any amortization by the trust fund of premium on Loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the owner of the transferor interest. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the

                                      113

IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with
OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the
Loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.

     If the trust fund acquires the Loans at a market discount or premium, the trust fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Under Code Section 708 and regulations thereunder, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership, the purchaser's basis in its ownership interest would not change.

                                      114

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold.
A certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received (or losses incurred) with respect to such Certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a Certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each
Certificate for purposes of computing gain or loss on a sale of that
Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had.
The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the trust fund which will be maintained for financial reporting and tax

                                      115

purposes on an accrual basis and the fiscal year will be the calendar year. The
Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related
Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the
United States for purposes of federal withholding taxes with respect to non-U.S.
Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S.
trade or

                                      116

business, at the applicable rate for their domestic U.S. counterparts in the case of corporate and noncorporate foreign holders. Subsequent adoption of
Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS
Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. Any foreclosure property owned by the trust fund could be treated as a U.S. real property interest owned by certificateholders and subject to withholding under section 1445 of the Code.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or (other entity treated as a corporation or partnership) created or organized in or under the laws of the United States or any state thereof including the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United
States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20,
1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     Each foreign holder may be required to file a U.S. income tax return
(including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on
Form W-8 ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a foreign certificateholder generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund.
"Guaranteed payments" will not be considered "portfolio interest", and, therefore, may be subject to withholding tax (unless reduced or eliminated pursuant to an applicable treaty). In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Unless the holder is an exempt recipient, distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                                      117

                              ERISA CONSIDERATIONS

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans")
subject to ERISA and on persons who are fiduciaries with respect to such Plans.
Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans
(as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and
501(a), however, is subject to the prohibited transaction rules set forth in
Code Section 503.

     On November 13, 1986, the United States Department of Labor (the "DOL")
issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101) Under this regulation (the "Plan
Assets Regulation"), the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an
"equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the
Securities Exchange Act of 1934, as amended.

     Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets, could be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, with respect to transactions involving the issuer's assets. The prospectus supplement with respect to a series of securities will indicate the expected treatment of that series under the Plan Assets Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional

                                      118

prohibitions where Parties in Interest are fiduciaries with respect to such
Plan. Because the Loans may be deemed plan assets of each Plan that purchases equity securities, an investment in the equity securities by a Plan might result in a prohibited transaction under ERISA Sections 406 and 407 and that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities--for example, Prohibited Transaction Class
Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or
PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a
"qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include
Plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter
Exemptions and underwritten or placed by that underwriter or underwritten by a syndicate managed or co-managed by the underwriter.

     Although each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

     (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interest evidenced by the securities acquired by the
         Plan are not subordinated to the rights and interests evidenced by other securities issued by the entity unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction");

     (3) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if in a Designated Transaction) from Standard &
         Poor's, a Division of The McGraw-Hill Companies

                                      119

         ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc.
         ("Fitch") (each, a "rating agency");

     (4) the trustee is not an affiliate of any other member of the Restricted
         Group, as defined below, other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
         Exchange Commission under the Securities Act of 1933 as amended.

     (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     If an issuer holds obligations that have high loan-to-value ratios, the
Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

     The Underwriter Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

     The trust fund must also meet the following requirements:

     (i)    the corpus of the investment pool must consist solely of assets of the type that have been included in other investment pools;

     (ii)   securities in such other investment pools must have been rated in one of the three highest rating categories, (four in a Designated
            Transaction) of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and

                                      120

     (iii)  securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a entity holding receivables on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and (iv)
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more entities containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to
Plans sponsored by the Seller, any Underwriter, the Trustee, the Master
Servicer, any insurer with respect to the Loans, any obligor with respect to
Loans included in the investment pool constituting more than five percent (5%)
of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to an eligible swap held in the trust fund and any affiliate of such parties (the "Restricted Group").

     The Underwriter Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to security-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the entity, may transferred to the entity within a 90-day or three-month period following the closing date (the "pre-funding period") instead of requiring that all such obligations be either identified or transferred on or before the closing date. The relief is available when certain conditions are met.

     The rating of a security may change. If a security no longer has a rating of at least BBB- from at least one rating agency, it will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had acquired the security when it has an investment-grade rating would not be required by the
Underwriter Exemption to dispose of it).

     The Prospectus Supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each
Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                      121

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico).
Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to
"mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12
U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions
No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit
Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for
(and restrictions on) investing in mortgage derivative products, including
"mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities.
Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase
(or retention) of that product would be consistent with the policy statement.

                                      122

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or
"income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

     o   by negotiated firm commitment underwriting and public reoffering by underwriters;

     o   by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o   by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

     o   the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

     o   the method of determining the price at which the underwriters will sell the securities.

     Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

     If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                      123

                                  LEGAL MATTERS

     The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New
York 10019.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      124

                            INDEX OF PRINCIPAL TERMS

                                                      PAGE
                                                      ----
APR............................................        28
Asset Conservation Act.........................        73
BIF............................................        57
Capitalized Interest Account...................        59
Cash Flow Bond Method..........................        97
CERCLA.........................................        72
Class Security Balance.........................        36
Code...........................................        35
Credit Enhancement.............................        35
DOL............................................       104
DTC............................................        45
Eleventh District..............................        43
Eligible Corporations..........................        93
ERISA..........................................        35
FDIC...........................................        32
FHA............................................        25
FHLBSF.........................................        43
FHLMC..........................................        32
Fitch..........................................       107
FNMA...........................................        32
Interest Weighted Securities...................        86
IO.............................................        93
Loan Rate......................................        26
Morgan.........................................        47
National Cost of Funds Index...................        44
New Arrangement................................        94
Nonresidents...................................        99
OID............................................        83
OID Regulations................................        83
OTS............................................        44
Parties in Interest............................       105
Pass-Through Securities........................        95
Pay-Through Security...........................        85
Plans..........................................       104
Prepayment Assumption..........................        85
Property Improvement Loans.....................        79
PTCE...........................................       105
Purchase Price.................................        33
Ratio Strip Securities.........................        97
RCRA...........................................        73
Relief Act.....................................        77
Residual Interest Security.....................        89
Restricted Group...............................       108
S&P............................................       107
SAIF...........................................        57
Security Account...............................        56
Servicing Fee..................................        96
Single Family Properties.......................        27
Single Family Securities.......................       105
SMMEA..........................................       108
Stripped Securities............................        96
TIN............................................        98
Title I Loans..................................        79
Title I Program................................        79
Title V........................................        75
Trust Fund Assets..............................        24
UCC............................................        72
Underwriter Exemptions.........................       106
VA.............................................        25
VA Guaranty....................................        63

                                      125

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this
Registration Statement, other than underwriting discounts and commissions:

         SEC registration fee..................................      $380,100**
         Printing and engraving expenses.......................      $ 25,000
         Legal fees and expenses...............................      $150,000
         Trustee fees and expenses.............................      $ 20,000
         Accounting fees and expenses..........................      $ 30,000
         Blue Sky fees and expenses............................      $  5,000
         Rating agency fees....................................      $200,000
         Miscellaneous.........................................      $  5,000
                                                                    ---------
        Total.................................................       $815,100
                                                                     =========

--------------------------------
*        All amounts except the SEC registration fee are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $200,000,000 of Securities registered by this Registration Statement.

**       This amount relates to the $3,000,000,000 of additional Securities registered hereby. The remaining $11,933.42 of the filing fee relates to registration statement No. 333-47158, and the registration fee with respect thereto has been previously paid.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to identify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

ITEM 16. EXHIBITS.

*1.1     -- Form of Underwriting Agreement
*1.2     -- Form of Indemnification and Contribution Agreement
*3.1     -- Certificate of Incorporation of the Registrant
*3.2     -- By-laws of the Registrant
*4.1     -- Form of Pooling and Servicing Agreement relating to Revolving Home
            Equity Loan Asset Backed Certificates
*4.2     -- Form of Sale and Servicing Agreement relating to Revolving Home
            Equity Loan Asset Backed Notes
*4.3     -- Form of Pooling and Servicing Agreement relating to Home Equity
            Mortgage Loan Asset Backed Certificates
*4.4     -- Form of Trust Agreement
*4.5     -- Form of Indenture
*4.6     -- Form of Master Servicing Agreement
 5.1(a)  -- Opinion of Sidley Austin Brown & Wood LLP as to legality of the
            Securities
 5.1(b)  -- Opinion of Richards, Layton & Finger as to the legality of the Securities
 8.1     -- Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters
           (included in Exhibit 5.1(a))
*10.1    -- Form of Loan Purchase Agreement
23.1(a)  -- Consent of Sidley Austin Brown & Wood LLP (included in Exhibits
            5.1(a) and 8.1 hereof)
23.1(b)  -- Consent of Richards, Layton & Finger (included in Exhibit 5.1(b)
            hereof)
24.1     -- Power of Attorney (included on Page II-4)
25.1     -- Statement of Eligibility of Trustee

-------------------------------
*Filed as an exhibit to Registration Statement No. 333-47158 and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration
                  Statement (or the most recent post-effective amendment hereof)
                  which, individually or in the aggregate, represent a
                  fundamental change in the information set forth in this
                  Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration Fee" table in the effective Registration
                  Statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the
Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in this Registration
Statement,

                                          2

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section
305(b)(2) of the Trust Indenture Act of 1939.

                                     3

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of
Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, state of California on the 7th day of
September, 2004.

                                                 IndyMac ABS, Inc.

                                                 By  /s/ S. Blair Abernathy
                                                     ---------------------------

                                                 Name:  S. Blair Abernathy
                                                 Title: Chairman of the Board,
                                                 President and Director

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of S. Blair Abernathy, John Olinski and Samir Grover or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacitites, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and peform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                     TITLE                              DATE
                  ---------                                     -----                              ----

           /s/ S. Blair Abernathy               Chairman of the Board, Chief               September 7, 2004
        -------------------------------         Executive Officer and Director
               S. Blair Abernathy               (Principal Executive Officer)

             /s/ John Olinski                   Executive Vice President                   September 7, 2004
        -------------------------------         and Director
                 John Olinski

             /s/ Samir Grover                   Senior Vice President, Chief               September 7, 2004
        -------------------------------         Financial Officer, Principal
                 Samir Grover                   Accounting Officer

                                           4

                                  EXHIBIT INDEX

  EXHIBIT
SEQUENTIAL
    NO.                    DESCRIPTION OF EXHIBIT                                              PAGE NUMBER
---------                  --------------------                                               ------------

         *1.1     --       Form of Underwriting Agreement.................................................
         *1.2     --       Form of Indemnification and Contribution Agreement.............................
         *3.1     --       Certificate of Incorporation of the Registrant.................................
         *3.2     --       By-laws of the Registrant......................................................
         *4.1     --       Form of Pooling and Servicing Agreement relating to Revolving Home Equity
                           Loan Asset Backed Certificates.................................................
         *4.2     --       Form of Sale and Servicing Agreement relating to Revolving Home Equity
                           Loan Asset Backed Notes........................................................
         *4.3     --       Form of Pooling and Servicing Agreement relating to Home Equity Mortgage
                           Loan Asset Backed Certificates.................................................
         *4.4     --       Form of Trust Agreement........................................................
         *4.5     --       Form of Indenture..............................................................
         *4.6     --       Form of Master Servicing Agreement.............................................
         5.1(a)   --       Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities.....
         5.1(b)   --       Opinion of Richards, Layton & Finger as to legality of the Securities..........
         8.1      --       Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters
                           (included in Exhibit 5.1(a))...................................................
         *10.1    --       Form of Loan Purchase Agreement................................................
         23.1(a)  --       Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1(a) and 8.1)
         23.1(b)  --       Consent of Richards, Layton & Finger (included in Exhibits 5.1(b) hereof)......

---------------------------------------
* Filed as an exhibit to Registration Statement No. 333-47158 and incorporated herein by reference.

                                         5